                                               Filed pursuant to Rule 424 (b)(3)
                                               Registration No. 333-31437


CPA LOGO                                                            WPCAREY LOGO
                        CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED
                   A Real Estate Investment Trust Offering a
                       Maximum of $300,000,000 in Shares
                                $10.00 per Share
                              Minimum Investment:
                                   250 Shares
                      200 Shares for IRAs and Keogh Plans
              (Minimum Investment may be higher in certain states)

    Corporate Property Associates 14 Incorporated (the "Company") intends to qualify as a real estate investment trust ("REIT") under federal tax laws. This Prospectus describes an investment in the Shares of the Company. The Company may sell as much as $300,000,000 in Shares.

    The Company was incorporated as a Maryland corporation in June 1997. The Company was formed for the purpose of primarily engaging in the business of investing in and owning industrial and commercial real property. Carey Property Advisors L.P. (the "Advisor") will manage the Company's business.

    The Company intends to use investors' money together with borrowed money to purchase industrial and commercial real estate properties ("Properties"). Generally, Properties will be leased to one tenant deemed to be creditworthy by the Company's advisor under a lease that will in most cases require the tenant to pay all of the costs of maintenance, insurance and real estate taxes. Approximately 86% of the total amount of the money raised in the Offering is expected to be used to purchase this type of real estate, and the balance is expected to be used for working capital, fees and expenses.

    Purchasing the Company's Shares involves certain risks. Investors should be aware that:

    -- Market Risks Associated With Real Estate Investments. There are market risks associated with investments in real estate, including the potential for a decrease in the value of the Properties and a decrease in distributions to Shareholders.

    -- Possible Reduction In Rate Of Distribution Due To Tenant Bankruptcy.
       There is a potential for a reduction in the Company's cash flow and its rate of distributions to Shareholders in the event that a tenant becomes subject to bankruptcy proceedings or otherwise fails to fulfill its monetary obligations to the Company. Certain tenants of prior Corporate Property Associates programs have become subject to bankruptcy proceedings or have failed to fulfill their monetary obligations to these prior programs.

    -- Shareholder Sale Of Shares At Less Than $10 Per Share. If a Shareholder must sell his or her Shares in the near future, it is likely that a Shareholder will have to sell them for less than $10 per Share.

    -- Conflicts of Interest. Conflicts of interest may arise in connection with the determination by the Advisor of whether to buy, hold or sell properly. Such decisions may effect the amount of fees to be received by the Advisor and the amount of distributions to Shareholders.

    SEE THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 OF THIS PROSPECTUS FOR A COMPLETE DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE COMPANY. AN INVESTMENT IN THE SHARES INVOLVES A HIGH DEGREE OF RISK.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS NOT PERMITTED.

    DEFINED TERMS CONTAINED IN THE PROSPECTUS ARE LISTED IN THE GLOSSARY BEGINNING ON PAGE 98. AN ORGANIZATIONAL CHART OF THE COMPANY IS ON PAGE 36.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                          PRICE                     SELLING                  PROCEEDS TO
                                                        TO PUBLIC                COMMISSION(1)               COMPANY(2)
-------------------------------------------------------------------------------------------------------------------------------
Per Share.....................................        $         10                $      0.65               $       9.35
-------------------------------------------------------------------------------------------------------------------------------
Total Maximum.................................        $300,000,000                $19,500,000               $280,500,000
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                                   (footnotes on following page)

                          CAREY FINANCIAL CORPORATION
                The date of this Prospectus is August 18, 1998.

Footnotes for outside front cover page:

(1) The Company will pay certain fees and expense reimbursements to the Sales Agent and Selected Dealers in addition to the Selling Commission. See "The Offering" section of this Prospectus for a complete description of the amount and terms of such fees and expense reimbursements.

(2) Proceeds calculated before deducting certain Organization and Offering Expenses (excluding Selling Commissions) payable by the Company, which expenses are estimated to be approximately $12,000,000 if 30,000,000 Shares are sold. To the extent all Organization and Offering Expenses (excluding selling commissions and fees paid or expenses reimbursed to the Selected Dealers) exceed 3.5% of the Gross Offering Proceeds, the excess expenses will be paid by Advisor. See "The Offering".

     The money accepted by the Sales Agent and Selected Dealers from the sale of Shares will be promptly deposited into an interest bearing escrow account at The United States Trust Company of New York. The interest earned in this account will be paid to Investors. Money will be transferred from the escrow account to the Company from time to time. Investors who have purchased Shares will become Shareholders when their funds are transferred from the escrow account to the Company's account. The Company may sell its Shares until they have all been sold, unless it decides to stop selling them sooner. See "Terms of the Offering" and "The Offering -- Escrow Arrangements."

                               TABLE OF CONTENTS

                                                              SUBMISSION
                                                                PAGE #
                                                              ----------
Prospectus Summary..........................................       4
Risk Factors................................................      11
Terms of the Offering.......................................      20
Estimated Use of Proceeds...................................      22
Management Compensation.....................................      24
Conflicts of Interest.......................................      33
Prior Offerings by Affiliates...............................      37
Management..................................................      41
     Directors and Executive Officers of the Company........      43
     The Advisor............................................      46
     Directors and Principal Officers of Carey Fiduciary
      Advisors, Inc. .......................................      46
     Shareholdings..........................................      48
     Management Decisions...................................      49
     Limited Liability and Indemnification of Directors,
      Officers, Employees And Other Agents..................      49
     The Advisory Agreement.................................      50
Investment Procedures, Objectives and Policies..............      52
     Investment Procedures..................................      52
     Investment Objectives..................................      54
     Types of Investments...................................      56
     Use of Borrowing.......................................      60
     Other Investment Policies..............................      62
          General...........................................      62
          Holding Period for Investments and Application of
         Proceeds of Sales or Refinancings..................      62
     Investment Limitations.................................      63
     Change in Investment Objectives and Limitations........      64
Holders of Shares of the Company............................      64
Management Discussion and Analysis of Financial Condition...      65
Description of Properties...................................      67
United States Federal Income Tax Aspects....................      75
State and Local Taxes.......................................      84
ERISA Considerations........................................      85
Description of Shares.......................................      88
     General Description of Shares..........................      88
     Meetings and Special Voting Requirements...............      89
     Restriction on Ownership of Shares.....................      90
     Dividends..............................................      90
     Repurchase of Shares...................................      91
     Redemption of Shares...................................      91
     Restrictions on Roll-up Transactions...................      93
     Transfer Agent.........................................      93
The Offering................................................      94
     Escrow Arrangements....................................      96
Reports to Shareholders.....................................      97
Legal Opinions..............................................      97
Experts.....................................................      97
Sales Literature............................................      98
Further Information.........................................      98
Glossary....................................................      98
Financial Statements........................................     F-1
Prior Performance Tables -- Exhibit A.......................     A-1
Specimen CPA(R):14 Order Form -- Exhibit B..................     B-1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information included elsewhere in this Prospectus. The more detailed information following this summary is set forth in the same order as the topics appearing in this summary. Investors are encouraged to read this Prospectus for a complete explanation of an investment in the Company. Defined terms contained in the Prospectus are listed in the Glossary beginning on Page 98. An organizational chart of the Company is on Page 36.

RISK FACTORS

     An investment in the Company has many risks. The "Risk Factors" section of this Prospectus contains a detailed discussion of the most important risks. Please refer to the "Risk Factors" section for a more detailed discussion of the risks summarized below:

     -- The risk of the Company having only a few investments and, therefore, not being diversified. Less diversification may increase the potential impact of any investment which performs below expectations and may cause a decrease in distributors to Shareholders.

     -- Risks of investing in real estate that is subject to mortgage debt, including the risk that a lender can foreclose on Properties on which it holds a mortgage if the Company does not repay the mortgage loan or comply with other requirements of the mortgage which may effect distributions to Shareholders.

     -- Risks of investing in real estate occupied by a single tenant, the credit of which is subject to change. Certain tenants of prior CPA(R) Programs have become subject to bankruptcy proceedings or have failed to fulfill their monetary obligations to the affected programs. Four of the twelve prior CPA(R) Programs have had to reduce the rate of distributions to their partners as a result of bankruptcy filings by tenants. The distribution rate of one of the programs exceeded the rate in effect before the reductions when that program was consolidated.

     -- The risk that an investor will not be able to sell his investment because there will be no organized market for the Shares, and the risk that, if a Shareholder does sell his Shares in the near future, it is likely that he will have to sell them for less than $10 per Share.

     -- Risk of exercise by Shareholders of certain voting rights, including the right to elect the Board and the right to amend the Company's governing documents, which may be exercised by Shareholders holding a majority of the Shares even if holders of 49% of the Shares object. The Company's investment objectives cannot be changed without the approval of the Shareholders holding a majority of the Shares but the Board may change the techniques used by the Company to achieve the objectives without Shareholder approval.

     -- The risk of not being able to find suitable investments for the Company may impact the Company's ability to achieve its investment objectives and may effect the amount of distributions to Shareholders.

     -- The risk that purchasers of Shares will not have an opportunity to evaluate the terms of the transaction of relevant economic or financial data affecting the investments to be acquired by the Company except for properties the Company has acquired or indicates that it intends to acquire in a supplement to this Prospectus.

     -- Risk of conflicts of interest which may arise in connection with the determination by the Advisor of whether to buy, hold or sell property as such decisions may effect the amount of fees to be received by the Advisor and may effect the amount of distributions to Shareholders.

     -- Reliance on the Advisor and the Board, which together will exercise all management rights subject only to the ability of the Shareholders to elect the Board.

     -- Management and their Affiliates will receive significant amounts of compensation for services rendered to the Company which may effect distributions to Shareholders.

     -- The risk that the future value of real estate cannot be predicted and that Investors cannot be sure that they will get their capital back.

     -- Dependence on tenants. In leases with single tenants, the financial failure of a tenant could result in the termination of its lease with the Company which, in turn, might cause a reduction of the cash flow of the Company and/or decrease the value of the property leased to such tenant which may effect distributions to Shareholders.

     -- Risks of the Company not qualifying as a real estate investment trust may impact the Company's ability to achieve its investment objectives and may effect the amount of distributions to Shareholders.

TERMS OF THE OFFERING

     The Company is offering its shares on a "best efforts" basis, which means that no one is guaranteeing how much capital will be raised. The Company may sell as much as $300,000,000 in Shares in this Offering.

     Investors must satisfy certain financial requirements in order to purchase Shares. Please refer to the section of this Prospectus entitled "Terms of the Offering" for a detailed explanation of these requirements.

ESTIMATED USE OF PROCEEDS

     The money raised in this Offering will be combined with borrowed money to purchase real estate and to pay all of the Company's expenses. Approximately 86% of the money raised in the Offering is expected to be invested in real estate and the rest will be used for working capital and to pay expenses and fees to the sponsor of the Offering and other entities. A detailed breakdown of the Company's estimates of the use of the capital raised in the Offering is provided in the "Estimated Use of Proceeds" section of this Prospectus.

MANAGEMENT COMPENSATION

     Carey Property Advisors L.P. is the Company's Advisor. The Advisor will manage the business of the Company under the direction of the board of directors of the Company (the "Board"). The Company will pay the Advisor and certain Affiliated companies certain fees for these services and will reimburse the Advisor for certain expenses. Outlined below are the most significant items of compensation.

     -- For identifying, structuring and arranging the financing for real estate acquisitions, the Advisor or its Affiliates will be paid Acquisition Fees not to exceed in the aggregate 2.5% of the total purchase price of all Properties purchased by the Company. With respect to each such Property, the Advisor or its Affiliates will also be paid a fee (the "Subordinated Acquisition Fee") which, when aggregated with all other Subordinated Acquisition Fees, shall not exceed 2.0% of the total purchase price of all Properties purchased by the Company, together with interest on the unpaid portion of such Acquisition Fee at the rate of 6% per annum from the date of acquisition of such Property until such portion is paid. Such Acquisition Fee and accrued interest is payable in equal annual installments on January 1 of each of the eight calendar years following the first anniversary of the date such Property was purchased. The portion of any Subordinated Acquisition Fee payable in any year, and interest thereon, shall accrue but will be withheld by the Company for such year unless Shareholders are paid dividends ("Dividends") at a cumulative non-compounded return of at least 6% per year. Any such withheld portion of such Acquisition Fee and interest shall be payable in the year following the year for which Shareholders are paid Dividends at a cumulative non-compounded return of at least 6% per year.

     -- The Advisor will be paid an annual fee, payable on a monthly basis, for services rendered under the Advisory Agreement for asset management services (the "Asset Management Fee") of 0.5% of the Company's Average Invested Assets (generally, the total amount invested in real estate). The Advisor will also be paid quarterly a subordinated fee (the "Performance Fee") at the annual rate of 0.5% of the Company's Average Invested Assets, which fee will accrue but will be withheld by the Company for any quarter through which the Company has not achieved a Cumulative Rate of Cash

        Flow from Operations of at least 7% per year through such quarter. The Performance Fee is payable, either in cash or in restricted stock of the Company at the option of the Advisor (the "Option Decision"), such initial Option Decision must be made prior to satisfaction of the subordination condition and, thereafter, the Option Decision must be made by the Advisor prior to receipt of the Performance Fee. Any such withheld Performance Fee shall be payable at the end of the quarter through which the Company achieves the Cumulative Rate of Cash Flow from Operations. Performance Fees will start to accrue at the earlier of (1) the first full fiscal quarter during which the Cumulative Rate of Cash Flow from Operations of 7% is first achieved, or (2) the first full fiscal quarter after the end of the Selling Period.

     -- The Advisor will be paid 15% of any appreciation in the value of the real estate when the Company sells a Property. This fee will be paid only after the Company has returned all of the money invested by Shareholders plus a cumulative non-compounded return of 6% per year.

     There are many additional conditions and restrictions on the payment of fees to the Advisor. There are also a number of other smaller items of compensation and expense reimbursement that the Advisor and its affiliates may receive during the life of the Company. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, please see the "Management Compensation" section of this Prospectus.

CONFLICTS OF INTEREST

     The Advisor will have certain conflicts of interest in its management of the Company. These conflicts will arise primarily from the involvement of the Advisor and its affiliates in other activities that may conflict with those of the Company. The directors of the Company that are independent of the Advisor are responsible for monitoring the Advisor's activities and must approve all of the Advisor's actions that involve a potential conflict. The "Conflicts of Interests" section of this Prospectus more fully explains the significant conflicts of interests.

PRIOR OFFERINGS BY AFFILIATES

     The Advisor and its Affiliates manage the Company and manage four existing real estate investment programs, each using (or at one time using) a derivative of the name "Corporate Property Associates" ("CPA(R)", collectively, the "CPA(R)Programs"), that together have purchased properties over the past 19 years costing in excess of $1.4 billion. The CPA(R) Programs own real estate that is similar to the real estate that the Company intends to purchase. A narrative discussion of the performance of the CPA(R) Programs can be found in the section of this Prospectus entitled "Prior Offerings by Affiliates." Exhibit A of this Prospectus includes tables that provide certain statistical information as well as information on the performance of the CPA(R) Programs.

MANAGEMENT

     The Board will oversee the management of the Company. The Board will consist of a minimum of three directors. A majority of the directors will be independent of the Advisor and will have responsibility for reviewing the performance of the Advisor. The directors will be elected to the Board annually by the Shareholders.

     The Company has retained the Advisor to manage the Company and to select the Company's real estate investments. All investment decisions made by the Advisor must be approved unanimously by the Advisor's investment committee (the "Investment Committee"). The following people serve on the Investment Committee:

     -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) Programs for over 19 years;

     -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's investment portfolio; and

     -- Dr. Lawrence R. Klein, a member of the Investment Committee, won the
        Nobel Prize in economics in 1980 and is Benjamin Franklin Professor Emeritus at the University of Pennsylvania.

     For the background of the individuals responsible for the management of the Company and a more detailed description of the responsibilities of the Advisor, please see the "Management" section of this Prospectus. For more information on fees payable to the Advisor or its Affiliates, please see the "Management Compensation" section of this Prospectus.

     Both the Company and the Advisor have offices at 50 Rockefeller Plaza, New York, New York 10020, (212) 492-1100.

INVESTMENT PROCEDURES, OBJECTIVES AND POLICIES

     The Company's investment objectives are:

     -- TO PAY QUARTERLY DIVIDENDS AT AN INCREASING RATE THAT FOR TAXABLE
        SHAREHOLDERS MAY BE PARTIALLY FREE FROM CURRENT TAXATION. The Company's dividend rate is calculated by dividing the Company's quarterly cash dividend from operations by the amount raised in the offering less amounts returned to Investors from the sale of Properties and Cash from Financings. Although the cash amount of a dividend may go down during the life of the Company, the dividend rate may continue to increase. If the total amount received by the Company from the sale of Properties is less than the total amount invested in the Company, a portion of the dividends paid by the Company will represent a return of the money originally invested in the Company and not a return on the investment. There can be no assurance that the Company will pay regular dividends or that the dividend rate will increase. The quarterly rate of increases of prior CPA(R) Programs has generally ranged from .01% to .25% with an average quarterly increase of .02%. While prior CPA(R) Programs have occasionally used working capital to pay a portion of certain dividends, cash flows from operating activities have generally exceeded dividends paid.

     -- TO INVEST IN A PORTFOLIO OF REAL ESTATE THAT WILL INCREASE IN VALUE. An individual investing directly in real estate would not have to pay the organization and offering expenses expected to be paid by the Company (approximately 10% to 10.50% of the Gross Offering Proceeds). Therefore, the Company must realize a greater level of operating income from, and/or appreciation in the value of, its real estate in order for an investor to realize the same return he would realize if he invested directly in, and operated, the real estate purchased by the Company. Of the 77 Properties sold as of December 31, 1997 by the CPA(R) Programs, all but 29 of such Properties were sold for consideration equal to or in excess of the applicable CPA(R) Program's total investment in such Properties, including acquisition costs. The net gain realized from the sale of these 77 Properties by the CPA(R) Programs has been in excess of $9,677,000 on total equity invested of approximately $90,523,000. This net gain figure does not take into account organization and offering expenses which averaged 12% of the Gross Offering Proceeds for prior CPA(R) Programs. Please see the "Prior Performance by Affiliates" and the Appendix A for a complete discussion of the prior performance of the CPA(R) Programs.

     -- TO INCREASE THE COMPANY'S EQUITY IN ITS REAL ESTATE BY MAKING REGULAR
        MORTGAGE PRINCIPAL PAYMENTS. The Company will realize its objective of increasing its equity in its Properties by making regular mortgage principal payments from income generated from the Properties only if Properties are sold by the Company for an amount equal to or greater than the original equity investment plus the remaining mortgage balance. The average annual mortgage amortization for the CPA(R) Programs was $14,471,000 in 1997.

     The Company will seek to achieve these objectives by investing in industrial and commercial properties. The amount of money raised by the Company in the Offering and borrowed from lenders will affect the number of Properties the Company will be able to purchase. The more Properties the Company purchases, the more diversified it will be and the less it will be affected by any single Property that does not perform as expected.

     In most cases, at the time a Property is purchased by the Company, it will be leased to a single corporate tenant. Sometimes, the tenant will also be the seller of the Property and will have occupied the Property before it is purchased by the Company. The Investment Committee will evaluate the financial strength or creditworthiness of each of the Company's tenants. The Company's leases will in most cases require the tenants to pay all of the Property's maintenance, insurance and real estate tax costs.

     Generally, the Company will borrow a portion of the purchase price of a Property. The Company will seek to borrow about 60%, but not more than 75%, of the total appraised value of all Properties it purchases. The percentage borrowed by the Company for any particular Property purchased may be more or less than 75%. Higher amounts of borrowing will require higher mortgage payments and may have an adverse effect on the Company's ability to profit from its investment in the Property. The Company generally will borrow money on a non-recourse basis which means that if the Company is unwilling or unable to repay such borrowed money, the lender will be permitted to foreclose only on the Property or Properties purchased with the borrowed money. This protects the remainder of the Properties should one Property not perform as expected.

     The Company may also lend money or design a transaction in a manner that will be treated legally as a loan by the Company. If an entity that borrows from the Company is unable to repay the money it has borrowed, the Company will be able to foreclose on real estate owned by the borrower. While the Company does not expect loans to make up a significant portion of its investment portfolio, no limit has been placed on the amount of the Company's funds which may be invested in loans. The Company expects that all loans made will be secured by real property.

     While the Company intends to hold each Property it acquires for an extended period of time, circumstances may require the early sale of certain Property. In such an event, the Company may reinvest proceeds from the sales of Properties. The Company may also reinvest proceeds of the sales of Properties in the event the shares are listed on a national securities exchange or are included for quotation on Nasdaq. If the Shares are not listed, the Properties are expected to be liquidated beginning five to ten years after the net proceeds of the Offering are substantially invested.

     The Company's investment objectives cannot be changed without the approval of the Shareholders holding a majority of the Shares. While the Company intends to achieve its objectives primarily by purchasing single-tenant, net leased property, the Company's investment policies may vary as new techniques develop. The techniques used by the Company to achieve its objectives may, with some limitations, be changed by the Board (including a majority of the Independent Directors) without the approval of the Shareholders. Any such change may affect the types of non-real estate short term investments in which the Company invests during the interim periods in which capital is not fully invested in Properties.

DESCRIPTION OF PROPERTIES

     The Company has purchased interests in Properties. Please refer to the "Description of Properties" section of this Prospectus for a description of such Properties. The Advisor is evaluating additional potential Property acquisitions. When it appears likely that the Company will purchase one or more additional Properties, a description of such Properties will be made available to all potential Investors in a document called a supplement. Investors should not assume that transactions described in a supplement will necessarily be completed. It is possible that after the supplement is distributed, the Company or the seller will decide not to complete the sale.

INCOME TAX ASPECTS

     The section of this Prospectus entitled "United States Federal Income Tax Aspects" includes a discussion of the federal income tax issues which may be important to investors. The section also includes a discussion of the many rules the Company will have to follow in order to be treated as a REIT. The Company must be treated as a REIT in order to avoid paying federal income taxes on dividends paid to Shareholders.

ERISA CONSIDERATIONS

     The section of this Prospectus entitled "ERISA Considerations" describes the effect the purchase of Shares will have on retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing Shares for a retirement plan should read this section very carefully.

DESCRIPTION OF SHARES

     General

     The Company will not issue stock certificates. A Shareholder's investment will be recorded on the books of the Company. A Shareholder wishing to transfer his or her Shares will be required to send only an executed form to the Company. The Company will provide the required form upon request. The Company expects to pay dividends quarterly. The Board will determine the amount of any dividends to be paid by the Company.

     Shareholder Voting Rights and Limitations

     A meeting of Shareholders will be held each year for the election of directors. Other business matters may be presented at the annual meeting or at special Shareholder meetings. Shareholders are entitled to one vote for each Share owned on all matters that must be voted on by Shareholders, including the election of directors. Shareholders who are in the minority on questions presented for Shareholder vote at a duly held meeting at which a quorum is present will be bound by the decision of the majority on the question voted upon.

     Shareholder approval is required under Maryland law and the Company's Articles of Incorporation and bylaws (the "Organizational Documents") for certain types of transactions and corporate action. Generally, the Organizational Documents may be amended upon a vote of Shareholders holding a majority of the Shares, although the amendment of certain provisions requires higher than a majority vote. Shareholders holding a majority of the Shares must approve a merger or a sale or other disposition of substantially all of the Company's assets other than in the ordinary course of business. Shareholders objecting to the terms of a merger, sale or other disposition of substantially all of Company's assets have the right to petition a court for the appraisal and payment of the fair value of their Shares in certain instances. Shareholders holding a majority of the Shares are required to approve the voluntary dissolution of the Company.

     Limitation on Share Ownership

     The Articles of Incorporation of the Company (the "Articles of Incorporation") restrict ownership by one Person of more than 9.8% of the outstanding Shares. See "Description of Shares -- Restriction on Ownership of Shares." These restrictions are designed to facilitate compliance with certain Share accumulation restrictions imposed on REITs by the Internal Revenue Code of 1986, as amended (the "Code").

     For a more complete description of the Shares, including certain limitations on the ownership of Shares, please refer to the "Description of Shares" section of this Prospectus.

THE OFFERING

     The section of this Prospectus called "The Offering" describes the manner in which the Company will sell its Shares and the fees and expenses the Company will pay in connection with the Offering. This section also describes discounts available to Investors who are interested in investing more than $250,000 in the Company and to Investors of certain CPA(R) Programs upon the occurrence of certain events.

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

GLOSSARY

     Words in this Prospectus that are capitalized are defined in the "Glossary" section. In order to make this Prospectus easier to read, a simplified definition of certain capitalized words has been provided. These simplified definitions do not convey all of the intricacies of the defined word and Investors are encouraged to refer to the "Glossary" section for the complete definition.

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

                                  RISK FACTORS

     An investment in the Company involves various risk factors, including risk factors related to investing in real estate, risk factors related to investing in a corporation, tax risks and other general investment risks. In addition to the factors set forth elsewhere herein, prospective Investors should consider the following:

     Risk of Lack of Diversification. The Offering will be closed with Gross Offering Proceeds of not more than $300,000,000. The potential profitability of the Company and the amount of distributions payable to Shareholders could be affected by the amount of funds from the Offering at its disposal. Furthermore, there can be no assurance that the Company will be able to achieve its leverage objective of borrowing approximately 60% of the aggregate purchase price of all Properties purchased. The Company may be unable to obtain mortgage financing on commercially attractive terms because of the decreased number of commercial banks making mortgage loans secured by commercial real property generally and, more specifically, loans secured by single-tenant net-leased commercial real property of the type in which the Company intends to invest. There can be no assurance that lending sources will continue to make loans on commercially attractive terms. The CPA(R) Programs have had leverage goals similar to the Company's (i.e., 60%) but have achieved leverage of approximately 55%. If the Company is unable to attain its leverage objective because financing is difficult or costly to obtain, the Company may be limited to investing in fewer Properties.

     The investment of a smaller sum of money may result in the acquisition of fewer Properties and, accordingly, less diversification of the Company's real estate portfolio than the investment of a larger sum in a greater number of Properties. Lack of diversification will increase the potential adverse effect on the Company and the Shareholders of a single under-performing investment.

     Risks of Real Property Investments. Real property investments are subject to varying degrees of risk. Real estate values are affected by changes in the general economic climate, local conditions such as an oversupply of space or reduction in demand for real estate in the area and competition from other available space. Real estate values are also affected by such factors as government regulations and changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws. These factors may cause the Properties to decrease in value and may make it difficult for the Company to sell Properties. See "Investment Procedures, Objectives and Policies."

     Dependence on Tenants. In leases with single tenants, the financial failure of a tenant could result in the termination of its lease with the Company which, in turn, might cause a reduction of the cash flow of the Company and/or decrease the value of the Property leased to such tenant. If a tenant defaults on its lease payments to the Company, the Company would lose the net cash flow from such tenant, but might be able to use cash generated from other Properties to meet the mortgage payments, if any, on such Property in order to prevent a foreclosure. If a lease is terminated, there can be no assurance that the Company will be able to lease the Property for the rent previously received or sell the Property without incurring a loss. The Company could also experience delays in enforcing its rights against tenants. Certain CPA(R) Programs have experienced adverse developments including the filing by tenants for protection from creditors under Chapter 11 of Title 11 of the United States Code, as amended (the "Bankruptcy Code") and involvement in litigation. Four CPA(R) Programs had to reduce the rate of distributions to their partners as a result of adverse developments involving tenants. See "Prior Offerings by Affiliates."

     In addition, the Company may enter into or acquire net leases with tenants for Properties that are specially suited to the particular needs of a tenant. Any such Property may require renovations or lease payment concessions in order to lease it to another tenant if the current lease is terminated or not renewed. The Company may also have difficulty selling a special purpose Property to a party other than the tenant for which the Property was designed. The inability to re-lease or sell a specially suited Property may cause a reduction in the value of the Shares and a decrease in distributions to Shareholders.

     Lack of Liquidity of Shares. Shareholders may not be able to sell their Shares promptly at a desired price; therefore, the Shares should be considered as a long-term investment only. Currently there is no public market for the Shares. The Company may apply to list the Shares for trading on a national securities exchange or include them for quotation on Nasdaq if the Board (including a majority of the Independent Directors) deems such listing or quotation to be in the best interests of the Shareholders. However, there can be no assurance that the Company will apply to have the Shares listed or included for quotation, that any such application will be made before the passage of a significant period of time, that any application will be accepted or, even if accepted, that a public market will develop. In any event, it is unlikely that the Company will apply to have the Shares listed or included for quotation before the proceeds of the Offering are fully invested. In the event the Shares are listed, Shareholders may be able to sell their Shares only through the national securities exchange on which the Shares are listed or through Nasdaq. There can be no assurance that the price a Shareholder would receive in a sale on an exchange or on Nasdaq will be representative of the value of the Properties owned by the Company or that it will equal or exceed the amount a Shareholder paid for the Shares. Historically, shares of real estate companies have traded at a discount to their proportionate interest in the appraised value of the issuer's underlying assets.

     If the Board decides to list the Shares, the business of the Company may continue indefinitely and the Company may reinvest the proceeds of the sale of Properties, instead of distributing such proceeds to the Shareholders. In that case, the Shareholders would be totally dependent upon the securities market for the return of their initial investment in the Company.

     Risk of Conflicts of Interest. The Advisor will have certain conflicts of interest in its management of the Company. These conflicts will arise primarily from the involvement of the Advisor and its Affiliates in activities that may conflict with those of the Company. These activities may include (i) receipt of commissions, fees and other compensation by the Advisor and its Affiliates for property purchases, leases sales and financing for the Company (ii) non-arms length agreements between the Company and the Advisor or any of its Affiliates, and (iii) purchases and loans from Affiliates, subject to the Company's investment procedures, objectives and policies of the Company. Any such activities may impact the amount of fees to be received by the Advisor and/or its Affiliates and may effect the amount of distributions to Shareholders.

     Risk of Unspecified Investment of Proceeds of the Offering. The Company's ability to achieve its stated investment objectives and to pay dividends depends upon the performance of the Advisor in the acquisition of investments for the Company. In general, Shareholders will have no opportunity to evaluate the transaction terms and other relevant economic or financial data concerning investments to be made by the Company, other than those described herein. There can be no assurance that (i) acquired Properties will be desirable income-producing properties; or, (ii) desirable income-producing properties will be available on economically attractive terms. There can be no assurance that any Properties which may be acquired will be desirable income-producing properties or will increase in value, or that desirable income-producing properties will be available or can be acquired on economically attractive terms.

     Reliance on Management. Investors will be relying entirely on the management ability of the Advisor and on the oversight of the Board. Shareholders have no right or power to take part in the management of the Company, except through the exercise of their shareholder voting rights. Thus, no prospective Investor should purchase any of the Shares offered hereby, unless the prospective Investor is willing to entrust all aspects of the management of the Company to the Advisor and the Board. See "Management" for a discussion of the experience of the directors and officers in real estate investments. Also see "Conflicts of Interests" for a discussion of the possible realization by the Advisor and its Affiliates of substantial commissions, fees, compensation and other income and for a discussion of various other conflicts of interest.

     Restrictions on Transfer of Shares. The Articles of Incorporation restrict ownership of more than 9.8% of the outstanding Shares by one Person. See "Description of Shares -- Restriction on Ownership of Shares." These restrictions may discourage a Change of Control of the Company and may deter individuals or entities from making tender offers for Shares, which offers might be financially attractive to Shareholders or which may cause a change in the management of the Company.

     Shareholders' Votes. Shareholders may take certain actions, including approving most amendments to the Articles of Incorporation and Bylaws, by a vote of a majority of the Shares voted. Certain provisions

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

designed to preserve the Company's status as a REIT cannot be amended without a "supermajority" vote of 66 2/3% of the Shares entitled to vote. All actions taken, if approved by the holders of the requisite number of Shares at a duly held meeting at which a quorum is present, would be binding on all Shareholders whether or not a Shareholder agrees to such action. Certain of these provisions may discourage or make it more difficult for a Person to acquire control of the Company or to effect a change in the operation of the Company. The Board has the power to cause the issuance of additional Shares without obtaining Shareholder approval.

     Limited Liability of Officers and Directors. The Articles of Incorporation provide that a director's liability to the Company for monetary damages will be limited. In addition, the Company is obligated under the Articles of Incorporation and Bylaws to indemnify its directors and officers and may indemnify its employees and other agents against certain liabilities incurred in connection with their service in such capacities. The Company will execute indemnification agreements with each director which will indemnify the directors against any such liabilities they incur. Each of these measures could reduce the legal remedies available to the Company and the Shareholders against such individuals. See "Management -- Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents."

     Necessity for Updating Registration Statement. In order for the Company to purchase Shares pursuant to the redemption provisions described in this Prospectus (see "Description of Shares -- Redemption of Shares"), the Company may be required to maintain an effective Registration Statement with the Commission. An updated Registration Statement is required to include updated general and financial information contained in this Prospectus. This obligation could result in substantial expense to the Company. Although the Company intends to maintain an effective Registration Statement, there can be no assurance that the Company will maintain an effective Registration Statement. If the Company does not maintain a current Registration Statement, the Company may not be able to redeem Shares.

     Bankruptcy of Tenants. The financial failure of a tenant could cause the tenant to become the subject of bankruptcy proceedings. Under bankruptcy law, a tenant has the option of continuing or terminating any unexpired lease. If the tenant continues its lease with the Company, the tenant must cure all defaults under the lease and provide the Company with adequate assurance of its future performance under the lease. If the tenant terminates the lease, the Company's claim for breach of the lease (absent collateral securing the claim) would be treated as a general unsecured claim. The amount of the claim would be capped at the amount owed for unpaid pre-petition lease payments unrelated to the termination, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed the amount of three years' lease payments). The termination of the lease may cause a reduction in the value of the Shares and a decrease in distributions to Shareholders.

     Although the Company believes that each of its net lease transactions will be a "true lease" for purposes of bankruptcy law, depending on the terms of the lease transaction, including the length of the lease and terms providing for the repurchase of a Property by the tenant, it is possible that a bankruptcy court could recharacterize a net lease transaction as a secured lending transaction. If a transaction were recharacterized as a secured lending transaction, the Company would not be treated as the owner of the Property, but might have certain additional rights as a secured creditor.

     Risks Associated with Borrowing. Most of the Company's acquisitions of Properties will be made by borrowing a portion of the purchase price and securing the loan with a mortgage on such Property. Although the use of leverage may increase the Company's rate of return on its investments and allow the Company to make more investments than it otherwise could, it presents an element of risk in the event that the cash flow from lease payments on its Properties are insufficient to meet its debt payment obligations. Certain loans may not be fully paid by the time the net leases (not including renewal periods) on applicable Properties expire. If a tenant does not renew its lease with respect to any Property, the Company may not have sufficient cash flow to make the required debt payments with respect to such Property unless it is able to re-lease such Property. If the Company does not make its debt payments as required, a lender could foreclose on the Property or Properties securing such debt, and the Company could lose part or all of its

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

investment in such Properties which in turn could cause a reduction in the value of the Shares and/or distributions paid to Shareholders.

     Lenders to the Company may seek to impose restrictions on future borrowings, distributions and operating policies of the Company. It is not possible to ascertain in advance what restrictions may be imposed. As of the date of this Prospectus, the Company had not created or assumed any indebtedness for borrowed money. In connection with a mortgage loan with respect to any Property, the lender may also seek to include as an event of default or an event requiring the immediate prepayment of the loan the termination or replacement of the Advisor. See "Investment Procedures, Objectives and Policies -- Use of Borrowing."

     Risk of Balloon Payment Obligations. The Company intends to finance the acquisition of some Properties in part with debt obligations that will provide for the repayment of principal, in whole or in part, in a lump-sum or "balloon" payment at maturity. The ability of the Company to make a balloon payment at maturity may be dependent on the Company's ability to obtain adequate refinancing of the balloon payment at such time or to sell the Property, both of which are dependent on economic conditions in general and the value of the Property in particular at such time. There is no assurance that the Company will be able to refinance the balloon payment or that the terms of any new loan will be as favorable as the prior loan. If the Company is unable to refinance the balloon payment, the Company may be forced to sell the Property securing payment thereof (or another Property). There is no assurance that the proceeds of any such sale would be sufficient to make the balloon payment. Any such refinancing or sale may affect the rate of return to Shareholders and such sale may affect the projected time of disposition of the Company's assets. To the extent that Properties are subject to balloon mortgages, the Company's objective of increasing equity through the reduction of mortgage debt on such Properties may be more difficult to achieve. See "Investment Procedures, Objectives and Policies."

     Delay in Investment in Real Estate. The return on an investment in the Company will depend, in part, on how quickly the Company is able to locate and acquire suitable Properties. The Company's acquisition of a proposed Property could be delayed by an inability to obtain financing as a result of either the unattractiveness of financial or other terms of such financing or the lack of lenders providing financing on any terms. A decline in the interest rates on long-term corporate debt securities and by an increase in corporate liquidity may slow investment as potential tenants may prefer to raise capital by issuing debt securities or using cash rather than entering into net lease transactions. Changes to tax laws and changes to laws affecting corporate acquisitions and reorganizations may also reduce the number of Properties the Company can purchase. There can be no assurance that the equity raised by the Company in this Offering will be fully committed to Property investments in a timely manner. See "United States Federal Income Tax Aspects -- Requirements for Qualification as a REIT." Prior to acquiring Properties, the Company's capital will be invested generally in U.S. government securities, certificates of deposit from financial institutions having a net worth of at least $100,000,000 or other short-term investments that are easily convertible into cash ("Permitted Temporary Investments"). See "Investment Procedures, Objectives and Policies." The rate of return on Permitted Temporary Investments may be less than the returns from investments in Properties which would cause any distributions to Shareholders to be reduced. Permitted Temporary Investments are generally interest rate sensitive financial instruments and their value generally will decrease if market interest rates increase. Thus, if the Company sells its interest in such securities when interest rates are higher than at the time when the securities initially were acquired, the Company would likely receive less in such a sale than the amount it initially paid. Furthermore, prior to the acquisition of Properties, the Company may not be able to qualify as a REIT and may not be entitled to depreciation and other deductions.

     Competition for Investments. In connection with the making of investments, the Company may experience significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, limited partnerships, other REITs and other entities with objectives similar to those of the Company (including certain Affiliates of the Company) and which have greater financial resources or experience. See "Conflicts of Interest." An increase in the availability of funds for real estate investment may increase competition in the making of investments and may reduce the yields

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

available to the Company. Competition for investments could reduce the return which the Company might otherwise be able to obtain and thereby reduce any distributions payable to Shareholders.

     Risk of Purchasing Property in Connection With Acquisitions, Recapitalizations and Other Financial Restructurings. A portion of Property acquisitions are expected to be made in connection with acquisitions, recapitalizations and other financial restructurings. In some of these transactions, an acquiring entity may purchase all or substantially all of the stock or assets of a company, and the acquired company or its successor may become obligated on the substantial loans necessary to finance the acquisition. The Company may act as one of several sources of financing by purchasing real property from the seller or buyer of the subject company and net-leasing it to such company or its successor in interest (the lessee) or by making Loans to such entities secured by real estate. The lessee or borrower typically will have substantially greater debt and a substantially lower net worth than the company had prior to the transaction. Consequently, the lessee or borrower may be particularly vulnerable to adverse conditions in its business or industry, adverse economic conditions generally and increases in interest rates, which increases may directly or indirectly result in higher payments under the debt portion of the lessee's lease with the Company and higher debt service payments under the lessee's loans. In addition, the lessee's payment of rent and debt service may prevent the lessee from investing in new equipment and from devoting resources to research and development or making other expenditures which are necessary to keep the lessee competitive in its industry. Furthermore, if the lessee or borrower has new management, it will be more difficult for the Advisor to determine the likelihood of the lessee's or borrower's being successful in its business and of being able to pay rents throughout the term of a lease with the Company.

     Risks Related to Making Loans. The Advisor may structure a Company investment as a Loan. All Loans are subject to some degree of risk, including the risk of a default by the borrower on the Loan which could require the Company to foreclose on the Property in order to protect its investment. Under certain circumstances, the Company may not be able to foreclose on a Property subject to a Loan, and therefore, may be unable to acquire an equity interest in the Property. The borrower's ability to make Loan payments and the amount the Company may realize after a default will be dependent upon the risks generally associated with mortgage lending including, without limitation, general or local economic conditions, neighborhood property values, interest rates, real estate tax rates, other operating expenses, the supply of and demand for properties of the type involved, the inability of the borrower to obtain or maintain full occupancy of the property, zoning laws, rent control laws, other governmental rules and fiscal policies and acts of God. Additionally, the principal amount of Loans made by the Company generally will be repaid, in whole or part, in lump-sum "balloon" payments. Accordingly, the borrower's ability to make such payment may be dependent upon its ability to obtain refinancing. See "Investment Procedures, Objectives and Policies." In the case of a leasehold Loan, a default under the lease could result in the loss of the Company's investment, unless the Company has the right and ability to cure such default. A default by a borrower could reduce the value of the Shares and any distributions payable to Shareholders.

     As described under "Investment Procedures, Objectives and Policies," the Company may make some Loans which provide for, in addition to payments of base interest, payment of a portion of the rental increases and/or the appreciation of the Property securing repayment of the Loan (the "Underlying Real Property"), or options to acquire an equity interest in the Underlying Real Property. See "United States Federal Income Tax Aspects -- Requirements for Qualification as a REIT." Loans of this type are called "participating loans" or "participations." In seeking such participations, the Company may, in some cases, accept a lower base rent or interest rate than that available in non-participating Loans or leases in order to obtain such a participation and the potentially greater benefit that could result from such portion of the increased value of the Underlying Real Property. The value of any participation which the Company may be able to obtain will depend upon future increases in either revenues or the value of the Underlying Real Property and on the factors inherent in any real estate investment, as described above. Accordingly, there can be no assurance that any amounts will be realized from the Company's participations. The Company does not anticipate that the amounts it will receive from any participations will be significant in the early years of any investment.

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

     It is also possible that, as a result of the Company's interest in the rents or proceeds from a sale, financing or refinancing, a court in a bankruptcy or similar proceeding may treat the Company as a partner or joint venturer with the borrower or lessee, and the Company, accordingly, would lose the priority its security interest would otherwise have given it in such situation.

     Risks of Joint Ventures. The Company may participate in joint ventures with non-affiliated Persons. See "Investment Procedures, Objectives and Policies." An investment by the Company in a joint venture which owns properties, rather than the Company investing directly in such properties, may involve certain risks, including the possibility that the Company's joint venture partner may become bankrupt, may have economic or business interests or goals which are inconsistent with the business interests or goals of the Company, or may be in a position to take action contrary to the instructions or the requests of the Company or contrary to the Company's policies or objectives. Actions by the Company's joint venture partner might, among other things, result in subjecting property owned by the joint venture to liabilities in excess of those contemplated by the terms of the joint venture agreement, expose the Company to liabilities of the joint venture in excess of its proportionate share of such liabilities, or have other adverse consequences for the Company. In a case where the joint venturers each own a 50% interest in a venture, they may not be able to agree on matters relating to the properties owned by the venture. Although each joint venturer will have a right of first refusal to purchase the other venturer's interest in a property if a sale thereof is desired, the joint venturer may not have sufficient resources to exercise its right of first refusal.

     The Company also may from time-to-time participate jointly with publicly-registered investment programs or other entities sponsored by the Advisor or one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. The risks of such joint ownership may be similar to those mentioned above for joint ventures and, in the case of a tenancy-in-common, each co-tenant normally has the right, if an unresolvable dispute arises, to seek partition of the property, which partition might decrease the value of each portion of the divided property. The Company or the Advisor may also experience difficulty in enforcing the rights of the Company in a joint venture with an Affiliate due to the fiduciary obligation the Advisor or the Board may owe to the other partner in such joint venture.

     Potential Environmental Liabilities. Under various Federal and state environmental laws, current or former owners of real estate may be required to investigate and clean up hazardous or toxic substances or petroleum product releases at such property, or may be held liable to governmental entities or to third parties for property damage and for investigation and clean up costs incurred by such parties in connection with the contamination. Such laws typically impose clean-up responsibility and liability without regard to whether the owner knew of or caused the presence of the contamination, and the liability under such laws has been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The Company will generally seek to include a provision in its leases providing that the tenant is responsible for all environmental liabilities and for compliance with environmental regulation. Such a provision, however, does not eliminate the Company's statutory liability or preclude claims against the Company by governmental authorities or persons who are not parties to the lease. The Company's leases may also provide a basis for the Company to recover from the tenant damages or costs for which the Company has been found liable. The cost of an investigation and clean up of site contamination can be substantial, and the fact that the property is or has been contaminated, even if remediated, may adversely affect the value of the property and the owner's ability to sell or lease the property or to borrow using the property as collateral. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and cost that it incurs in connection with the contamination, and certain state and environmental laws provide that such lien has priority over all other encumbrances on the property or that a lien can be imposed on any other property owned by the liable party. Finally, the owner of a site may be subject to common law claims by third parties based on damages and costs resulting from the environmental contamination emanating from the site.

     Other Federal, state and local laws and regulations govern the removal or encapsulation of asbestos-containing material when such material is in poor condition in the event of building, remodeling, renovation or demolition. Still other Federal, state and local statutes and regulations may require the removal or upgrade of underground storage tanks that are out of service or are out of compliance. In addition, Federal, state and local laws, regulations and ordinances may impose prohibitions, limitations and operational standards on, or require permits and approvals in connection with, the discharge of waste, wastewater and other water pollutants, the emission of air pollutants, the operation of air polluting equipment, the generation and management of materials classified as hazardous waste and workplace health and safety. Non-compliance with environmental or health and safety requirements may also result in the need to cease or alter operations at a property, which could affect the financial health of a tenant and its ability to make lease payments. Furthermore, if there is a violation of such a requirement in connection with the tenant's operations, it is possible that the Company, as the owner of the property, could be held accountable by governmental authorities for such violation and could be required to correct the violation. Any costs incurred by the Company for environmental liabilities could cause a reduction in the value of the Shares and a reduction in any distributions payable to Shareholders.

     Risk of Providing Financing to Purchasers of Company's Properties. The Company may find it necessary or desirable to provide financing to purchasers of Properties it wishes to sell. This financing may cause any intended liquidation of the Company to be delayed beyond the time of the disposition of Properties and until such time as any loans are repaid or sold. The Company may find it necessary to provide financing in circumstances where lenders are not willing to make loans secured by commercial real estate or may find it desirable where a purchaser is willing to pay a higher price for the Property than it would without the financing. See "Risks Related to Making Loans" above for a discussion of the risks associated generally with making loans.

     Risk of Incurring Uninsured Losses. The Company typically will require tenants to maintain liability and casualty insurance of the kind that is customarily obtained for similar properties. However, certain disaster-type insurance (covering events of a catastrophic nature, such as earthquakes) may not be available or may only be available at rates that, in the opinion of the Advisor, are prohibitive. In the event that an uninsured disaster should occur, or in the event a tenant does not maintain the required insurance and a loss occurs, the Company could suffer a loss of the capital invested in, as well as anticipated profits from, the damaged or destroyed Property. If the loss involves a liability claim, the loss may extend to the other assets of the Company or the subsidiary that owns the Property affected by the loss.

     Casualty and Condemnation Related to Lease Terminations. The leases of Properties may permit the tenant to terminate its lease in the event of a substantial casualty or a taking by eminent domain of a substantial portion of a Property. Should these events occur, the Company generally will be compensated by insurance proceeds in the case of insured casualties or a condemnation award in the case of a taking by eminent domain. There can be no assurance that any such insurance proceeds or condemnation award will equal the value of the Property or the Company's investment in the Property. Any such lease termination could adversely affect the Company's cash flow and the diversification of its net lease investments.

     Risk of Investment in Real Property Located Outside the United States. The Company has the authority to invest proceeds of the Offering in Property located outside the United States. Such investments may be affected by factors peculiar to the laws of the jurisdiction in which such Property is located, including but not limited to, land use and zoning laws, environmental laws, laws relating to the foreign ownership of property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within such country to the person's or corporation's country of origin. These laws may expose the Company to risks that are different from and in addition to those commonly found in the United States. In addition, such foreign investments could be subject to the risks of adverse market conditions due to changes in national or local economic conditions, changes in interest rates and in the availability, cost and terms of mortgage funds resulting from varying national economic policies, changes in real estate and other tax rates and other operating expenses in particular countries and changing governmental rules and policies.

     Accounting for Net Lease Transactions. Under certain accounting standards, leases are classified for financial reporting purposes as either capital leases or operating leases, with capital leases required to appear as assets and liabilities on a lessee's balance sheet. Transactions in which the Company acquires a deed to a Property may or may not be recognized as a sale for financial reporting purposes due to the inclusion of certain provisions in the lease of the Property. These accounting standards might make sale-leaseback transactions less desirable for the seller-tenant that wants to treat a sale-leaseback with the Company as an operating lease and, therefore, might reduce the prospective number of Properties available to the Company for net lease investment.

     Risk of Ground Leases. In certain transactions, the Company's interest in the land constituting part of the Property may be acquired by means of a long-term ground lease from the tenant or an unrelated third party. The Company's continued quiet enjoyment and possession of the land as lessee could be affected adversely by challenges resulting from the ground lessor's financial failure. Furthermore, the Company's interest in a Property may be acquired by acquiring the interest as a ground sublessee under a ground sublease. The Company's continued quiet enjoyment and possession of the land could be adversely affected in the event the original ground lessee, from whom the Company's interest would arise, defaulted on its obligations under the original ground lease. This could reduce the value of such Property and therefore the value of the Shares.

TAX RISKS

     Risk of Failure to Maintain REIT Status. The Company intends to conduct its operations to enable it to qualify as and be taxed as a REIT. If the Company qualifies as a REIT, it will be entitled to a deduction for dividends paid to Shareholders and, therefore, will not be required to pay federal income tax on any income it distributes to the Shareholders. The Company will be required to pay federal income tax on income it retains or reinvests, certain income or gain with respect to Foreclosure Property (generally Property the Company acquires as a result of a default by a borrower or tenant with respect to which it files an election with the IRS), income from Prohibited Transactions (generally, sales of certain property held primarily for sale to customers in the ordinary course of business), and if the Company fails certain prescribed income tests, the amount of income by which such tests were failed. Additionally, the Company may be required to pay an alternative minimum tax and/or an excise tax. See "United States Federal Income Tax Aspects -- Taxation of the Company."

     In order to qualify as a REIT, the Company must satisfy certain highly technical requirements. Failure to satisfy these qualification requirements would prevent the Company's qualification as a REIT, in which case the Company would be taxable as a corporation. In addition, should the Company have difficulties locating suitable Properties and investing the proceeds of the Offering within one year of receipt, the Company could be disqualified as a REIT, could be subject to tax or could be delayed in qualifying as a REIT. See "United States Federal Income Tax Aspects -- Requirements for Qualification as a REIT and "United States Federal Income Tax Aspects -- Statement of Stock Ownership." To avoid such disqualification or delay, the Company may temporarily invest all or a portion of the proceeds in other types of assets that generate qualifying REIT income. See "Investment Procedures, Objectives and Policies."

     To qualify as a REIT, the Company is required to distribute its Distributable REIT Taxable Income (generally, 95% of its taxable income less its net capital gains). See "United States Federal Income Tax
Aspects -- Requirements for Qualification as a REIT -- Distribution Requirement." If in any year, the Company fails to distribute its Distributable REIT Taxable Income, it would not qualify as a REIT and would be taxed as a corporation unless the failure results from an adjustment by the IRS to its REIT Taxable Income. In that event, the Company could satisfy the distribution requirement by distributing the amount of the adjustment. It is possible that the Company could be required to borrow funds or liquidate a portion of its investments in order to pay its expenses, make the required distributions to Shareholders, or satisfy its tax liabilities. There can be no assurance that such funds will be available to the extent, and at the time, required by the Company to maintain its REIT status. See "United States Federal Income Tax Aspects -- Requirements for Qualification as a REIT."

     If the Company were to be taxed as a corporation, the Company would not be permitted to deduct an amount equal to the dividends paid to Shareholders and any payment of tax by the Company could substantially reduce the funds available for distribution to Shareholders or for reinvestment. In that event, a portion of Dividends may be a return of capital and Shareholders may be entitled to a refund of taxes paid on Dividends. To the extent that Dividends had been made in anticipation of the Company's qualification as a REIT, the Company might be required to borrow additional funds or to liquidate certain of its investments in order to pay the applicable tax. Moreover, should the Company's election to be taxed as a REIT be terminated or voluntarily revoked, the Company may not be able to elect to be treated as a REIT until the fifth taxable year following the termination of its election unless it satisfies certain conditions. See "United States Federal Income Tax Aspects -- Termination of REIT Status."

     Changes in Tax Laws. The discussions of the federal income tax aspects of the Offering are based on current law, including the Code, the Regulations issued thereunder, certain administrative interpretations thereof and court decisions. Consequently, future events (including those arising from legislative and administrative proposals that are or in the future may be under consideration) that modify or otherwise affect those provisions may result in treatment for federal income tax purposes of the Company and the Shareholders that is materially and adversely different from that described in this Prospectus, both for taxable years arising before and after such events. There is no assurance that future legislation and administrative interpretations will not be retroactive in effect.

OTHER INVESTMENT RISKS

     Risk of Insufficient Working Capital. There can be no assurance that the Company will have sufficient working capital. A deficiency of working capital might be caused by a decrease in gross revenues, by an increase in expenses, by an uninsured casualty to a Property or by other unanticipated events. There is no assurance that the Company will be able to borrow money for working capital purposes. Loan covenants and other restrictions included in the Company's financing agreements relating to the acquisition of Properties may restrict the Company's ability to borrow for such purposes or its ability to draw funds from working capital reserves. The lack of working capital may make the Company unable to pay certain expenses or loan payments which could result in a default under certain loans.

     Investment by Pension or Profit-Sharing Trusts, Keoghs or IRAs. In considering an investment in the Company of the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan or IRA ("Benefit Plans"), a fiduciary with respect to such a Benefit Plan should consider, among other things, (i) whether the investment is consistent with applicable provisions of ERISA or the Code, (ii) whether the investment will produce unrelated business taxable income, as defined in Section 512 of the Code ("UBTI"), to the Benefit Plan, and (iii) the need to value the assets of the Benefit Plan annually.

     In certain circumstances, the assets of the Company could be considered assets of Benefit Plans subject to ERISA and Section 4975 of the Code. If that were the case, certain contemplated transactions between the Company and the Advisor and its Affiliates might be considered "prohibited transactions" under the Code and ERISA. The parties engaging in such transactions could become subject to penalties and excise taxes. Additionally, the Advisor could be considered a fiduciary under ERISA, subject to the conditions, restrictions and prohibitions of Part 4 of Title I of ERISA and the fiduciaries for each investing Benefit Plan could be considered to have made an improper delegation of fiduciary responsibilities to the Advisor. IRAs also could be said to have permitted an improper commingling of IRA assets with other assets.

     The Company has obtained an opinion of Reed Smith Shaw & McClay LLP (which opinion is based on the facts and assumptions described in this Prospectus, on the Articles of Incorporation and on certain representations) that the assets of the Company should not be treated under current ERISA law and regulations as plan assets of a Benefit Plan which purchases Shares. The opinion is not binding on the IRS or on the Department of Labor.

     There can be no assurance that the objective of preventing the assets of the Company from being deemed, for purposes of ERISA and the Code, plan assets of those Benefit Plans which purchase Shares will be attained. Even if the Company complies with such regulations and the assets of the Company are not considered plan assets, a prohibited transaction could occur if the Company, CFA, any Selected Dealer, the Escrow Agent or any of their Affiliates is a fiduciary (within the meaning of ERISA) with respect to the purchase by a Benefit Plan. Thus, unless an administrative or statutory exemption applies, Shares should not be purchased if any of the above Persons referred to in the immediately preceding sentence is a fiduciary (within the meaning of ERISA) with respect to such purchase.

     Plans subject to ERISA and the Code and other exempt organizations are urged to pay particular attention to the sections of this Prospectus entitled "United States Federal Income Tax Aspects -- Taxation of Tax -- Exempt Entities" and "ERISA Considerations" before purchasing Shares.

     Dilution. Because Investors will pay the same price per Share during the Offering whether they acquire their shares before or after the Company has made investments, the value of Shares acquired by Shareholders will be diluted upon purchase of the Shares by Shareholders purchasing Shares subsequently if investments previously acquired by the Company have appreciated in value. Conversely, if investments previously acquired by the Company have depreciated in value, the value of the Shares purchased by a Shareholder later in the Offering will be diluted immediately upon the purchase of the Shares. The Board may authorize the issuance of Shares in addition to Shares issued pursuant to the Offering or may issue other types of securities, thereby resulting in possible dilution of the equity of the Shareholders.

                             TERMS OF THE OFFERING

     A maximum of 30,000,000 Shares are being offered to the public on a "best efforts" basis by the Sales Agent and Selected Dealers (which means that no one is guaranteeing the amount of capital that will be raised). The Company has sold 5,533,702 Shares in this offering as of June 30, 1998. The price of the Shares is $10 per Share (which price has been determined arbitrarily), subject to certain discounts. See "The Offering." The minimum subscription is 250 Shares (200 Shares for an Individual Retirement Account ("IRA") or a Self-Employed Retirement Plan ("Keogh Plan") except for Iowa tax-exempt Investors who must make a minimum investment of 250 Shares). Payment in full is due on transmittal of an order by an Investor or by such investor's authorized representative. Payments will be deposited promptly in an interest-bearing escrow account maintained with the United States Trust Company of New York (the "Escrow Agent") until such funds are released as described below. Such funds will be held in trust for the benefit of Investors to be used for the purposes set forth in this Prospectus. Orders must be accepted or rejected by the Company within 30 days of their receipt. An investor whose order for Shares has been accepted by the Company has no right to withdraw his investment. See "The Offering." The acceptance of orders by the Company imposes no obligation on the Company to issue Shares. The Sales Agent and the Selected Dealers may not complete a sale of Shares to an Investor until at least five business days after the date the Investor receives a copy of this Prospectus. Each Investor will be sent a confirmation of his or her purchase.

     Shares will be issued periodically (but not less often than quarterly), as agreed between the Company and the Sales Agent, until the termination of the Offering. Investors will receive the proportionate share of interest earned on their funds for the period such funds are held in escrow. All such interest earned on the escrowed funds will be paid to Shareholders within 15 days of each issuance of Shares. The Offering will terminate at the time all Shares being offered are sold, unless sooner terminated by the Company. See "The
Offering -- Escrow Arrangements."

     The Company has established suitability standards for initial Shareholders and subsequent transferees. These suitability standards require that a Shareholder have either (i) a net worth of at least $150,000 or (ii) a gross annual income of at least $45,000 and a net worth of at least $45,000. Missouri residents must have either (i) a net worth of at least $250,000 or (ii) a gross annual income of $75,000 and a net worth of at least $75,000. Arizona and North Carolina residents must have either (i) a minimum net worth of at least $225,000 or (ii) a taxable income of at least $60,000 and a net worth of at least $60,000. A Michigan or Pennsylvania resident's investment in the Company may not exceed 10% of such resident's net worth. An Ohio resident's investment may not exceed 10% of such resident's liquid net worth. Computations of net worth for purposes of each of the above suitability standards exclude the value of a Shareholder's home, furnishings and automobiles. In the case of sales to fiduciary accounts, the foregoing standards must be met by the fiduciary account, by the Person who directly or indirectly supplied the funds for the purchase of the Shares or by the beneficiary of the account. These suitability standards are intended to ensure that, given the long-term nature of an investment in the Company, the Company's investment objectives and the relative illiquidity of the Shares, a purchase of Shares is an appropriate investment for certain Investors. Each Selected Dealer must make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Shareholder based on information provided by the Shareholder regarding the Shareholder's financial situation and investment objectives. Each Selected Dealer shall maintain records of the information used to determine that an investment in the Shares is suitable and appropriate for a shareholder. Each Selected Dealer will maintain these records for at least six years.

                           ESTIMATED USE OF PROCEEDS

     The following table presents information about how the money raised in the Offering will be used. Information is provided assuming the minimum and maximum number of Shares are sold. Many of the numbers in the table are estimates because all expenses cannot be determined precisely at this time. The actual use of the capital raised by the Company is likely to be different than the figures presented in the table. The Company expects that approximately 86% of the money invested by Shareholders will be used to buy real estate, while the remaining 14% will be used for working capital and to pay expenses and fees, including the payment of fees to and expenses of certain Affiliates of the Sponsor of the Company.

                                                 MINIMUM OFFERING                 MAXIMUM OFFERING
                                             SALE OF 1,500,000 SHARES        SALE OF 30,000,000 SHARES
                                           -----------------------------   ------------------------------
                                                           PERCENT OF                       PERCENT OF
                                                         PUBLIC OFFERING                  PUBLIC OFFERING
                                             AMOUNT         PROCEEDS          AMOUNT         PROCEEDS
                                             ------      ---------------      ------      ---------------
Public Offering Proceeds.................  $15,000,000       100.00%       $300,000,000       100.00%
                                           -----------       ------        ------------       ------
Less Offering Expenses:
  Selling Commissions(1).................      975,000         6.50%         19,500,000         6.50%
  Other Organization and Offering
     Expenses(2).........................      600,000         4.00%         10,500,000         3.50%
                                           -----------       ------        ------------       ------
Total Offering Expenses..................    1,575,000        10.50%         30,000,000        10.00%
                                           -----------       ------        ------------       ------
Amount of Public Offering Proceeds
  Available for Investment...............  $13,425,000        89.50%       $270,000,000        90.00%
                                           ===========       ======        ============       ======
*Acquisition Fees(3).....................      330,000         2.20%          6,637,500         2.21%
Acquisition Expenses(4)..................       75,000         0.50%          1,500,000         0.50%
Working Capital Reserve..................      150,000         1.00%          3,000,000         1.00%
                                           -----------       ------        ------------       ------
Total Proceeds to be Invested in Real
  Estate.................................  $12,870,000        85.80%       $258,862,500        86.29%
                                           ===========       ======        ============       ======

---------------
 * Subordinated Acquisition Fees, which are intended to be paid from the Company's funds from operations and not from proceeds of the Offering, have not been included in the table. Subordinated Acquisition Fees (excluding interest thereon), will not exceed 2% of the aggregate purchase price of the properties. Assuming the Company does not borrow money to purchase Properties, the Subordinated Acquisition Fees will not exceed $264,000 (1.76% of the Public Offering Proceeds), in the event the Minimum Offering is achieved, or $5,310,000 (1.77% of the Public Offering Proceeds), in the event the Maximum Offering is achieved, which fees, with respect to any Property, are payable in equal amounts over an eight year period following the acquisition of a Property, assuming the Preferred Return has been paid. Other terms of the Subordinated Acquisition Fees are described in the "Management Compensation" section of this Prospectus.

(1) The Company will pay a selling commission of $0.65 per Share sold (except that no commission will be paid with respect to any Shares sold to the Advisor, its Affiliates, the Selected Dealers or any of their employees for their own accounts). Such selling commissions will be reduced in the event of volume discounts as further described in "The Offering."

(2) Other Organization and Offering Expenses represent all expenses incurred in connection with the formation, qualification and registration of the Company and in marketing and distributing the Shares under applicable federal and state law, and any other expenses actually incurred and directly related to the offering and sale of the Shares, except selling commissions. In no event shall the total underwriting compensation to be paid to the Sales Agent and Selected Dealers in connection with the Offering, including selling commissions and expense reimbursements, exceed 10% of the Gross Offering Proceeds, except that an additional 0.50% of gross proceeds from sales made by the Sales Agent and each Selected Dealer may be paid for bona fide due diligence expenses. To the extent all Organization and Offering Expenses (excluding selling commissions, and any fees paid and expenses reimbursed to the Selected Dealers or paid on behalf of the Selected Dealers) exceed 3.5% of the Gross Offering Proceeds, the excess will be paid by the Advisor with no recourse by or reimbursement to the Advisor. See "Management Compensation." See "The Offering" for a complete description of the fees and expense reimbursements payable to the Sales Agent and the Selected Dealers.

(3) Acquisition Fees include all fees and commissions paid by any party to any party in connection with the purchase, development or construction of Properties and any related mortgage financing, except any Development Fee or Construction Fee paid to a Person who is not an Affiliate of the Company in connection with the actual development and construction of a project after the Company's acquisition of the land. See "Glossary" for complete definitions of "Acquisition Fees," "Development Fee" and "Construction Fee." Acquisition Fees do not include Acquisition Expenses. For purposes of the table only, Subordinated Acquisition Fees have not been included as part of Acquisition Fees because such fees will be paid from funds from operations of the Company. The presentation in the table is based on the assumption that the Company will not borrow any money to purchase Properties. Although it is assumed that all the foregoing fees will be paid by the sellers of Property, sellers generally fix the selling price at a level sufficient to cover the cost of any Acquisition Fee so that, in effect, the Company, as purchaser, will bear such fee as part of the purchase price. The Company will not purchase any Property that has a Total Property Cost (generally, the sum of the costs of purchasing, developing, constructing and improving the Property plus the Acquisition Fees paid in connection with such Property) in excess of such Property's appraised value. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to the Advisor and its Affiliates.

(4) Acquisition Expenses represent an estimate of all expenses related to the selection and acquisition of Properties by the Company, whether or not such Properties are acquired, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on Property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses. Acquisition Expenses do not include Acquisition Fees.

                            MANAGEMENT COMPENSATION

     The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, distributions and other payments that the Advisor and its Affiliates will or may receive in connection with the Offering and the operation of the Company. Such payments initially will result from non-arm's-length bargaining. See "Conflicts of Interest."

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                           ORGANIZATION AND OFFERING STAGE

Advisor and its Affiliates          Reimbursement for Organization and          The actual amounts to be paid will
                                    Offering Expenses, including                depend upon the actual amount of
                                    identified wholesaling expenses             Organization and Offering Expenses
                                    incurred on behalf of the Company;          incurred by the Advisor and its
                                    provided, however, that if the              Affiliates in connection with this
                                    aggregate of all Organization and           Offering which is not determinable at
                                    Offering Expenses (excluding selling        this time. Such expenses are
                                    commissions, and any fees paid or           estimated to be $675,000 if 1,500,000
                                    expenses reimbursed to the Selected         Shares are sold and are estimated to
                                    Dealers) or paid on behalf of the           be $12,000,000 if 30,000,000 Shares
                                    Selected Dealers exceeds 3.5% of the        are sold.
                                    Gross Offering Proceeds, the Advisor
                                    will be responsible for the excess.

Sales Agent                         Selling commissions equal to $0.65          The estimated amount payable to the
                                    per Share sold. The Sales Agent may,        Sales Agent is $900,000 if 1,500,000
                                    in turn, reallow a selling commission       Shares are sold and $18,000,000 if
                                    of up to $0.60 per share of such            30,000,000 Shares are sold in this
                                    commissions to Selected Dealers.            Offering, a portion of which will be
                                                                                reallowed to the Selected Dealers.

                                                  ACQUISITION STAGE

Advisor or its Affiliates           Interest on loans made to the               The actual amount of loans made to
                                    Company. On short-term loans, the           the Company by the Advisor or its
                                    interest rate will be the lesser of         Affiliates is not determinable at
                                    (i) 1% above the prime rate of              this time. Accordingly, the actual
                                    interest charged from time to time by       amount of interest payable to the
                                    The Bank of New York and (ii) the           Advisor and its Affiliates, if any,
                                    rate that would be charged to the           is not determinable at this time.
                                    Company by unrelated lending insti-
                                    tutions on comparable loans for the
                                    same purpose in the locality of the
                                    Property. See "Conflicts of Interest"
                                    and "Investment Objectives and
                                    Policies."

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Advisor or its Affiliates           Acquisition Fees (other than                The actual amount to be paid to the
                                    Subordinated Acquisition Fees). Total       Advisor and its Affiliates will
                                    Acquisition Fees (which include real        depend upon the aggregate Total
                                    estate brokerage fees, mortgage             Property Cost of the Properties,
                                    placement fees, lease-up fees and           which in turn is dependent upon the
                                    transaction structuring fees), other        Gross Offering Proceeds and the
                                    than Subordinated Acquisition Fees,         amount of mortgage financing used by
                                    payable by either sellers of Property       the Company in acquiring the
                                    or the Company may not exceed 2.5% of       Properties, and accordingly is not
                                    the aggregate purchase price of the         determinable at this time. If the
                                    Properties. (1)(2)                          Properties acquired from the proceeds
                                                                                of this Offering are 60% leveraged,
                                                                                such Acquisition Fees payable to the
                                                                                Advisor or its Affiliates are
                                                                                estimated to be approximately
                                                                                $825,000 if 1,500,000 Shares are sold
                                                                                and approximately $16,594,000 if
                                                                                30,000,000 Shares are sold. See
                                                                                "Conflicts of Interest."

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Advisor or its Affiliates           Subordinated Acquisition Fees. Total        The actual amount to be paid to the
                                    Subordinated Acquisition Fees payable       Advisor and its Affiliates will
                                    by either the sellers of Properties         depend upon the aggregate Total
                                    or the Company may not exceed 2.0% of       Property Cost of the Properties
                                    the aggregate purchase price of the         acquired with the proceeds of this
                                    Properties and, with respect to each        Offering, which in turn is dependent
                                    Property, are payable in equal annual       upon the Gross Offering Proceeds of
                                    installments on January 1 of each of        this Offering and the amount of
                                    the eight calendar years commencing         mortgage financing used by the
                                    with January 1 following the first          Company in acquiring the Properties,
                                    anniversary of the date such Property       and accordingly is not determinable
                                    was purchased. The unpaid portion of        at this time. If the Properties
                                    the Subordinated Acquisition Fee with       acquired with the proceeds of this
                                    respect to any Property will bear           Offering are 60% leveraged,
                                    interest at the rate of 6% per annum        Subordinated Acquisition Fees payable
                                    from the date of acquisition of such        to the Advisor or its Affiliates by
                                    Property until such portion is paid.        sellers of Properties are estimated
                                    Such accrued interest is payable on         to be approximately $660,000 if
                                    the date of each annual installment         1,500,000 Shares are sold and
                                    of such fees. The Company's portion         approximately $13,275,000 if
                                    of the Subordinated Acquisition Fee         30,000,000 Shares are sold. See
                                    payable in any year, and accrued            "Conflicts of Interest."
                                    interest thereon, will be
                                    subordinated to the Preferred Return.
                                    All Subordinated Acquisition Fees,
                                    and accrued interest thereon, shall
                                    become due and payable at such time
                                    the Shares become listed for trading
                                    on a national securities exchange or
                                    included for quotation on Nasdaq.
                                    (1)(2)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE

Advisor and its Affiliates          Reimbursement for Company expenses          Not determinable at this time.
                                    incurred in connection with the
                                    administration of the Company. The
                                    amounts of any such reimbursement
                                    will not exceed amounts which would
                                    be paid to non-affiliated third par-
                                    ties in the same locality for sim-
                                    ilar products. The Operating Expenses
                                    of the Company may not exceed the
                                    2%/25% Guidelines in any 12-month
                                    period. To the extent that the
                                    Company incurs Operating Expenses in
                                    excess of the 2%/25% Guidelines and
                                    the Independent Directors find that
                                    such excess expenses were the result
                                    of unusual and nonrecurring factors,
                                    the Advisor may be reimbursed in
                                    future years for the full amount of
                                    such excess expenses, or any portion
                                    thereof, but only to the extent such
                                    reimbursement would not cause the
                                    Company's Operating Expenses to
                                    exceed the 2%/25% Guidelines in any
                                    such year.

Advisor                             Asset Management Fee, payable monthly       If the maximum number of Shares is
                                    in an amount equal to one-twelfth of        sold and the Company achieves its
                                    0.5% of the Average Invested Assets         borrowing goal of 60%, Average
                                    for the preceding month. The Asset          Invested Assets as a result of this
                                    Management Fee must fall within the         Offering would be approximately
                                    2%/25% Guidelines. Payment of the           $663,750,000 and the annual Asset
                                    Asset Management Fee will be deferred       Management Fee on such assets would
                                    if the Operating Expenses of the            be approximately $3,319,000.
                                    Company exceed the 2%/25% Guidelines.
                                    (2)(3)(4)(5)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Advisor                             Performance Fee, payable in cash or         If the maximum number of Shares is
                                    restricted stock at the option of the       sold and the Company achieves its
                                    Advisor, calculated monthly on the          borrowing goal of 60%, Average
                                    basis of one-twelfth of 0.5% of the         Invested Assets as a result of this
                                    Average Invested Assets for the             Offering would be approximately
                                    preceding month, payable quarterly.         $663,750,000 and the annual
                                    Payment of this Fee for any quarter         Performance Fee on such assets would
                                    will be subordinated to the                 be approximately $3,319,000.
                                    cumulative rate of cash flow from
                                    operations. The Performance Fee must
                                    fall within the 2%/25% Guidelines.
                                    Payment of this Fee will also be
                                    deferred if the Operating Expenses of
                                    the Company exceed the 2%/25%
                                    Guidelines. (2)(3)(4)(5)(6)

Advisor                             Loan Refinancing Fee. Fees payable by       The actual amount to be paid to the
                                    either the tenant of a Property or          Advisor will depend upon the
                                    the Company may not exceed 1% of the        aggregate amount of the refinancing
                                    principal amount of any refinancing         obtained by the Company.
                                    obtained by the Company for which the
                                    Advisor renders substantial services
                                    and for which no fees are paid to a
                                    third party. The Loan Refinancing Fee
                                    will be payable only if (i) the new
                                    loan is approved by the Independent
                                    Directors as being in the best
                                    interests of the Company, (ii)
                                    payment of the fee is approved by a
                                    majority of the Independent
                                    Directors, and (iii) the terms of the
                                    new loan represent an improvement
                                    over the terms of the refinanced
                                    loan, the new loan materially
                                    increases the total debt secured by a
                                    particular Property, or the maturity
                                    date of the refinanced loan (which
                                    must have had an initial term of five
                                    years or more) is less than one year
                                    from the date of the refinancing. See
                                    "Conflicts of Interest."

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  LIQUIDATION STAGE

Advisor or its Affiliates           Subordinated Disposition Fee in an          Not determinable at this time.
                                    amount equal to the lesser of (i) 50%
                                    of the Competitive Real Estate
                                    Commission and (ii) 3% of the
                                    Contract Sales Price of a Property
                                    (if the Advisor or an Affiliate
                                    provides a substantial amount of
                                    services in the sale of a Property).
                                    The Subordinated Disposition Fee
                                    shall be deferred until Share-
                                    holders have received total Divi-
                                    dends equal to 100% of Initial
                                    Investor Capital plus a 6% Cu-
                                    mulative Return commencing with the
                                    Initial Closing Date. To the extent
                                    that the Subordinated Disposition Fee
                                    is not currently paid by the Company
                                    because of the foregoing limita-
                                    tion, the unpaid commissions will be
                                    accrued and paid at such time as the
                                    limitation has been satisfied. The
                                    total real estate commissions paid to
                                    all Persons by the Company shall not
                                    exceed an amount equal to the lesser
                                    of (i) 6% of the Contract Sales Price
                                    of a Property or (ii) the Competitive
                                    Real Estate Commission.

Advisor and its Affiliates          Subordinated Incentive Fee shall be         The actual amount to be received will
                                    payable in an amount equal to 15% of        depend upon the results of the
                                    the balance from Cash from Sales and        Company's operations and the amounts
                                    Financings remaining after the              received upon the sale or other
                                    Shareholders have received div-             disposition of the Properties and are
                                    idends totaling 100% of Initial             not determinable at this time.
                                    Investor Capital plus the Preferred
                                    Return. (7)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Advisor and its Affiliates          Termination Fee shall be payable in         Not determinable at this time.
                                    an amount equal to 15% of the amount,
                                    if any, by which (i) the appraised
                                    value of the Properties on the date
                                    of termination of the Advisory Agree-
                                    ment (the "Termination Date") less
                                    amounts of all indebtedness secured
                                    by such properties, exceeds (ii) the
                                    total of the Initial Invested Capital
                                    on the Final Closing Date plus an
                                    amount equal to the Preferred Return
                                    through the Termination Date reduced
                                    by the total Dividends paid by the
                                    Company from its inception through
                                    the Termination Date. (5)

---------------
(1) The total Acquisition Fees (not including Subordinated Acquisition Fees) payable to the Advisor and its Affiliates or paid by the Company may not exceed 2.5% of the aggregate Total Property Cost of all Properties purchased by the Company with the proceeds of this Offering unless a majority of the Board (including a majority of the Independent Directors) not otherwise interested in any transaction approve such excess as being commercially competitive, fair and reasonable to the Company. The total of all Acquisition Fees (including Subordinated Acquisition Fees and interest thereon) and Acquisition Expenses paid by the Company shall be reasonable and shall not exceed an amount equal to 6% of the aggregate Contract Purchase Price of all properties purchased by the Company with the proceeds of this Offering, unless a majority of the directors (including a majority of the Independent Directors) not otherwise interested in any transaction approves fees in excess of this limit as being commercially competitive, fair and reasonable to the Company.

(2) The Company's objective is to achieve total borrowings of approximately 60% of the purchase price of all Properties. The CPA(R) Programs have had similar leverage goals but have achieved leverage of only approximately 55%. The actual leverage percentage achieved by the Company will impact the amount of Acquisition Fees earned by the Advisor because such fees are based primarily on the total dollars invested in Properties and the amount available for such investment will be affected by the amount of the Company's total borrowings (i.e., the higher the leverage percentage, the more funds available for investment in Properties). If the maximum Offering of 30,000,000 Shares is sold and the Properties are 75% leveraged, Acquisition Fees (not including Subordinated Acquisition Fees) payable to the Advisor or its Affiliates as a result of this Offering (assuming an aggregate Total Property Cost of all Properties of approximately $1,062,000) are estimated to be approximately $26,550,000 and Subordinated Acquisition Fees are estimated to be approximately $21,240,000. The Company does not expect its Properties to be 75% leveraged. The advisory agreement between the Company and the Advisor (the "Advisory Agreement") provides that the Advisor will not earn Acquisition Fees or Subordinated Acquisition Fees on the reinvestment of proceeds from the sale or refinancing of Properties, unless the Shares are publicly-traded or are expected to be publicly-traded.

(3) There are currently no specific arrangements for the provision of Property management services to the Company by the Advisor. Such services shall be provided by the Advisor or an Affiliate only if a Property becomes vacant or requires more active management than contemplated at the time such Property is acquired. However, if the Advisor deems such services to be necessary in order to preserve the value of the Property, the Advisor or its Affiliates, with the approval of the Board (including a majority of the Independent Directors), may provide such services. The maximum property management fee which may be paid to the Advisor or an Affiliate will be 6% of gross revenues from commercial Properties (plus reimbursed expenses), where such entity performs property management and leasing, re-leasing and leasing related services, or 3% of gross revenues, where such entity provides only property management services. In the case of industrial and commercial Properties which are leased for ten or more years on a triple net lease basis, the maximum property management fee from such leases shall be 1% of the Company's gross revenues over the term of each lease plus a one-time leasing fee of 3% of the total base rents payable for the first five years of the lease term payable in five equal annual installments. In no event may the property management fees paid to the Advisor or its Affiliates exceed the usual and customary amounts charged for similar services in the same geographic region.

(4) If at any time the Shares become listed on a national securities exchange or included for quotation on Nasdaq, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life. A majority of the Independent Directors must approve the new fee structure negotiated with the Advisor. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant, including but not limited to: (a) the size of the advisory fee in relation to the size, composition and profitability of the Company's portfolio; (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (c) the rates charged to other REITs and to investors other than REITs by Advisors performing similar services; (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (e) the quality and extent of service and advice furnished by the Advisor; (f) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
    (g) the quality of the portfolio of the Company in relationship to the investments generated by the Advisor for its own account. The Board, including a majority of the Independent Directors, may not approve a new fee structure that is, in its judgment, more favorable to the Advisor than the current fee structure.

(5) Following the termination of the Advisory Agreement by the Company, the Advisor shall be entitled to receive payment of any earned but unpaid compensation and expense reimbursements, including Organization and Offering Expenses and Subordinated Acquisition Fees, Asset Management Fees, Performance Fees, Loan Refinancing Fees and Subordinated Disposition Fees accrued as of such date. If the Advisory Agreement is terminated (i) in connection with a Change of Control of the Company, (ii) by the Company for any reason other than Cause (as defined in "Management -- The Advisory Agreement") or (iii) by the Advisor for Good Reason (as defined in "Management -- The Advisory Agreement"), the Advisor also shall be entitled to the payment of the Termination Fee and any Subordinated Acquisition Fees that have not accrued. The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the effective date of the termination. All other amounts payable to the Advisor in the event of a termination shall be evidenced by a promissory note and shall be payable from time to time. The Termination Fee shall be paid in 12 equal quarterly installments with interest on the unpaid balance. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the Termination Fee is incurred which relate to the appreciation of the Properties (a) shall be an amount which provides compensation to the terminated Advisor only for that portion of the holding period for the respective Properties during which such terminated Advisor provided services to the Company, (b) shall not be due and payable until the Property to which such fees relate is sold or refinanced, and (c) shall not bear interest until the Property to which such fees relate is sold or refinanced. The Advisor shall not be entitled to payment of the Termination Fee in the event the Advisory Agreement is terminated because of failure of the Company and the Advisor to establish a fee structure appropriate for a perpetual-life entity in the event the Shares are listed on a national securities exchange or are included for quotation on Nasdaq.

(6) The Advisor may choose to take the Performance Fee in cash or restricted Shares of the Company. For purposes of calculating the value per Share of restricted stock given in satisfaction of the Performance Fee, if such payment in stock is elected by the Advisor, the price per Share shall be (i) the Net Asset Value per Share as determined by the most recent appraisal performed by an independent third party or, if an appraisal has not yet been performed, (ii) $10 per Share. Such restricted stock will vest ratably over a period of five years and is non-transferable during this vesting period.

(7) In the event the Shares are listed on a national securities exchange or included for quotation on Nasdaq, the Advisor shall be paid the Subordinated Incentive Fee in an amount equal to 12% of the excess (the "Excess Return") of (A) the sum (the "Hypothetical Return") of (i) the market value of the Company, measured by taking the average closing price or bid and asked price, as the case may be, over a period, beginning 180 days after listing of the Shares, of 30 days during which the Shares are traded (the "Market Value") plus (ii) the total of the Dividends paid to Shareholders from the Initial Closing Date until the date the Shares are listed or included for quotation over (B) the sum of (i) 100% of Initial Investor Capital and (ii) the total amount of the cash flow from operations required in order to pay the Preferred Return through the date the Market Value is determined. The Subordinated Incentive Fee shall be increased to 13% if the Hypothetical Return is an amount sufficient to return to investors 100% of Initial Investor Capital plus a cumulative cash flow from operations of 7% or more but less than 8%; 14% if the Hypothetical Return is an amount sufficient to return 100% of Initial Investor Capital plus a cumulative cash flow from operations of 8% or more but less than 9%; and 15% if the Hypothetical Return is an amount sufficient to return 100% of Initial Investor Capital plus a cumulative cash flow from operations of 9% or more. The Cumulative Return shall be measured from the Initial Closing Date through the last day on which the Market Value is determined. The Subordinated Incentive Fee may only be paid if the average closing price of the Shares over any consecutive three-month period ending within 24 months of the date of listing is sufficient, when added to Dividends previously paid from the Initial Closing Date through the end of such three-month period, to return 100% of Initial Investor Capital plus a 6% Cumulative Return from the Initial Closing Date through the last day of such three-month period. The Company shall have the option to pay such fee in the form of cash, a promissory note or any combination thereof. In the event the Subordinated Incentive Fee is paid to the Advisor as a result of the listing of the Shares, no Termination Fee will be paid to the Advisor if the Advisory Agreement is terminated after such listing.

                             CONFLICTS OF INTEREST

     Various conflicts of interest may arise in the operation of the Company's business. The Independent Directors will determine the manner in which the Company will participate in any transaction, will have an obligation to function on behalf of the Company in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the Shareholders. Possible conflicts of interest include the following:

     Receipt of Commissions, Fees and Other Compensation by the Advisor and its Affiliates. A transaction involving the purchase, financing, lease and sale of any Property by the Company may result in the immediate realization by the Advisor and its Affiliates of substantial commissions, fees, compensation and other income. Subject to the Advisory Agreement, the Advisor has discretion with respect to all decisions relating to any such transaction, except to the extent such transaction involves Affiliates of the Advisor or relates to the making or purchasing of any Loans on behalf of the Company, in which case such transaction must be approved by a majority of the Independent Directors. Potential conflicts may arise in connection with the determination by the Advisor (on behalf of the Company) of whether to hold or sell a Property, as such determination could impact the timing and amount of fees payable to the Advisor. The Company may purchase, sell or finance Properties through certain Affiliates of the Advisor engaged in the real estate brokerage business or through other Affiliates of the Company.

     Non-Arm's-Length Agreements. Except as otherwise provided below, all agreements and arrangements, including those relating to compensation, between the Company and the Advisor or any of its Affiliates will not be the result of arm's-length negotiations. Certain provisions of the bylaws of the Company (the "Bylaws"), however, target generally potential conflicts which might otherwise result from such agreements and arrangements by, among other things, requiring that compensation to the Advisor and its Affiliates be approved by a majority of the Independent Directors and that terms of future transactions with Affiliates be no less favorable to the Company than terms which could be obtained from unaffiliated entities providing similar services as an ongoing activity in the same geographical location. The initial Independent Directors were selected by the Sponsor.

     Purchases and Loans from Affiliates. The Company may purchase Properties from Affiliates of the Advisor if such purchase is consistent with the investment procedures, objectives and policies of the Company and if certain other conditions are met. See "Investment Procedures, Objectives and Policies." The Company also may borrow funds from the Advisor or its Affiliates (a) if, at any time when proceeds of the Offering are being held by the Escrow Agent, the Company does not have sufficient funds to provide the equity portion of a particular investment and (b) to provide the debt portion of a particular investment if (i) the Company is unable to obtain a permanent loan at such time or, in the judgment of the Board, it is not in the best interest of the Company to obtain a permanent loan at the interest rates then prevailing and (ii) the Board has reason to believe that the Company will be able to obtain a permanent loan on or prior to the end of the loan term provided by the Advisor or such Affiliate. See "Investment Procedures, Objectives and Policies." The Company may borrow funds on a short-term basis from the Advisor or its Affiliates.

     The Company may not invest in other REITs advised or managed, directly or through Affiliates, by the Sponsor, its subsidiaries or William P. Carey and with respect to which the Sponsor, its subsidiaries or William P. Carey receive separate fees, and will not sell Properties to the Sponsor, the Advisor or any director or any of their respective Affiliates, except in the case of an exercise of a right of first refusal by an affiliated joint venture partner.

     Every transaction entered into between the Company and the Advisor or its Affiliates is subject to an inherent conflict of interest. The Board may encounter conflicts of interest in enforcing rights of the Company against any Affiliate in the event of a default by or disagreement with such Affiliate or in invoking powers, rights or options pursuant to any agreement between the Company and such Affiliates. Each transaction between the Company and the Advisor or any of its Affiliates must be approved by a majority of the Independent Directors who are otherwise disinterested in the transaction as being fair and reasonable to the Company and on terms and conditions no less favorable to the Company than those available from unaffiliated third parties.

     Competition with the Company from Affiliates of the Advisor in the Purchase, Sale, Lease and Operation of Properties. W.P. Carey & Co., Inc. ("W.P. Carey & Co.") specializes in providing lease financing services to major corporations and, therefore, may be in competition with the Company with respect to Properties, potential purchasers, sellers and lessees of Properties, and mortgage financing for Properties. W.P. Carey & Co., its subsidiaries and William P. Carey currently manage or advise public and private real estate investment partnerships and REITs whose investment and rate of return objectives are substantially similar to those of the Company. In addition, they expect to manage or advise, directly or through Affiliates, additional REITs, public and private investment partnerships and other investment entities.

     The CPA(R) Programs have investment policies similar to those of the Company and, therefore, may be in competition with the Company for Properties, potential purchasers, sellers and lessees of Properties, and mortgage financing for Properties. Affiliates of the Advisor intend to offer interests in other REITs, partnerships or public or private investment entities, some of which may have similar investment objectives as the Company and may be in a position to acquire Properties at the same time as the Company. Affiliates of the Advisor may have an ownership interest in such other REITS.

     The Advisor will use best efforts to present suitable investments to the Company consistent with the investment procedures, objectives and policies of the Company. However, the Advisor is not restricted from advising or managing other entities, any of which may have investment objectives similar to those of the Company. If the Advisor or any of its Affiliates is presented with a potential investment in a Property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of such Property for investment by a particular entity will be based upon a review of the investment portfolio of each such entity and upon factors such as cash flow from the Property, the effect of the acquisition thereof on the diversification of each entity's portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the amount of equity required to make the investment, the policies of each entity relating to leverage, the funds of each entity available for investment, the length of time such funds have been available for investment and the manner in which the potential investment can be structured by each entity. Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular Property determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. In such joint ownership, the investment of each entity will be on substantially similar terms and conditions, compensation to the organizer of each investment entity will be similar and each investment entity will have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated. See "Risk Factors -- Real Estate Investment Risks -- Risks of Joint Ventures." To the extent that a particular Property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. It is the responsibility of the directors (including the Independent Directors) to insure that the method used to allocate transactions is applied fairly to the Company.

     Adjacent Properties. Although it is not expected to occur, if the Advisor or any of its Affiliates acquires Properties that are adjacent to those of the Company, the value of such Properties may be enhanced by the interests of the Company. It also is possible that such Properties could be in competition with those of the Company for prospective tenants.

     Competition with the Company from Affiliates of the Advisor for the Time and Services of Officers and Directors. The Company will depend on the Board and the Advisor for the operation of the Company and for the acquisition, operation and disposition of its investments. Most officers of Carey Fiduciary Advisors, Inc. ("CFA"), the general partner of the Advisor, are also officers, directors and/or employees of W.P. Carey & Co. The Manager of Carey Diversified LLC is an Affiliate of the Advisor, and CFA is the general partner of the Advisor to CPA(R):10, CIP(R) and CPA(R):12. The Advisor serves in the same advisory capacity for CPA(R):10, CIP(R) and CPA(R):12. The Advisor has entered into the Advisory Agreement with the Company pursuant to which it will perform certain functions relating to the investment of the Company's funds and the day-to-day management of the Company. See "Management -- The Advisory Agreement." Certain officers of Affiliates of the Advisor will be performing similar services for the CPA(R) Programs and may perform such services for REITs, partnerships or other investment entities offered or managed in the future by Affiliates of the Advisor. CFA, the Advisor and their Affiliates will devote such time to the affairs of the Company as they, within their sole discretion, exercised in good faith, determine to be necessary for the benefit of the Company and the Shareholders. See "Management." Neither the Sales Agent, the Advisor nor any of their Affiliates are restricted in any manner as a result of their connection with the Company and the Offering from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to those of the Company and which are sponsored by Affiliated or non-Affiliated Persons.

     Affiliated Sales Agent. The Sales Agent, a subsidiary of W.P. Carey & Co. and an Affiliate of the Advisor, will receive a selling commission for each Share sold by it (except for sales made to the Advisor, its employees or its Affiliates) and Annual Servicing Fees with respect to Shares held by its clients, and will receive reimbursement for certain expenses. See "The Offering."

     Common Counsel. Reed Smith Shaw & McClay LLP, counsel for the Company in connection with the Offering, is also counsel to the Advisor, the Sales Agent and various Affiliates, including the CPA(R) Programs and W.P. Carey & Co. In the event any legal controversy arises in which the interests of the Company appear to be in conflict with those of the Advisor, the Sales Agent or their Affiliates, other counsel will be retained for one or more parties.

     Advisor's and Selected Dealers' Ownership Interest in the Company. For the purpose of providing the initial capitalization of the Company, the Advisor has acquired 20,000 Shares. If the maximum number of Shares are sold in the Offering, the Advisor will own approximately 0.07% of the Shares. The Advisor and its Affiliates and employees, and the Selected Dealers and their employees are not restricted from acquiring Shares and may purchase an unlimited number of Shares on the same terms and conditions as the Shareholders except that such purchases shall be net of commissions. In addition, if the Advisor purchases additional Shares for investment, the Advisor could own a percentage of Shares greater than such amounts. Any Shares owned by the Advisor or the Affiliates of the Advisor can be expected to be voted in the Advisor's interest in matters requiring the approval of the holders of a majority of the Shares and any other matter submitted to a vote of the Shareholders. There are instances in which Shares held by the Advisor, the Company's directors or their Affiliates will not be permitted to vote. See "Management" and "Shareholders" sections of this Prospectus for further details.

     The following chart shows the relationship among the Advisor, its general partner, its Affiliates and the Company. See "Management."

                    [WILLIAM P. CAREY ORGANIZATIONAL CHART]

                         PRIOR OFFERINGS BY AFFILIATES

     THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. IN ADDITION, THE INCLUSION OF THE TABLES REFERENCED HEREIN AS EXHIBITS TO THIS PROSPECTUS DOES NOT IMPLY OR INDICATE IN ANY MANNER THAT THE COMPANY WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES WITH RESPECT TO CASH FLOW, TAXABLE INCOME OR OTHER FACTORS, NOR DOES IT IMPLY OR INDICATE THAT PURCHASERS OF SHARES WILL EXPERIENCE RETURNS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE REAL ESTATE PROGRAMS REFERRED TO IN SUCH TABLES. SHAREHOLDERS WHO PURCHASE SHARES IN THE COMPANY WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF SUCH REAL ESTATE PROGRAMS (UNLESS THEY ARE ALSO INVESTORS IN THOSE REAL ESTATE PROGRAMS).

     Affiliates of the Advisor have organized Corporate Property Associates, a California limited partnership ("CPA(R):1"), Corporate Property Associates 2, a California limited partnership ("CPA(R):2"), Corporate Property Associates 3, a California limited partnership ("CPA(R):3"), Corporate Property Associates 4, a California limited partnership ("CPA(R):4"), Corporate Property Associates 5, a California limited partnership ("CPA(R):5"), Corporate Property Associates 6, a California limited partnership ("CPA(R):6"), Corporate Property Associates 7, a California limited partnership ("CPA(R):7"), Corporate Property Associates 8, L.P., a Delaware limited partnership ("CPA(R):8"), Corporate Property Associates 9, L.P., a Delaware limited partnership ("CPA(R):9"), Corporate Property Associates 10 Incorporated, a Maryland corporation ("CPA(R):10"), Carey Institutional Properties Incorporated, a Maryland corporation ("CIP(R)"), and Corporate Property Associates 12 Incorporated, a Maryland corporation ("CPA(R):12") (collectively, the "CPA(R) Programs") during the past 19 years and continue to serve as their general partners or advisor. The primary investment objectives of the CPA(R) Programs are similar to those of the Company. The CPA(R) Partnerships have been consolidated with Carey Diversified LLC ("CD"), a limited liability company managed by affiliates of the Advisor. The CPA(R) Partnerships are no longer operated as independent entities.

     As of December 31, 1997, the CPA(R) Programs had raised a total of approximately $930,192,943 from approximately 52,850 investors. Through that date, the CPA(R) Programs had purchased a total of 416 properties, at an aggregate purchase price of approximately $1,545,616,000 (including capitalized costs of approximately $37,592,000), which consists of equity investments of approximately $744,156,000 and mortgage financing of approximately $801,461,000. All of the properties purchased are industrial or commercial properties. Of the properties owned (on the basis of purchase price, including additional capitalized costs) as of December 31, 1997: 42% are manufacturing plants; 22% are distribution centers and warehouses; 17% are office buildings and research facilities; 10% are retail stores and 4% are hotels and restaurants. Of the properties currently owned by the CPA(R)Programs: 108 are located in the Midwest(1) 96 are located in the Southwest(2); 75 are located in the Pacific coast states (3); 62 are located in the Northeast (4); 58 are located in the Southeast(5); 13 are located in the Mountain states(6); and 4 are located in Europe. Additionally, the CPA(R) Programs have raised approximately $42,000,000 through sales to institutional investors.

     When acquired by the CPA(R) Programs, approximately 21.62% of the properties had newly constructed buildings and approximately 78.38% had previously constructed buildings (percentage determined on the

---------------

    (1) The following states comprise the Midwest Region: IA, IL, IN, KS, KY, MI, MN, MO, NE, OH, WI.

    (2) The following states comprise the Southwest Region: AR, AZ, LA, NM, OK, TX.

    (3) The following states comprise the Pacific Coast Region: AK, CA, NV, WA.

    (4) The following states comprise the Northeast Region: CT, DE, MA, MD, NH, NJ, NY, PA, RI, VT.

    (5) The following states comprise the Southeast Region: AL, FL, GA, MS, NC, SC, TN, VA.

    (6) The following states comprise the Mountain Region: CO, UT.

basis of purchase price, including additional capitalized costs). Substantially all of the properties were fully constructed when purchased by the CPA(R) Programs. When purchased by the CPA(R) Programs, all of the properties were single-tenant commercial, industrial and governmental real property (or interests therein). The CPA(R) Programs have made no loans or participating loans and have entered into 30 joint ventures with affiliated programs (23% of all transactions entered into by the CPA(R) Programs). More detailed information with respect to investments by the CPA(R) Programs is separately presented in tabular form for the CPA(R) Programs in Exhibit 99 to Part II of the Registration Statement. Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, NY, NY 10020, (800) 972-2739, the Company will provide, at no fee, copies of such Exhibit.

     The CPA(R) Programs have had similar leverage goals to that of the Company (60% of Total Property Cost of all properties purchased) but on average have achieved leverage of approximately 55%. For fully invested CPA(R) Programs, the approximate percentage of leverage achieved was as follows: CPA(R):1 -- 59%; CPA(R):2 -- 56%; CPA(R):3 -- 53%; CPA(R):4 -- 54%; CPA(R):5 -- 57%;
CPA(R):6 -- 58%; CPA(R):7 -- 54%; CPA(R):8 -- 54%; CPA(R):9 -- 60%;
CPA(R):10 -- 63%; CIP(R) -- 56%; and CPA(R):12 -- 40%.

     Sixty-eight complete properties and unimproved portions of nine other properties purchased by the CPA(R) Programs had been sold as of December 31, 1997. All but 29 of such properties were sold for consideration equal to or in excess of the applicable CPA(R) Program's total investment in such properties, including acquisition costs. The properties sold were originally purchased for a total purchase price of approximately $208,013,000 and an initial equity investment of approximately $90,523,000. Approximately $214,053,000 was received from the sale of these properties (plus approximately $1,906,000 in additional consideration received in connection with such sales) while net proceeds received (after expenses and the repayment of mortgages) were approximately $121,971,000. No purchase money obligations were received by the Company in connection with the sale of such properties. More detailed information with respect to the properties sold by the CPA(R) Programs between January 1, 1994 and December 31, 1997 is presented in tabular form in Table V (Sales or Dispositions of Properties) in Exhibit A to this Prospectus.

     The CPA(R) Programs have adopted investment policies which are designed to reduce the risk of occurrence of adverse business developments as well as to mitigate the effects of any adverse business development. In selecting investments, factors such as the creditworthiness of a tenant, the condition and use of the property, and geographic and industry diversification are considered in order to reduce the risk of adverse business developments to the CPA(R) Programs. As part of the property selection process, the CPA(R) Programs often attempt to select properties which are necessary to the operations of a tenant so that, in the event that such tenant undergoes a reorganization due to bankruptcy, the lease provisions are less likely to be modified. In addition, in order to minimize their exposure, the CPA(R) Programs also attempt to utilize nonrecourse mortgage financing.

     Certain CPA(R) Programs have experienced adverse business developments which have included the filing by certain tenants for protection from creditors under the Bankruptcy Code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA(R) Programs for certain periods of time, but, with four exceptions described below, have not caused the affected CPA(R) Programs to reduce their rate of distributions to partners. See Table III (Operating Results of Prior Programs) in Exhibit A to this Prospectus for overall results of operations of the affected CPA(R) Programs.

     The general partners of the affected CPA(R) Programs have undertaken a number of measures to mitigate the adverse effects of certain adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA(R) Programs and, where appropriate, settling litigation. Of the approximately 150 tenants with which the CPA(R) Programs have entered into leases, 15 have subsequently sought protection from creditors in bankruptcy. Properties formerly leased to nine of these tenants have been re-leased or sold. Four other tenants have affirmed their leases and the leases of the remaining two tenants are currently the subject of negotiations described below.

     Most CPA(R) Programs in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their partners, primarily as a result of the efforts of the general partners described above and below and the existence of a working capital reserve established at the inception of each CPA(R) Program. Although several CPA(R) Programs have experienced the types of adverse business developments described above, only four CPA(R) Programs, CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 have had to reduce the rate of distributions to their partners as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA(R):1, the bankruptcy filing by Storage Technology, in the case of CPA(R):5 the sale of two properties and in the case of CPA(R):7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L.P. The reductions in distribution rates in each of CPA(R):1, CPA(R):5 and CPA(R):7 were followed by increases in the distribution rates. The distribution rate of CPA(R):7 exceeded the rate in effect before the reductions when it was merged with CD while the distribution rate of CPA(R):1 and CPA(R):5 had not reached the rate in effect before the reduction at the time of the merger.

     Most of the adverse developments which have occurred have been resolved. These include the filings for protection from creditors under the Bankruptcy Code by the following tenants of the following CPA(R) Programs: Saxon Industries, Inc. (CPA(R):1 and CPA(R):2); Storage Technology Corporation (CPA(R):1); The Leslie Fay Company (CPA(R):3); Knudsen Corporation (CPA(R):3 and CPA(R):4); Gulf Consolidated Services, Inc. (CPA(R):4); Three Guys Inc. Ltd. (CPA(R):4); Williams Hand Tool, Inc. (CPA(R):5); American Trim Products Inc. (CPA(R):5); Yellow Front Stores, Inc. (CPA(R):7); NVRyan L.P. (CPA(R):7, CPA(R):8 and CPA(R):9); Harvest Food, Inc. (CPA(R):10 and CIP(R)); and SportsTown, Inc. (CIP(R)). The management of these programs has addressed these bankruptcies primarily by re-leasing the properties to new tenants or by restructuring the original leases at a reduced rental. Certain of the properties have been sold at a loss or transferred in exchange for a release of the related mortgage debt. In the case of the bankruptcy filing by Saxon Industries, Inc., however, its two leases were affirmed in bankruptcy. In the case of the bankruptcy filing by Knudsen Corporation, seven of the eight properties which had been leased to Knudsen Corporation were sold at a gain, generating more than enough cash to retire the entire mortgage debt on all eight properties. The remaining property was leased to a new tenant. In addition, as a result of vigorous litigation efforts pursued by the general partners, certain programs have been awarded substantial awards from bankruptcy settlements. CPA(R):1 received a settlement of cash and securities with a market value of approximately $2.5 million in connection with the Storage Technology Corporation bankruptcy. CPA(R):7 and CPA(R):8 were paid a restructuring fee of $2.6 million in exchange for amending certain leases and CPA(R):9 received approximately $456,000, in each case in connection with settlement of bankruptcy claims against NVRyan L.P.

     In May 1995, CPA(R):3 reached a settlement resolving all outstanding issues in its dispute with Leslie Fay and National Union (the "Settlement Agreement"). In June 1995, the Settlement Agreement was approved by the Bankruptcy Court. As a result of this settlement, the Partnership received a total of $18,839,749 for the termination of Leslie Fay's interest in the property and $2,000,000 in exchange for the sale of the property. The Partnership made a special distribution of $50.00 per Unit in July, 1992 and $120 in October 1995 and has not yet determined how it will use the remaining proceeds of the settlement with Leslie Fay and National Union and the sale of the property.

     New Valley has agreed to affirm two of its three leases with CPA(R):2 and CPA(R):3. New Valley ceased paying rent on the disaffirmed lease, for a property in Moorestown, New Jersey, in August 1991. Rent income on the disaffirmed lease represented approximately 8.73% and 9.06% of the lease revenues for CPA(R):2 and CPA(R):3, respectively in 1994.

     In June 1996, Harvest Foods, Inc. ("Harvest") filed a voluntary bankruptcy petition and, in March 1997, the Bankruptcy Court approved Harvest's motion to disaffirm the master lease. Under its ruling, the Bankruptcy Court allowed the CPA(R):10 and CIP(R) to establish its unsecured claim for lease rejection damages at $10,000,000 and ordered Harvest to pay $150,000 in full satisfaction and settlement of any post-petition obligation for real estate taxes. Harvest subsequently vacated the properties.

     On March 15, 1997, CPA(R):10 and CIP(R) entered into a net lease with The Kroger Co. for two supermarkets in Conway and North Little Rock, Arkansas. CPA(R):10 and CIP(R) also entered into net leases with Affiliated Foods Southwest, Inc. for two stores in Hope and Little Rock, Arkansas. CPA(R):10 and CIP(R) are currently evaluating various offers for the lease or purchase of the vacated properties and are continuing their efforts to remarket the properties.

     On June 24, 1997, CPA(R):10 and CIP(R) entered into a transaction whereby each purchased a 50% participation in the first priority mortgage loan collateralized by the 15 properties formerly leased to Harvest. The mortgage loan, which has an outstanding balance of $8,554,894, was purchased for $7,700,000. CPA(R):10 and CIP(R) have entered into negotiations with the holder of a subordinated mortgage loan of $2,995,180 in an attempt to reach a settlement for the payoff of the loan. The holder of the subordinated mortgage loan is an affiliate of Harvest.

     Additional information concerning the CPA(R) Programs is set forth in tabular form in Exhibit A to this Prospectus. See "Experience in Raising and Investing Funds" in Table I; "Compensation to Sponsor" in Table II; "Operating Results of Prior Programs" in Table III; "Results of Completed Programs" in Table IV and "Sales or Dispositions of Properties" in Table V. In addition, upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, NY 10020, (800) 972-2739, the Company will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA(R) Programs and, at a reasonable fee, the exhibits to such annual report.

                                   MANAGEMENT

     The Company will operate under the direction of the Board, the members of which are accountable to the Company and its Shareholders as fiduciaries. A majority of the Independent Directors and a majority of the directors have reviewed and ratified the Articles of Incorporation and have adopted the Bylaws. The Board will be responsible for the management and control of the affairs of the Company; however, the Board will retain the Advisor to manage the Company's day-to-day affairs and the acquisition and disposition of investments, subject to the Board's supervision. The Company currently has seven directors; it must have at least three and may have no more than nine directors.

     A majority of the Board must be comprised of Independent Directors, except for a period of 90 days after the death, removal or resignation of an Independent Director. An Independent Director may not, directly or indirectly (including through a member of his immediate family), own any interest in, be employed by, have any material business or professional relationship with, or serve as an officer or director of, the Sponsor, the Advisor or any of their Affiliates, except that an Independent Director may serve as a director, officer or trustee for not more than two other REITs organized by the Sponsor or advised by the Advisor. Except to carry out the responsibilities of director, an Independent Director may not perform material services for the Company. Three of the directors are Affiliates of the Advisor and four are Independent Directors. All of the initial directors were recommended by the Sponsor. Proposed transactions are often discussed before being brought to a final Board of Director's vote. During these discussions, Independent Directors often offer ideas for ways in which deals can be changed to make them acceptable and these suggestions are taken into consideration on structuring transactions. No Independent Director of any prior CPA(R) Program has ever voted against a property acquisition recommendation on a final vote. Each director will hold office until the next annual meeting of Shareholders or until his successor has been duly elected and qualified. Although the number of directors may be increased or decreased as discussed above, a decrease shall not have the effect of shortening the term of any incumbent director.

     Any director may resign at any time and may be removed with or without cause by the Shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of such proposed removal. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if the director shall be removed. The term "cause" as used in this context is a term used in the Maryland Corporation and Association Code. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case by case basis. The effect for Investors of the Maryland Code's lack of definition is the Company cannot provide Investors with a definition for "cause." As a result of this uncertainty, Investors may not know what actions by a director may be grounds for removal.

     Unless filled by a vote of the Shareholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and, (a) in the case of a director who is not an Independent Director (an "Affiliated Director"), by a vote of a majority of the remaining Affiliated Directors, or
(b) in the case of an Independent Director, by a vote of a majority of the remaining Independent Directors (unless, in the case of clause (a) or (b), there are no remaining Affiliated Directors or Independent Directors, as the case may be, to so fill a vacancy, in which case a majority vote of the remaining directors shall be sufficient). If at any time there shall be no Independent or Affiliated Directors in office, successor directors shall be elected by the Shareholders. Each director will be bound by the Articles of Incorporation and the Bylaws.

     The directors are not required to devote all of their time to the Company and are only required to devote such of their time to the affairs of the Company as their duties require. The directors will meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on the Advisor. The Board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to the Company in any other capacity. Initially, the Company intends to pay to each Independent Director a quarterly fee of $2,750 and a meeting fee of $1,000 per meeting. It is estimated that the aggregate compensation payable to the Independent Directors as a group for the first full fiscal year of the Company will be approximately $60,000. The Company will not pay any compensation to the officers or directors of the Company who also serve as officers or directors of the Advisor.

     The general investment and borrowing policies of the Company are set forth in this Prospectus. The directors shall establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are in the best interest of the Shareholders and are fulfilled. Until modified by the directors, the Company shall follow the policies on investments and borrowings set forth in this Prospectus.

     The Board is also responsible for reviewing the fees and expenses of the Company on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the Shareholders. In addition, a majority of the Independent Directors and a majority of directors not otherwise interested in the transaction must approve all transactions with the Advisor or its Affiliates (other than other publicly-registered entities, in which case only the allocation of interests in such transaction must be approved by the Independent Directors). The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's investments, the success of the Advisor in generating appropriate investment opportunities, rates charged to other REITs and other investors by advisers performing similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account.

     Neither the directors nor their Affiliates will vote or consent to the voting of Shares they now own or hereafter acquire on matters submitted to the shareholders regarding either (i) the removal of the Advisor, any director or any Affiliate; or (ii) any transaction between the Company and the Advisor, any director or any Affiliate.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The directors and executive officers of the Company are as follows:

                   NAME                                        OFFICE
                   ----                                        ------
William P. Carey...........................  Chairman of the Board and Director
Barclay G. Jones III.......................  President and Director
George E. Stoddard.........................  Senior Executive Vice President and
                                             Director
William Ruder..............................  Director*
Charles Townsend...........................  Director*
Warren Wintrub.............................  Director*
Thomas Zacharias...........................  Director*
Steven M. Berzin...........................  Executive Vice President and Chief
                                             Financial Officer
Claude Fernandez...........................  Executive Vice President and Chief
                                               Administration Officer
Gordon F. Dugan............................  Executive Vice President
Debra E. Bigler............................  Senior Vice President and Regional Director
H. Augustus Carey..........................  Senior Vice President and Secretary
Ted G. Lagreid.............................  Senior Vice President and Regional Director
Anthony S. Mohl............................  Senior Vice President -- Property
                                               Management
John J. Park...............................  Senior Vice President -- Finance and
                                               Treasurer
Michael D. Roberts.........................  Senior Vice President and Controller
Gordon J. Whiting..........................  Senior Vice President

---------------
* Independent Director

     The following is a biographical summary of the experience of the Directors and executive officers of the Company:

     William P. Carey, age 68, elected Chairman in June 1997, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W.P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers) and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey served as a Governor of the National Association of Real Estate Investment Trusts ("NAREIT"). He currently serves on the boards of The Johns Hopkins University and its School of Advanced International Studies and as Chairman of the Boards of Trustees of the St. Elmo Foundation and the W.P. Carey Foundation. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence Klein the Economics Research Institute at that university. With Sir John Templeton, he helped to establish the program in management education at Oxford University. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CIP(R), CPA(R):12 and CD. Mr. Carey is an uncle of H. Augustus Carey.

     George E. Stoddard, age 81, elected to the Board of Directors in June 1997, was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an

LL.B. from Fordham University Law School. Mr. Stoddard also serves as a Managing Director of W.P. Carey & Co.

     Barclay G. Jones III, age 38, appointed Executive Vice President and elected Director in June 1997, is also an Executive Vice President and Managing Director of W.P. Carey & Co. Mr. Jones joined W.P. Carey & Co. as Assistant to the President in July 1982 after his graduation from the Wharton School of the University of Pennsylvania where he majored in Finance and Economics. Mr. Jones has served as a director of W.P. Carey & Co. since April 1992 and is a director of the Wharton School Club of New York. Mr Jones is a director of CD.

     William Ruder, age 74, elected Director in June 1997, is Chairman of the Board of William Ruder Incorporated, a consulting firm founded in 1981. From 1948 to 1981, Mr. Ruder was in partnership with David Finn at the firm of Ruder & Finn, an international public relations company. He is a former Assistant Secretary of Commerce of the United States and is on the board of directors of the United Nations Association of the United States of America, Junior Achievement and the Council of Economic Priorities. He is a member of the Board of Overseers of the Wharton School of the University of Pennsylvania and has also served as a consultant to the Communications Advisory Board to the White House Press Secretary, the Committee for Economic Development and the Office of Overseas Schools for the U.S. State Department. Mr. Ruder is a Tobe Lecturer at Harvard Graduate School of Business and is associated with several other businesses, civic and cultural organizations. He received a B.S.S. degree from the City College of New York. Mr. Ruder served as a director of W.P. Carey & Co. from 1987 to 1990. Mr. Ruder is a director of CPA(R):10 and CPA(R):12.

     Charles C. Townsend, Jr., age 70, elected Director in June 1997, currently is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. Mr. Townsend was a Partner and a Managing Director of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend is a director of CIP(R) and CD.

     Warren G. Wintrub, age 62, elected Director in June 1997, retired in 1992 from Coopers & Lybrand after 35 years. Mr. Wintrub was elected a partner in Coopers & Lybrand in 1963 and specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988 and as a Chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LL.B. from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Petroleum Co. Mr. Wintrub is a director of CPA(R):10 and CIP(R).

     Thomas E. Zacharias, age 44, elected Director in June 1997, is currently Vice President of Corporate Property Investors and has held this position since 1986. Corporate Property Investors, a party which is unaffiliated with CPA(R):14, is one of the largest equity-oriented REITS in the U.S. with approximately $4.4 billion under management. Prior to joining Corporate Property Investors in 1981, Mr. Zacharias was Project Director for the New York State Urban Development Corporation from 1980-1981, and served as the Assistant to the Chief Operating Officer from 1979-1980. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and a Master of Public and Private Management from the Yale School of Management in 1979. Mr. Zacharias formerly served as a Director of U.S. Prime Properties Inc. Mr. Zacharias is a director of CIP(R) and CPA(R):12.

     Steven M. Berzin, age 47, was elected Executive Vice President, Chief Financial Officer and Chief Legal Officer of the Company and a Managing Director of W.P. Carey & Co. in July 1997. From 1993 to 1997, Mr. Berzin was Vice President -- Business Development of General Electric Capital Corporation in the office of the Executive Vice President and, more recently, in the office of the President, where he was responsible for business development activities and acquisitions. From 1985 to 1992, Mr. Berzin held various positions with Financial Guaranty Insurance Company, the last two being Managing Director, Corporate Development, and Senior Vice President and Chief Financial Officer. Mr. Berzin was associated with the law firm of Cravath, Swaine & Moore from 1977 to 1985 and from 1976 to 1977, he served as law clerk to the Honorable Anthony
M. Kennedy, then a U.S. Circuit Court Judge. Mr. Berzin received a B.A. and an M.A. in Applied Mathematics from Harvard University, a B.A. in Jurisprudence and an M.A. from Oxford University and a J.D. from Harvard Law School. Mr. Berzin is a director of CD.

     Claude Fernandez, age 46, elected Executive Vice President and Chief Administrative Officer in June 1997, joined W.P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, Vice President in April 1986 and is now a Managing Director, Executive Vice President and Chief Administrative Officer. Prior to joining W.P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received his B.S. degree in accounting from New York University in 1975 and his M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

     Gordon F. DuGan, age 32, elected Executive Vice President in June 1997, was elected Managing Director of W.P. Carey & Co. in June 1997. Having originally joined W.P. Carey & Co. in 1988 and until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co., Mr. DuGan rejoined W.P. Carey as Deputy Head of Acquisitions in February 1997. Prior to rejoining W.P. Carey & Co., he served as Chief Financial Officer of Superconducting Core Technologies, a Colorado wireless communications equipment manufacturer from October 1995 until February 1997. Mr. DuGan received his B.S. degree in Finance from the University of Pennsylvania. Mr. DuGan is a director of CD.

     Debra E. Bigler, age 45, elected Senior Vice President in June 1997, became Vice President and Marketing Director of W.P. Carey & Co. in July 1991 and a First Vice President in October 1995. A regional marketing director responsible for investor services in the south and south central United States, Ms. Bigler joined W.P. Carey & Co. in March 1989 as Assistant Marketing Director. Ms. Bigler was employed as a Marketing Associate with E.F. Hutton & Company Inc. from July 1980 to January 1989.

     H. Augustus Carey, age 41, elected Senior Vice President in June 1997, returned to W.P. Carey & Co. as a Vice President in August 1988 and was elected First Vice President in April 1992, Senior Vice President in October 1995 and Managing Director in January 1996. Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. He is the nephew of William P. Carey.

     Ted G. Lagreid, age 46, elected Senior Vice President in June 1997, joined W.P. Carey & Co. in 1994 and became a First Vice President in October 1995. Mr. Lagreid is a regional marketing director responsible for investor services in the western United States. Prior to joining the firm, from July 1993 through October 1994, he was employed by the Shurgard Capital Group then from January 1991 to July 1993, for SunAmerica where he was an executive in its mutual funds group. He earned an A.B. from the University of Washington, received an M.P.A. from the University of Puget Sound and then spent eight years in the City of Seattle's Department of Community Development. Mr. Lagreid was a commissioner of the City of Oakland, California, having served on its Community and Economic Development Advisory Commission.

     Anthony S. Mohl, age 36, became a Senior Vice President in June 1997. Mr. Mohl joined W.P. Carey & Co. as Assistant to the President in September 1987 after receiving an M.B.A. from the Columbia University Graduate School of Business and became a Second Vice President in January 1990 and a Vice President in April 1992. Mr. Mohl was employed as an analyst in the strategic planning group of Kurt Salmon Associates after receiving an undergraduate degree from Wesleyan University.

     John J. Park, age 33, elected Senior Vice President in June 1997, became a First Vice President of W.P. Carey & Co. in April 1993 and Senior Vice President in October 1995. Mr. Park joined W.P. Carey & Co. as an Investment Analyst in December 1987 and became a Vice President in July 1991. Mr. Park received his undergraduate degree from the Massachusetts Institute of Technology in 1986 and an M.B.A. from New York University in 1991.

     Michael D. Roberts, age 46, elected Senior Vice President in June 1997, joined W.P. Carey & Co. in April 1989 as a Second Vice President and Assistant Controller and was named Vice President and Controller in October 1989 and First Vice President in July 1990. From August 1980 to February 1983 and from September 1983 to April 1989, he was employed by Coopers & Lybrand and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received his undergraduate degree from Brandeis University and his M.B.A. from Northeastern University.

     Gordon J. Whiting, age 32, elected Senior Vice President of W.P. Carey & Co., Inc. in April, 1998. Mr. Whiting joined W.P. Carey & Co., Inc. in September 1994, as a Second Vice President after receiving an M.B.A. from the Columbia University Graduate School of Business, where he concentrated in finance. Mr. Whiting was elected a Vice President of W.P. Carey & Co., Inc. in October 1995 and a First Vice President in April 1997. Mr. Whiting founded an import/export company based in Hong Kong after receiving a B.S. in Business Management and Marketing from Cornell University.

     Certain of the directors and officers of the Company act as directors or officers of the general partners of other CPA(R) Programs and may own partnership interests in such CPA(R) Programs.

THE ADVISOR

     Carey Property Advisors L.P. (the "Advisor") will serve as the Advisor to the Company. The general partner of the Advisor is Carey Fiduciary Advisors, Inc. ("CFA"), a Pennsylvania corporation wholly-owned by William P. Carey. The Company has entered into an advisory agreement with the Advisor (the "Advisory Agreement") pursuant to which the Advisor will manage the Company's day-to-day affairs and will monitor the Company's assets and income so that the Company will comply with the REIT provisions of the Code. This may include the purchase or disposition of investments of the Company as well as the structuring of the receipt of income from these investments. The Advisor and its Affiliates will receive certain fees and compensation from the Offering, the investment of the proceeds therefrom and the management and disposition of the Company's assets. See "Management Compensation."

     CFA is authorized to issue 5,000 shares of common stock, $0.01 par value, 1,000 of which are outstanding. All of CFA's outstanding shares of stock are owned by William P. Carey. As of December 31, 1996, CFA had total assets of $473,905 and shareholder's equity of $432,143.

     W.P. Carey & Co. is a private company that specializes in arranging private financing for major corporations, principally net lease financings of real property, and the officers of W.P. Carey & Co. have an extensive background in this area. Properties financed with the assistance of W.P. Carey & Co. have included office buildings, manufacturing plants, distribution and retail facilities, warehouses, movie theaters and hotels.

DIRECTORS AND PRINCIPAL OFFICERS OF CAREY FIDUCIARY ADVISORS, INC.

     The directors and principal officers of CFA are as follows:

              NAME                                          OFFICE
              ----                                          ------
William P. Carey.................  Chairman of the Board and Director
Barclay G. Jones III.............  President and Director
George E. Stoddard...............  Chairman of the Investment Committee and Director
Frank J. Hoenemeyer..............  Vice Chairman of the Investment Committee and Director
Lawrence R. Klein................  Chairman of the Economic Policy Committee and Director
Steven M. Berzin.................  Executive Vice President, Chief Financial Officer and
                                   Chief Legal Officer
Claude Fernandez.................  Executive Vice President and Chief Administrative Officer
Gordon F. DuGan..................  Executive Vice President
H. Augustus Carey................  Senior Vice President and Secretary
Anthony S. Mohl..................  Senior Vice President -- Property Management
John J. Park.....................  Senior Vice President -- Acquisitions and Treasurer
Debra E. Bigler..................  Senior Vice President and Regional Director
Ted G. Lagreid...................  Senior Vice President and Regional Director
Michael D. Roberts...............  Senior Vice President and Controller
Gordon J. Whiting................  Senior Vice President -- Acquisitions

              NAME                                          OFFICE
              ----                                          ------
David W. Marvin..................  First Vice President and Regional Director
W. Sean Sovak....................  First Vice President
Edward V. LaPuma.................  First Vice President
David S. Eberle..................  Vice President and Regional Director
Mary Ann Kelly...................  Vice President and Regional Director
Anne R. Coolidge.................  Vice President
Susan C. Hyde....................  Vice President
Robert C. Kehoe..................  Vice President
David G. Termine.................  Vice President
Matthew B. Walley................  Vice President

     The following is a biographical summary of the experience of the directors and executive officers of CFA:

     Information regarding Messrs. W. P. Carey, Stoddard, Jones, Berzin, DuGan, Fernandez, Roberts, H. A. Carey, Park, Mohl, Lagreid, Roberts, Whiting and Ms. Bigler is set forth under "Management -- Directors and Principal Officers of the Company."

     Frank J. Hoenemeyer, age 77, elected Vice Chairman of the Investment Committee and Director in May 1992, was Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America until his retirement in November 1984. As Chief Investment Officer he was responsible for all of Prudential's investments in stocks, bonds, private placements, leveraged buyouts, venture capital, real estate ownership and mortgages. Mr. Hoenemeyer was graduated with a B.S. in Economics from Xavier University, Cincinnati, Ohio and an M.B.A. from the Wharton School of the University of Pennsylvania, and joined Prudential in 1947. Under his direction as Chief Investment Officer, Prudential built the world's largest real estate and securities investment portfolio (valued at over $200 billion in 1989) and became a leader in investments including the purchase and development of real estate, leveraged buyouts and venture capital. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a $3 billion private real estate investment trust. He has also been active in community affairs and at present is Chairman of the Turrell Fund and a Trustee and Chairman of the Finance Committee of the Robert Wood Johnson Foundation.

     Dr. Lawrence R. Klein, age 77, is the Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley and the Massachusetts Institute of Technology and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc., Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W.P. Carey & Co. in 1984 as Chairman of the Economic Policy Committee and as a director.

     David S. Eberle, age 32, joined W.P. Carey & Co., Inc. in May 1995 as Vice President and Regional Director for the Midwest region. Previous to joining W.P. Carey he was Manager, Wholesale Sales for Bowen Real Estate Group from November 1994 through May 1995. From November 1992 through November 1995 Mr. Eberle was Managing Director of all West Coast region of Vesnor Inc. Mr. Eberle received his B.S. in Management from St. John's University.

     Mary Ann Kelly, age 38, joined W.P. Carey & Co. in 1995 as a Vice President and regional marketing director for the mountain states area. From March 1993 through October 1994 Ms. Kelly was employed by Related Capital Company as a regional director in the southeastern United States. From December 1989 through February 1993 Ms. Kelly was a Regional Marketing Representative, Northeast, for Phoenix Leasing. Ms. Kelly received her B.B.A. from Hofstra University where she concentrated in International Business.

     David W. Marvin, age 44, became a First Vice President of W.P. Carey & Co. in April, 1998. Mr. Marvin joined W.P. Carey & Co. in 1995 as a Vice President regional marketing director for the northeastern United States. Previously he spent 15 years at Prudential-Bache and Kidder-Peabody, as well as was a national director of sales with Cigna Corporation. Mr. Marvin received his B.A. from the University of Massachusetts at Amherst.

     W. Sean Sovak, age 26, a First Vice President, joined W.P. Carey & Co. as Assistant to the Chairman in 1994. He was appointed to First Vice President in April 1998. Mr. Sovak was graduated summa cum laude from the University of Pennsylvania's Wharton School, where he concentrated in Finance.

     Edward V. LaPuma, age 25, became a First Vice President of W.P. Carey & Co. in April, 1998. Mr. LaPuma joined W.P. Carey & Co. as an Assistant to the Chairman in July 1995, became a Second Vice President in July 1996 and a Vice President and Research Officer in April 1997. A graduate of the University of Pennsylvania, Mr. LaPuma received a B.A. in Global Economic Strategies from The College of Arts and Sciences and a B.S. in Economics with a concentration in Finance from the Wharton School.

     Anne R. Coolidge, age 29, a Vice President, joined W.P. Carey & Co. in 1993 as Assistant to the Chairman and was elected a Vice President in April 1998. Ms. Coolidge received an A.B. from Harvard College magna cum laude and an M.B.A. from Columbia University's Graduate School of Business.

     Susan C. Hyde, age 30, is a Vice President and a Director of Investor Relations of W.P. Carey & Co. Ms. Hyde joined W.P. Carey & Co. in 1990, became a Second Vice President in April 1995 and a Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990 where she received a B.S. degree in Business Administration with a concentration in marketing and a B.A. degree in English.

     Robert Kehoe, age 38, a Vice President of W.P. Carey & Co., joined W.P. Carey & Co. as a Senior Accountant in 1987. Mr. Kehoe became a Second Vice President of W.P. Carey & Co. in April 1992 and a Vice President in July 1997. Prior to joining W.P. Carey & Co., Mr. Kehoe was associated with Deloitte Haskins & Sells for three years and was Manager of Financial Controls at CBS Educational and Professional Publishing for two years. Mr. Kehoe received his B.S. degree in Accounting from Manhattan College in 1982 and his M.B.A. from Pace University in 1993.

     David G. Termine, age 39, a Vice President, joined W.P. Carey & Co. in 1991. Earlier, he held a similar position at Lepereq Capital Partners (The LCP Group) and was Assistant Controller for Lazard Realty Corp., a subsidiary of Lazard Freres & Co. After receiving a B.S. in Accounting from Brooklyn College, Mr. Termine started his career in public accounting, working for diverse real estate clients, notably Rudin Management Co.

     Matthew B. Walley, age 33, Vice President and Director of Corporate Communications, worked for W.P. Carey & Co. at the beginning of his career and returned to the firm in 1996. He was elected a Vice President in April 1998. Prior to rejoining, he served as a member of the institutional fixed income department of Paine Webber in London, where he had responsibility for Institutional clients and European central banks. In addition, he worked at Unilever, implementing strategic marketing in London, Amsterdam, Toronto and New York. He holds an M.A. from Oxford University and an M.B.A. from New York University's Stern School of Business.

     The principal officers of CFA and the offices to which they have been elected substantially are the same as those for the Company. All of the officers and directors of CFA have been elected to serve until the next annual meeting of CFA to be held in 1999.

SHAREHOLDINGS

     The Advisor currently owns 20,000 Shares, which constitutes 0.36% of the outstanding Shares as of June 30, 1998. The Advisor may not sell any of these Shares during the period it serves as the advisor to the Company. Furthermore, any resale of the 20,000 Shares that the Advisor currently owns and the resale of any Shares which may be acquired by Affiliates of the Company are subject to the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although the Advisor is not prohibited from acquiring additional Shares, the Advisor has no options or warrants to acquire any additional Shares and has no current plans to acquire additional Shares. There is no limitation on the ability of the Advisor or its Affiliates to resell any Shares they may acquire in the future. If 30,000,000 Shares are sold, the Advisor will own less than 0.07% of the Shares. The Advisor has agreed to abstain from voting any Shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.

MANAGEMENT DECISIONS

     All of the activities of the Advisor will be managed by CFA. The primary responsibility for the selection of Company investments and the negotiation for such investments will reside in William P. Carey, George E. Stoddard, Barclay G. Jones III and Gordon F. DuGan, all of whom are officers or directors of CFA. Each potential Company investment will be submitted for review to the Investment Committee. George E. Stoddard, Chairman, Frank J. Hoenemeyer and Lawrence R. Klein currently serve as members of the Investment Committee. The board of directors of CFA (the "CFA Board") has empowered the Investment Committee to authorize and approve Company investments on behalf of CFA between meetings of the CFA Board, provided that the members of the committee agree unanimously on the action to be taken. However, the CFA Board retains ultimate authority to authorize and approve Company investments on behalf of the Advisor and may make such investments on behalf of the Company without the approval of, and irrespective of any adverse recommendation by, the Investment Committee or any other Person, except the Board of the Company.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     The Company maintains a directors and officers liability insurance policy. The Organizational Documents limit the personal liability of the Company's directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established: (a) the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful. Such indemnification or any agreement to hold harmless is recoverable only out of the assets of the Company and not from the Shareholders. Indemnification could reduce the legal remedies available to the Company and the Shareholders against such indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under Federal or state securities laws, nor does it limit the Shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to the Company or its Shareholders, although such equitable remedies may not be an effective remedy in certain circumstances.

     Notwithstanding the foregoing, the directors, the Advisor and their Affiliates will be indemnified by the Company for losses arising from the operation of the Company only if all of the following conditions are met: (a) the directors, the Advisor or their Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (b) the directors, the Advisor or their Affiliates were acting on behalf of or performing services for the Company; (c) such liability or loss was not the result of negligence or misconduct by the directors, the Advisor or their Affiliates; and (d) such indemnification or agreement to hold harmless is recoverable only out of the Company's net assets and not from its stockholders. The Sponsor has separately agreed to indemnify the Independent Directors against all liabilities and expenses and to advance expenses arising out of each Independent Director's activities on behalf of the Company to the extent such activities satisfy the Maryland law standards for indemnification.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the Organizational Documents provide that the Company shall indemnify other employees and agents to such extent as shall be authorized by the Directors, whether they are serving the Company or, at the Company's request, any other entity. The Company has agreed to indemnify and hold harmless the Advisor and its Affiliates performing services for the Company from certain claims and liabilities arising out of the performance of its obligations under the Advisory Agreement. As a result, the Company and its Shareholders may be entitled to a more limited right of action than they would otherwise have if these indemnification rights were not included in the Advisory Agreement.

     The general effect to investors of any statute, charter, provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified against liability when acting on the Company's behalf is a potential reduction in distributions due to the Company's payment of premiums associated with directors and officers insurance. In addition, such indemnification could reduce the legal remedies available to the Company and the shareholders against the Officers and Directors.

     The Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, officers, the Advisor or their Affiliates will not be allowed for certain liabilities arising from or out of a violation of state or Federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending such lawsuits, provided that a court either (a) approves the settlement and finds that indemnification of the settlement and related costs should be made or (b) there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves such indemnification.

THE ADVISORY AGREEMENT

     Many of the services to be performed by the Advisor and its Affiliates in managing the day-to-day activities of the Company are summarized below. This summary is provided to illustrate the material functions which the Advisor and its Affiliates will perform for the Company and it is not intended to include all of the services which may be provided by third parties to the Company.

     Under the terms of the Advisory Agreement, the Advisor undertakes to use its best efforts to present to the Company investment opportunities consistent with the investment policies and objectives of the Company as adopted by the Board. In its performance of this undertaking, the Advisor, either directly or indirectly by engaging an Affiliate, shall (at all times subject to the continuing and exclusive authority of the Board over the management of the Company and to compliance with the Organizational Documents):

          (i) find, present and recommend to the Company a continuing series of real estate investment opportunities consistent with the Company's investment policies and objectives;

          (ii) provide advice to, and act on behalf of, the Company with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

          (iii) make investments on behalf of the Company in compliance with the investment Procedures, Objectives and Policies of the Company;

          (iv) take such action and obtain such services as may be necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

          (v) provide day-to-day management of business activities of the Company and such other administrative services for the Company as may be requested by the Board.

     The Board has authorized the Advisor to make investments in any Property on behalf of the Company without the approval of the Board if the following conditions are satisfied:

          (a) the Advisor must obtain an appraisal for the Property indicating that the Total Property Cost of the Property does not exceed the appraised value of the Property; and

          (b) the Advisor must provide the Company with a representation that the Property, in conjunction with the Company's other investments and proposed investments, is reasonably expected to fulfill the Company's investment procedures, objectives and policies as established by the Board and then in effect.

     The term of the Advisory Agreement ends on December 31, 1998 and thereafter will be automatically renewed for successive one-year periods unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any such period. Additionally, the Advisory Agreement may be terminated (a) immediately by the Company for "Cause" or upon the bankruptcy of the Advisor or a material breach of the Advisory Agreement by the Advisor, (b) without Cause by a majority of the Independent Directors or Shareholders upon 60 days' notice, or (c) immediately with Good Reason by the Advisor. "Good Reason" is defined in the Advisory Agreement to mean either (i) any failure to obtain a satisfactory agreement from any successor to the Company to assume and agree to perform the Company's obligations under the Advisory Agreement or (ii) any material breach of the Advisory Agreement of any nature whatsoever by the Company. "Cause" is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor or a breach of the Advisory Agreement by the Advisor.

     The Advisor and its Affiliates expect to engage in other business ventures and, as such, their resources will not be dedicated exclusively to the business of the Company. However, pursuant to the Advisory Agreement, the Advisor must devote sufficient resources to the administration of the Company to discharge its obligations. The Advisory Agreement is not assignable or transferable by either party without the consent of the other party, except that the Advisor may assign the Advisory Agreement to an Affiliate that has a net worth of $5,000,000 or more or for whom the Sponsor agrees to guarantee its obligations to the Company and either the Advisor or the Company may assign or transfer the Agreement to a successor entity.

     The Advisor may not make any Loans on behalf of the Company without the prior approval of a majority of the Independent Directors. The actual terms and conditions of transactions involving investments in Properties shall be determined in the sole discretion of the Advisor, subject at all times to compliance with the foregoing requirements. The Advisor shall notify the Board of all proposed transactions before such transactions are completed.

     Certain types of transactions require the prior approval of the Board, including a majority of the Independent Directors, including the following: (i) investments in Properties in respect of which the requirements specified above have not been satisfied, (ii) investments made through joint venture arrangements with Affiliates of the Advisor, (iii) investments which are not contemplated by the terms of this Prospectus, (iv) transactions that present issues which involve conflicts of interest for the Advisor (other than conflicts involving the payment of fees or the reimbursement of expenses), (v) investments in equity securities (other than warrants acquired in connection with net lease transactions) and (vi) the lease of assets to the Sponsor, any director or the Advisor.

     The Company will reimburse the Advisor for all of the costs it incurs in connection with the services it provides to the Company, including, but not limited to: (i) Organization and Offering Expenses, which are defined to include expenses attributable to preparing the Registration Statement, formation and organization of the Company, qualification of the Shares for sale in the states, escrow arrangements, Commission and NASD filing fees and expenses attributable to selling the Shares (including, but not limited to, selling commissions, advertising expenses, expense reimbursement, counsel and accounting fees), (ii) the annual cost of goods and materials used by the Company and obtained from entities not affiliated with the Sponsor, including brokerage fees paid in connection with the purchase and sale of securities, (iii) administrative services (including personnel costs, provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel are used in transactions for which the Advisor receives a separate fee), (iv) rent, depreciation, leasehold improvement costs, utilities or other administrative items generally constituting the Advisor's overhead and (v) Acquisition Expenses, which are defined to include expenses related to the selection and acquisition of Properties.

     The Advisor shall reimburse the Company at least annually for the amount by which Operating Expenses of the Company exceed the 2%/25% Guidelines (2% of Average Invested Assets or 25% of Net Income). To the extent that Operating Expenses payable or reimbursable by the Company exceed the 2%/25% Guidelines and the Independent Directors determine that such excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of such excess expenses, or any portion thereof, but only to the extent such reimbursement would not cause the Company's Operating Expenses to exceed the 2%/25% Guidelines in any such year. Within 60 days after the end of any fiscal quarter of the Company for which total Operating Expenses (for the 12 months then ended) exceed the 2%/25% Guidelines, there shall be sent to the Shareholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in arriving at the conclusion that such excess expenses were justified.

     The Advisor or its Affiliates will be paid certain fees in connection with services provided to the Company. See "Management Compensation." In the event the Advisory Agreement is not renewed by the Company or is terminated without Cause by the Company or with Good Reason by the Advisor, the Advisor will be paid all accrued and unpaid fees and expense reimbursements, any unaccrued Subordinated Acquisition Fees and in certain circumstances will also be paid a Termination Fee. See "Management Compensation." The Company will not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

                 INVESTMENT PROCEDURES, OBJECTIVES AND POLICIES

INVESTMENT PROCEDURES

     The business of the Company is to invest primarily in single-tenant commercial, industrial and governmental real property (or interests therein), either existing or under construction or development, and personal and mixed property connected therewith. Generally, properties will be net leased to entities deemed creditworthy by the Advisor, including governmental units, under leases which will be full recourse obligations of such tenants or their Affiliates.

TRANSACTION ORIGINATION

     In analyzing potential acquisitions, the Advisor reviews and structures many aspects of a transaction, including the tenant, the real estate and the lease to determine whether a potential acquisition can be structured to satisfy the Company's acquisition criteria. The aspects of a transaction which are reviewed and structured by the Advisor include the following:

     -- Tenant Evaluation. The Advisor subjects each potential tenant to an extensive evaluation of its credit, management, position within its industry, operating history and profitability. The Advisor seeks tenants it believes will have stable or improving credit. By leasing properties to such tenants, the Company can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance its current return from such properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of the Company's properties leased to such tenant will likely increase (if all other factors affecting value remain unchanged). The Advisor may also seek to enhance the likelihood of a tenant's lease obligations being satisfied, such as through a letter of credit or a guaranty of lease obligations from the tenant's corporate parent. Such credit enhancement provides the Company with additional financial security.

     -- Leases with Increasing Rent. The Advisor seeks to include clauses in its leases that provide for increases in rent over the term of the leases. These increases are generally tied to increases in certain indices such as the consumer price index; in the case of retail stores, participation in gross sales above a stated level; mandated rental increases on specific dates; and by other methods that may not have been in existence or contemplated by the Company as of the date of this Prospectus. The Advisor seeks to avoid entering into leases that provide for contractual reductions in rents during their primary term.

     -- Properties Important to Tenant Operations. The Advisor generally seeks to acquire properties with operations that are essential or important to the ongoing operations of the tenant. The Advisor believes that such properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be rejected, and thereby terminated, by a bankrupt tenant. The Advisor also seeks to assess the income, cash flow and profitability of the business conducted at the property so that, if the tenant is unable to operate its business, the Company can either continue operating the business conducted at the property or re-lease the property to another entity in the industry which can operate the property profitably.

     -- Lease Provisions that Enhance and Protect Value.  When appropriate, the
        Advisor attempts to include provisions in its leases that require its consent to certain tenant activity or require the tenant to satisfy certain operating tests. These provisions include, for example, operational and financial covenants of the tenant, prohibitions on a change in control of the tenant and indemnification from the tenant against environmental and other contingent liabilities. Including these provisions in its leases protects the Company's investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to the Company or could reduce the value of the Company's properties.

     -- Diversification. The Advisor will attempt to diversify the Company's portfolio of Properties to avoid dependence on any one particular tenant, type of facility, geographic location and tenant industry. By diversifying its portfolio, the Advisor reduces the adverse effect on the Company of a single under-performing investment or a downturn in any particular industry.

     The Advisor employs a variety of other strategies in connection with its acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. Typically such equity enhancements involve warrants to purchase stock of the tenant to which the Property is leased or the stock of the parent of the tenant. If the value of the stock exceeds the exercise price of the warrant, equity enhancements helps the Company to achieve its goal of increasing funds available for the payment of Dividends. The Advisor's practices include performing evaluations of the physical condition of Properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition. In certain circumstances, the Company grants to the tenant a right to purchase the Property leased by the tenant, in which cases, the option purchase price is generally the greater of the Contract Purchase Price and the fair market value of the Property.

ACQUISITION AND UNDERWRITING PROCESS

     The Advisor's Acquisition and Asset Management Department has the primary responsibility for the origination and negotiation of acquisitions of Properties. Members of this Department will identify potential acquisitions and conduct negotiations with sellers and tenants. Members of the Acquisition and Asset Management Department generally structure the terms of any financing that the Company may use to acquire a Property.

     As a transaction is structured, it is evaluated by the Chairman of the Advisor's Investment Committee, with respect to the potential tenant's credit, business prospects, position within its industry and other characteristics important to the long-term value of the property and the capability of the tenant to meet its lease obligations. Before a Property is acquired, the transaction is reviewed by the Advisor's Investment Committee to ensure that it satisfies the Company's investment criteria. Aspects of the transaction that are typically reviewed by the Investment Committee include the expected financial returns, the creditworthiness of the tenant, the real estate characteristics and the lease terms.

     The Investment Committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. The Advisor places special emphasis on having experienced individuals serve on its Investment Committee and does not invest in a transaction unless it is approved by the Investment Committee.

     The Company believes that the Investment Committee review process gives it a unique competitive advantage over other net lease companies because of the substantial experience and perspective that the Investment Committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

     The following people serve on the Investment Committee:

     -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) Programs for over 19 years.

     -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America. As Chief Investment Officer, Mr. Hoenemeyer was responsible for all of Prudential's investments, including stocks, bonds, private placements, real estate and mortgages.

     -- Lawrence R. Klein is the Benjamin Franklin Professor of Economics
        Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein has been awarded the Alfred Nobel Memorial Prize in Economic Sciences and currently advises various governments and government agencies.

     Each Property purchased by the Company will be appraised by an Independent Appraiser and the Company will not purchase any Property that has a Total Property Cost (the purchase price of the Property plus all Acquisition Fees) which is in excess of its appraised value. Such appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a Property, and the actual sale price of a Property if sold by the Company may be greater or less than the appraised value.

INVESTMENT OBJECTIVES

     The Company's objectives are:

     -- TO PAY QUARTERLY DIVIDENDS AT AN INCREASING RATE THAT FOR TAXABLE
        SHAREHOLDERS MAY BE PARTIALLY FREE FROM CURRENT TAXATION. The Company's Dividend rate is calculated by dividing the Company's quarterly cash Dividend from operations by the amount raised in the Offering less amounts returned to investors from the sale of Properties and Cash from Financings. Although the cash amount of a Dividend may go down during the life of the Company, the Dividend rate may continue to increase. If the total amount received by the Company from the sale of its Properties is less than the total amount invested in the Company, a portion of the Dividends paid by the Company will represent a return of the money originally invested in the Company and not a return on the investment. There can be no assurance that the Company will pay regular dividends or that the Dividend rate will increase. The quarterly rate of increases of prior CPA(R) Programs has generally ranged from .01% to .25% with an average quarterly increase of .02%. While prior CPA(R) Programs have occasionally used working capital to pay a portion of certain Dividends, cash flows from operating activities have generally exceeded Dividends paid. See "Dividends."

     -- TO PURCHASE A PORTFOLIO OF REAL ESTATE THAT WILL INCREASE IN VALUE. An individual investing directly in real estate would not have to pay the organization and offering expenses expected to be paid by the Company (approximately 10% to 10.50% of the Gross Offering Proceeds). Therefore, the Company must realize a greater level of operating income from, and/or appreciation in the value of, its real estate in order for an Investor to realize the same return he would realize if he invested directly in, and operated, the real estate purchased by the Company. Of the 77 properties sold by the CPA(R) Programs, all but 29 of such properties were sold for consideration equal to or in excess of the applicable CPA(R) Program's total investment in such properties, including acquisition costs. The net gain realized from the sale of these 77 properties by the CPA(R) Programs has been in excess of $9,677,000 on total equity invested of approximately $90,523,000. This net gain figure does not take into account organization and offering expenses which averaged 12% of the Gross Offering Proceeds for prior CPA(R) Programs. Please see "Prior Performance by Affiliates" and Appendix A for a complete discussion of the prior performance of the CPA(R) Programs.

     -- TO INCREASE THE COMPANY'S EQUITY IN ITS REAL ESTATE BY MAKING REGULAR
        MORTGAGE PRINCIPAL PAYMENTS. The Company will realize its objective of increasing its equity in its Properties by making regular mortgage principal payments from income generated from the Properties only if Properties are sold by the Company for an amount equal to or greater than the original equity investment plus the remaining mortgage balance. The annual mortgage amortization for the CPA(R) Programs was $14,471,000 in 1997.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each Property. See "Prior Offerings by Affiliates" for a description of the CPA(R) Programs' experience in making investments similar to the investment objectives of the Company. See "Risk Factors" for a description of risks associated with the Company's investments. The Company also may make Loans on income-producing Properties, which Loans may have some form of equity participation.

     The primary investment objectives of the CPA(R) Programs are similar to those of the Company. The CPA(R) Programs have not been fully liquidated so it is not possible to fully determine whether or not the CPA(R) Programs have satisfied the objective of purchasing real estate that will increase in value.

     All but four of the CPA(R) Programs have paid quarterly dividends at an increasing rate since their inception. The increases have been between .01% and 4% on an annual basis in any quarter in which there has been an increase, with the majority of increases ranging between .01% and .05%. Only CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 have had to reduce their distribution rates as a result of certain adverse developments described in "Prior Offerings by Affiliates" and the resulting reduction of cash flow. The distribution rate of CPA(R):7 exceeded the rate in effect before the reduction at the time of its consolidation with CD.

     In making Property investments, the Advisor will consider such relevant real estate and financial factors as:

     -- creditworthiness of a tenant,

     -- safety of principal,

     -- income and cash flow expected to be generated by a particular Property,

     -- terms of proposed leases, including any provision for periodic rent increases,

     -- importance of the Property to a tenant,

     -- profitability of activities conducted at the Property,

     -- prospects for possible long-term appreciation,

     -- condition and use of the Property,

     -- location of the Property,

     -- current appraised value of the Property,

     -- prospects for long-range liquidity,

     -- geographic and industry diversification, and

     -- relation of the Property to the Company's portfolio.

In evaluating a possible investment by the Company, the creditworthiness of a tenant generally will be a more significant factor than the value of the Property absent the lease with such tenant. While the Advisor will select tenants it believes are creditworthy, tenants will not be required to meet any minimum rating established by an independent credit rating agency. The Advisor's and the Investment Committee's standards for determining whether a particular tenant is creditworthy vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant is determined on a tenant by tenant, case by case basis. Therefore, general standards for creditworthiness cannot be applied.

TYPES OF INVESTMENTS

     The Company may make investments in several types of properties or other real estate related investments. The Advisor will be responsible for the selection of properties for the Company, subject in some cases to the approval of the Board. See "Management." While investments may be made in various types of property, the Advisor intends to make substantially all the Company's investments in income-producing property which is, upon acquisition, improved or being developed or which is being or will be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but it is expected that most of the investments will be made within the United States. See "Risk Factors -- Real Estate Investment
Risks -- Risks of Investment in Real Property Located Outside the United States." With the exception of proposed investments described in a supplement to this Prospectus, prospective Investors will not be able to evaluate the merits of the Company's Investments or the terms of any dispositions. See "Risk
Factors -- Corporate Investment Risks -- Reliance on Management."

  Investments in Properties

     The Company will invest primarily in Properties that are leased to one tenant deemed creditworthy by the Advisor. In most cases, each lease will require the tenant to pay all of the costs of maintenance, insurance and real estate taxes.

     It is anticipated that many of the Properties purchased by the Company will be acquired from entities that simultaneously will lease the Properties from the Company. Such sale-leaseback transactions provide the lessee company with a source of capital as an alternative to other financing sources such as borrowing, mortgaging real property, issuing bonds or selling shares of common stock. The prospects for the seller/ lessee's enterprise and the financial strength of the seller/lessee will be important aspects of the sale and leaseback of a Property, particularly a Property specifically suited to the needs of the lessee. The Advisor will examine the financial statements of the lessee, if available, to evaluate the financial capability of the lessee and its ability to perform the terms of the purchase and leaseback agreement and, where appropriate, will examine the available operating results of Properties to determine whether or not projected rental levels are likely to be met. Whether a prospective tenant of the Company is creditworthy will be determined by the Advisor or the Board. Creditworthy does not necessarily mean "investment grade."

     It is also anticipated that some of the Company's sale-leasebacks will be in conjunction with acquisitions, recapitalizations and other financial restructurings. In some of these transactions, the acquiring entities typically purchase all or substantially all of the stock or assets of a company, and the acquired company or its successor in interest becomes obligated on the substantial loans necessary to finance the acquisition. The Company may act as one of several sources of financing for such transactions by purchasing real property from the seller of the subject company and net leasing it to such company or its successor in interest (the lessee). See "Risk Factors -- Real Estate Investment Risks -- Risk of Purchasing Property in Connection with Acquisitions, Recapitalizations and Other Financial Restructurings."

     No more than 20% of the net proceeds derived from the Offering will be applied to the purchase of land where the Company's purchase is exclusive of the buildings and improvements thereon or to be constructed thereon. In the event the Company purchases Property exclusive of the buildings and improvements thereon (where such buildings and improvements are owned by unaffiliated parties) and such land is securing a mortgage loan to the building owner, the Company may have to make mortgage payments in order to prevent a default under such mortgage and the foreclosure of the fee interest.

     The Company intends to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any Property, although there can be no assurance that hazardous substances or wastes (as defined by present or future Federal or state laws or regulations) will not be discovered on the Property. See "Risk Factors -- Real Estate Investment Risks -- Potential Environmental Liabilities." The Company will also consider factors peculiar to the laws of foreign countries, in addition to the risk normally associated with real property investments, when considering an investment located outside the United States. See "Risk Factors -- Real Estate Investment Risks -- Risk of Investment in Real Property located Outside the United States."

     In selecting properties in which to make investments, the Advisor will consider the extent to which a particular property may generate depreciation. Depreciation deductions may reduce income generated by the Company which may enable the Company to pay Dividends which are partially free from current taxation. The Company will depreciate its real Properties for tax purposes on a straight line basis over a 40-year period, except where the Code requires a different depreciation period, as it may with respect to Property leased to governments and to foreign lessees. See "United States Federal Income Tax Aspects."

     The Advisor may structure certain lease transactions so that such leases will not be recognized as leases for Federal income tax purposes. To the extent a lease is not considered a lease for Federal income tax purposes, the Company would not be able to depreciate the Property subject to such a lease and may lose certain other tax benefits. See "United States Federal Income Tax
Aspects -- Sale-Leaseback Transactions." In structuring such lease transactions, the Advisor will attempt to obtain additional consideration from the tenant to compensate the Company for any lost tax benefits; however, there can be no assurance that any such additional consideration will be received or, if received, that it will be sufficient to fully compensate the Company for lost tax benefits.

  Investments in Loans

     The Advisor may structure a Company investment as a Loan in situations in which a standard net lease transaction would have an adverse impact on the seller of a Property or otherwise would be inappropriate for the Company. The Advisor would attempt to structure any such Loan in a manner that would provide the Company with an economic return similar to that which the Company could expect to receive had the investment been structured as a net lease transaction. Any transaction structured as a Loan must otherwise meet the Company's investment criteria. The directors (including a majority of the Independent Directors) must approve any transaction structured as a Loan.

     Some of the Loans made, purchased or otherwise acquired by the Company, in addition to providing for base interest at a fixed or variable rate, may be combined with provisions permitting the Company to participate in the economic benefits of any increase in the gross revenues of the Underlying Real Property (the property securing repayment of the Loan), usually above a base amount which may be subject to adjustment upon an increase in real estate taxes, increase in lease revenue or other events including, but not limited to increases in lease revenue and/or any increase in the value of the Underlying Real Property as though the Company were an equity owner of a portion of the Property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. See "United States Federal Income Tax
Aspects -- Requirements for Qualification as a REIT." The forms and extent of the participations to be received by the Company will vary with each transaction depending on such factors as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on the Company's Loans and the anticipated and actual cash flow from the Underlying Real Property. The Company's Loans may include first mortgage Loans, leasehold mortgage Loans and conventional mortgage Loans without equity enhancements. Loans are not expected to comprise a significant portion of the Company's portfolio. The amount of interest which may be charged by the Company on its Loans may be limited by state usury laws. The Company will, however, prior to investing in a Loan, obtain an opinion of counsel that its participation in a Loan will not result in such Loan's being made at a usurious interest rate.

     The Loans will be secured by various types of real property as well as personal or mixed property connected therewith. The Loans generally will be secured by property with a demonstrable income-producing potential. In determining whether to make Loans, the Advisor will analyze relevant property and financial factors which in some cases may include such factors as the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the owner of the property.

     The Company anticipates that its Loans will either (i) include provisions permitting the Company to cause the entire unpaid principal amount to become due within 15 years or (ii) be fully amortized within such period. The Company's mortgage activity may consist of the origination of Loans or the purchase of existing Loans. The Company may make both long-term and short-term Loans. The Company will not make or invest in Loans that are subordinate to any mortgage held by the Sponsor, the Advisor, the directors or their Affiliates.

     The Company will require that a mortgagee's title insurance policy or commitment as to the lien priority of a mortgage or the condition of title be obtained. The Company will receive independent appraisals for Underlying Real Property, which shall be maintained in the Company's records for at least five years and shall be available for inspection and duplication by any Shareholder at the Company's offices, 50 Rockefeller Plaza, New York, NY 10020. However, the Advisor generally will rely on its own independent analysis and not exclusively on such appraisals in determining whether to make a particular Loan. It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. The Company will not make Loans where the amount advanced by the Company plus the amount of any existing Loans that are equal or senior to the Company's Loan exceeds 100% of the appraised value of the Underlying Real Property. See "United States Federal Income Tax Aspects -- Sale-Leaseback Transactions." In making Loans that exceed 85% of the appraised value of any Underlying Real Property, the Advisor will consider such additional underwriting criteria as the net worth of the borrower, the borrower's credit rating, if any, the anticipated cash flow of the borrower, any additional collateral provided by the borrower and other factors the Advisor deems appropriate. See "Risk Factors -- Real Estate Investment Risks -- Risk Related to Making Loans."

  Joint Ventures and Wholly-Owned Subsidiaries

     The Company may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others (but not involving the Advisor or its Affiliates except as discussed below) for the purpose of obtaining an equity interest in a particular Property or Properties in accordance with the Company's investment policies. Such investments permit the Company to own interests in large Properties without unduly restricting diversification and, therefore, add flexibility in structuring the Company's portfolio. The Company will not enter into a joint venture to make an investment that it would not be permitted to make on its own. In making such equity investments with third parties, the Company is prohibited from participating with non-Affiliates unless it acquires a controlling interest in such investment. A "controlling interest" is defined in the Bylaws to mean an equity interest possessing the power to direct or cause the direction of the management and policies of the joint venture or general partnership. The Bylaws provide that in transactions in which both non-affiliated entities and Affiliates of the Company are participants, a controlling interest is determined by aggregating the equity interests of the Company and any Affiliate participating in the transaction, provided the Affiliate has investment objectives substantially similar to those of the Company. See "Risk Factors -- Real Estate Investment Risks -- Risks of Joint Ventures."

     The Company may from time to time participate jointly with publicly registered investment programs or other entities sponsored or managed by the Advisor or one of its Affiliates in investments as tenants-in-common or in some other joint venture arrangement. Joint ventures with such affiliated programs will be permitted only if (i) a majority of the directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company, (ii) the affiliated program or entity makes its investment on substantially the same terms and conditions as the Company, and (iii) the Company and the affiliated program or entity each have a right of first refusal to purchase the investment if the other program wishes to sell the investment. It is not likely that the Company will have money available to exercise this right of first refusal and the Company has made no determination as to whether it would borrow funds or liquidate assets in order to exercise any option. The Company will not otherwise participate in joint investments with the Advisor or its Affiliates. The cost of structuring joint investments will be shared ratably by the participating Investors and the Company.

     The Company may form additional wholly-owned subsidiary corporations to purchase Properties in some jurisdictions where the acquisition of Properties through the use of such an entity would have a beneficial effect on the Company's taxable income for state tax purposes or for other reasons deemed by the Advisor to be beneficial to the Company. Such subsidiary corporations would be formed for the sole purpose of acquiring a specific Property or Properties located in one or more states and would have organizational documents (a) that are substantially similar to the Organizational Documents of the Company, (b) that comply with all applicable NASAA Guidelines, and (c) that comply with the applicable terms and conditions set forth in this Prospectus. The Company may make loans to its wholly-owned subsidiaries and guaranty the obligations of such subsidiaries.

  Other Investments

     The Company also may invest up to 10% of the net proceeds of the Offering in unimproved or non-income-producing real property and in Equity Interests (except that investment in Equity Interests in the aggregate shall not exceed 5% of the net proceeds of the Offering). "Equity Interests" are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a Property, an entity to which the Company makes a loan or a parent or controlling Person of a borrower or tenant. The Company will invest in unimproved or non-income-producing Property which the Advisor believes will appreciate in value or the acquisition of which will increase the value of an adjoining or neighboring properties of the Company. There can be no assurance, however, that such expectations will be realized. The Company anticipates that most Equity Interests will be "restricted securities" as defined in Rule 144 promulgated under the Securities Act. Under this rule, the Company may be prohibited from reselling restricted securities without limitation until it has fully paid for and held the securities for three years. The issuer of Equity Interests in which the Company invests may never register such interests under the Securities Act. Whether an issuer registers its securities under such Act may depend on the success of its operations.

     The Company will exercise warrants or other rights to purchase stock only if the value of the stock at the time such rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. The Company may borrow funds to pay the exercise price on warrants or other rights or may pay such exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. The Company may not pay Dividends out of the proceeds of the sale of such interests until any funds borrowed to purchase such interest have been fully repaid. The Advisor will invest in Equity Interests which the Advisor believes will appreciate in value. There can be no assurance, however, that such expectation will be realized.

     The Company will not invest in real estate contracts of sale unless such contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title, provided, however, that in no event shall investments in such contracts exceed 1% of total assets.

     There can be no assurance as to when the Company's capital may be fully invested in Properties. See "United States Federal Income Tax
Aspects -- Requirements for Qualification as a REIT." Pending such investment, the balance of the proceeds of the Offering will be invested in Permitted Temporary Investments, which are defined to mean short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. To maintain its REIT status, the Company also may invest in securities that qualify as "real estate assets" and produce qualifying income under the REIT Provisions of the Code. The Company expects that such securities will consist primarily of shares issued by other REITs and mortgage-backed securities guaranteed by GNMA, FNMA or FHLMC. Any investments in other

REITs in which the Sponsor, Advisor or any director is an Affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the Independent Directors) who are not otherwise interested in the transaction. If all the proceeds derived from the Offering are not invested or committed to be invested by the Company prior to the expiration of the later of twenty-four months after the date of this Prospectus or one year after the termination of the Offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the Shareholders as a return of capital, without any deductions for Organizational and Offering Expenses or Acquisition Expenses. For the purpose of the foregoing provision, funds will be deemed to have been committed to investment within such period and will not be returned to Shareholders to the extent written agreements in principle have been executed at any time prior to the expiration of such period, regardless of whether such investments are consummated, and also to the extent any funds have been reserved to make contingent payments in connection with any Property, regardless of whether any such payments are made.

     If at any time the character of the Company's investments would cause the Company to be deemed an "investment company" for purposes of the Investment Company Act of 1940, the Company shall take such action as is necessary in order to ensure that the Company is not deemed to be such an "investment company." The Advisor will continually review the Company's investment activity to attempt to ensure that the Company does not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of the Company's portfolio which is placed in various investments so that the Company does not come within the definition of an investment company under such Act. The Company has been advised by counsel that if it is operated in accordance with the description of its proposed business in this Prospectus, it will not be deemed an "investment company" for purposes of the Investment Company Act of 1940.

     The Company's working capital and other reserves will be invested in Permitted Temporary Investments. The Advisor will evaluate such factors as the relative risks and rate of return, the Company's cash needs and other appropriate considerations when making short-term investments on behalf of the Company. The rate of return of Permitted Temporary Investments may be less than or greater than would be obtainable from real estate investments.

     The Company may purchase Property from the Sponsor, the Advisor, the directors or their Affiliates only if: (i) a majority of the Independent Directors and a majority of the directors who otherwise are not interested in the transaction approve such transaction as being fair and reasonable to the Company, (ii) the Property was acquired by such Sponsor, Advisor, director or Affiliate for the purpose of facilitating its purchase by the Company, facilitating the borrowing of money or the obtaining of financing for the Company or any other purpose related to the business of the Company, (iii) the Property is purchased by the Company for a price no greater than the cost to such Affiliate (provided, however, that such price may be greater than the cost to such Affiliate, but in no event more than the appraised value, if such Affiliate has taken significant action or has made an additional investment with regard to the Property after its purchase which action or investment has increased the value of the Property), and (iv) there is no adverse difference in the interest rates of the loans secured by the Property at the time acquired by such Sponsor, Advisor, director or Affiliate and at the time purchased by the Company nor any other detriment arising out of such transaction to the Company. The Company will receive all profits or losses from any Property held on an interim basis by the Sponsor, Advisor, director or Affiliate thereof (other than an Affiliate that is a public program or entity).

     The Company will not sell Properties to the Sponsor, the Advisor, a director or any Affiliate of any of the foregoing except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner.

USE OF BORROWING

     While one of the Company's investment objectives will be diversification, the number of different Properties the Company can acquire will be affected by the amount of funds available to it. Since the Company may have up to a maximum of $300,000,000 in Gross Offering Proceeds, the full extent of the Company's actual operations cannot be determined at this time. The Company's goal, subject to the availability of mortgage financing, is to borrow approximately 60% of the purchase price of all Properties but there is no limit on borrowings on individual Properties.

     The ability of the Company to increase its diversification through borrowing could be adversely impacted by the reduced availability of financing secured by commercial real estate generally and specifically by single-tenant net-leased real property, whether due to fewer financing sources, such as commercial banks and insurance companies, or due to the reduced lending activity by those sources continuing in that line of business. When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, the Company may purchase certain Properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time if and when interest rates fall. While the number of lenders making loans secured by commercial real estate has decreased in recent years, the CPA(R) Programs have not encountered significant difficulty in obtaining mortgage financing from institutional lenders such as insurance companies to replace financing which previously might have been obtained from commercial banks or savings and loans. However, there can be no assurance that the Company will be able to achieve its borrowing objective.

     There is no limitation on the amount the Company may invest in any single improved Property or on the amount the Company can borrow for the purchase of any Property. Aggregate borrowings as of the time that the net proceeds of the Offering have been fully invested and at the time of each subsequent borrowing may not exceed 75% of the value of all Properties unless such excess is approved by a majority of the Independent Directors and disclosed to Shareholders in the next quarterly report of the Company, along with the reason for such excess. For purposes of determining the maximum allowable amounts of indebtedness, "value" means the lesser of (i) the total appraised value of the Properties as reflected in the most recently obtained appraisal for each Property or (ii) the total value of the assets of the Company as reflected in the most recently completed Valuation.

     It is expected that, by operating on a leveraged basis, the Company will have more funds available and, therefore, will make more investments than would otherwise be possible, resulting in a more diversified portfolio. Although the Company's liability for the repayment of indebtedness is expected to be limited to the value of the Property securing such liability and the rents or profits derived therefrom, leveraging increases risks to the Company because mortgage principal and interest payments as well as other fixed charges must be paid in order to prevent foreclosure on such Properties by mortgagees regardless of the generation of income by Properties. See "Risk Factors -- Real Estate Investment Risks -- Risks Associated with Borrowing." To the extent that the Company does not obtain mortgage loans on its Properties, its ability to acquire additional Properties will be restricted. The Advisor will use its best efforts to obtain financing on the most favorable terms available to the Company. Lenders may have recourse to other assets of the Company in certain limited circumstances not related to the repayment of the indebtedness.

     Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of the Advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. The Company will not agree to the inclusion of such provisions and will attempt to negotiate loan terms allowing the Company to replace or terminate the Advisor if such action is ordered by the Board. Such replacement or termination may, however, require the prior consent of the mortgage lenders.

     The Advisor will refinance Properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of such refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of such refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

OTHER INVESTMENT POLICIES

  General

     If at any time the Company does not have sufficient funds to provide that portion of the Total Property Cost of any Property normally paid out of Offering proceeds but would have sufficient funds if it could use the Offering proceeds being held in escrow, funds may be borrowed from Affiliates of the Advisor or from third parties on a short-term basis. Any such financing obtained from the Advisor or its Affiliates may not have terms less advantageous to the Company than those available from independent third parties and may not require a prepayment charge or penalty. The interest rate charged on any such financing obtained from the Advisor or its Affiliates will be equal to the lesser of 1% above the prime rate of interest announced by The Bank of New York or the rate that would be charged to the Company by unrelated lending institutions on comparable loans for the same purpose. See "Conflicts of Interest -- Purchases and Loans from Affiliates." The Company may assign, as security for borrowings made from third parties, its right to receive up to 85% of the Offering proceeds being held in escrow (excluding interest and amounts held on behalf of qualified plans and IRAs). See "The Offering -- Escrow Arrangements."

     At any time, subject to the approval of a majority of the Independent Directors, the Company may borrow funds from Affiliates of either the Advisor or third parties on a short-term basis sufficient to provide the portion of the Total Property Cost of any Property not paid with net Offering proceeds (i.e., the debt portion) if (i) the Company is unable to obtain a permanent loan or, in the judgment of the Company or the Advisor, it is not in the best interests of the Company to obtain a permanent loan at the interest rates then prevailing and
(ii) the Advisor has reason to believe that the Company will be able to obtain a permanent loan on or prior to the end of the loan term. Such short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, such loans may be secured by a first or junior mortgage on the Property to be acquired or by a pledge of or security interest in the Offering proceeds that are being held in escrow which are to be received from the sale of Shares by the Company. Any short-term loan from Affiliates of the Advisor will bear interest at a rate equal to the lesser of 1% above the prime rate of interest charged by The Bank of New York or the rate that would be charged to the Company by unrelated lending institutions on comparable loans for the same purpose in the locality of the Property. See "Conflicts of Interest -- Loans from Affiliates."

  Holding Period for Investments and Application of Proceeds of Sales or Refinancings

     The Company intends to hold each Property it acquires (including Properties and partnership interests held by wholly-owned subsidiaries and Properties owned by joint ventures in which the Company has an interest) for an extended period. However, certain circumstances might arise which could result in the early sale of certain Properties. A Property may be sold before the end of the expected holding period of such Property if (i) the lessee has involuntarily liquidated,
(ii) in the judgment of the Advisor, the value of a Property might decline radically, (iii) an opportunity has arisen to improve other Properties (e.g., to buy property adjacent to or abutting another Property owned by the Company),
(iv) the Company can increase cash flow through the disposition of the Property,
(v) the lessee is in default under the lease or (vi) in the judgment of the Company or the Advisor, the sale of the Property is in the best interests of the Company. The Advisor may receive real estate commissions on the sale of a Property.

     The determination of whether a particular Property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation for the Company. No assurance can be given that the foregoing objective will be realized. Also, the sales price of a Property which is net leased will be determined in large part by the amount of rent payable under such lease. However, to the extent that the seller of a Property to the Company has a repurchase option at a formula price, the Company may be limited in its realization of any appreciation by the option price. In connection with sales of Properties by the Company, purchase money obligations (i.e., the Company would "lend" the purchaser a portion of the purchase price by allowing the purchaser to pay less than the full purchase price in cash) may be taken by the Company as partial or full payment. In such instances, the Company's taxable income may exceed the cash received in such sale. See "United States Federal Income Tax Aspects -- Taxation of the Company" and "United States Federal Income Tax Aspects -- Requirements for Qualification as a REIT -- Distribution Requirement." The terms of payment to be accorded by the Company will be affected by custom in the area in which the Property being sold is located and the then prevailing economic conditions. To the extent that the Company receives purchase money mortgages rather than cash in connection with sales of Properties, there may be a delay in making distributions to Shareholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when the Company considers a net lease transaction. See "United States Federal Income Tax Aspects -- Taxation of the Company."

     If the Company's Shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq (which listing or inclusion for quotation must be approved by the directors, a majority of the Independent Directors and the CFA Board), the Properties generally will be liquidated beginning five to ten years after the net proceeds of the Offering are substantially invested. In making the decision to apply for listing of the Shares, the Board will try to determine whether listing the Shares or liquidating the Company will result in greater value for the Shareholders. It cannot be determined at this time the circumstances, if any, under which the Directors will agree to list the Shares. Such a listing is not likely to occur during the first several years of the Company's existence. CPA(R):10, CIP(R) and CPA(R):12 have listing provisions similar to provisions for the listing of the CPA(R):14 shares and as of the date of the Prospectus none of them have listed their shares. Even if the Shares are not so listed or included for quotation, the Company is under no obligation to liquidate its portfolio within such period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the Properties are located and Federal income tax effects on Shareholders which may prevail in the future. Furthermore, there can be no assurance that the Company will be able to liquidate its portfolio and it should be noted that the Company will continue in existence until all Properties are sold and its other assets are liquidated.

     The Company continually may reinvest the proceeds of Property sales in investments that it or the Advisor believes will satisfy the Company's investment policies; provided, however, that if the Shares are not listed for trading on a national securities exchange or included for quotation on Nasdaq, the Company will cease reinvesting its capital beginning five years after the proceeds from the Offering are fully invested unless the directors (including a majority of the Independent Directors) determine that, in light of the Company's expected life at any given time, it is deemed to be in the best interest of the Shareholders to reinvest Cash from Sales and Financings. See "United States Federal Income Tax Aspects -- Taxation of the Company."

INVESTMENT LIMITATIONS

     Numerous limitations are placed on the manner in which the Company may invest its funds. These limitations cannot be changed unless the Bylaws are amended, which requires the approval of the Shareholders. Unless the Bylaws are amended, the Company will not:

     -- invest in commodities or commodity futures contracts, such limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with the Company's ordinary business of investing in real estate assets and mortgages,

     -- invest in contracts for the sale of real estate unless such contract is in recordable form and is appropriately recorded in the chain of title (provided, however, that in no event shall investments in such contracts exceed 1% of the total assets of the Company),

     -- engage in any short sale or borrow on an unsecured basis, if such borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause means the ratio which the value of the total assets of the Company, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of the Company,

     -- make investments in Unimproved Real Property or indebtedness secured by a deed of trust or mortgage loans on Unimproved Real Property in excess of 10% of the total assets of the Company. "Unimproved Real Property" means property which has the following three characteristics: (i) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (ii) no development or construction is in process on such property, and (iii) no development or construction on such property is planned in good faith to commence on such property within one year of acquisition,

     -- issue equity securities on a deferred payment basis or other similar arrangement,

     -- issue debt securities in the absence of adequate cash flow to cover debt service,

     -- issue equity securities which are non-voting or assessable,

     -- issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940,

     -- grant warrants and/or options to purchase Shares to the Advisor, directors or Affiliates thereof except on the same terms as such options or warrants are sold to the general public and the amount of such options or warrants does not exceed an amount equal to 10% of the outstanding Shares on the date of grant of such warrants and options,

     -- engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other Persons,

     -- invest more than 5% of the value of its assets in the securities of any one issuer if such investment would cause the Company to fail to qualify as a REIT,

     -- invest in securities representing more than 10% of the outstanding voting securities of any one issuer if such investment would cause the Company to fail to qualify as a REIT,

     -- acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses,

     -- lend money to or lease Property to or from the Advisor or its Affiliates,

     -- sell Property to the Sponsor, the Advisor, a director or any Affiliate of any of the foregoing,

     -- offer Shares in exchange for Property,

     -- make or invest in mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, directors, Sponsor or Affiliates of the Company, or

     -- make loans where the amount advanced by the Company plus the amount of any existing loans that are equal or senior to the Company's loan exceeds 100% of the appraised value of the property.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

     The Bylaws require that the Independent Directors review the Company's investment policies at least annually to determine that the policies being followed by the Company are in the best interest of the Shareholders. Each such determination and the basis therefor shall be set forth in the minutes of the Company. The methods of implementing the Company's investment policies also may vary as new investment techniques are developed. The methods of implementing the investment Procedures, Objectives and Policies of the Company, except as otherwise provided in the Organizational Documents, may be altered by a majority of the directors (including a majority of the Independent Directors) without the approval of the Shareholders.

                        HOLDERS OF SHARES OF THE COMPANY

     As of June 30, 1998, 5,533,702 Shares have been issued by the Company, of which 20,000 Shares are held by the Advisor.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The Company was formed in June 1997 for the purpose of investing in net lease commercial and industrial real estate. A maximum of 30,000,000 shares of common stock are being offered to the public on a "best efforts" basis at a price of $10 per share. As of June 30, 1998, the Company had issued 5,533,702 shares pursuant to the public offering of common stock. Other than the costs related to the offering and establishing a working capital reserve to satisfy liquidity requirements, the net proceeds will be used, along with limited recourse mortgage debt, to acquire properties. It is anticipated that approximately 86% of the money raised in the offering will be used to purchase real estate.

     Generally, a property will be leased to one tenant deemed to be creditworthy by the Company under a lease that in most cases requires such tenant to pay all costs of operating the property, such as insurance, maintenance and repairs and real estate taxes. As of June 30, 1998, the Company's investment activities were comprised of the purchase of a property in Daleville, Indiana for approximately $7,539,000 net leased to Burlington Motor Carriers, Inc. and funding of $3,182,000 of construction costs pursuant to its commitment with Corporate Property Associates 12 Incorporated ("CPA(R):12"), an affiliate, to increase its equity interest in a limited liability company owned by the Company and CPA(R):12. The limited liability company is constructing a building to be occupied by and currently leased to Etec Systems, Inc. at a property where Etec leases existing facilities from CPA(R):12. The total cost of the Etec project is expected to amount to $52,356,000 of which $30,000,000 will be financed by a limited recourse mortgage loan. The Company's equity commitment to the Etec project is approximately $11,175,000. Its commitment to the project, however, is limited to no more than 10% of the proceeds of the offering.

     Since June 30, 1998, the Company has used $21,480,000 to purchase a retail property in Torrance, California subject to an existing net lease with Best Buy Co., Inc. and land in San Clemente, California upon which the Company is constructing a build-to-suit facility for Metagenics Incorporated.

     The Company's investment objectives are to pay quarterly dividends at an increasing rate, use the net proceeds of the offering and limited recourse mortgage debt to invest in a diversified portfolio of real estate that will increase in value and to increase the Company's equity in real estate by making regular principal payments on its limited recourse mortgage debt. In addition, in structuring lease transactions, the Company will attempt to negotiate grants of common stock warrants in order to realize benefits of appreciation that may occur if the credit rating of a tenant improves or the tenant completes an initial public offering of common stock. The Company received a grant of warrants to purchase common stock in connection with structuring its transaction with Burlington Motor Carriers. The shares covered by such grant represent 1.5% of the fully diluted shares of Burlington Motor Carriers.

     The Company's net income for the three-month and six-month periods ended June 30, 1998 was primarily due to interest income earned on uninvested cash. The results of operation are not indicative of future results as the objective of the Company is to invest the proceeds of its offering in real estate and only to maintain cash balances at levels deemed to be sufficient for working capital needs. Accordingly, as cash is used to purchase real estate, interest income is expected to lessen as a component of total revenues. As the Company's assets increase, general and administrative and property expenses will also increase. Interest expense will be a significant component of operating expenses as mortgage loans are obtained.

     Under generally accepted accounting principles, no income or expense is recognized on projects under construction, so that no current income is being recognized on the investment in Etec even though a lease is in effect. Etec is currently paying monthly installments on the funds advanced during the build-to-suit construction period, however, the cash flow received from that investment is recorded as a reduction of investment rather than income. Upon completion of construction, annual cash flow (rents less mortgage debt service) from the Etec and Metagenics investments, assuming the Company funds the maximum commitments on these two projects, is expected to be $2,500,000. Annual cash flow from the leases with Burlington Motor Carriers and Best Buy will be $2,534,000.

     In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard ("SFAS") No. 131, "Disclosure about Segments of an Enterprise and Related Information". SFAS No. 131 establishes accounting standards for the way that public business enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products, geographic area and major customers. The statement is effective for financial periods beginning after December 15, 1997, however, SFAS No. 131 does not need to be applied to interim financial statements in 1998. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for all quarters of fiscal years beginning after June 15, 1999. The Company is currently evaluating the impact, if any, of SFAS No. 131 and SFAS No. 133.

     The Company's Advisor has responsibility for maintaining the Company's books and records. An affiliate of the Advisor services the computer systems used for maintaining such books and records. In its preliminary assessment of Year 2000 issues, the affiliate believes that such issues will not have a material effect on the Company's operations, however, such assessment has not been completed. The Company relies on its bank and transfer agent for certain computer-related services and has initiated discussions to determine whether they are addressing Year 2000 issues that may affect the Company.

                           DESCRIPTION OF PROPERTIES

     In addition to the Properties described below, the Advisor is evaluating various additional potential Property acquisitions and is engaging in discussions with sellers regarding the purchase of Properties for the Company. During the continuation of the Offering, and at such time during the negotiations of a potential Property acquisition when the Advisor believes a reasonable probability exists that such Property will be acquired by the Company, this Prospectus will be supplemented to disclose such potential Property acquisition. Based on the Advisor's experience and acquisition methods, this generally will occur upon the signing of a legally binding purchase agreement or after the execution of a letter of intent to purchase a Property and the obtaining of a commitment for financing, but may occur before or after such events depending on the particular circumstances surrounding each potential acquisition. Any such supplement to this Prospectus will set forth available data with respect to the acquisition including the proposed terms of the purchase, a description of the Property to be acquired, and other information considered appropriate for an understanding of the transaction. Further data will be made available after any acquisition has been consummated during the Offering also by means of a supplement to this Prospectus. See "Reports to Shareholders" for a description of other reports to Shareholders which will describe Property acquisitions.

     IT SHOULD BE UNDERSTOOD THAT THE INITIAL DISCLOSURE IN THIS PROSPECTUS OR A SUPPLEMENT OF ANY POTENTIAL ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT THE COMPANY ULTIMATELY WILL CONSUMMATE SUCH POTENTIAL ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE POTENTIAL ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THIS PROSPECTUS OR SUCH SUPPLEMENT AND ACTUAL PURCHASE.

     As of July 31, 1998, the Company, through certain subsidiaries and partnerships, holds fee simple title to four Properties.

     PROPERTY LEASED TO ETEC SYSTEMS, INC.

     General

     On February 3, 1998, a limited liability company (the "LLC"), in which Corporate Property Associates 12 Incorporated ("CPA(R):12") and Corporate Property Associates 14 Incorporated (the "Company") are the sole members, agreed to construct for Etec Systems, Inc. ("Etec") a 129,000 square foot manufacturing facility located on a parcel of land in Hayward, California (the "Etec Facility").

     Concurrently with the agreement to construct the Etec Facilities by the Company, the LLC entered into a net lease (the "Etec Lease") and Construction Agency Agreement with Etec for the Etec Facility. Under the Construction Agency Agreement, Etec will supervise and manage the construction, installation, and completion of the Etec Facility. After completion of the construction, the Etec Facility is expected to be suitable and adequate for the uses for which it was intended. The cost of the Etec Facility will be depreciated for tax purposes over a 40-year period on a straight line basis.

     CPA(R):12 has a 99.99% interest in the LLC and the Company has a .001% interest. The Company has an option to purchase up to a 49.99% interest in the LLC. CPA(R):12 has the right to require the Company to purchase an interest in the LLC of up to 49.99%, but in no event will the Company be required to invest in excess of 10% of the Gross Offering Proceeds in the LLC.

     The Etec Facility is part of a larger campus of buildings occupied by Etec. The remainder of the campus (the "Additional Facilities") is owned outright by CPA(R):12 and the Company will not obtain an interest in those properties through an investment in the LLC.

     PURCHASE TERMS

     The Company's share of the cost of constructing the Etec Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, will not exceed approximately $24,037,000, an amount less than the leased fee appraised value of the Etec Facility. The LLC is obligated to pay an Acquisition Fee of $601,974 to W.P. Carey & Co., Inc., an Affiliate of the Advisor for the Company's share of the investment. The Advisor will receive a Subordinated Acquisition Fee of $60,089, payable in each of the next eight years, but only if the Company satisfies the Preferred Return.

     DESCRIPTION OF THE LEASE

     General

     The Etec Lease is absolutely net and bondable and in normal financeable form. Etec will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Etec Facility, except for the Etec Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Etec Facility will be adequately covered by insurance.

     Term

     The remaining initial term of the Etec Lease expires on May 31, 2004, followed by three five-year renewal terms and one eighth-month renewal term (each, an "Extended Term") which may be exercised at the option of Etec.

     Rent

     The initial annual rent ("Basic Rent") for the Etec Facility is (a) to and including June 1, 1999, an amount equal to the product of (a) the LIBOR then in effect stated on an annual basis divided by 12 plus 150 basis points, and (b) commencing on July 1, 1999, monthly payments equal to the equal monthly amortization payment required to pay the cost of the Etec Facility (exclusive of the Acquisition Fee) in full over the remainder of the initial term assuming an interest rate of 7.98% per annum. Additionally, the Etec Lease provides that on March 1, 2001, March 1, 2004, March 1, 2007, March 1, 2010 and March 1, 2013 the
Basic Rent then in effect will be increased to reflect percentage increases in the Consumer Price Index over the prior three years capped at 12% for each such three-year period.

     Right of First Refusal

     The Etec Lease provides Etec with certain rights of first refusal to purchase the Etec Facility together with the Additional Facilities. If the Company receives an offer between June 1, 2007 and May 31, 2008 for a price equal to the greater of fair market value of the Etec Facility and the CPA(R):12 Facilities or the final cost of the Etec Facility and the CPA(R):12 Facilities plus the applicable prepayment premium reduced by principally payments on the Note, Etec shall have the right to match such offer.

     Description of Financing

     The Company is seeking financing from Teachers Insurance and Annuity Association of America for a 15 year $30,000,000 mortgage loan (the "Loan") at an initial rate of interest of 6.96% per annum. The Loan shall require the payment of principal and interest based upon an amortization schedule of not less than 20 years.

     Description of Etec Systems

     Etec is a leading producer of electric beam and laser lithography equipment. These systems are used in the manufacturing of masks for semiconductor manufacturing industry. Etec's shareholders include DuPont, IBM, Perkin Elmer, Grumman, and Micron Technology. Financial Statements of Etec System are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Etec System for the last three years:

                                                               YEAR ENDED JULY 31,
                                             -------------------------------------------------------
                                                  1997                1996                1995
                                                  ----                ----                ----
                                                                 (IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
     Revenue...............................  $       240,914     $       145,645     $        82,916
     Cost of revenue.......................          124,287              80,042              47,619
     Gross profit..........................          116,627              65,603              35,297
     Operating expenses....................           66,186              44,940              23,894
     Net income............................  $        34,439     $        36,861     $         9,936

                                                                 AS OF JULY 31,
                                             -------------------------------------------------------
                                                  1997                1996                1995
                                                  ----                ----                ----
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
     Cash..................................  $        55,975     $        44,472     $        23,638
     Working Capital.......................          156,303             111,199              23,215
     Total Assets..........................          287,543             208,871              85,984
     Long-term debt, less current
       portion.............................               --               6,667              16,866
     Accumulated deficit...................           (1,045)            (35,484)            (71,267)
     Total stockholders' (deficit)
       equity..............................  $       197,641     $       115,877     $       (67,415)

     PROPERTY LEASED TO BURLINGTON MOTOR CARRIERS INC.

     General

     On June 30, 1998, Corporate Property Associates 14 Incorporated (the "Company"), through a wholly-owned subsidiary (the "Burlington Subsidiary"), purchased from Burlington Motor Carriers Inc. ("Burlington") an office and maintenance facility (the "Burlington Facility"). The Burlington Facility, containing approximately 63,700 square feet, is located in Daleville, Indiana. The Burlington Facility is suitable and adequate for use as office and maintenance facility. The cost of the Burlington Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

     Concurrently with the acquisition of the Burlington Facility by the Burlington Subsidiary, the Burlington Subsidiary entered into a net lease (the "Burlington Lease") with Burlington for the Burlington Facility. Material terms of the Burlington Lease are described below.

     PURCHASE TERMS

     The cost to the Company of acquiring the Burlington Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, was $7,539,267, an amount less than the leased fee Appraised Value of the Burlington Facility. The Company paid an Acquisition Fee of $188,482 to W. P. Carey & Co., Inc., an Affiliate of the Advisor. The Advisor will receive a Subordinated Acquisition fee of $18,848, payable each of the next eight years, but only if the Company satisfies the Preferred Return.

     WARRANTS

     The Burlington Subsidiary was issued a warrant to purchase 4,666.9 shares of the common stock of Burlington at the price of $100 per share.

     DESCRIPTION OF THE LEASE

     General

     The Burlington Lease is absolutely net and bondable and in normal financeable form. Burlington will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Burlington Facility, except for the Burlington Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Burlington Facility is adequately covered by insurance.

     Term

     The initial term (the "Initial Term") of the Burlington Lease is twenty years, followed by two five-year renewal terms (each, an "Extended Term") at the option of Burlington.

     Rent

     The initial annual rent ("Basic Rent") under the Burlington Lease is $792,000 payable quarterly in advance in equal installments of $198,000. Additionally, the Burlington Lease provides that at the end of the second year of the Initial Term and at the end of each additional second year of the Initial Term and Extended Term, the annual rent for each of the next two years of the term will be adjusted by a formula that would increase the annual rent by the cumulative increase in the Consumer Price Index over the immediately preceding two years, but not in excess of 6.09% for any such two year period.

     DESCRIPTION OF FINANCING

     The Company is currently seeking mortgage financing for the Burlington Facility.

     DESCRIPTION OF BURLINGTON

     Burlington Motor Carriers, Inc. was incorporated on November 7, 1998 and operates as a common carrier providing truck load services throughout the continental United States, to and from Mexico and certain provinces in Canada.

     The following is a summary of selected financial data for Burlington for the last two years:

                                                                              PERIOD
                                                                         NOVEMBER 7, 1997
                                                       YEAR ENDED             THROUGH
                                                    DECEMBER 31, 1997    DECEMBER 31, 1996
                                                    -----------------    -----------------
                                                                (IN THOUSANDS)
STATEMENTS OF OPERATIONS
Operating Revenue.................................      $201,118              $ 4,908
Total Operating Expenses..........................       193,680                5,205
Operating Income (loss)...........................         7,438                 (297)
Net loss..........................................      $   (547)             $(1,650)

                                                           YEAR ENDED DECEMBER 31,
                                                    --------------------------------------
                                                          1997                 1996
                                                          ----                 ----
                                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA
Cash..............................................      $  1,177              $ 1,378
Receivables.......................................        24,677               19,104
Total Assets......................................        29,978               27,878
Long Term Debt....................................        68,438               68,186
Total Stockholders' Equity........................      $ 27,262              $27,809

     PROPERTY LEASED TO METAGENICS INCORPORATED

     DESCRIPTION OF THE PROPERTY

     General

     On July 29, 1998, the Company acquired from Rancho San Clemente Partners, L.P. certain property containing approximately 9 acres of land located in San Clemente, California (the "Metagenics Land") upon which the Company will construct an office facility containing approximately 133,600 square feet (the "Metagenics Facility"). The Metagenics Facility will be suitable and adequate for its intended uses. The Company formed a subsidiary (the "Metagenics Subsidiary") to take title to the Metagenics Facility. The cost of the Metagenics Facility will be depreciated for tax purposes over a 40-year period on a straight-line basis.

     Concurrently with the acquisition of the Metagenics Facility, (i) Lowe Enterprises Commercial Group ("Lowe") assigned all its rights title to and interest in the lease (the "Metagenics Lease") to the Metagenics Subsidiary,
(ii) the Metagenics Subsidiary entered into a Construction Agreement with Lowe pursuant to which Lowe will construct the Metagenics Facility, and (iii) Lowe entered into a Guaranty of Completion of the Metagenics Facility for the benefit of the Metagenics Subsidiary and the Company. Material terms of the Metagenics Lease are described below.

     PURCHASE TERMS

     The cost of acquiring the Metagenics Land and constructing the Metagenics Facility, including the Acquisition Fee payable to an Affiliate of the Advisor, is not anticipated to exceed $11,500,000, an amount less than the leased fee Appraised Value of the Metagenics Facility. The Company paid an Acquisition Fee of $287,500 to W.P. Carey & Co., Inc., an Affiliate of the Advisor. The Advisor will receive a Subordinated Acquisition fee of $28,750, payable each of the next eight years, but only if the Company satisfies the Preferred Return.

     DESCRIPTION OF THE LEASE

     General

     The Metagenics Lease is triple net. Metagenics Incorporated ("Metagenics") will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Metagenics Facility, except for the Metagenics Subsidiary's debt service and income taxes.

     Term

     The initial term (the "Initial Term") as defined in the Metagenics Lease commenced on May 27, 1998 and shall continue until substantial completion of the Metagenics Facility as defined in the Metagenics Lease. The primary term ("Primary Term") of the Metagenics Lease is 12 years, commencing upon the expiration of the Initial Term, followed by two, five year renewal terms at the option of Metagenics (each, a "Renewal Term").

     Rent

     The annual rent during the Initial Term under the Metagenics Lease is nine percent (9%) per annum on amounts advanced by or on behalf of the Metagenics Term Subsidiary for the cost of construction. The annual rent during the Primary Term ("Basic Rent") under the Metagenics Lease is an amount equal to 11% of the cost of construction. The Basic Rent shall be increased annually by 3.5%.

     DESCRIPTION OF FINANCING

     The Company is currently seeking mortgage financing for the Metagenics Facility.

     DESCRIPTION OF METAGENICS

     Metagenics is a formulator and distributor of specialty nutritional supplements for resale by licensed health care practitioners, health and natural products retailers, and other specialty retailers.

     The following is a summary of selected financial data for Metagenics over the last two years:

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                      1997             1996
              STATEMENT OF INCOME                     ----             ----
Total Revenue...................................   $28,355,402      $25,258,789
Cost of Goods Sold..............................   12,870,785       11,677,832
Total Operating Expenses........................   14,441,681       13,169,512
Net Income......................................   $1,008,192       $  273,361

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
                                                      1997             1996
               BALANCE SHEET DATA                     ----             ----
Cash............................................   $   67,872       $   25,463
Accounts Receivable.............................    2,808,634        2,384,943
Total Assets....................................    8,667,446        7,678,250
Long Term Debt..................................    3,401,963          229,329
Total Stockholders Equity.......................   $2,826,324       $2,165,199

     PROPERTY LEASED TO BEST BUY CO. INC.

     DESCRIPTION OF PROPERTY

     General

     On July 27, 1998, the Company, though a wholly-owned subsidiary (the "Best Buy Subsidiary"), purchased from Merchandising Development U.S.A. ("MDUSA") a retail facility (the "Best Buy Property"). The Best Buy Property, containing a 102,470 square foot retail facility, is located in Torrance, California. The Best Buy Property is suitable and adequate for use as a retail facility.

     Concurrently with the acquisition of the Best Buy Property, the Best Buy Subsidiary assumed the net lease with Best Buy Co. Inc ("Best Buy") (the "Best Buy Lease"). The Best Buy Subsidiary also assumed the net lease with R.P. Jones, Inc. d/b/a Parnelli's Tire & Auto Service No. 1 ("Parnelli") (the "Parnelli Lease"), (collectively, the "Leases"). Material terms of the Leases are described below.

     PURCHASE TERMS

     The cost to the Company of acquiring the Best Buy Property, including the Acquisition Fee payable to an Affiliate of the Advisor, was $21,480,000, an amount less than the leased fee Appraised Value of the Property. The Company paid an Acquisition Fee of $490,392 to W.P. Carey & Co., Inc., an Affiliate of the Advisor. The Advisor will receive a Subordinated Acquisition fee of $48,951, payable each of the next eight years, but only if the Company satisfies the Preferred Return.

     DESCRIPTION OF THE LEASES

     General

     The Leases are absolutely net and bondable and in normal financeable form. Best Buy and Parnelli will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Best Buy Property, except for the Best Buy Subsidiary's debt service and income taxes. In the opinion of management of the Company, the Best Buy Property is adequately covered by insurance.

     Term

     The initial term of the Best Buy Lease is ten years, followed by two five-year renewal terms at the option of Best Buy.

     The Parnelli Lease expires December 31, 1998.

     Rent

     The initial annual rent ("Basic Rent") under the Best Buy Lease is $1,741,990 payable monthly in advance in equal installments of $145,166. Additionally, the Best Buy Lease provides that at the end of the fifth year of the initial term, the annual rent for each of the five years of the first renewal term will be $1,946,930 payable in advance in monthly installments of $162,244. The annual rent for the second renewal term will be $2,151,870, payable in advance in monthly installments of $179,323.

     The Basic Rent under the Parnelli Lease is $33,540 payable monthly in advance in equal installments of $2,795, plus 3% of gross sales made each calendar quarter, less amount of Basic Rent paid during such quarter, less real property taxes and assessments made during such calendar quarter.

     ASSUMPTION OF SUBLEASE

     The Best Buy Lease includes a sublease agreement (the "Office Max Sublease") between Best Buy and Office Max Inc. ("Office Max"). The initial term (the "Initial Term") of the Office Max Sublease is approximately nine years, followed by one five-year renewal term at the option of Office Max. The initial annual rent ("Basic Rent") under the Office Max Sublease is $560,880 payable monthly in advance in equal installments of $46,740. Additionally, the Office Max Sublease provides that at the end of the fourth year of the Initial Term, the annual rent for each of the next five years of the Initial Term will be $632,880 payable in advance in monthly installments of $52,740. Thereafter, Office Max has an option for an Extended Term, at an annual rent of $704,880, payable in advance in monthly installments of $58,740.

     DESCRIPTION OF BEST BUY

     Best Buy is the nation's largest volume specialty retailer of name brand consumer electronics, home office equipment, entertainment software and appliances.

     Financial statements for Best Buy are on file with the Securities and Exchange Commission. The following is a summary of selected financial data for Best Buy for the last three years:

                                                   FOR THE FISCAL YEAR ENDED
                                     ------------------------------------------------------
                                     FEBRUARY 28, 1998    MARCH 1, 1997    MARCH 2, 1996(1)
                                     -----------------    -------------    ----------------
                                                         (IN THOUSANDS)
STATEMENT OF EARNINGS:
Revenues...........................     $8,358,212         $7,770,683         $7,217,448
Gross Profit.......................      1,332,138          1,058,881            936,571
Selling general and administrative
  expenses.........................      1,145,280          1,005,675            813,988
Operating income...................        186,858             53,206            122,583
Earnings before cumulative effect
  of accounting change.............         94,453              1,748             48,019
Net earnings.......................     $   94,453         $    1,748         $   48,019

                                                   FOR THE FISCAL YEAR ENDED
                                     ------------------------------------------------------
                                     FEBRUARY 28, 1998    MARCH 1, 1997    MARCH 2, 1996(1)
                                     -----------------    -------------    ----------------
                                                         (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital....................     $  676,601         $  567,456         $  586,841
Total assets.......................      2,056,346          1,734,307          1,890,832
Long-term debt, including current
  portion..........................        225,322            238,016            229,855
Convertible preferred securities...        229,854            230,000            230,000
Shareholders' equity...............        557,746            438,315            431,614

---------------
(1) Fiscal year 1996 contains 53 weeks. All other periods contain 52 weeks.

                    UNITED STATES FEDERAL INCOME TAX ASPECTS

     The following discussion is a summary of the material Federal income tax considerations and the opinion of counsel that may be relevant to prospective Shareholders and does not purport to be an analysis of all aspects of Federal, state, local and foreign tax law that may affect a Shareholder's investment in the Company.

     The following discussion is based on the Code, existing laws and administrative regulations (the "Regulations"), judicial decisions, administrative rulings and practice, all of which are subject to change retroactively or prospectively and to possibly different interpretations. The Company also may be subject to state and local taxes in jurisdictions in which the Company is deemed to be doing business or in which it owns Property or other interests.

     Shareholders could be subject to state and local taxes in their jurisdiction of residence. See "State and Local Taxes." This analysis is not intended as a comprehensive discussion of state or local tax issues or as a substitute for careful tax planning, and prospective Shareholders are urged to consult their own tax advisors, attorneys or accountants with specific reference to their own tax situation and potential changes in the applicable law. See "Risk Factors -- Tax Risks -- REIT Status for Tax Purposes."

     The following discussion generally is directed to the Federal income tax treatment of a United States resident individual. Separate sections herein describe in summary form the Federal income tax treatment of certain other classes of potential investors including IRAs, Keogh Plans, pension and profit sharing trusts and other tax-exempt entities and non-resident alien and foreign Shareholders. A separate section also describes in summary form the state and local tax consequences to the Company and its Shareholders. BECAUSE THE TAX IMPLICATIONS OF AN INVESTMENT IN THE COMPANY MAY VARY DEPENDING ON THE PARTICULAR FACTS AND CIRCUMSTANCES AFFECTING EACH PROSPECTIVE INVESTOR, EACH PROSPECTIVE INVESTOR SHOULD SATISFY HIMSELF OR HERSELF AS TO THE INCOME AND OTHER TAX CONSIDERATIONS AND CONSEQUENCES OF HIS INVESTING IN THE COMPANY BY CONSULTING HIS OWN TAX ADVISOR BEFORE BECOMING A SHAREHOLDER.

OPINION OF COUNSEL

     The Company intends to conduct its operations in a manner that will permit it to qualify and elect to be treated as a REIT for Federal income tax purposes for no later than its first taxable year in which the Initial Closing Date occurs and for each taxable year thereafter. The Company has not requested a ruling from the IRS as to the qualification of the Company as a REIT. The Company, however, has obtained an opinion consisting of Exhibit 8.1, the tax opinion and this subsection, Opinion of Counsel, from Reed Smith Shaw & McClay LLP on the material Federal income tax consequences that, for Federal income tax purposes, based on current law or interpretations thereof, (i) the Company will qualify as a REIT provided the Company is operated in the manner described in this Prospectus and in accordance with the representations set forth in this Prospectus and satisfies the Share ownership tests described below, and (ii) based on Revenue Ruling 66-109, 1966-1 C.B. 151, distributions will not constitute UBTI to a Shareholder that is a tax-exempt entity (such as a pension plan, IRA or charitable remainder trust) that is required to account for UBTI even if the Company owns debt financed property as that term is defined in the Code, provided that (i) such Shareholder does not incur any "acquisition indebtedness" with respect to its Shares and (ii) the Company is not a pension-held REIT as defined by the Code. See "United States Federal Income Tax Aspects Taxation of Tax-Exempt Entities." Each prospective Investor should note that the opinions described herein represent only Counsel's best legal judgment as to the most likely outcome if relevant issues were litigated by the IRS and have no binding effect or official status of any kind. Thus, in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge any of Counsel's opinions. Reed Smith Shaw & McClay LLP will not review the Company's compliance with the requirements for qualification as a REIT on a continuing basis and although the Board and the Advisor intend to cause the Company to operate in a manner that will enable it to comply with the REIT Provisions, there can be no certainty that such intention will be realized. If the IRS successfully challenges the tax status of the Company as a REIT, many, if not all, of the tax benefits discussed herein available to entities qualifying as REITs would not be available to the Company or its Shareholders.

TAXATION OF THE COMPANY

     For any taxable year in which the Company qualifies as a REIT, it generally will not be subject to Federal income tax on that portion of its taxable income that is distributed to Shareholders except certain income or gain with respect to Foreclosure Property (generally, property the Company acquires or reenters as a result of a default by a borrower or tenant with respect to which it files an election with the IRS), which will be taxed at the highest corporate rate. See "Income Tax Aspects -- Requirements for Qualification as a REIT." If the Company were to fail to qualify as a REIT, it would be taxed at rates applicable to corporations on all its income, whether or not distributed to its Shareholders. Moreover, generally, the Code would not require the Company to make any distributions. Even if it qualifies as a REIT, the Company will be taxed at corporate rates on the portion of its taxable income that it does not distribute to the Shareholders, such as taxable income retained as nondeductible reserves. See "United States Federal Income Tax Aspects -- Requirements for Qualification as a REIT -- Income Tests" and "United States Federal Income Tax
Aspects -- Disposition of Properties."

     In addition, regardless of distributions to Shareholders, if the Company fails certain tests for qualification as a REIT or engages in Prohibited Transactions (generally, sales of certain property held by the Company for sale to customers in the ordinary course of its trade or business), it may retain its REIT status but be required to pay certain taxes. See "United States Federal Income Tax Aspects -- Requirements for Qualification as a REIT -- Income Tests" and "United States Federal Income Tax Aspects -- Disposition of Properties."

     The Company also will be subject to the alternative minimum tax. Since the Company will elect to depreciate its Properties pursuant to the alternate depreciation system, unless it recognizes gain using the installment method, it should not realize tax preferences or adjustments subject to the alternative minimum tax. Section 59(d) of the Code authorizes the Department of the Treasury to issue Regulations allocating items of tax preference between a REIT and its stockholders. Such Regulations have not yet been issued.

     In addition to the tax on any undistributed income, the Company, generally, also will be subject to a 4% excise tax on the amount, if any, by which the sum of (i) 85% of its REIT ordinary income (as defined in Section 4981 of the Code),
(ii) 95% of any net capital gain and (iii) any undistributed taxable income from prior years, exceeds the amount actually distributed by the Company to its Shareholders during the calendar year or declared as a Dividend during the calendar year (if distributed during the following January). In order to satisfy this timing requirement, the Company intends to make its fourth quarter distribution within 31, rather than 45, days after the close of the fourth calendar quarter and will declare such Dividend before the end of the quarter in order to avoid imposition of the excise tax. See "United States Federal Income Tax Aspects -- Taxation of Taxable Domestic Shareholders." Imposition of any tax on the Company (including excise taxes) would reduce the amount of cash available for distribution to Shareholders.

REQUIREMENTS FOR QUALIFICATION AS A REIT

     In order to qualify as a REIT, the Company must elect to be taxed as a REIT and satisfy a variety of complex tests relating to its organization, structure, Share ownership, assets, income and distributions, as well as record keeping requirements. Those tests are summarized below. See also "United States Federal Income Tax Aspects -- Statement of Stock Ownership."

     Organizational and Structural Requirements and Share Ownership Tests. In order to qualify for taxation as a REIT under the Code, the Company (i) must be a domestic corporation (or certain other forms of organization); (ii) must be managed by one or more trustees or directors; (iii) must have transferable shares; (iv) cannot be a financial institution or an insurance company; (v) must have at least 100 Shareholders for at least 335 days of each taxable year of 12 months (or proportionate part of any taxable year of less than 12 months) after its first taxable year; and (vi) must not be closely held. The

Company will be closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of its Shares at any time during the last half of the taxable year of the Company after its first taxable year. However, for purposes of the closely-held test, the Code generally permits a look through for tax-exempt entities subject to the five or fewer rule to the beneficiaries of such entity to determine if the REIT is closely held if the REIT is a pension-held REIT. However, if a tax-exempt Shareholder owns more than 25 percent of the Company or one or more such Shareholders, each of whom own at least 10 percent of the Company, in the aggregate own more than 50 percent of the Company, such Shareholder(s) may be required to treat all or a portion of their dividends from the Company as UBTI. See "Taxation of Tax-Exempt Entities."

     As a Maryland corporation, the Company satisfies the first requirement. In addition, the Company will be managed by a board of directors, has transferable Shares and does not intend to operate as a financial institution or insurance company. Additionally, the Company intends to have more than 100 Shareholders. Furthermore, the Company may refuse to sell or transfer Shares in the Company to any Person if the sale or transfer would jeopardize the Company's ability to satisfy the REIT ownership requirements; however, there can be no assurance that such a refusal to transfer will be effective. Based on the foregoing, the Company should satisfy the organizational and structural requirements as well as the Share ownership tests.

     Asset Tests. At the close of each calendar quarter of each taxable year, the Company must satisfy asset tests set forth in the Code (the "Asset Tests"). At least 75% of the value of the Company's total assets must consist of: (i) "real estate assets" including real property or interests in real property and interests in mortgages on real property, shares in other qualifying REITs, interests in REMICs, certain options and "new capital investments," (ii) cash and cash items (including receivables arising in the ordinary course of the Company's operations), and (iii) government securities. A "new capital investment" is a debt instrument or stock but only for the one-year period beginning on the date the Company receives such capital.

     Additionally, at the end of each calendar quarter, not more than 25% of the value of the Company's total assets may consist of securities (other than those includible under the 75% test). Also, no more than 5% of the value of the Company's assets may consist of the securities of any one issuer, and the Company may not own more than 10% of the outstanding voting securities of any one issuer. However, property owned through a "qualified REIT subsidiary" (i.e., a corporation that is wholly owned by the REIT throughout the entire existence of the corporation), is treated as property owned directly by the REIT for Federal income tax purposes.

     The Company must satisfy the Asset Tests at the end of each quarter. However, a mere change in the market value of the Company's assets alone will not affect the Company's status as a REIT. Additionally, if, as of the close of a calendar quarter, the Company fails to satisfy the Asset Tests, it will be treated as if it had satisfied the Asset Tests at the end of such quarter if it satisfies the Asset Tests within 30 days after the close of such quarter.

     Income Tests. To qualify and maintain its status as a REIT, the Company must satisfy three distinct income-based tests with respect to the sources of its income for each taxable year; the "75% Income Test" and the "95% Income Test."

     75% Income Test and 95% Income Test. The 75% Income Test requires that at least 75% of the Company's gross income (excluding gross income from Prohibited Transactions, i.e. generally, sales of certain property held primarily for sale to customers in the ordinary course of business) be derived from: (i) "rents from real property;" (ii) interest on obligations secured by mortgages on real property or on interests in real property (other than interest based in whole or in part on the income or profits unless such interest is based on gross sales or receipts) and income derived from the ownership of interests in a REMIC; (iii) gain from the sale or other disposition (other than in a Prohibited Transaction) of REIT shares or of a real estate asset; (iv) dividends or other distributions on shares in other REITs; (v) abatements and refunds of taxes on real property;
(vi) income and gain from the sale or other disposition of Foreclosure Property;
(vii) amounts (other than amounts the determination of which depend, in whole or in part, on the income or profits of any person or entity) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property (e.g. commitment fees) or to purchase or lease real property (including interests in mortgages on real property); and
(viii) qualified temporary investment income, for example, income from "new capital investments" (as defined above).

     Rents received by the Company for Properties will qualify as "rents from real property" for purposes of the 75% Income Test if the following requirements are satisfied:

          (i) Generally, the amount of rent received must not be based on the income or profits of a tenant but may be based on a fixed percentage of a tenant's gross receipts or sales;

          (ii) The Company may not own, actually or constructively, a 10% or greater interest in a tenant;

          (iii) The Company does not furnish or render certain services to the tenants of such Property, other than through an independent contractor, as defined by the Code, from whom it does not derive income. Because Properties are expected to be leased under net leases, the Company is not expected to furnish or render any services to tenants. For tax years beginning after August 5, 1997, the date of enactment or the 1997 Tax Act, the Company may furnish a de minimis amount of service (as defined by the Code). The Company currently intends to engage an Affiliate of the Advisor as an independent contractor for any Property that is no longer operated by the tenant as a consequence of a lease default or termination; and

          (iv) Rent attributable to personal property leased in connection with a lease of real property may not exceed 15% of the total rent received under the lease. For this purpose, rent is attributable to real and personal property in proportion to the relative adjusted tax bases of such property.

     If the Company acquires ownership of Property by reason of the default of a borrower on a loan or possession of Property by reason of a tenant default, if the Property qualifies and the Company elects to treat it as Foreclosure Property, the income from the Property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy the foregoing requirements for two years, or if extended for good cause, up to a total of five years. In that event, the Company must satisfy a number of complex rules, one of which is a requirement that it operate the Property through an independent contractor. The Company will be subject to tax on that portion of its net income from Foreclosure Property that does not otherwise qualify under the 75% Income Test.

     In addition to deriving 75% of its gross income from the sources described above, the 95% Income Test requires that at least an additional 20% of the Company's gross income (excluding income from Prohibited Transactions) must be derived from those items described in the 75% Income Test, as well as dividends or interest from any source, and gains from the sale or other disposition of stock and securities.

     Prior to the making of any investments in Properties, the Company may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds from the Offering. Accordingly, to the extent that Offering proceeds have not been invested in Properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, the Company may invest such Offering proceeds in less liquid investments such as mortgage-backed securities guaranteed by GNMA, FHMA, or FHLMC, maturing mortgage loans purchased from mortgage lenders or shares in other REITs. The Company expects to receive proceeds from the Offering in a series of closings and to trace such proceeds for purposes of determining the one-year period for "new capital investments." No rulings or Regulations have been issued under the provisions of the Code governing "new capital investments," so that there can be no assurance that the IRS will agree with this method of calculation. In the unlikely event that the Company has difficulties in investing its Offering proceeds in Properties or other assets generating income qualifying under the 75% Income Test within this one-year period, the time when the Company is able to qualify as a REIT could be delayed, and the Company might not qualify as a REIT during its first or second years of operation.

     If the Company fails to satisfy either the 75% Income Test or 95% Income Test during a taxable year, it will be subject to a 100% tax on the greater of the amount by which it fails either the 75% Income Test or the 95% Income Test. However, it still may qualify as a REIT in such year if: (i) it reports the source and nature of each item of its gross income in its Federal income tax return for such year; (ii) the inclusion of any incorrect information in its return is not due to fraud with intent to evade tax; and (iii) the failure to meet such tests is due to reasonable cause and not to willful neglect.

     For purposes of the foregoing asset and income tests, if the Company invests as a partner in a partnership or in a qualified REIT subsidiary, it will be deemed to own its proportionate share of the partnership's or subsidiary's assets and will take into account its proportionate share of the partnership's or its subsidiary's income items and such income items will retain the same character (e.g., rent, gain from "dealer property," (i.e., property held primarily for sale to customers in the ordinary course of the holder's business, etc.)) they had at the partnership or subsidiary level. Except for amounts received with respect to certain investments in cash reserves, the Company anticipates that substantially all of its gross income will be derived from (i) rents from its Properties, (ii) income from mortgage-backed securities, (iii) income from "new capital investments" (as defined above), (iv) gains from the disposition of Properties held for four years or more, (v) gains from the disposition of securities and (vi) income from other qualified real estate assets. Consequently, while the Company expects to satisfy the income tests, no assurance can be given in this regard.

     Distribution Requirement. In order to maintain its status as a REIT, the Company must satisfy the "95% Distribution Test." The 95% Distribution Test requires, generally, that the Company distribute to the Shareholders its Distributable REIT Taxable Income (generally, 95% of its taxable income less its net capital gains). The 95% Distribution Test is based on the Company's REIT Taxable Income rather than its available cash. As a result, while the Company expects to satisfy this requirement, its ability to make the required distributions may be impaired if it has insufficient cash flow or otherwise has excessive noncash income or nondeductible expenditures. Furthermore, if after the close of a taxable year, the IRS successfully adjusts the income of the Company (e.g., challenges a deduction taken by the Company), the 95% Distribution Test may be determined not to have been satisfied in such a year. In such a case, the Company may elect to make a deficiency dividend in order to satisfy the 95% Distribution Test. See "United States Federal Income Tax
Aspects -- Sale-Leaseback Transactions."

     In computing its REIT Taxable Income, the Company expects to use the accrual method of accounting and depreciate depreciable Property under the alternative depreciation system. The Company is required to file an annual Federal income tax return, which, like other corporate returns, is subject to IRS examination. Because the tax law requires the Company to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions taken by the Company in computing its REIT Taxable Income and its distributions. Issues could arise, for example, with respect to the allocation of the purchase price of Properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its Affiliates. Were the IRS to challenge successfully the Company's characterization of a transaction or determination of its REIT Taxable Income, the Company could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. See "United States Federal Income Tax Aspects -- Sale-Leaseback Transactions." If, as a result of a challenge, the Company is determined not to have satisfied the 95% Distribution Test, it would be disqualified as a REIT (unless it were to pay a deficiency dividend and pay interest and a penalty) as provided by the Code. A deficiency dividend cannot be used to satisfy the 95% Distribution Test if the failure to meet such test was not due to a later adjustment to the Company's income by the IRS.

     For purposes of the 95% Distribution Test, dividends include not only dividends paid during the taxable year but also dividends that are declared before the due date of the Company's tax return for the taxable year (including extensions) and are paid within 12 months of the end of such taxable year and no later than the Company's next regular distribution payment. However, see "United States Federal Income Tax Aspects -- Taxation of the Company" for discussion of an excise tax provision that could require the Company to distribute its fourth quarter dividend in each year on or before January 31 of the following year and see "United States Federal Income Tax Aspects -- Taxation of Taxable Domestic Shareholders" for a discussion of how taxable Shareholders are taxed on distributions.

TERMINATION OF REIT STATUS

     The Company intends to satisfy all of the qualification tests and requirements for it to be treated as a REIT for Federal income tax purposes. However, if it fails to meet one or more of them and such failure is not mitigated, its election to be a REIT will terminate, effective for the year of such failure and all succeeding years. However, if (i) the Company did not willfully fail to file a timely return with respect to the termination taxable year, (ii) inclusion of any incorrect information in such return was not due to fraud with intent to evade tax and (iii) the Company establishes that failure to meet the requirements was due to reasonable cause and not to willful neglect, the Company could elect again to be taxed as a REIT, if it so qualified, for the first taxable year after its election terminated provided that it had no undistributed earnings and profits. Furthermore, while the Company has no intention of doing so, it may revoke its election voluntarily. Except as discussed above, in the event of a termination of the Company's election to be taxed as a REIT, a new election may not be made by the Company for any taxable year prior to the fifth taxable year following the year of termination.

     If the Company were to reelect to qualify as a REIT after its election terminated for any reason, in the tax year immediately prior to its reelection, it would be required to include in its income any "net built-in gain" and pay corporate level income tax on such amount. Net built-in gain is the excess of aggregate gains (including income items) over aggregate losses that would have been realized had the Company sold all of its assets. Alternatively, the Company could elect to treat its net built-in gains similarly to the way certain S corporations treat net built-in gains, i.e., any net built-in gain recognized over the ten-year period after the election would be subject to tax at the corporate level. The President of the United States has submitted proposed legislation to Congress that would eliminate the ability of S corporations and REITs, the fair market value of which exceeds $5,000,000, from taking advantage of the 10 year period.

SALE-LEASEBACK TRANSACTIONS

     Many of the Company's investments are and will be in the form of sale-leaseback transactions wherein the Company either will (i) purchase Property free of encumbrances, net lease such Property back to the seller and obtain separate mortgage financing or (ii) purchase Property subject to a mortgage and an existing net lease. In most instances, depending on the economic terms of the transaction, the Company will be treated for Federal income tax purposes as either the owner of the Property or the holder of a debt secured by the Property. The Company does not expect to request an opinion of counsel concerning the status of any leases of Properties as true leases for Federal income tax purposes.

     The IRS may take the position that certain sale-leaseback transactions the Company will treat as true leases are not true leases for Federal income tax purposes but are, instead, financing arrangements or loans or the Company may structure certain sale-leaseback transactions as such. In such event, for purposes of the Asset Test and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the Underlying Real Property. It is expected that, for this purpose, the fair market value of the Underlying Real Property would be determined without taking into account the Company's lease. If a sale-leaseback transaction were successfully so recharacterized, the Company might fail to satisfy the Asset Tests or the Income Tests and consequently lose its REIT status effective with the year of recharacterization or the amount of the Company's REIT Taxable Income could be affected. As a consequence, the Company's Distributable REIT Taxable Income could be determined to be greater than the amount reported by the Company, and, therefore, the Company potentially could have failed the 95% Distribution Test. See "United States Federal Income Tax Aspects -- Requirements for Qualification as a REIT -- Distribution Requirement."

DISPOSITION OF PROPERTIES

     Gain or loss realized by the Company upon the disposition of any Property acquired by the Company will be treated as capital gain or loss except to the extent (i) of depreciation recapture, if any, with respect to any personal Property sold, (ii) in the year of sale, the Company realized a net loss on the sale of depreciable property which is real estate used in its trade or business,
(iii) the Company has net unrecaptured Code Section 1231 losses, or (iv) the Property sold is dealer property (as defined above). If the Company disposes of real property in a Prohibited Transaction: (a) any gains recognized by the Company upon the disposition of the real property may be subject to a 100% tax on resulting net income except insofar as the Company satisfies certain statutory safe harbors. Moreover, depending on the composition of the Company's total gross income, the Company could fail one or more of the income tests for qualification as a REIT. Under existing law, whether a Property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances then surrounding the particular Property and sale in question. The Company intends to hold all Property for investment purposes and to make such occasional dispositions thereof as in the opinion of the Board and the Advisor are consistent with the Company's investment objectives and in compliance with all the rules discussed above governing the qualification of the Company for REIT status. Accordingly, the Company does not anticipate that it will be treated as a "dealer" with respect to any of its assets. There can be no assurance, however, that the IRS will not take a contrary position.

     Additionally, the Code provides that sales that meet the following requirements will not be Prohibited Transactions even if the Property sold was held primarily for sale to customers in the ordinary course of the REIT's trade or business: (i) the Company held the Property for four or more years, (ii) expenditures made by the Company during the prior four-year period includible in the basis for the Property do not exceed 30% of the net sales price of the Property, (iii) either (a) during the Company's tax year, the Company does not make more than seven sales of Properties (other than Foreclosure Property) or
(b) the aggregate adjusted tax basis of Properties (other than Foreclosure Property) sold during the tax year does not exceed 10% of the aggregate basis of all of the Company's assets as of the beginning of its tax year, (iv) if the Property sold consists of land or improvements which is not Foreclosure Property, the Company held the Property for four or more years for production of rental income, and (v) if (iii)(a) is not satisfied, substantially all of the marketing and development expenditures made with respect to the Property were made through an independent contractor. See "United States Federal Income Tax Aspects -- Requirements for Qualification as a REIT -- Income Tests." For purposes of requirement (iii)(a), a sale of more than one Property to one buyer as part of one transaction is treated as one sale.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     As long as the Company qualifies as a REIT, distributions from the Company (other than distributions designated as capital gain dividends) will be taxable to Shareholders who are not tax-exempt entities as ordinary income to the extent of the earnings and profits of the Company. Any Dividend declared by the Company in October, November or December of any year payable to Shareholders of record on a date in such month will be treated as if it were received by the Shareholders on December 31, provided such Dividend actually is paid by January 31, of the following year. Consequently, any such Dividend will be taxable to a Shareholder in such Shareholder's taxable year including December 31. (It is possible that any portion of a Dividend made to a Shareholder after December 31 not from current or accumulated earnings and profits would be treated as a distribution by the Company in the year it is actually made. Accordingly, if the Company has sufficient earnings and profits in the year in which such Dividend actually is paid, no portion of such Dividend would be a return of capital distribution.) Dividends paid to such Shareholders will not constitute passive activity income (such income, therefore, will not be subject to reduction by losses from passive activities of a Shareholder who is subject to the passive activity loss rules). Such distributions, however, will be considered investment income, which may be offset by investment expense deductions. Dividends from the Company that are designated as capital gains dividends by the Company will be taxed as long-term capital gain to taxable Shareholders to the extent that they do not exceed the Company's actual net capital gain for the taxable year. A Shareholder that is a corporation may be required to treat up to 20% of any such capital gains dividend as ordinary income. Such distributions, whether characterized as ordinary income or as capital gains, are not eligible for the 70% dividends received deduction for corporations. Shareholders are not permitted to deduct any net losses of the Company.

     For tax years beginning after August 5, 1997, the Company may elect to retain its net long term capital gains and pay tax on such gains. If the Company makes such an election, each Shareholder will include in his income his share of the Company's undistributed gain as designated by the Company and each Shareholder will be deemed to have paid his proportionate share of the tax paid on such gain by the Company. The Shareholders basis for his shares will be increased by his share of the undistributed gain.

     A Dividend that is not designated as a capital gains Dividend and that is in excess of the Company's current or accumulated earnings and profits is treated as a return of capital to a Shareholder and reduces the tax basis of the Shareholder's Shares (but not below zero). Any such distribution in excess of the tax basis of a Shareholder's Shares is taxable to any such Shareholder who is not a tax-exempt entity as gain realized from the sale of the Shares.

TAXATION OF DISPOSITION OF SHARES OF THE COMPANY

     In general, any gain or loss realized upon a taxable disposition of Shares of the Company by a Shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Shares have been held for more than 18 months, mid term gain if the shares are held for more than 12 months but not more than 18 months and as short-term capital gain or loss if the Shares have been held for 12 months or less. If, however, the Shareholders have received any capital gains Dividends with respect to such Shares, any loss realized upon a taxable disposition of Shares held for six months or less, to the extent of such capital gains dividends received with respect to such Shares, will be treated as long-term capital loss. Also, the IRS is authorized to issue regulations that would pass through a proportionate share of the Company's depreciation subjecting gain attributable to such depreciation to tax of a 25 percent rate. Pursuant to the Internal Revenue Services Restructuring and Reform Act of 1998 which was enacted on July 22, 1998; for taxable year ending after December 31, 1997, any gain or loss realized upon a taxable disposition of Shares of the Company held for more than 12 months by an individual Shareholder, who is not a dealer in securities, will be long-term capital gain.

TAXATION OF TAX-EXEMPT ENTITIES

     In general, a Shareholder that is a tax-exempt entity and not subject to tax on its investment income will not be subject to tax on distributions from the Company. In Revenue Ruling 66-106, 1966-1 C.B. 151, the IRS ruled that amounts distributed as dividends by a REIT do not constitute UBTI when received by a qualified plan. Based on that ruling, Counsel has opined that, regardless whether the Company incurs indebtedness in connection with the acquisition of Properties, distributions paid by the Company to a Shareholder that is a tax-exempt entity will not be treated as UBTI, provided that (i) the tax-exempt entity has not financed the acquisition of its Shares with "acquisition indebtedness" within the meaning of the Code and the Shares otherwise are not used in an unrelated trade or business of the tax-exempt entity and (ii) the Company is not a pension-held REIT. This opinion applies to a Shareholder that is an organization that qualifies under Code Section 401(a), an IRA or any other tax-exempt organization that would compute UBTI, if any, in accordance with Code
Section 512(a)(1). However, if the Company is a pension-held REIT and a tax-exempt Shareholder owns more than 10 percent of the Company, such Shareholder will be required to recognize as UBTI that percentage of the dividends that it receives from the Company as is equal to the percentage of the Company's gross income that would be UBTI to the Company if the Company were a tax-exempt entity required to recognize UBTI. A REIT is a pension-held REIT if at least one qualified trust holds more than 25 percent of the value of the REIT's shares or one or more qualified trusts, each of whom own more than 10 percent of the REIT's shares, hold more than 50 percent of the value of the REIT's shares. A tax-exempt Shareholder also should be aware that Congress currently is examining the taxation of investment income received by tax-exempt entities including the treatment of income received by such entities from REITs and other pass-through entities and is considering whether to treat income derived from a REIT as UBTI to the extent that the REIT has incurred debt to acquire its assets. The Congressional committee conducting this examination has not yet concluded its study.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from Federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20), respectively, income from an investment in the Company will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the UBTI generated by its investment in the Company. Such prospective Shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

FOREIGN SHAREHOLDERS

     The rules governing United States Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign Shareholders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective foreign Shareholders should consult with their own tax advisors to determine the impact of United States Federal, state and local income tax laws with regard to an investment in Shares.

     A nonresident shareholder of a REIT generally is not considered to be engaged in a trade or business through a permanent establishment in the United States by reason of his ownership of shares in the REIT. The taxation of Dividends will depend generally upon whether the Dividends are attributable to ordinary income or capital gain. To the extent the Dividends are attributable to ordinary income, they will be treated as dividend income to the extent of the earnings and profits of the Company and will be subject to a withholding tax equal to 30% of the gross amount of the Dividends, unless (i) an applicable tax treaty between the United States and the country of residence for tax purposes of the foreign Shareholder reduces or eliminates that tax or (ii) the foreign Shareholder is independently engaged in a United States trade or business and the Dividends received from the Company are effectively connected with that trade or business. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a foreign Shareholder unless (i) a lower treaty rate applies and the Shareholder files IRS Form 1001 or (ii) the Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. Ordinary income Dividends in excess of the Company's earnings and profits will be treated as a nontaxable return of capital to the extent of the foreign Shareholder's cost of his Shares, with any additional amounts treated as amounts received in exchange for his Shares.

     Capital gains Dividends paid to a foreign Shareholder will be taxed to such foreign Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, these distributions, to the extent attributable to U.S. real property interests, are taxed to foreign Shareholders as effectively connected with a United States business, thereby subjecting such gain to United States income tax (at a rate of not less than 21% in the case of foreign individuals). The Company is required by applicable Temporary Regulations, to withhold 34% of any distribution designated or that could be designated by the Company as a capital gains dividend. Also, capital gains dividends (net of the amount of regular income tax) may be subject to a 30% branch profits tax in the hands of a foreign corporate Shareholder not entitled to treaty exemption from the branch profits tax.

     Gain recognized by a foreign Shareholder upon a sale of Shares generally will not be subject to FIRPTA taxation and withholding rules provided the Company is a domestically controlled REIT (i.e., a REIT that is owned less than 50% by foreign Persons during a specified testing period). Such gain, however, would be taxable to a foreign Shareholder if (i) the gain is effectively connected with the foreign Shareholder's United States trade or business or (ii) the foreign Shareholder is an individual who is physically present in the United States for 183 days or more during the taxable year and has a tax home in the United States.

     Unless an applicable estate tax treaty provides otherwise, Shares owned by a nonresident alien decedent will be included in his estate for purposes of the United States Estate tax. Tax is imposed at progressive rates.

UNITED STATES REPORTING REQUIREMENTS

     The Company is required to file an information return with the IRS setting forth the name, address and Taxpayer Identification Number of the payee of dividends from the Company (whether the payee is a nominee or is the actual beneficial owner).

BACKUP WITHHOLDING

     The Company will report to its domestic Shareholders and to the IRS the amount of Dividends paid during each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to Dividends paid unless such Shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(b) provides a Taxpayer Identification Number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Company with its correct Taxpayer Identification Number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the Shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any Shareholders who fail to certify their non-foreign status to the Company. See "Taxation of Foreign Shareholders."

STATEMENT OF STOCK OWNERSHIP

     The Company is required to demand annual written statements from the record holders of designated percentages of its Shares disclosing the actual owners of the Shares. Any record Shareholder who, upon request by the Company, does not provide the Company with required information concerning actual ownership of the Shares is required to include certain specified information relating thereto in his Federal income tax return. The Company also must maintain, within the Internal Revenue District in which it is required to file its Federal income tax return, permanent records showing the information it has received as to the actual ownership of such Shares and a list of those persons failing or refusing to comply with such demand.

                             STATE AND LOCAL TAXES

     The Company and its Shareholders may be subject to state and/or local taxation in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its Shareholders may differ substantially from the Federal income tax treatment described in this summary. CONSEQUENTLY, EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OWN TAX ADVISOR WITH REGARD TO THE STATE AND LOCAL TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

                              ERISA CONSIDERATIONS

     The following is a summary of certain non-tax considerations associated with an investment in the Company by a qualified plan, Keogh Plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this Prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

     In considering an investment in the Company of the assets of an employee benefit plan subject to ERISA, such as a profit-sharing, 401(k), or a pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters, (i) whether the investment is consistent with the applicable provisions of ERISA and the Code, (ii) whether the investment will produce UBTI to the Benefit Plan (see "United States Federal Income Tax
Aspects -- Taxation of Tax-Exempt Entities") and (iii) the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the duty (i) to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration; (ii) to invest plan assets prudently; (iii) to diversify the investments of the plan unless it is clearly prudent not to do so; and (iv) to comply with plan documents insofar as they are consistent with ERISA. ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by, or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

     Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

PLAN ASSETS

     Neither ERISA nor the Code define the term "plan assets." However, on November 13, 1986, the Department of Labor published a final regulation describing what constitutes the assets of a Benefit Plan when it invests in certain kinds of entities (29 C.F.R. Section 2510.3-101, the "Regulation"). The Regulation was generally effective as of March 13, 1987. As discussed below, the Company has received an opinion of counsel that, under the final regulations issued by the Department of Labor, the assets of the Company should not be deemed to be "plan assets" if Benefit Plans invest in Shares, assuming certain conditions set forth in the opinion are satisfied.

     Under the Regulation, the assets of corporations, partnerships, or other entities in which a Benefit Plan makes an equity investment will be deemed to be assets of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule. The Regulation provides as one such exception that the underlying assets of entities such as the Company will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be (i) "freely transferable," (ii) part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and (iii) sold as part of a public offering registered under the

Securities Act and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), within a specified time period.

     The Shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the Company has represented that the Shares will be part of a class registered under the Exchange Act within the specified time frames. Any Shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

     The Company has over 100 shareholders. Thus, the second criterion of the publicly offered exception will be satisfied.

     Whether a security is freely transferable depends upon the particular facts and circumstances. The Shares will be subject to restrictions intended to ensure that the Company continues to qualify for Federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or Federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in Shares is less than $10,000. Thus, the restrictions imposed to maintain the Company's status as a REIT should not cause the Shares to not be freely transferable.

     The Company has obtained an opinion from counsel that the Shares should constitute "publicly-offered securities" and that the underlying assets of the Company should not be considered plan assets under the Regulation assuming the Offering takes place as described in this Prospectus.

     In the event that the underlying assets of the Company were treated by the Department of Labor as assets of a Benefit Plan, the management of the Company would be treated as fiduciaries with respect to Benefit Plan Shareholders and the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving management and assets of the Company, unless an administrative or statutory exemption under ERISA applies. Such restrictions could, for example, require that the Company avoid transactions with entities that are affiliated with the Company or its Affiliates or restructure its activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, the Company might provide Benefit Plan Shareholders with the opportunity to sell their Shares to the Company or the Company might dissolve or terminate.

     If the underlying assets of the Company were treated as assets of a Benefit Plan, the investment in the Company also might constitute an improper delegation of fiduciary responsibility to the Advisor and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by the Advisor of its ERISA fiduciary duties. Finally, an investment by an IRA in the Company might result in an impermissible commingling of plan assets with other property.

     If a prohibited transaction were to occur, the Code imposes an excise tax equal to five percent of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not "corrected." Such taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, the Advisor and possibly other fiduciaries of Benefit Plan Shareholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities would be required to restore to the plan any profits realized by these fiduciaries as a result of the transaction or breach, and make good to the plan any losses incurred by the plan as a result of such transaction or breach. With respect to an IRA that invests in the Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

     In the opinion of counsel, as discussed above, the assets of the Company should not constitute plan assets following an investment in Shares by Benefit Plans. Accordingly, the problems discussed in the preceding three paragraphs are not expected to arise.

OTHER PROHIBITED TRANSACTIONS

     Regardless of whether the Shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if the Company, CFA, any Selected Dealer, the Escrow Agent or any of their Affiliates is a fiduciary (within the meaning of Section 3(21)) of ERISA with respect to the purchase of the Shares. Accordingly, unless an administrative or statutory exemption applies, Shares should not be purchased by a Benefit Plan to which any of the above Persons is a fiduciary with respect to the purchase. A Person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the Person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to such assets. Under a regulation issued by the Department of Labor, a Person would be deemed to be providing investment advice if such Person renders advice as to the advisability of investing in Shares and that Person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that (i) such advice will serve as the primary basis for investment decisions and (ii) such advice will be individualized for the plan based on its particular needs.

INVESTMENT IN ESCROW ACCOUNT

     The Escrow Agent will establish two separate escrow accounts. Benefit Plan funds will be deposited in one account while funds from all other investors will be deposited in another account. Pending issuance of the Shares to a Benefit Plan, the Escrow Agent will invest Benefit Plan funds in a money market account maintained by the Escrow Agent. On the Initial Closing Date and each closing date thereafter, the funds paid by each Benefit Plan will be released from the Benefit Plan escrow account and exchanged for the applicable number of Shares. Any interest earned by that account prior to any such closing date will be paid to the investing Benefit Plan.

     In considering an investment in the Company, a plan fiduciary should consider whether the escrow account arrangement as well as the ultimate investment in the Company would be consistent with fiduciary standards applicable to that Benefit Plan.

ANNUAL VALUATION

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file an Annual Return/Report on Form 5500 reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until the Shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the Shares will develop. To date, neither the IRS nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the Shares under those circumstances, namely when the fair market value of the Shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of Shares, the directors intend to provide reports of the directors' annual determinations of the current value of the Company's net assets per outstanding Share to those fiduciaries (including IRA trustees and custodians) who identify themselves to the directors as such and request the reports. Prior to and for the year ending December 31, 2002, the directors intend to use the offering price of Shares as the per Share net asset value. Thereafter, beginning with the year 2003, the value of the Properties and other assets of the Company will be based on a Valuation. Such Valuation may be, but is not required to be, performed by Independent Appraisers.

     The directors anticipate that they will provide annual reports of such determinations (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other qualified plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31 of such year.

     The directors intend to revise these valuation procedures to conform with any relevant guidelines that the IRS or the Department of Labor may hereafter issue. Meanwhile, there can be no assurance (i) that such value could or will actually be realized by the Company or by Shareholders upon liquidation (in part because appraisal or estimated value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any assets of the Company), (ii) that Shareholders could realize such value if they were to attempt to sell their Shares, or (iii) that such value would comply with the ERISA or IRA requirements described above.

                             DESCRIPTION OF SHARES

     The following description of the Shares does not purport to be complete but contains a summary of portions of the Articles of Incorporation and is qualified in its entirety by reference to the Articles of Incorporation.

GENERAL DESCRIPTION OF SHARES

     The Company is authorized to issue 60,000,000 Shares, each Share having a par value of $.001. Each Share is entitled to participate equally in Dividends when and as declared by the directors and in the distribution of assets of the Company upon liquidation. Each Share is entitled to one vote and will be fully paid and non-assessable by the Company upon issuance and payment therefor. Shares, other than Excess Shares, which are defined in the Organizational Documents to mean Shares held by an investor in excess of 9.8% of the total number of Shares issued and outstanding at the time such Shares are acquired, are not subject to redemption by the Company. The Shares have no preemptive rights which rights are intended to insure that a Shareholder maintains the same ownership interest (on a percentage basis) before and after the issuance of additional securities by the Company or cumulative voting rights (which are intended to increase the ability of smaller groups of Shareholders to elect directors). The Company currently does not intend to issue any securities other than the Shares discussed in this Prospectus, although it may do so at any time. The Company has the authority at the discretion of the directors (including a majority of the Independent Directors) to authorize the listing, issuance and sale of the Shares on a national securities exchange or on Nasdaq. In addition, the Company has the authority to issue shares of any class or securities convertible into shares of any class or classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such stock, all as determined by the directors.

     The Company may apply to list the Shares for trading on a national securities exchange or to include them for quotation on Nasdaq unless the Board of Directors (including a majority of the Independent Directors) deems such listing or quotation not to be in the best interest of the Shareholders. There can be no assurance that any such application will be accepted. If the Shares are not listed or included for quotation, the Properties generally will be liquidated beginning five to ten years after the net proceeds of the Offering are substantially invested. In making the decision to apply for listing of the Shares, the Board will try to determine whether listing the Shares or liquidating the Company will result in greater value for the Shareholders. Even if the Shares are not so listed or included for quotation, the Company is under no obligation to liquidate its portfolio within such period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the Properties are located and Federal income tax effects on Shareholders which may prevail in the future. Furthermore, there can be no assurance that the Company will be able to liquidate its portfolio and it should be noted that the Company will continue its existence until all of its Properties are sold and its other assets are liquidated.

     The Company will not issue certificates. Shares will be held in "uncertificated" form which will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates, and (b) eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected simply by mailing a duly executed stock power to the Company.

Upon the issuance of its Shares, the Company shall send to each Shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     An annual meeting of the Shareholders will be held each year, not fewer than 30 days after delivery of the Annual Report of the Company. Special meetings of Shareholders may be called only upon the request of a majority of the directors, a majority of the Independent Directors, the Chairman, the President or upon the written request of Shareholders entitled to cast at least 10% of all the votes entitled to be cast at such meeting. In general, the presence in person or by proxy of a majority of the outstanding Shares, exclusive of Excess Shares, shall constitute a quorum. Generally, the affirmative vote of a majority of the votes entitled to be voted at a meeting at which a quorum is present is necessary to take Shareholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect a director.

     The Company's Charter may be amended by a majority of the Board of Directors (including a majority of the Independent Directors) and approval of a majority of the Company's stockholders at a duly held meeting at which a quorum is present. Charter amendments affecting the provisions on indemnification of directors and officers, limitation of personal liability of directors and officers, and limitation on ownership of shares of the Company, must be approved by a vote of two-thirds of the Company's Stockholders. In general, the Company's Bylaws may be amended by a majority vote of the Company's stockholders. The Ownership Limit may only be amended by a two-thirds majority vote of all outstanding Shares. Any amendment to the Bylaws that would reduce the priority of payment or the amount payable to the Shareholders upon liquidation of the Company or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of Shares entitled to vote. Shareholders may, by the affirmative vote of a majority of the Shareholders entitled to vote on such matter, elect to remove a director from the Board or dissolve the Company. Shareholders do not have the ability to vote to replace the Advisor or to select a new investment adviser.

     The affirmative vote of a majority of all Shares entitled to be cast is required to approve any merger or sale of substantially all of the assets of the Company other than in the ordinary course of business. The term "substantially all" as used in this context is a term used in the Maryland Corporation and Association Code. This Code does not include a definition of this term and Maryland case law suggests that the term be defined on a case by case basis. The effect for investors of the Maryland Code's lack of definition is the Company cannot provide investors with a definition for "substantially all" and therefore shareholders will not know whether a sale of assets will constitute a sale of substantially all of the assets or whether or not they will have the right to approve such sale. Shareholders objecting to the approval of any merger or sale of assets are permitted under Maryland law to petition a court for the appraisal and payment of the fair value of their Shares. In such an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. The appraisers' report is considered by the court which (i) makes the final determination of the fair value to be paid to the Shareholder and (ii) decides whether the award of interest from the date of the merger or sale of assets and costs of the proceeding are to be awarded to the dissenting Shareholder.

     Shareholders are entitled to receive a copy of the Company's Shareholder list upon request provided that the requesting Shareholder represents to the Company that the list will not be used to pursue commercial interests. The list provided by the Company will include the name, address and telephone number (if available) of, and number of Shares owned by, each Shareholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by the Company of the request (or five days if the Shareholder first requests a copy of the representation and returns it to the Company within 30 days). A Shareholder requesting a list will be required to pay the Company's reasonable cost of postage and duplication. The Company will pay the costs incurred and any actual damages suffered by a Shareholder who must compel the production of a list and is successful. Any Shareholder who breaches the terms of the representation provided to the Company will be liable to the Company for any costs or damages resulting from such breach. The list will be updated at least quarterly to reflect changes in the information contained therein.

     The rights of Shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Exchange Act, which provides that, upon request of investors and the payment of the expenses of the distribution, the Company is required to distribute certain materials to Shareholders in the context of the solicitation of proxies for voting on matters presented to Shareholders, or, at the option of the Company, provide requesting Shareholders with a copy of the list of Shareholders so that the requesting Shareholders may make the distribution themselves.

RESTRICTION ON OWNERSHIP OF SHARES

     In order for the Company to qualify as a REIT, not more than 50% of its outstanding Shares may be owned by any five or fewer individuals (including certain tax-exempt entities) during the last half of each taxable year of the Company, and the outstanding Shares must be owned by 100 or more Persons independent of the Company and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. The Company, therefore, may prohibit certain acquisitions and transfers of Shares so as to facilitate the Company's continued qualification as a REIT under the Code. However, there can be no assurance that such prohibition will be effective.

     The Articles of Incorporation, in order to assist the Board in preserving the Company's status as a REIT, contain an Ownership Limit which prohibits any Person or group of Persons from acquiring, directly or indirectly, Beneficial Ownership of more than 9.8% of the outstanding Shares. Shares owned by a Person or a group of Persons in excess of the Ownership Limit are deemed "Excess Shares." Shares owned by a Person who individually owns of record less than 9.8% of outstanding Shares may nevertheless be Excess Shares if such Person is deemed part of a group for purposes of this restriction.

     The Articles of Incorporation stipulate that any purported issuance or transfer of Shares shall be valid only with respect to those Shares that do not result in the transferee-Shareholder owning Shares in excess of the Ownership Limit. If the transferee-Shareholder acquires Excess Shares, such Person is considered to have acted as an agent for the Company and holds such Excess Shares on behalf of the ultimate Shareholder.

     The Ownership Limit does not apply to offerors which, in accordance with applicable Federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding Shares (not including Shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Exchange Act) are duly tendered and accepted pursuant to the cash tender offer. The Ownership Limit also does not apply to the underwriter in a public offering of the Shares. The Ownership Limit does not apply to a Person or Persons which the directors so exempt from the Ownership Limit upon appropriate assurances that the Company's qualification as a REIT is not jeopardized.

     If the Company has 2,000 or more stockholders, all Persons who own 5% or more of the outstanding Shares (or 1% or more if the Company has more than 200 but fewer than 2,000 Shareholders) during any taxable year will be asked by the Company to deliver a statement or affidavit setting forth the number of Shares Beneficially Owned, directly or indirectly, by such Persons. See "United States Federal Income Tax Aspects -- Statement of Stock Ownership."

DIVIDENDS

     The Company intends to declare Dividends before each issuance of Shares during the Offering and on a quarterly basis. Dividends will be paid to investors who are Shareholders as of the record date selected by the directors. Dividends will be paid on a quarterly basis regardless of the frequency with which such Dividends are declared. The Company is required to distribute annually its Distributable REIT Taxable Income to comply with the REIT Provisions. Generally, income distributed as Dividends will not be taxable to the Company under Federal income tax laws unless the Company fails to comply with the REIT Provisions.

     Dividends will be paid at the discretion of the directors, in accordance with the earnings, cash flow and general financial condition of the Company. The directors' discretion will be directed, in substantial part, by their obligation to cause the Company to comply with the REIT Provisions. Because the Company may receive income from interest or rents at various times during its fiscal year, Dividends may not reflect income earned by the Company in that particular Dividend period but may be made in anticipation of cash flow which the Company expects to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. The Company can borrow to make distributions if the borrowing is necessary to maintain the Company's REIT status or if the borrowing is part of a liquidation strategy to partially or completely liquidate investments in Properties by borrowing against those Properties.

     The Company is not prohibited from distributing its own securities in lieu of making cash distributions to Shareholders, provided that such securities distributed to Shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating such securities.

REPURCHASE OF SHARES

     The Company has the authority to redeem Excess Shares immediately upon becoming aware of existence of such Excess Shares or after giving the Person in whose hands such Shares are Excess Shares 30 days to transfer such Excess Shares to a Person whose ownership of such Shares would not exceed the Ownership Limit and, therefore, would no longer be considered Excess Shares. The price paid upon redemption by the Company shall be the lesser of the price paid for such Excess Shares by the Shareholder in whose possession the redeemed Shares were formerly Excess Shares or the fair market value of the Excess Shares. The Company may purchase Excess Shares or otherwise repurchase Shares if such repurchase does not impair the capital or operations of the Company.

     The Sponsor, Advisor and their Affiliates may not receive a fee on the purchase of Shares by the Company.

REDEMPTION OF SHARES

     After the termination of the Offering and prior to such time, if any, as the Shares are listed on a national securities market, any stockholder (other than the Advisor) that has held his or her Shares for at least one year may present all or any portion of such stockholder's Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its option, subject to the conditions described below, redeem such Shares presented for redemption for cash to the extent it has sufficient funds available, as determined by the Board of Directors in its sole discretion. There is no assurance that there will be sufficient funds available for redemption and, accordingly, a stockholder's Shares may not be redeemed. In addition, the Advisor will assist with the identification of prospective third-party buyers.

     The Board of Directors will determine on a quarterly basis whether the Company has sufficient excess cash to repurchase Shares. Shareholders may offer Shares to the Company for purchase and the Company will purchase the offered Shares if it has sufficient cash. The Company will impose a surrender charge on repurchased shares in accordance with the following schedule:

                  HOLDING PERIOD
                     OF SHARES                          SURRENDER CHARGE
                  --------------                        ----------------
1-3 years..........................................   12% of Net Asset Value
4 years............................................   11% of Net Asset Value
5 years............................................   10% of Net Asset Value
6 years............................................    9% of Net Asset Value
7 years............................................    8% of Net Asset Value
8 years............................................    7% of Net Asset Value
9 years............................................    6% of Net Asset Value
10 years...........................................    5% of Net Asset Value
11 years or more...................................    4% of Net Asset Value

     The Net Asset Value, for purposes of calculating the purchase price, shall be $10 per share until the Company begins having appraisals performed by an independent third party as of December 31, 1999, at which time the Net Asset Value will be as determined by such appraiser. The Board of Directors reserves the right to adjust the Net Asset Value on a quarterly basis to account for significant capital transactions.

If the Company has sufficient funds to purchase some but not all of the shares offered, the Shareholders holding their Shares for the longest amount of time will be given priority. The Company will only be able to repurchase shares if it maintains a currently effective registration statement. While the Company intends to maintain an effective registration statement, there can be no assurance that it will be able to do so. Furthermore, there can be no assurance that the Company will have sufficient funds to repurchase any Shares.

     A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the Company. Within 30 days following the Company's receipt of the stockholder's request, the Company will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company may require. Any redemption to be completed by the Company will be completed for a calendar quarter provided that the Company receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Company receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds.

     A stockholder may present fewer than all his or her Shares to the Company for redemption, provided, however, that if such stockholder retains any Shares, he or she must retain at least 250 Shares (200 Shares for an IRA, Keogh Plan or pension plan). Shares transferred by reason of death will be deemed to have been held from the time the Shares were first acquired.

     The Directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in the best interest of the Company. The Directors may suspend the redemption of Shares if (i) they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company; (ii) they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders; (iv) they determine, in their sole discretion, that such redemption would be unlawful; or
(v) they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a

REIT under the Code. For a discussion of the tax treatment of such redemptions, see "United States Federal Income Tax Considerations -- Taxation of Stockholders."

RESTRICTIONS ON ROLL-UP TRANSACTIONS

     In connection with any proposed transaction (as further defined in "The Glossary," a "Roll-up Transaction") involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all Properties shall be obtained from a competent Independent Appraiser. The Properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of Properties over a 12-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Company and the Shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Shareholders in connection with a proposed Roll-up Transaction. In connection with a proposed Roll-up Transaction, the Person sponsoring the Roll-up Transaction shall offer to Shareholders who vote "no" on the proposal the choice of:

          (i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii) one of the following:

             (A) remaining as Shareholders of the Company and preserving their interests therein on the same terms and conditions as existed previously, or

             (B) receiving cash in an amount equal to the Shareholder's pro rata share of the appraised value of the net assets of the Company.

     The Company is prohibited from participating in any proposed Roll-up
Transaction:

          (a) which would result in the Shareholders having democracy rights in a Roll-up Entity that are less than those provided in the Bylaws and described elsewhere in this Prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the Articles of Incorporation, and dissolution of the Company. See "Management," "Reports to Shareholders" and "Description of Shares;"

          (b) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of Shares held by that investor;

          (c) in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this Prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

          (d) in which any of the costs of the Roll-up Transaction would be borne by the Company if the Roll-up Transaction is not approved by the Shareholders.

TRANSFER AGENT

     The transfer agent and registrar for the Shares will be Resource/Phoenix(R). The transfer agent's address is 2401 Kerner Boulevard, San Rafael, California 94901-5529, and its phone number is 888-241-3737.

                                  THE OFFERING

     Subject to the conditions set forth in this Prospectus and in accordance with the terms and conditions of the Sales Agency Agreement, the Company is offering to the public through the Sales Agent and Selected Dealers, on a best efforts basis, a maximum of $300,000,000 of Shares of common stock consisting of 30,000,000 Shares priced at $10 per Share. The minimum subscription is 250 Shares or $2,500 (200 Shares or $2,000 for an IRA or a Keogh Plan except for Iowa tax exempt investors which must make a minimum investment of 250 Shares or $2,500). See "Terms of the Offering." The Sales Agent and American Express Financial Services, Inc. are expected to sell a significant number of Shares.

     The Sales Agent will receive a selling commission in an amount equal to $0.65 per Share, whether sold directly by it or by one of the Selected Dealers, all of whom must be members in good standing of the NASD. The Sales Agent may, in turn, reallow up to $0.60 per share of such selling commissions to Selected Dealers for Shares they sell. The Company also will reimburse the Sales Agent for the amount of any Selected Dealer Fee paid to Selected Dealers, which Fee may not exceed 1% of the price of each Share sold by the Selected Dealer. The Sales Agent has agreed to pay a Selected Dealer Fee of 1% to all Selected Dealers and the Sales Agent will receive a Selected Dealer Fee of 1% for Shares sold directly by the Sales Agent. In addition, the Sales Agents or Selected Dealers, in their sole discretion, may elect not to accept any selling commission offered by the Company for Shares that they sell. In that event, such Shares shall be sold to the investor net of all selling commissions, at a price per share of $9.35. The Company has agreed to indemnify the Sales Agent and Selected Dealers against certain liabilities, including liabilities under the Securities Act.

     The Company will offer a reduced Share purchase price to "single purchasers" on orders of more than $250,000 and selling commissions paid to the Sales Agent and Selected Dealers will be reduced by the amount of the Share purchase price discount. The Share purchase price will be reduced for each incremental Share purchased in the total volume ranges set forth in the table below. Such reduced Share purchase price will not affect the amount received by the Company for investment. The following table sets forth the reduced Share purchase price and selling commissions payable to the Sales Agent:

                                       PURCHASE PRICE
                                       PER SHARE FOR     SELLING COMMISSION
                                        INCREMENTAL           PER SHARE
                                          SHARE IN        ON TOTAL SALE FOR
                                           VOLUME       INCREMENTAL SHARE IN
      FOR A "SINGLE PURCHASER"         DISCOUNT RANGE   VOLUME DISCOUNT RANGE
      ------------------------         --------------   ---------------------
$    2,000--$  250,000                     $10.00               $0.65
   250,001--   500,000                       9.85                0.50
   500,001--   750,000                       9.70                0.35
   750,001-- 1,000,000                       9.60                0.25
 1,000,001-- 5,000,000                       9.50                0.15

     Selling commissions for purchases of $5,000,000 or more will, in the sole discretion of the Company, be reduced to $0.10 per Share or less but in no event will the proceeds to the Company be less than $9.35 per Share. Selling Commissions paid will in all cases be the same for the same level of sales. In the event of a sale of $5,000,000 or more, the Company will supplement this Prospectus to include (i) the aggregate amount of the sale, (ii) the price per Share paid by the purchaser and (iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per Share than the initial purchaser. The Initial Investor Capital will be calculated on the basis of $10 per Share, regardless of the price actually paid pursuant to such reduced Share purchase prices.

     Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a "single purchaser." The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term "single purchaser" will include (i) any Person or entity, or Persons or entities, acquiring Shares as joint purchasers,
(ii) all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity, (iii) all funds and foundations maintained

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

by a given corporation, partnership or other entity, (iv) all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment adviser registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in the Company, and (v) all clients of an investment adviser registered under the Investment Advisers Act of 1940 who have been advised by such adviser on an ongoing basis regarding investments other than in the Company, and who have been advised by such adviser regarding an investment in the Company.

     In the event a single purchaser described in categories (ii) through (v) above wishes to have its orders so combined, such a purchaser will be required to request such treatment in writing to the Company, which request must set forth the basis for such discount and identify the orders to be combined. Any such request will be subject to the verification by the Company that all of such orders were made by a single purchaser.

     Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in category (i) through
(v) above who, subsequent to its initial purchase of Shares, orders additional Shares. In such event, the commission payable with respect to the subsequent purchase of Shares will equal the commission per Share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the 6% selling commission otherwise payable to the Sales Agent or a Selected Dealer will be credited to the purchaser as additional whole Shares. Unless investors indicate that orders are to be combined and provide all other requested information, the Company cannot be held responsible for failing to combine orders properly.

     The Advisor, its Affiliates and their employees and the Selected Dealers and their employees may purchase Shares net of selling commissions and the Company will pay no selling commissions on such Shares. Any purchases by the Advisor, its Affiliates and their employees and the Selected Dealers and their employees will be for investment purposes only and not with the intent to resell such Shares. There is no limit on the number of Shares such persons may purchase. There is no limit on the number of Shares purchased by Affiliates of the Advisor and their employees and the Selected Dealers and their employees. Any resale of the 20,000 Shares currently owned by the Advisor or Shares it or Affiliates of the Company may purchase are subject to Rule 144 promulgated under the Securities Act, which limits the number of Shares which may be resold at any one time and the manner of such resale.

     The Sales Agent will receive reimbursement from the Company for its identified expenses and for identified expenses of Selected Dealers reimbursed by the Sales Agent, including the costs of any sales and information meetings of the employees of the Sales Agent and the Selected Dealers (to the extent the Sales Agent reimburses the Selected Dealers for such expenses) relating to the Offering. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the NASD and the prior review and approval by the NASD and the Sales Agent, the Selected Dealers (as appropriate), the Company, the Advisor or any of their Affiliates may establish sales incentive programs for associated Persons of the Sales Agent or Selected Dealers or may reimburse the Sales Agent and Selected Dealers for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. Sales incentives will not be paid in cash and the aggregate value of the non-cash incentives paid by the Company and the Advisor directly to associated Persons during the Offering will not exceed $100 per year.

     The Sales Agent or other entities will provide wholesaling services to the Company. All entities performing wholesaling activities will be required to be properly licensed to engage in the securities business. These services will include developing and preparing sales material, conducting broker/dealer seminars, holding informational meetings and providing information and answering any questions concerning the Offering. The Company will reimburse the Sales Agent for its identified expenses incurred in coordinating wholesaling activities, including, but not limited to (i) travel and entertainment expenses,
(ii) compensation of employees of the Sales Agent in connection with wholesaling activities, (iii) expenses incurred in coordinating broker-dealer seminars and meetings, and (iv) wholesaling fees and wholesaling expense reimbursements paid to the Sales Agent or other entities.

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

     In no event shall the total underwriting compensation to be paid to the Sales Agent and Selected Dealers from any source in connection with the Offering, including selling commissions, certain expense reimbursements and payments to the Sales Agent and Selected Dealers for the wholesaling services referred to above, exceed 10% of the Gross Offering Proceeds of the Offering (plus 0.5% for bona fide due diligence expenses). The total wholesaling expenses will not exceed 3% of the Gross Offering Proceeds. The Company and the Sales Agent will monitor the payment of all fees and expense reimbursements, including the Servicing Fees, to assure that this limit is not exceeded.

     In the event all Organization and Offering Expenses, other than selling commissions, and fees paid and expenses reimbursed to or paid on behalf of the Selected Dealers, exceed 3.5% of the Gross Offering Proceeds, the excess will be paid by the Advisor with no recourse by or reimbursement to the Advisor.

     Every prospective investor desiring to purchase Shares will be required to comply with the procedures for ordering Shares imposed by the Company, the Sales Agent and the Selected Dealer from whom such investor intends to purchase Shares. The Sales Agent and certain Selected Dealers will require an Order Form, a specimen of which is attached to this Prospectus, to be completed and delivered together with a check payable to the Escrow Agent for the aggregate purchase price of the Shares ordered. (Residents of Iowa, Maine, Massachusetts, Minnesota, Michigan, Missouri, Nebraska, and North Carolina must complete and execute an Order Form.). Selected Dealers will submit such checks directly to the Escrow Agent by noon of the business day following receipt. Certain Selected Dealers may offer investors alternate procedures for purchasing Shares. Under the alternative procedures, the investor must maintain an account with such Selected Dealers or open such an account at no charge. An investor may then purchase Shares by contacting his or her broker and indicating the amount of his or her desired investment in Shares. If the investor has not already received a copy of this Prospectus, the Sales Agent or Selected Dealer will forward a copy of this Prospectus to the investor. The Sales Agent or Selected Dealer will notify the investor that the full amount of the purchase price payment must be in the investor's account by a specified settlement date, which shall occur within five business days after such notice to the investor. An investor's account will be debited by the amount of the investment on the settlement date. For investors in all jurisdictions, by noon of the next business day following the date funds are debited, the funds debited from the investor's account will be sent to the Escrow Agent for deposit in the escrow account established by the Company for the Offering. In addition, investors may be able to direct that any distributions paid by the Company be invested directly into a mutual fund. Prior to the settlement date, the investor may withdraw his order by notifying his broker at the Sales Agent or such Selected Dealer.

     On or after the settlement date, investors will have no right to withdraw any funds submitted to the Escrow Agent during the Offering period. The Company has the unconditional right in its sole discretion to accept or reject any order or any part thereof within 30 days of receipt of such order. If the Company rejects any order or any part thereof, it will notify the investor in writing thereof and arrange for the Escrow Agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon. Shares will be evidenced on the books and records of the Company, which will include a list of Shareholders' names, addresses and number of Shares owned. An investor will not receive a Share certificate or other evidence of his interest in the Company unless the Shares are listed on a national securities exchange or included for quotation on Nasdaq and then only if requested by the Shareholder.

ESCROW ARRANGEMENTS

     All funds received by the Sales Agent and Selected Dealers from orders for Shares will be placed promptly in an interest-bearing escrow account with the Escrow Agent at the Company's expense until such funds are released as described below. Separate escrow accounts will be established for Benefit Plan funds and all other funds. Payment for Shares are to be sent to the Escrow Agent at The United States Trust Company of New York, 114 West 47th Street, New York, New York 10036-1532, Attention: Pat Stermer. Such funds will be held in trust for the benefit of investors to be used for the purposes set forth in this Prospectus. The Escrow Agent will be given the right to invest non-Benefit Plan funds in United States government securities, certificates of deposit or other time or demand deposits of commercial banks which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any Federal or state government agency. Benefit Plan funds will be invested in a money market account maintained by the Escrow Agent. The interest, if any, earned on escrow funds prior to the transmittal of such proceeds to the Company will not become part of the Company's capital. Instead, within 15 days following each issuance of Shares, the Company will cause the Escrow Agent to make distributions to Shareholders of all interest earned on their escrowed funds used to purchase the Shares. The Company may, as security for borrowings made from third parties, assign its right to receive up to 85% of the funds then held in escrow (not including funds held on behalf of Benefit Plans).

     Funds received by the Company from prospective investors will continue to be placed in escrow during the Offering and the Company will issue additional Shares periodically (but not less often than quarterly) as agreed between the Company and the Sales Agent. The Offering will terminate at the time all Shares being offered are sold or unsold shares are withdrawn from registration by order of the Board, but in no case later than November 10, 1999.

                            REPORTS TO SHAREHOLDERS

     The Company intends to provide periodic reports to Shareholders regarding the operations of the Company over the course of the year. Financial information contained in all reports to Shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the Shareholders within 31 days following the close of each fiscal year. The Company's annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. The annual financial statements will contain or be accompanied by a complete statement of any transactions with the Sponsor, Advisor or its Affiliates and of compensation and fees paid or payable by the Company to the Advisor and its Affiliates. The Annual Report will also contain a report from the Independent Directors that the policies being followed by the Company are in the best interests of the Shareholders and the basis therefor. Summary information regarding the quarterly financial results of the Company will be furnished to Shareholders on a quarterly basis.

     Investors have the right under applicable Federal and Maryland laws to obtain information about the Company and, at their expense, may obtain a list of names and addresses of all of the Shareholders. See "Description of Shares -- Meetings and Special Voting Requirements." Shareholders also have the right to inspect and duplicate the Company's appraisal records. In the event that the Commission promulgates rules and/or in the event that the applicable NASAA Guidelines are amended so that, taking such changes into account, the Company's reporting requirements are reduced, the Company may cease preparing and filing certain of the aforementioned reports if the directors determine such action to be in the best interests of the Company and if such cessation is in compliance with the rules and regulations of the Commission and the NASAA Guidelines, both as then amended.

                                 LEGAL OPINIONS

     Certain legal matters, including the legality of the Shares, will be passed upon for the Company by Reed Smith Shaw & McClay LLP, 2500 One Liberty Place, Philadelphia, Pennsylvania 19103. Reed Smith Shaw & McClay LLP will rely as to all matters of Maryland law on an opinion of Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The balance sheet of the Company as of December 31, 1997, included in this Prospectus, has been included herein in reliance on the report of Coopers & Lybrand L.L.P, independent accountants, given on the authority of that firm as experts in accounting and auditing.

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

                                SALES LITERATURE

     In addition to and apart from this Prospectus, the Company will use certain sales material in connection with the Offering. This material includes an investor sales promotion brochure, prospecting letters or mailers and seminar invitations, media advertising inviting seminar attendance, a brochure describing the Investment Committee, a presentation using a computer, reprints of articles about the Company or the net lease or sale-leaseback industry, fact sheets describing Company acquisitions, a slide presentation and studies of the prior performance of entities managed by the Advisor and its Affiliates as well as other net lease investment programs. In some jurisdictions such sales material will not be available. Other than as described herein, the Company has not authorized the use of other sales material. The Offering is made only by means of this Prospectus. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or said Registration Statement by reference, or as forming the basis of the Offering.

                              FURTHER INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the Exhibits relating thereto which the Company has filed with the Commission, Washington, D.C., under the Securities Act, and to which reference is hereby made. Copies of the Exhibits and all reports filed by the Registrant are on file at the offices of the Commission in Washington, D.C. and its regional offices and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the Public Reference Section of the Commission, Washington, D.C. 20549, the Commission's Northwest Regional office, 7 World Trade Center, Suite 1300, New York, NY 10048, the Commission's Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60611-2511 or the Commission's Web Site: http://www.sec.gov.

     All summaries contained herein of documents which are filed as Exhibits to the Registration Statement are qualified in their entirety by this reference to those Exhibits. The Company has not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the Registration Statement, including this Prospectus, or necessary to make the statements therein not misleading.

                                    GLOSSARY

     As used in this Prospectus, the following terms have the definitions hereinafter indicated:

     Acquisition Expenses. Those expenses, including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired. Acquisition Expenses shall not include Acquisition Fees.

     Acquisition Fees. The total of all fees and commissions (including any interest thereon) paid by any party to any party in connection with the purchase, development or construction of Properties or the making or investing in mortgage loans by the Company. A Development Fee or a Construction Fee paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a project after acquisition of the Property by the Company shall not be deemed an Acquisition Fee. Included in the computation of such fees or commissions shall be any real estate commission, selection fee, development fee or construction fee (other than as described above), or any fee of a similar nature, however designated. Acquisition Fees include Subordinated Acquisition Fees. Acquisition Fees shall not include Acquisition Expenses.

     Adjusted Investor Capital. As of any date, the Initial Investor Capital for such date reduced by any distributions on or prior to such date deemed by the Board to be from Cash from Sales and Financings, but only to the extent such distributions exceed the amount necessary to satisfy any accrued but unpaid portion of the Preferred Return not satisfied by distributions of cash generated from operations through the date Cash from Sales or Financings are distributed by the Company.

     Advisor. Carey Property Advisors or any Person appointed or employed by or who contracts with the Company under the provisions of Article VII of the Bylaws, and who is responsible for the day-to-day management of the Company, including any Person to which the Advisor subcontracts substantially all such functions.

     Advisory Agreement. The Advisory Agreement between the Company and the Advisor pursuant to which the Advisor will act as the advisor and administrator of the Company.

     Affiliated Director.  A director who is not an Independent Director.

     Affiliate. An Affiliate of another Person shall mean (i) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such other Person, or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

     Articles of Incorporation. Articles of Incorporation of the Company under the General Corporation Law of Maryland, as amended from time to time, pursuant to which the Company is organized.

     Asset Management Fee. Fee paid to the Advisor for asset management services rendered under the Advisory Agreement.

     Average Invested Assets. For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in Properties and in loans secured by, real estate, before reserves for depreciation or bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each month during such period.

     Bankruptcy Code.  Title 11 of the United States Code, as amended.

     Beneficial Ownership, Beneficially Own or Beneficial Owner of
Shares. Ownership of such Shares for purposes of part II, subchapter M of the Code, including the attribution of ownership provisions of Section 542 and 544 of the Code, or if, under Rule 13d-3 of the Exchange Act, such Person would be deemed to have beneficial ownership of such Shares.

     Benefit Plan. An IRA, Keogh Plan or employee benefit plan subject to Title I of ERISA or Section 4975 of the Code.

     Board or Board of Directors.  The Board of Directors of the Company.

     Bylaws.  The Bylaws of the Company.

     Cash from Financings. Net cash proceeds realized by the Company from the financing of the Company's properties or the refinancing of any Company indebtedness.

     Cash from Sales. Net cash proceeds realized by the Company from the sale, exchange or other disposition of any of its assets after deduction of all expenses incurred in connection therewith. Cash from Sales shall not include Cash from Financings.

     Cash from Sales and Financings. The total sum of Cash from Sales and Cash from Financings.

     CD. Carey Diversified LLC, a limited liability company organized under the laws of Delaware.

     CFA. Carey Fiduciary Advisors, Inc., a Pennsylvania corporation, which is the general partner of the Advisor.

     Change of Control. A change of control of the Company of such a nature that it would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Exchange Act, as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any "person" (as that term is defined in Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the Beneficial Owner of securities of the Company representing 8.5% or more of the combined voting power of the Company's securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Shareholders of the Company that results in the contesting party electing candidates to a majority of the Board of Directors' positions next up for election.

     CIP(R). Carey Institutional Properties Incorporated, formerly Corporate Property Associates 11 Incorporated, a corporation organized under the laws of the State of Maryland.

     Code.  Internal Revenue Code of 1986, as amended.

     Commission.  The Securities and Exchange Commission.

     Company. Corporate Property Associates 14 Incorporated, a corporation organized under the laws of the State of Maryland.

     Competitive Real Estate Commission. The real estate or brokerage commission paid in a competitive market for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of the property.

     Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitation on a Property.

     Contract Purchase Price. The amount actually paid for or allocated (as of the date of purchase) to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

     Contract Sales Price. The total consideration received by the Company from the sale of a Property of the Company.

     Counsel.  Reed Smith Shaw & McClay LLP.

     CPA(R):10. Corporate Property Associates 10 Incorporated, a corporation organized under the laws of the State of Maryland.

     CPA(R):12. Corporate Property Associates 12 Incorporated, a corporation organized under the laws of the State of Maryland.

     CPA(R):14.  The Company.

     CPA(R) Programs. Corporate Property Associates, a California limited partnership, Corporate Property Associates 2, a California limited partnership, Corporate Property Associates 3, a California limited partnership, Corporate Property Associates 4, a California limited partnership, Corporate Property Associates 5, a California limited partnership, Corporate Property Associates
6 -- a California limited partnership, Corporate Property Associates 7 -- a California limited partnership, Corporate Property Associates 8, L.P., a Delaware limited partnership Corporate Property Associates 9, L.P., a Delaware limited partnership, Corporate Property Associates 10 Incorporated, a Maryland corporation, Carey Institutional Properties Incorporated, a Maryland corporation, Corporate Property Associates 12 Incorporated, a Maryland corporation, Carey Diversified LLC, a Delaware limited liability company, and any other real estate limited partnerships or REITs sponsored by W.P. Carey & Co. or Affiliates with investment objectives substantially similar to the Company.

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

     Cumulative Rate of Cash Flow from Operations. For the period for which the calculation is being made, the percentage resulting from dividing (i) the total cash flow from operations (as determined in accordance with GAAP and as reflected on the Company's Statement of Cash Flow during such period, by (ii) the product of (a) the average Adjusted Investor Capital for such period (calculated on a daily basis), and (b) the number of years (including fractions thereof) elapsed during such period.

     Cumulative Return. For the period for which the calculation is being made, the percentage resulting from dividing (i) the total Dividends paid on each Dividend payment date during such period (not including Dividends paid out of Cash from Sales and Financings), by (ii) the product of (a) the average Adjusted Investor Capital for such period (calculated on a daily basis), and (b) the number of years (including fractions thereof) elapsed during such period.

     Development Fee. A fee for the packaging of a Property including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and necessary financing for the specific Property, either initially or at a later date.

     Distributable REIT Taxable Income. An amount equal to or greater than (i) the sum of 95% of: (a) the REIT Taxable Income for the taxable year (determined without regard to the deduction for dividends paid and by excluding any net capital gain), and (b) the excess of the net income from Foreclosure Property over the tax imposed on such income less (ii) any Excess Noncash Income.

     Dividends.  Dividends declared by the Board.

     Equity Interest. The stock of or other interests in, or warrants or other rights to purchase the stock of or other interests in, any entity that has borrowed money from the Company or that is a tenant of the Company or that is a parent or controlling Person of any such borrower or tenant.

     ERISA.  Employee Retirement Income Security Act of 1974, as amended.

     Escrow Agent. The United States Trust Company of New York, or any other banking institution permitted to serve as escrow agent under Rule 15c2-4 of the Exchange Act.

     Excess Noncash Income. (i) Income includable under Section 467 of the Code and (ii) gain from a purported like-kind exchange of property which is determined to be taxable, but only to the extent that it exceeds 5% of REIT Taxable Income.

     Excess Shares.  Any Shares in excess of the Ownership Limit.

     Exchange Act.  The Securities Exchange Act of 1934, as amended.

     FHLMC.  The Federal Home Loan Mortgage Corporation or Freddie Mac.

     Final Closing Date. The last date on which purchasers of Shares offered pursuant to this Prospectus are issued such Shares.

     FNMA.  The Federal National Mortgage Association or Fannie Mae.

     Foreclosure Property. Real property (or any interest in real property) and any personal property incident thereto, which is acquired or reduced to possession by the Company as a result of a bid in foreclosure, or by agreement or legal process, following a default (or where a default was imminent) on a lease of the property or on an indebtedness secured by such property (other than indebtedness arising upon the sale of dealer property which was not itself Foreclosure Property) which the Company elects to treat as foreclosure property under the Code for a period of two years, unless such period is extended with the permission of the IRS.

     GNMA.  The Government National Mortgage Association or Ginnie Mae.

     Gross Offering Proceeds. The aggregate purchase price of Shares sold in the Offering.

     Independent Appraiser. A qualified appraiser of real estate, as determined by the Board, who is not affiliated, directly or indirectly with the Company, the Advisor or affiliates of the Company or the Advisor.

Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification.

     Independent Director. A director of the Company who is not associated and has not been associated within the last two years, directly or indirectly, with the Sponsor or the Advisor of the Company. A director shall be deemed to be associated with the Sponsor or the Advisor if he or she (i) owns an interest in or, (ii) is employed by or, (iii) is an officer or director, of the Sponsor, Advisor or any of their Affiliates or, (iv) performs services other than as a director for the Company or (v) is a director for more than three REITs organized by the Sponsor or Advised the Advisor or (vi) has a material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates. For the purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective independent director from the Sponsor and Advisor and Affiliates shall be deemed per se if it exceeds 5% of the prospective independent director's (i) annual gross revenue derived from all sources during either of the last two years or (ii) net worth on a fair market value basis. An indirect relationship shall include circumstances in which a director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.

     Individual. Any natural person and those organizations treated as natural persons in Section 542(a) of the Code.

     Initial Closing Date. The first date on which purchasers of Shares offered pursuant to this Prospectus are issued such Shares, which shall be no later than 12 months after the date of this Prospectus.

     Initial Investor Capital. The total amount of capital invested from time to time by Shareholders (computed at the rate of $10 per Share for every Share including those Shares for which reduced selling commissions were paid in connection with their purchase from the Company). Upon completion of the Offering, the Initial Investor Capital shall be equal to the Gross Offering Proceeds.

     IRA. An individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code.

     IRS.  The Internal Revenue Service.

     Keogh Plan. A retirement benefit plan covering a person with net earnings from self-employment, also known as an H.R.10 plan.

     Leverage. The aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

     Loan Refinancing Fee. Fee paid to the Advisor for substantial services rendered in connection with certain qualifying refinancings of Property.

     Loans. The notes and other evidences of indebtedness or obligations acquired or entered into by the Company as lender which are secured or collateralized by personal property, or fee or leasehold interests in real estate or other assets, including but not limited to first or subordinate mortgage loans, construction loans, development loans, loans secured by capital stock or any other assets or form of equity interest and any other type of loan or financial arrangement, such as providing or arranging for letters of credit, providing guarantees of obligations to third parties or providing commitments for loans. The term "Loans" shall not include leases which are not recognized as leases for Federal income tax reporting purposes.

     NASAA Guidelines. The Real Estate Investment Trust Guidelines of the North American Securities Administrators Association, Inc.

     NASD.  The National Association of Securities Dealers, Inc.

     Nasdaq.  The national automated quotation system operated by the NASD.

     Net Assets. The total assets of the Company (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

     Net Income. For any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.

     Net Lease. Lease in which provision is made for the lessee to pay, in addition to rent, the taxes, insurance and maintenance charges.

     Offering.  The offering of Shares pursuant to this Prospectus.

     Operating Expenses. All operating, general and administrative expenses paid or incurred by the Company, as determined under generally accepted accounting principles, except the following: (i) interest and discounts and other cost of borrowed money; (ii) taxes (including state and Federal income tax, property taxes and assessments, franchise taxes and taxes of any other nature); (iii) expenses of raising capital, including selling commissions payable on the sale of Shares or other securities of the Company, Organization and Offering Expenses, printing, engraving, and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's Shares and securities; (iv) expenses connected with the acquisition, disposition, ownership and operation of real estate interests, mortgage loans, or other property, including the costs of foreclosure, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement of property; (v) the Acquisition Fee or Subordinated Disposition Fee payable to the Advisor or any other party; and (vi) non-cash items, such as depreciation, amortization, depletion, and additions to reserves for depreciation, amortization, depletion, losses and bad debts. Notwithstanding anything herein to the contrary, Operating Expenses shall include the Asset Management Fee, the Performance Fee and the Loan Refinancing Fee.

     Organization and Offering Expenses. Those expenses payable by the Company in connection with the formation, qualification and registration of the Company and in marketing and distributing Shares, including, but not limited to, (i) the preparing, printing, filing and delivery of the Registration Statement and this Prospectus (including any amendments thereof or supplements thereto) and the preparing and printing of contractual agreements between the Company and the Sales Agent and the Selected Dealers (including copies thereof), (ii) the preparing and printing of the Articles of Incorporation and Bylaws, solicitation material and related documents and the filing and/or recording of such documents necessary to comply with the laws of the State of Maryland for the formation of a corporation and thereafter for the continued good standing of a corporation,
(iii) the qualification or registration of the Shares under state securities or "Blue Sky" laws, (iv) any escrow arrangements, including any compensation to an escrow agent, (v) the filing fees payable to the Commission and to the NASD,
(vi) reimbursement for the reasonable and identifiable out-of-pocket expenses of the Sales Agent and the Selected Dealers, including the cost of their counsel,
(vii) the fees of the Company's counsel and independent public accountants,
(viii) all advertising expenses incurred in connection with the Offering, including the cost of all sales literature and the costs related to investor and broker-dealer sales and information meetings and marketing incentive programs, and (ix) selling commissions, marketing fees, incentive fees, wholesaling fees and fees and expenses incurred in connection with the sale of the Shares.

     Organizational Documents.  The Articles of Incorporation and the Bylaws.

     Ownership Limit. With respect to Shares, the percent limitation placed on the ownership of Shares by any one Person. At the date of this Prospectus, such limit is 9.8% of the outstanding Shares.

     Performance Fee. Fee paid to the Advisor for asset management services rendered under the Advisory Agreement. Such fee is payable in cash or restricted stock of the Company at the election of the Advisor on a subordinated basis pursuant to the Advisory Agreement.

     Permitted Temporary Investments. United States government securities, certificates of deposit or other time or demand deposits of commercial banks, savings banks, savings and loan associations or similar institutions which have a net worth of at least $100,000,000 or in which such certificates or deposits are fully insured by any Federal or state government agency, United States dollar deposits in foreign branches of banks which have a net worth of at least $100,000,000, bank repurchase agreements covering securities of the United States government or governmental agencies, commercial paper, bankers acceptances, public money market funds or other similar short-term highly liquid investments.

     Person. An Individual, corporation, partnership, joint venture, association, company, trust, bank or other entity or any government or any agency and political subdivision of a government.

     Preferred Return. A Cumulative Return of 6% computed from the Initial Closing Date through the date as of which such amount is being calculated.

     Prohibited Transaction. A sale of assets held by the Company primarily for sale to customers in the ordinary course of business other than (i) Foreclosure Property and (ii) certain dispositions of real estate assets which satisfy
Section 857(b)(6)(C) of the Code.

     Property or Properties. The Company's partial or entire interest in real property (including leasehold interests) and personal or mixed property connected therewith.

     Prospectus. This prospectus pursuant to which the Company is offering up to 30,000,000 Shares, as the same may at any time and from time to time be amended or supplemented.

     Registration Statement. The Registration Statement on Form S-11 of which this Prospectus is a part.

     REIT. A real estate investment trust, as defined in Sections 856-860 of the Code.

     REIT Provisions of the Code or REIT Provisions. Parts II and III of Subchapter M of Chapter 1 of the Code or successor statutes, and regulations and rulings promulgated thereunder.

     REIT Taxable Income.  The taxable income of a REIT, adjusted as follows:
(i) the deduction for dividends received allowable to corporations under Sections 241 through 247, 249 and 250 of the Code is not allowed; (ii) the deduction for dividends paid under Section 561 of the Code is allowed, but is computed without regard to that portion of such deduction attributable to net income from Foreclosure Property; (iii) taxable income is computed without regard to Section 443(b) of the Code relating to the computation of tax upon the change of an annual accounting period; (iv) net income from Foreclosure Property that is not qualified REIT income without regard to the foreclosure property provisions of the Code is excluded; (v) the tax imposed for failing the 75% Income Test and/or the 95% Income Test is deducted; and (vi) income derived from Prohibited Transactions is excluded.

     REMIC. A Real Estate Mortgage Income Conduit, as defined in Section 860D of the Code.

     Roll-up Transaction. A transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq National Market System (NMS); or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction there will be no significant adverse change in any of the following: Shareholder voting rights; the term of existence of the Company; compensation to the Sponsor or Advisor; or the investment objectives of the Company.

     Roll-up Entity. A partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of the proposed Roll-up Transaction.

     Sales Agent.  Carey Financial Corporation.

     Securities Act.  The Securities Act of 1933, as amended.

     Selected Dealer Fee. A due diligence and management fee payable to the Sales Agent or Selected Dealers by the Company (through the Sales Agent) of up to 1% of the price of each Share sold by those Selected Dealers to which the Sales Agent agrees to pay such due diligence and management fee.

     Selected Dealers. Broker-dealers who are members of the NASD and who have executed a Selected Dealer Agreement with the Sales Agent in whom the Selected Dealers agree to participate with the Sales Agent in the Offering.

     Selling Period. Period in which the Company is engaged selling the Company's 60,000,000 authorized shares.

     Shareholders. Those Persons who at any particular time are shown as holders of record of Shares on the books and records of the Company.

     Shares. All of the shares of common stock of the Company, $.001 par value, and all other shares of common stock of the Company issued in this or any subsequent Offering.

     Sponsor. W.P. Carey & Co., Inc. and any other person directly or indirectly instrumental in organizing, wholly or in part, the Company or any person who will manage or participate in the management of the Company, and any Affiliate of any such person. Sponsor does not include a person whose only relationship to the Company is as that of an independent property manager and whose only compensation is as such. Sponsor also does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

     Subordinated Acquisition Fee. An Acquisition Fee (including any interest thereon) payable on a subordinated installment basis pursuant to the Advisory Agreement.

     Subordinated Disposition Fee. Fee paid to the Advisor or an Affiliate under the Advisory Agreement for property disposition services.

     Subordinated Incentive Fee. Fee paid to the Advisor pursuant to the Advisory Agreement under the circumstances described therein upon the disposition of Property.

     Termination Fee.  An amount equal to 15% of the amount, if any, by which
(i) the appraised value of the Properties on the date of termination of the Advisory Agreement (the "Termination Date"), less the amount of all indebtedness secured by such Properties, exceeds (ii) the total of the Initial Investor Capital on the Final Closing Date plus an amount equal to the Preferred Return through the Termination Date reduced by the total Dividends paid by the Company from its inception through the Termination Date.

     Total Property Cost. With regard to any Property, an amount equal to the sum of the Contract Purchase Price of such Property plus the Acquisition Fees paid in connection with such Property.

     2%/25% Guidelines. The requirement that, in any 12-month period, the Operating Expenses not exceed the greater of 2% of the Company's Average Invested Assets during such 12-month period or 25% of the Company's Net Income over the same 12-month period.

     UBTI. Unrelated business taxable income as defined in Section 512 of the Code.

     Underlying Real Property.  The property serving as collateral for any Loan.

     Unimproved Real Property. Property which has the following three characteristics: (i) an equity interest in property which was not acquired for the purpose of producing rental or other operating income, (ii) no development or construction is in process on such property, and (iii) no development or construction on such property is planned in good faith to commence on such property within one year.

     Valuation. An estimate of value of the assets of the Company as determined by a Person approved by the Independent Directors, which Person shall be independent of the Company and the Advisor.

     W.P. Carey & Co.  W.P. Carey & Co., Inc., the Sponsor.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Corporate Property Associates 14 Incorporated:

     We have audited the accompanying balance sheet of Corporate Property Associates 14 Incorporated as of December 31, 1997, and the related statements of operations, shareholders' equity and cash flows for the period from inception (June 4, 1997) to December 31, 1997. These financial statements are the responsibility of Carey Property Advisors, a Pennsylvania limited partnership (the "Advisor"). Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Advisor, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corporate Property Associates 14 Incorporated as of December 31, 1997, and the results of its operations and its cash flows for the period from inception (June 4, 1997) to December 31, 1997, in conformity with generally accepted accounting principles.

                                       /s/ COOPERS & LYBRAND L.L.P.

New York, New York
April 13, 1998

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                                 BALANCE SHEET
                               DECEMBER 31, 1997

                               ASSETS:
Cash and cash equivalents...................................  $200,000
                                                              --------
Total assets................................................  $200,000
                                                              ========
                             LIABILITIES:
Accounts payable to affiliates..............................  $  4,255
Accounts payable and accrued expenses.......................     8,000
                                                              --------
Total liabilities...........................................    12,255
                                                              --------
Commitments and contingencies
                        SHAREHOLDERS' EQUITY:
Common stock, $.001 par value; authorized, 40,000,000
  shares; issued and outstanding, 20,000 shares at December
  31, 1997..................................................        20
Additional paid-in capital..................................   199,980
Accumulated loss............................................   (12,255)
                                                              --------
Total shareholders' equity..................................   187,745
                                                              --------
Total liabilities and shareholders' equity..................  $200,000
                                                              ========

                            STATEMENT OF OPERATIONS
       FOR THE PERIOD FROM INCEPTION (JUNE 4, 1997) TO DECEMBER 31, 1997

                                                                1997
                                                              --------
Revenues:...................................................  $     --
                                                              --------
Expenses:
General and administrative..................................    12,255
                                                              --------
  Net loss..................................................  $(12,255)
                                                              ========
Basic loss per share........................................  $   (.61)
                                                              ========
Weighted average shares outstanding -- basic................    20,000
                                                              ========

    The accompanying notes are an integral part of the financial statements.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                       STATEMENT OF SHAREHOLDERS' EQUITY
       FOR THE PERIOD FROM INCEPTION (JUNE 4, 1997) TO DECEMBER 31, 1997

                                                               ADDITIONAL
                                                      COMMON    PAID-IN     ACCUMULATED
                                                      STOCK     CAPITAL        LOSS         TOTAL
                                                      ------   ----------   -----------    --------
20,000 Shares issued $.001 Par, at $10 per share....   $20      $199,980                   $200,000
Net loss............................................                         $ 12,255       (12,255)
                                                       ---      --------     --------      --------
Balance at December 31, 1997........................   $20      $199,980     $(12,255)     $187,745
                                                       ===      ========     ========      ========

                            STATEMENT OF CASH FLOWS
       FOR THE PERIOD FROM INCEPTION (JUNE 4, 1997) TO DECEMBER 31, 1997

                                                                1997
                                                              --------
Cash flows from operating activities:
  Net loss..................................................  $(12,255)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Increase in accounts payable and accrued expenses......     8,000
     Increase in accounts payable to affiliates.............     4,255
                                                              --------
       Net cash provided by operating activities............        --
                                                              --------
Cash flows from financing activities:
  Proceeds from stock issuance..............................   200,000
                                                              --------
       Net cash provided by financing activities............   200,000
                                                              --------
       Net increase in cash and cash equivalents............   200,000
Cash and cash equivalents, beginning of period..............        --
                                                              --------
     Cash and cash equivalents, end of period...............  $200,000
                                                              ========

    The accompanying notes are an integral part of the financial statements.

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates will relate to the assessment of recoverability of real estate assets. Actual results could differ from those estimates.

     The assessment of the recoverability of long-lived assets, including residual interests of real estate assets, will be based on projections of undiscounted cash flows over the life of such assets. In the event that such cash flows are insufficient, the assets will be adjusted to their estimated fair value.

  Real Estate Leased to Others:

     Corporate Property Associates 14 Incorporated (the "Company") intends to lease real estate to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements.

     The leases will be accounted for under the operating and direct financing methods.

     Operating method -- Real estate is recorded at cost, revenue is recognized on a straight-line basis over the terms of the lease and expenses (including depreciation) are charged to operations as incurred.

     Direct financing method -- Leases accounted for under the direct financing method are recorded at their net investment. Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.

     Depreciation will be computed using the straight-line method over the estimated useful lives of the properties -- 40 years.

     For properties under construction, interest charges will be capitalized rather than expensed and rentals received will be recorded as a reduction of capitalized project (i.e., construction) costs in accordance with Statement of Financial Standard No. 67.

  Cash Equivalents:

     The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money market funds. At December 31, 1997, the Company's cash and cash equivalents were held in the custody of one financial institution.

  Offering Costs:

     Costs incurred in connection with the raising of capital through the sale of common stock will be charged to shareholders' equity upon the issuance of shares to shareholders.

  Earnings Per Share:

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 "Earnings Per Share" ("SFAS No. 128") which establishes standards for computing and presenting earnings per share. The adoption of SFAS No. 128 had no impact on the Company's financial statements because the Company has a simple capital structure, that is, one with only common

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED stock outstanding. As a result, the Company has presented basic per-share amounts presented in the accompanying statement of operations.

  Federal Income Taxes:

     The Company did not elect to qualify as a real estate investment trust ("REIT") for the year ended December 31, 1997 under the Internal Revenue Code of 1986. The Company intends to elect to qualify as a REIT for 1998. The Company should not be subject to Federal income taxes in future years, provided it distributes at least 95% of its REIT taxable income to its shareholders and meets other conditions necessary to retain REIT status.

2.  ORGANIZATION AND OFFERING:

     The Company was formed on June 4, 1997 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning industrial and commercial real estate. Subject to certain restrictions and limitations, the business of the Company is managed by Carey Property Advisors, a Pennsylvania limited partnership (the "Advisor").

     A maximum of 30,000,000 Shares are being offered to the public on a "best efforts" basis by Carey Financial Corporation ("Carey Financial") and other selected dealers at a price of $10 per Share. Sale of the Shares to the public commenced on December 11, 1997. On April 3, 1998, 2,651,661 Shares were issued for $26,495,178, net of discounts.

     On June 30, 1997, the Advisor purchased 20,000 shares of common stock ("Shares") for $200,000 and became the initial shareholder of the Company.

3.  TRANSACTIONS WITH RELATED PARTIES:

     The Company has entered into an advisory agreement with the Advisor pursuant to which the Advisor performs certain services for the Company including the identification, evaluation, negotiation, purchase and disposition of property, the day-to-day management of the Company and the performance of certain administrative services. The Advisor and certain affiliates will receive substantial fees and compensation in connection with the offering and the operation of the Company as described in the Prospectus of the Company.

     In the future, real property may be acquired by limited partnerships, REITs or other entities formed by affiliates of the Company and, accordingly, transactions with related parties may arise between the Company and affiliated entities.

     The Company's asset management and performance fees payable to the Advisor are each one-half of 1% per annum of Average Invested Assets, as defined in the Prospectus. Until Shareholders have received a cumulative dividend return of 6%, the Advisor will not be entitled to receive the performance fee. At such time as the Advisor is entitled to receive the performance fee, the Advisor will have the option of receiving such fee in cash or restricted shares of the Company. General and administrative expense reimbursement consists primarily of the actual cost of personnel, needed in providing administrative services, necessary to the prudent operation of the Company. No fees or reimbursements were incurred in 1997.

     The Advisor shall reimburse the Company at least annually for the amount by which operating expenses of the Company exceed the 2%/25% Guidelines (2% of Average Invested Assets or 25% of net income) as defined in the Prospectus. To the extent that operating expenses payable or reimbursable by the Company exceed the 2%/25% Guidelines and the independent directors find that such expenses were justified based on such unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount or any portion of such excess expenses, but only to the extent

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED such reimbursement would not cause the Company's operating expenses to exceed the 2%/25% Guidelines in any such year.

     Fees are payable for services provided by the Advisor to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees will be deferred and payable in annual installments with each installment equal to .25% of the purchase price of the properties over no less than eight years following the first anniversary of the date a property was purchased. Payment of such fees is subject to the 2%/25% Guidelines.

4.  COMMITMENTS AND CONTINGENCIES:

     The Company will be liable for certain expenses of the offering (the "Offering") described in the Prospectus of the Company, including but not limited to filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering and are presently estimated to aggregate a maximum of $10,500,000 assuming the sale of 30,000,000 Shares. The Company will also be liable for selling commissions of up to $0.65 (6.5%) per Share sold except for any Shares sold to the Advisor, its Affiliates, the selected dealers or any of their employees for their own accounts. The Company will pay a selected dealer fee not to exceed 1% of the price of each Share sold by the selected dealer. The Company will reimburse Carey Financial for expenses (including fees and expenses of its counsel) and for the costs of sales, wholesaling services and information meetings of Carey Financial's employees relating to the Offering. To the extent, if any, that all organization and offering expenses, excluding selling commissions, and any fees paid and expenses reimbursed to the selected dealers or paid on behalf of the selected dealers, exceed 3.5% of the gross proceeds of the Offering, such excess will be paid by the Advisor with no recourse to or reimbursement by the Company.

5.  SUBSEQUENT EVENT:

     In February 1995, Corporate Property Associates 12 Incorporated ("CPA(R):12"), an affiliate, purchased property in Heyward, California and entered into a net lease with Etec Systems, Inc. ("Etec"). In February 1998, CPA(R):12 entered into a series of transactions that included the contribution of the Etec properties to a limited liability company, ET LLC, entering into a commitment and construction agency agreement to fund additional improvements (the "Project II Improvements") of up to $52,356,000 and amending the Etec lease. On April 3, 1998, ET LLC received a commitment for $45,000,000 of limited recourse financing on the Etec properties.

     Under the ET LLC limited liability company agreement, CPA(R):12 and the Company will initially have 99.99% and .01% interests, respectively, in the Project II Improvements with the Company having the commitment to increase its interests in the Project II Improvements to 49.99%. Such increase in the Company's equity interest in ET LLC, however, is limited to 10% of the gross offering proceeds of the Offering.

     The Etec lease, as amended, has an initial term through May 2014 with three five-year renewal terms at Etec's option. After completion of the Project II Improvements, assuming that the entire funding commitment is needed, annual rent applicable to the Project II Improvements will be approximately $5,727,000 with increases every three years based on increases in the Consumer Price Index.

6.  ACCOUNTING PRONOUNCEMENTS:

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in full set general purpose financial statements. SFAS No. 130 is required to be adopted in 1998. The Company is currently evaluating the impact, if any, of SFAS No. 130.

                                                                       EXHIBIT A

                            PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of the CPA(R) Programs for which the Affiliates of the Advisor of the Company serve as general partners and the record of CPA(R) Programs in meeting their investment objectives. These tables should be carefully reviewed by a potential investor in considering an investment in the Company. These tables are as follows:

     Table I -- Experience in Raising and Investing Funds (on a percentage basis)
     Table II -- Compensation to Sponsor
     Table III -- Operating Results of Prior Programs
     Table V -- Sales or Dispositions of Properties

 PERSONS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE CPA(R) PROGRAMS TO WHICH THESE TABLES RELATE.
IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE COMPANY WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE CPA(R) PROGRAMS. SEE "PRIOR OFFERINGS BY AFFILIATES" ELSEWHERE IN THIS PROSPECTUS.

     The investment objectives of the Company and CPA(R) Programs are similar.

     Additional information regarding prior public CPA(R) Programs can be obtained from the Advisor by written request to the Director of Investor Relations, 5 Rockefeller Plaza, New York, NY 10020, (800) 972-2739, for a copy of the most recent Annual Report filed on Form 10-K with the SEC or a copy of Table VI -- Acquisition of Real Properties by Prior Public Programs included in
Part II of the Registration Statement to which this Prospectus relates, free of charge.

     The following terms used throughout the Prior Performance Tables are defined below:

          "Total acquisition cost" means the original mortgage financing at date of purpose, cash payments (equity), and prepaid items and fees related to purchase of property.

          "GAAP" means generally accepted accounting principles.

          "Cash generated from operations" means the excess or deficiency of partnership operating cash receipts including interest on short-term investments over partnership operating case expenditures.

                                    TABLE I
       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 1997
                             ON A PERCENTAGE BASIS

     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 1994, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                     CPA(R):10         CIP(R)           CPA:12
                                                     ---------         ------           ------
Dollar amount offered (net of discounts and
  individual general partner contributions).......  $72,049,908     $141,590,601     $282,740,030
Dollar amount raised..............................         100%             100%             100%
Less offering expenses:
  Selling commissions.............................        6.82%            6.94%            5.79%
  Organization expenses...........................        7.17%            5.31%            4.20%
Reserves (working capital)........................        1.00%            1.00%            1.00%
Percent available for investment in real estate...       85.01%           86.75%           89.01%
Acquisition costs:
  Cash down payments..............................       71.12%           77.44%           60.67%
  Other costs capitalized.........................        0.82%            0.24%            1.75%
  Acquisition fees................................       10.05%            9.03%            5.18%
  Total acquisition costs (includes debt
     financing)...................................      220.44%          195.99%          109.32%
Percent leverage (mortgage financing divided by
  total acquisition costs)........................          63%              56%(1)           38%(1)
Date offering began...............................      6/20/90(2)       8/19/91(3)       2/18/94(4)
Length of offering (in months)....................      12 mos.          24 mos.          43 mos.
Months to invest 90% of amount available for
  investment (from beginning of offering).........      30 mos.          31 mos.              N/A(5)

                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 8/14/91.

(3) Remaining shares withdrawn 11/4/93.

(4) Remainings shares withdrawn 3/14/96, includes a second offering which commenced 2/2/96.

(5) Program has not reached investment of 90% of amount available for investment.

                                    TABLE II
                COMPENSATION TO SPONSOR AS OF DECEMBER 31, 1997

     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the sponsor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 1995. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE GENERAL PARTNERS AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS". PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS.

                                                       CPA(R):1-
                                                       CPA(R):10         CIP(R)       CPA(R):12
                                                       ---------         ------       ---------
Date offering(s) commenced........................  1/16/79-6/20/90        8/19/91        2/18/94
                                                                                           2/2/96
Dollar amount raised (net of discounts and
  individual general partner contributions).......     $472,763,521   $141,590,601   $282,740,030
Amount paid to sponsor from proceeds of offering:
  Underwriting fees...............................
  Acquisition fees-real estate commissions and
     mortgage placement fees(1)...................          930,000      3,221,556     14,643,362
Other Fees
Dollar amount of cash generated from operations
  before deducting payments to sponsor............      200,060,964     56,059,949     38,101,480
Amount paid to sponsor from operations:
  Property management, leasing and asset
     management fees(2)...........................        7,069,355     10,272,024      4,250,310
  Reimbursements(2)...............................        4,895,829      2,479,593      2,487,388
Other (cash distributions to General
  Partners)(2)....................................        7,854,838             --             --
Dollar amount of property sales and re-financing
  before deducting payments to sponsor(2).........      117,592,951     31,599,220      8,375,000
Amount paid to sponsor from property sales and
  refinancing.....................................

                                   FOOTNOTES

(1) Represents acquisition fees paid to sponsor and its affiliates from January 1, 1995 through December 31, 1997

(2) Represents actual performance or payments for the period from January 1, 1995 through December 31, 1997.

                              TABLE III (1 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                        CPA(R):1
                                                     ------------------------------------------------------------------------------
                                                        1979         1980         1981         1982         1983            1984
                                                     ----------   ----------   ----------   ----------   ----------      ----------
Gross Revenues.....................................  $2,636,185   $3,843,588   $4,427,993   $4,376,655   $4,322,546      $4,331,105
Profit (loss) on sale of properties................         N/A          N/A          N/A          N/A       22,180(1)          N/A
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A          N/A          N/A          N/A             N/A
Less:
 Operating expenses................................     160,387      252,758      238,058      181,922      169,613         145,516
 Interest expense..................................   1,415,410    1,895,624    2,409,242    2,386,388    2,328,716       2,300,677
 Depreciation......................................     821,484    1,275,778    1,275,792    1,275,792    1,275,792       1,272,999
Net income (loss) GAAP Basis.......................     238,904      419,428      504,901      532,553      570,605         611,913
Taxable income (Loss):
 -- from operations................................     392,689      219,214     (108,663)    (158,919)    (173,788)        (72,288)
 -- from gain (loss) on sale.......................           0            0            0            0       22,180(1)            0
Cash generated from operations(6)..................     985,982    1,512,434    1,504,769    1,500,263    1,438,191       1,481,113
Cash proceeds from sales...........................           0            0            0            0       60,335(1)            0
Cash generated from refinancing....................           0            0            0            0            0               0
Cash generated from operations, sales and
 refinancing.......................................     985,982    1,512,434    1,504,769    1,500,263    1,498,526       1,481,113
Less Cash distribution to investors................
 -- from operating cash flow(7)....................     591,479    1,480,000    1,501,819    1,504,648    1,504,646       1,504,646
 -- from sales and refinancing.....................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distribution......................................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Less special items.................................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distributions and special items...................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $23.65       $10.85       $(5.38)      $(7.87)      $(8.60)         $(3.58)
 Capital gain (loss)...............................           0            0            0            0         1.10               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       14.39        20.76        24.99        26.36        27.15           30.29
 -- Return of capital..............................       21.23        52.50        49.35        48.12        47.33           44.19
Source (on cash basis):
 -- Sales..........................................           0            0            0            0            0               0
 -- Refinancing....................................           0            0            0            0            0               0
 -- Operations.....................................       35.62        73.26        74.34        74.48        74.48           74.48
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................         N/A          100%         100%         100%         100%            100%

                                                                                 CPA(R):1
                                                     -----------------------------------------------------------------
                                                        1985         1986            1987         1988         1989
                                                     ----------   ----------      ----------   ----------   ----------
Gross Revenues.....................................  $4,187,199   $3,513,411      $6,584,410   $4,487,838   $4,167,975
Profit (loss) on sale of properties................         N/A      (38,915)(2)         N/A          N/A     (231,288)(3)
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A             N/A          N/A      300,000(4)
Less:
 Operating expenses................................     276,287      630,225         766,707      811,685      418,278
 Interest expense..................................   2,254,996    2,296,520       2,320,731    2,339,046    1,916,134
 Depreciation......................................   1,266,962    1,507,133       1,520,842    1,318,492    1,159,216
Net income (loss) GAAP Basis.......................     388,954     (959,382)      1,976,130       18,615      143,059
Taxable income (Loss):
 -- from operations................................     (49,859)  (1,135,524)       (125,052)     482,093    1,175,040
 -- from gain (loss) on sale.......................           0      (38,915)(2)           0            0     (538,771)(3)
Cash generated from operations(6)..................   1,221,045      736,214       1,078,838    1,908,203    1,964,408
Cash proceeds from sales...........................           0      500,000(2)            0            0            0
Cash generated from refinancing....................           0            0               0            0            0
Cash generated from operations, sales and
 refinancing.......................................   1,221,045    1,238,214       1,078,838    1,908,203    1,964,408
Less Cash distribution to investors................
 -- from operating cash flow(7)....................   1,504,646    1,055,354       1,063,838    1,074,748    1,092,527
 -- from sales and refinancing.....................           0            0               0            0            0
Cash generated (deficiency) after cash
 distribution......................................    (283,601)     180,860          15,000       23,455      871,881
Less special items.................................           0            0               0            0            0
Cash generated (deficiency) after cash
 distributions and special items...................    (283,601)     180,860          15,000       23,455      871,881
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $(2.47)     $(56.21)         $(6.19)      $23.86       $58.16
 Capital gain (loss)...............................           0        (1.92)              0            0       (26.67)
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       19.25            0           52.66        53.20         7.08
 -- Return of capital..............................       55.23        52.24               0            0        47.00
Source (on cash basis):
 -- Sales..........................................           0            0               0            0            0
 -- Refinancing....................................           0            0               0            0            0
 -- Operations.....................................       74.48        52.24           52.66        53.20        54.08
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................         100%       98.75%          98.75%       98.75%       83.14%

                                                                                        CPA(R):1
                                                     ------------------------------------------------------------------------------
                                                        1990         1991            1992         1993         1994         1995
                                                     ----------   ----------      ----------   ----------   ----------   ----------
Gross Revenues.....................................  $4,162,465   $4,093,556      $4,102,112   $4,418,370   $4,480,460   $4,830,618
Profit (loss) on sale of properties................         N/A      (13,296)(5)         N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of debt.....
Write-down of property.............................         N/A          N/A             N/A          N/A          N/A          N/A
Less:
 Operating expenses................................     411,712      298,435         302,200      465,548      666,955      374,238
 Interest expense..................................   1,840,553    1,750,596       1,682,798    1,672,658    1,598,614    1,524,837
 Depreciation......................................   1,044,720    1,041,634       1,059,255    1,120,162    1,106,712    1,089,758
Net income (loss) GAAP Basis.......................     865,480      989,595       1,057,059    1,160,002    1,108,179    1,841,695
Taxable income (Loss):
 -- from operations................................   1,199,289      852,971         812,956    1,098,352      930,049    1,841,051
 -- from gain (loss) on sale.......................           0       52,204(5)            0            0            0            0
Cash generated from operations(6)..................   1,901,459    2,062,138       2,046,299    2,291,177    2,216,472    2,666,179
Cash proceeds from sales...........................           0      160,000(5)            0            0            0            0
Cash generated from refinancing....................           0            0               0            0            0            0
Cash generated from operations, sales and
 refinancing.......................................   1,901,459    2,222,138       2,046,299    2,291,177    2,216,472    2,666,179
Less Cash distribution to investors................
 -- from operating cash flow(7)....................   1,162,424    1,226,667       1,242,828    1,258,990    1,269,699    1,313,535
 -- from sales and refinancing.....................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distribution......................................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Less special items.................................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items...................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $59.36       $42.22          $40.24       $54.37       $46.04       $91.13
 Capital gain (loss)...............................           0            0               0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       42.84        48.98           52.36        57.42        54.85        65.02
 -- Return of capital..............................       14.70        11.74            9.16         4.90         8.00            0
Source (on cash basis):
 -- Sales..........................................           0            0               0            0            0            0
 -- Refinancing....................................           0            0               0            0            0            0
 -- Operations.....................................       57.54        60.72           61.52        62.32        62.85        65.02
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................       83.14%       82.74%          82.74%       82.74%       82.74%       82.74%

                                                              CPA(R):1
                                                     --------------------------
                                                        1996            1997
                                                     ----------      ----------
Gross Revenues.....................................  $4,589,145      $4,825,055
Profit (loss) on sale of properties................     (22,871)(5)     607,861(7)
Extraordinary charge on extinguishment of debt.....    (255,438)(6)          --
Write-down of property.............................                         N/A
Less:
 Operating expenses................................     388,484       1,104,473
 Interest expense..................................   1,280,995       1,062,706
 Depreciation......................................     969,570         905,816
Net income (loss) GAAP Basis.......................   1,671,787       2,359,921
Taxable income (Loss):
 -- from operations................................   1,540,197       2,256,416
 -- from gain (loss) on sale.......................     153,615         630,826
Cash generated from operations(6)..................   2,826,531       2,820,490
Cash proceeds from sales...........................     355,958       1,042,200
Cash generated from refinancing....................           0               0
Cash generated from operations, sales and
 refinancing.......................................   3,182,489       3,862,690
Less Cash distribution to investors................
 -- from operating cash flow(7)....................   1,417,554       1,977,926
 -- from sales and refinancing.....................                           0
Cash generated (deficiency) after cash
 distribution......................................   1,764,935       1,884,764
Less special items.................................           0               0
Cash generated (deficiency) after cash
 distributions and special items...................   1,764,935       1,884,764
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)............................      $76.24          111.69
 Capital gain (loss)...............................        7.60           31.23
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............................       70.17           97.91
 -- Return of capital..............................           0               0
Source (on cash basis):
 -- Sales..........................................           0               0
 -- Refinancing....................................           0               0
 -- Operations.....................................       70.17           97.91
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program)..........................................       82.46%          81.44%

                              TABLE III (2 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):2
                                             ---------------------------------------------------------------------------
                                                1980         1981         1982         1983         1984         1985
                                                ----         ----         ----         ----         ----         ----
Gross Revenues.............................  $1,658,322   $4,092,794   $6,422,836   $9,793,731   $9,895,531   $9,960,370
Profit on sale of properties...............         N/A          N/A          N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of
 debt......................................         N/A          N/A          N/A          N/A          N/A          N/A
Write-down of property.....................
Less:
 Operating expenses........................     181,613      291,223      290,558      307,165      346,920      364,373
 Interest expense..........................     197,038      606,089    3,341,880    6,511,201    6,349,960    6,307,664
 Depreciation..............................      14,421      127,460      157,900      154,909      154,909      155,782
Net Income-GAAP Basis......................   1,265,250    3,068,022    2,632,498    2,820,456    3,043,742    3,132,551
Taxable Income (Loss):
 -- from operations........................     630,885    2,003,000       (9,093)  (1,168,795)    (885,102)    (532,969)
 -- from gain on sale......................           0            0            0            0            0            0
 -- from extraordinary charge..............           0            0            0            0            0            0
Cash generated from operations(3)..........   1,149,636    2,853,883    2,460,169    2,574,532    2,804,385    2,881,848
Cash generated from sales..................           0            0            0            0            0            0
Cash generated from refinancing............           0            0            0            0            0            0
Cash generated from operations, sales and
 refinancing...............................   1,149,636    2,853,883    2,460,169    2,574,532    2,804,385    2,881,848
Less: Cash distribution to investors:
 -- from operating cash flow(4)............     473,028    2,229,443    2,440,555    2,525,000    2,547,000    2,657,778
 -- from sales and refinancing.............           0            0            0            0            0            0
Cash generated after cash distributions and
 special items.............................     676,608      624,440       19,614       49,532      257,385      224,070
Less: Special items........................           0            0            0            0            0            0
Cash generated after cash distributions and
 special items.............................     676,608      624,440       19,614       49,532      257,385      224,070
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:

  Ordinary income (loss)...................  $    48.95   $    72.11   $     (.33)  $   (42.08)  $   (30.78)  $   (19.19)
  Capital gain (loss)......................           0            0            0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income.....................       36.70        80.25        87.86        90.90        91.70        95.68
  -- Return of capital.....................           0            0            0            0            0            0
 Source (on cash basis):
  -- Sales.................................           0            0            0            0            0            0
  -- Refinancing...........................           0            0            0            0            0            0
  -- Operations............................       36.70        80.25        87.86        90.90        91.70        95.68
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................         N/A          N/A          100%         100%         100%         100%

                                                                                CPA(R):2
                                             ------------------------------------------------------------------------------
                                                1986           1987         1988         1989          1990         1991
                                                ----           ----         ----         ----          ----         ----
Gross Revenues.............................  $9,954,236     $9,694,869   $9,754,664   $10,013,889   $9,732,269   $9,756,071
Profit on sale of properties...............     920,577(1)         N/A          N/A           N/A          N/A          N/A
Extraordinary charge on extinguishment of
 debt......................................    (894,945)(2)        N/A          N/A           N/A          N/A          N/A
Write-down of property.....................
Less:
 Operating expenses........................     393,350        480,635      489,806       540,777      685,927      691,505
 Interest expense..........................   4,916,744      4,204,623    4,074,729     3,856,045    3,771,706    3,595,406
 Depreciation..............................     314,560        475,162      475,162       479,598      480,393      478,388
Net Income-GAAP Basis......................   4,355,214      4,534,449    4,714,967     5,137,469    4,794,243    4,990,772
Taxable Income (Loss):
 -- from operations........................     260,572      1,604,613    1,997,924     2,600,538    2,461,101    2,874,398
 -- from gain on sale......................   2,035,116(1)           0            0             0            0            0
 -- from extraordinary charge..............    (239,948)(2)          0            0             0            0            0
Cash generated from operations(3)..........   4,325,850      5,084,085    5,096,066     5,502,770    5,298,252    5,389,873
Cash generated from sales..................   5,441,434(1)           0            0             0            0            0
Cash generated from refinancing............           0              0            0             0            0            0
Cash generated from operations, sales and
 refinancing...............................   9,767,234      5,084,085    5,096,066     5,502,770    5,298,252    5,389,873
Less: Cash distribution to investors:
 -- from operating cash flow(4)............   3,691,774      3,435,000    3,506,667     3,645,000    3,773,333    3,832,222
 -- from sales and refinancing.............   4,950,000              0            0             0            0            0
Cash generated after cash distributions and
 special items.............................   1,125,510      1,649,085    1,589,399     1,857,770    1,524,919    1,557,651
Less: Special items........................           0              0            0             0            0            0
Cash generated after cash distributions and
 special items.............................   1,125,510      1,649,085    1,589,399     1,857,770    1,524,919    1,557,651
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
  Ordinary income (loss)...................  $      .73     $    57.77   $    71.93   $     93.62   $    88.60   $   103.48
  Capital gain (loss)......................       73.27              0            0             0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income.....................      156.79         123.66       126.24        131.22       135.84       137.96
  -- Return of capital.....................      156.11              0            0             0            0            0
 Source (on cash basis):
  -- Sales.................................      180.00              0            0             0            0            0
  -- Refinancing...........................           0              0            0             0            0            0
  -- Operations............................      132.90         123.66       126.24        131.22       135.84       137.96
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................       93.24%         93.24%       93.24%        93.24%       93.24%       93.24%

                                                                                 CPA(R):2
                                             --------------------------------------------------------------------------------
                                                1992         1993            1994           1995         1996         1997
                                                ----         ----            ----           ----         ----         ----
Gross Revenues.............................  $9,763,695   $ 6,665,727     $5,161,447     $5,185,804   $4,590,963   $4,919,703
Profit on sale of properties...............         N/A     8,377,679(5)      23,451(7)         N/A          N/A          N/A
Extraordinary charge on extinguishment of
 debt......................................         N/A      (520,979)(6)        N/A            N/A          N/A          N/A
Write-down of property.....................                  (841,889)(8)   (445,551)(9)
Less:
 Operating expenses........................     983,060       846,569        911,755        718,035      735,018      857,919
 Interest expense..........................   3,337,825     2,142,199      1,593,880      1,351,797      731,843      542,304
 Depreciation..............................     476,279       501,762        501,657        519,891      499,320      519,460
Net Income-GAAP Basis......................   4,966,531    10,190,008      1,732,055      2,596,081    2,624,782    3,000,020
Taxable Income (Loss):
 -- from operations........................   3,574,899     1,924,220      1,368,123      5,114,606    1,967,557    2,683,925
 -- from gain on sale......................           0    21,777,693         40,237              0            0            0
 -- from extraordinary charge..............           0             0              0              0            0            0
Cash generated from operations(3)..........   5,513,940     3,977,769      2,770,535      6,164,009    2,791,872    3,365,082
Cash generated from sales..................           0    15,972,862        124,615              0            0            0
Cash generated from refinancing............           0             0              0              0            0            0
Cash generated from operations, sales and
 refinancing...............................   5,513,940    19,950,631      2,895,150      6,164,009    2,791,872    3,365,082
Less: Cash distribution to investors:
 -- from operating cash flow(4)............   3,898,333     2,691,111      1,458,890      1,491,667    2,303,728    2,167,890
 -- from sales and refinancing.............           0    14,300,312              0              0            0            0
Cash generated after cash distributions and
 special items.............................   1,615,607     2,959,208      1,436,260      4,672,342      488,144    1,197,192
Less: Special items........................           0             0              0              0            0            0
Cash generated after cash distributions and
 special items.............................   1,615,607     2,959,208      1,436,260      4,672,342      488,144    1,197,192
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
  Ordinary income (loss)...................  $   128.70   $     69.27     $    49.25     $   184.46   $    70.96   $    96.80
  Capital gain (loss)......................           0        784.00           1.45              0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income.....................      140.34        366.84          52.52          53.72        83.09        78.19
  -- Return of capital.....................           0        250.04           0.00              0            0            0
 Source (on cash basis):
  -- Sales.................................           0        520.00              0              0            0            0
  -- Refinancing...........................           0             0              0              0            0            0
  -- Operations............................      140.34         96.88          52.52          53.72        83.09        78.19
Amount (in percentage terms) remaining
 invested in program properties at the end
 of the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties
 in program)...............................       93.24%        61.97%         61.65%         61.65%       61.65%       61.65%

                              TABLE III (3 OF 10)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase or Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):3
                                          --------------------------------------------------------------------------
                                            1981        1982         1983         1984         1985         1986
                                            ----        ----         ----         ----         ----         ----
Gross Revenues..........................  $173,916   $7,746,826   $8,618,753   $8,798,595   $8,792,622   $ 8,720,462
Profit on sale of properties............       N/A          N/A          N/A          N/A          N/A       540,765(1)
Extraordinary charges on extinguishment
 of debt................................       N/A          N/A          N/A          N/A          N/A    (1,256,013)(2)
Write-down of property..................       N/A          N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................    54,011      384,169      369,246      506,660      502,561       496,570
 Interest expense.......................    60,855    4,224,538    4,341,435    3,921,936    3,845,445     3,296,710
 Depreciation...........................         0            0            0            0            0        20,502
Net Income-GAAP Basis...................    59,050    3,138,119    3,908,072    4,369,999    4,444,615     4,191,432
Taxable Income (Loss):
 -- from operations.....................  (190,312)    (516,798)    (194,879)     277,458      375,653       708,829
 -- from gain on sale...................         0            0            0            0            0     3,373,025(1)
 -- from extraordinary charge...........         0            0            0            0            0      (852,511)(2)
Cash generated from operations(3).......    41,249    2,698,796    3,523,610    3,979,272    3,995,421     5,009,304
Cash generated from sales...............         0            0            0            0            0     5,302,208(1)
Cash generated from refinancing.........         0            0            0            0            0             0
Cash generated from other...............         0            0            0            0            0             0
Cash generated from operations, sales,
 refinancing and other..................    41,249    2,698,796    3,523,610    3,979,272    3,995,421    10,311,512
Less: Cash distribution to investors:
 -- from operating cash flow(4).........         0    1,906,688    3,388,225    3,787,592    3,889,970     4,125,001
 -- from sales and refinancing..........         0            0            0            0            0             0
 -- other...............................         0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions..........................    41,249      792,108      135,385      191,680      105,451     6,186,511
Less: Special items.....................         0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........    41,249      792,108      135,385      191,680      105,451     6,186,511
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $ (25.06)  $   (19.36)  $    (5.79)  $     8.24   $    11.16   $     (3.21)
 Capital gain...........................         0            0            0            0            0        101.19
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..................         0        71.42       100.62       112.48       116.52        122.50
  -- Return of capital..................         0            0            0            0            0             0
Source (on cash basis):
 -- Sales...............................         0            0            0            0            0             0
 -- Refinancing.........................         0            0            0            0            0             0
 -- Other...............................         0            0            0            0            0             0
 -- Operations..........................         0        71.42       100.62       112.48       116.52        122.50
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................       N/A          N/A          100%         100%         100%        84.41%

                                                                            CPA(R):3
                                          ----------------------------------------------------------------------------
                                             1987          1988         1989         1990         1991         1992
                                             ----          ----         ----         ----         ----         ----
Gross Revenues..........................  $ 8,394,566   $8,582,478   $8,774,232   $8,713,691   $8,699,175   $8,478,263
Profit on sale of properties............          N/A          N/A          N/A          N/A          N/A          N/A
Extraordinary charges on extinguishment
 of debt................................          N/A          N/A          N/A          N/A          N/A          N/A
Write-down of property..................          N/A          N/A          N/A          N/A          N/A          N/A
Other income............................
Less:
 Operating expenses.....................      583,208      568,793      622,281      713,979      855,729    1,533,036
 Interest expense.......................    2,459,640    2,376,215    2,332,100    2,184,359    2,073,632    1,936,878
 Depreciation...........................      108,357      108,208      108,911      108,434      108,272      108,132
Net Income-GAAP Basis...................    5,243,361    5,529,262    5,710,940    5,706,919    5,631,542    4,900,217
Taxable Income (Loss):
 -- from operations.....................    2,492,141    2,938,913    3,240,014    3,295,198    3,439,197    5,452,217
 -- from gain on sale...................            0            0            0            0            0            0
 -- from extraordinary charge...........            0            0            0            0            0            0
Cash generated from operations(3).......    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639    5,252,425
Cash generated from sales...............            0            0            0            0            0            0
Cash generated from refinancing.........            0            0            0            0            0            0
Cash generated from other...............            0            0            0            0            0    8,533,614(5)
Cash generated from operations, sales,
 refinancing and other..................    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639   13,786,039
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,073,945    3,830,020    4,131,061    4,469,143    4,649,632    4,925,081
 -- from sales and refinancing..........    5,280,000            0            0            0            0            0
 -- other...............................            0            0            0            0            0    3,333,333(5)
Cash generated (deficiency) after cash
 distributions..........................   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625
Less: Special items.....................            0            0            0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items........   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007    5,527,625
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $     74.01   $    87.28   $    96.22   $    97.86   $   102.13   $   161.91
 Capital gain...........................            0            0            0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..................       155.71       113.74       122.68       132.72       138.08       145.52
  -- Return of capital..................       123.68            0            0            0            0       100.74
Source (on cash basis):
 -- Sales...............................        160.0            0            0            0            0            0
 -- Refinancing.........................            0            0            0            0            0            0
 -- Other...............................            0            0            0            0            0       100.00(5)
 -- Operations..........................       119.40       113.74       122.68       132.72       138.08       146.26
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%       84.41%       84.41%       84.41%       84.41%       84.41%

                                                                         CPA(R):3
                                          -----------------------------------------------------------------------
                                             1993            1994           1995           1996           1997
                                             ----            ----           ----           ----           ----
Gross Revenues..........................  $ 7,554,227     $7,391,852     $7,249,265     $5,730,082     $8,104,707
Profit on sale of properties............          N/A            N/A            N/A            N/A            N/A
Extraordinary charges on extinguishment
 of debt................................          N/A            N/A            N/A            N/A            N/A
Write-down of property..................   (1,302,318)(6)   (697,325)(7)   (146,184)(8)        N/A            N/A
Other income............................                                 11,499,187(9)         N/A            N/A
Less:
 Operating expenses.....................    1,441,186      1,719,172      1,173,053      1,031,997      1,227,688
 Interest expense.......................    1,734,434      1,602,175      1,255,047         75,158         17,744
 Depreciation...........................      147,229        158,367        198,590        188,893        215,272
Net Income-GAAP Basis...................    2,929,060      3,214,813     15,975,567      4,434,034      6,644,003
Taxable Income (Loss):
 -- from operations.....................    5,504,655      4,461,854     23,951,874      2,988,189      5,502,953
 -- from gain on sale...................            0              0                       157,910              0
 -- from extraordinary charge...........            0              0              0
Cash generated from operations(3).......    4,387,721      4,647,375     12,917,577      3,906,606      4,587,044
Cash generated from sales...............            0              0      5,435,869(9)   1,853,816(10)          0
Cash generated from refinancing.........            0              0
Cash generated from other...............    2,260,792      2,286,195              0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,648,513      6,933,570     18,353,446      5,760,422      4,587,044
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,606,531      4,656,367      4,722,367      3,319,280      4,214,958
 -- from sales and refinancing..........            0              0              0              0              0
 -- other...............................            0              0      8,000,000              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,041,982      2,277,203      5,631,079      2,441,142        372,086
Less: Special items.....................            0              0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,041,982      2,277,203      5,361,079      2,441,142        372,086
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $    163.47     $   132.50     $   711.33     $    88.74     $   163.42
 Capital gain...........................            0              0              0           4.69              0
Cash Distributions to Investors:
 Source (on GAAP basis)
  -- Investment income..................        86.98          95.47         376.83          98.57         125.17
  -- Return of capital..................        48.83          41.82              0              0              0
Source (on cash basis):
 -- Sales...............................            0              0              0              0              0
 -- Refinancing.........................            0              0              0              0              0
 -- Other...............................            0              0              0              0              0
 -- Operations..........................       136.80         138.28         140.24          98.57         125.17
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%         84.41%         84.41%         68.83%         68.83%

                              TABLE III (4 OF 10)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):4
                                               -------------------------------------------------------------------------------
                                                 1982        1983         1984          1985          1986            1987
                                               --------   ----------   -----------   -----------   -----------     -----------
Gross Revenues...............................  $  5,916   $7,136,840   $10,976,004   $10,950,473   $10,021,241     $ 8,733,350
Profit on sale of properties.................       N/A          N/A           N/A           N/A     1,454,064(1)          N/A
Extraordinary gain...........................       N/A          N/A           N/A           N/A           N/A             N/A
Write-down of property.......................       N/A          N/A           N/A           N/A    (2,266,656)(2)         N/A
Extraordinary charge on extinguishment of
 debt........................................       N/A          N/A           N/A           N/A           N/A             N/A
Other........................................       N/A          N/A           N/A           N/A           N/A             N/A
Less:

 Operating expenses..........................     9,137      274,260       245,150       278,838       529,941         566,780

 Interest expense............................     5,784    3,180,356     5,453,442     5,395,023     5,149,287       4,101,592

 Depreciation................................     1,302      346,155       808,870       828,303     1,059,071       1,628,118
Net Income (Loss)-GAAP Basis.................   (10,307)   3,336,069     4,468,542     4,448,309     2,470,350       2,436,860
Taxable Income (Loss):
 -- from operations..........................    (2,604)     781,413      (281,447)      (98,623)     (402,328)       (433,637)
 -- from gain on sale........................         0            0             0             0     4,047,994(1)            0
 -- from extraordinary charge................         0            0             0             0             0               0
 -- other....................................         0            0             0             0             0               0
Cash generated from operations(6)............    (3,135)   3,471,621     4,787,836     4,728,701     4,857,156       4,115,421
Cash generated from sales....................         0            0             0             0     4,483,969(1)            0
Cash generated from refinancing..............         0            0             0             0             0               0
Cash generated from other....................         0            0             0             0             0               0
Cash generated from operations, sales,
 refinancing and other.......................    (3,135)   3,471,621     4,787,836     4,728,701     9,341,125       4,115,421
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............         0    2,345,537     4,565,144     4,603,376     4,639,789       4,594,265
 -- from sales and refinancing...............         0            0             0             0             0       1,711,359
Cash generated (deficiency) after cash
 distributions...............................         0    1,126,084       222,692       125,325     4,701,336      (2,190,203)
Less: Special items..........................         0            0             0             0             0               0
Cash generated (deficiency) after cash
 distributions and special items.............         0    1,126,084       222,692       125,325     4,701,336      (2,190,203)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $      0   $    21.01   $     (6.18)  $     (2.17)  $     (8.84)    $     (9.52)
 Other.......................................         0            0             0             0             0               0
 Capital gain................................         0            0             0             0         88.94               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................         0        63.06         98.18         97.73         54.28           53.53
 -- Return of capital........................         0            0          2.12          3.41         47.66           87.02
 Source (on cash basis):
 -- Sales....................................         0            0             0             0             0           40.00
 -- Refinancing..............................         0            0             0             0             0               0
 -- Operations...............................         0        63.06        100.30        101.14        101.94          100.55
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       N/A          N/A           100%          100%        85.20%          85.20%

                                                                             CPA(R):4
                                               ---------------------------------------------------------------------
                                                  1988           1989           1990            1991         1992
                                               ----------     ----------     -----------     ----------   ----------
Gross Revenues...............................  $9,117,527     $9,393,587     $ 9,694,000     $9,653,180   $9,959,144
Profit on sale of properties.................         N/A            N/A             N/A            N/A          N/A
Extraordinary gain...........................         N/A            N/A       2,080,304(3)         N/A          N/A
Write-down of property.......................         N/A            N/A      (2,080,304)(2)        N/A          N/A
Extraordinary charge on extinguishment of
 debt........................................    (160,000)(4)    (70,266)(5)         N/A            N/A          N/A
Other........................................         N/A            N/A             N/A            N/A      (44,308)(7)
Less:
 Operating expenses..........................     538,523        614,235         752,499        790,950    1,647,627
 Interest expense............................   3,805,805      3,552,960       3,504,016      3,441,293    3,309,359
 Depreciation................................   1,468,317      1,243,008       1,207,776      1,184,801    1,259,693
Net Income (Loss)-GAAP Basis.................   3,144,882      3,913,118       4,229,709      4,236,136    3,698,157
Taxable Income (Loss):
 -- from operations..........................     561,034      1,408,950       1,518,550      1,702,996    1,737,637
 -- from gain on sale........................           0              0               0              0            0
 -- from extraordinary charge................    (160,000)(4)    (70,266)(5)           0              0            0
 -- other....................................           0              0               0              0      (14,801)(7)
Cash generated from operations(6)............   4,763,309      5,289,802       5,611,039      5,479,320    5,071,063
Cash generated from sales....................           0              0               0              0            0
Cash generated from refinancing..............           0              0               0              0            0
Cash generated from other....................           0              0               0              0       14,195(7)
Cash generated from operations, sales,
 refinancing and other.......................   4,763,309      5,289,802       5,611,039      5,479,320    5,085,258
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............   4,522,360      4,564,233       4,627,954      4,729,905    4,819,116
 -- from sales and refinancing...............           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions...............................     240,949        725,569         983,085        749,415      266,142
Less: Special items..........................           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions and special items.............     240,949        725,569         983,085        749,415      266,142
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $    12.33     $    29.41     $     33.36     $    37.42   $    38.18
 Other.......................................           0              0               0              0        (0.33)
 Capital gain................................           0              0               0              0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       69.10          85.97           92.93          93.07        81.25
 -- Return of capital........................       30.26          14.31            8.75          10.85        24.63
 Source (on cash basis):
 -- Sales....................................           0              0               0              0            0
 -- Refinancing..............................           0              0               0              0            0
 -- Operations...............................       99.36         100.28          101.68         103.92       105.88
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       85.20%         85.20%          85.20%         85.20%       85.20%

                                                                               CPA(R):4
                                               -------------------------------------------------------------------------
                                                  1993            1994          1995            1996            1997
                                               -----------     -----------   -----------     -----------     -----------
Gross Revenues...............................  $12,450,374     $11,570,621   $11,896,324     $ 9,322,373(12) $10,225,363
Profit on sale of properties.................          N/A             N/A     3,330,098(10)         N/A             N/A
Extraordinary gain...........................      345,000(9)          N/A           N/A             N/A             N/A
Write-down of property.......................          N/A             N/A           N/A             N/A      (2,316,000)(13)
Extraordinary charge on extinguishment of
 debt........................................          N/A             N/A           N/A             N/A             N/A
Other........................................          N/A             N/A           N/A       1,118,318(11)     681,316(14)
Less:
 Operating expenses..........................    3,375,359       3,590,081     3,299,454       1,090,215       1,299,302
 Interest expense............................    2,987,868       2,396,017     2,098,857       1,515,248         847,596
 Depreciation................................    1,346,641       1,141,143     1,149,525         921,702         835,836
Net Income (Loss)-GAAP Basis.................    5,085,506       4,443,380     8,678,586       6,913,526       5,607,945
Taxable Income (Loss):
 -- from operations..........................    3,540,526       2,462,537     7,224,511       5,049,765       5,998,404
 -- from gain on sale........................      957,340               0     9,318,375               0               0
 -- from extraordinary charge................            0               0             0               0               0
 -- other....................................            0               0             0               0               0
Cash generated from operations(6)............    6,231,586       5,772,103     6,099,480       7,167,641       7,465,721
Cash generated from sales....................            0               0     9,477,492               0               0
Cash generated from refinancing..............            0               0             0               0               0
Cash generated from other....................            0               0             0               0               0
Cash generated from operations, sales,
 refinancing and other.......................    6,231,586       5,772,103    15,576,972       7,167,641       7,465,721
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............    4,854,619       4,878,286     4,780,885       4,452,597       6,727,737
 -- from sales and refinancing...............            0               0     4,321,616               0               0
Cash generated (deficiency) after cash
 distributions...............................    1,376,967         893,817     6,474,471       2,715,044         737,984
Less: Special items..........................            0               0             0               0               0
Cash generated (deficiency) after cash
 distributions and special items.............    1,376,967         893,817     6,474,471       2,715,044         737,984
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $     77.79     $     54.10   $    158.73     $    110.95     $    131.79
 Other.......................................            0               0             0               0               0
 Capital gain................................        21.03               0             0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       106.66           97.62        190.68           97.83          123.21
 -- Return of capital........................            0            9.56          9.31               0           24.60
 Source (on cash basis):
 -- Sales....................................            0               0             0               0               0
 -- Refinancing..............................            0               0             0               0               0
 -- Operations...............................       106.66          107.18        105.04           97.83          147.81
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................        85.20%          85.20%        70.68%          70.68%          70.68%

                              TABLE III (5 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):5
                                          --------------------------------------------------------------------------------
                                            1983        1984         1985         1986            1987            1988
                                          --------   ----------   ----------   -----------     -----------     -----------
Gross Revenues..........................  $151,212   $7,692,603   $9,285,385   $12,857,025     $14,405,568     $15,061,441

Other...................................       N/A          N/A          N/A           N/A             N/A             N/A

Profit (loss) on sale or disposition of
 properties.............................       N/A          N/A          N/A           N/A        (457,484)(1)         N/A

Extraordinary charge on extinguishment
 of debt................................       N/A          N/A          N/A           N/A             N/A             N/A

Write-down of property..................       N/A          N/A          N/A      (860,000)(4)         N/A             N/A

Less:
 Operating expenses.....................    81,016      195,585      363,490       493,702       1,327,685         758,159
 Interest expenses......................     1,041    1,828,708    3,557,103     6,447,584       7,050,466       6,926,712
 Depreciation...........................         0       90,662      890,342     2,300,987       2,506,914       2,637,104
 Minority Interest......................       N/A          N/A          N/A        80,834         165,810         197,354

Net Income-GAAP Basis...................    69,155    5,577,648    4,474,450     2,673,918       2,897,209       4,542,112

Taxable Income (Loss):
 -- from operations.....................    83,341    4,180,317    2,173,368       277,783      (1,015,507)        406,029
 -- from gain (loss) on sale or
  disposition...........................         0            0            0             0      (1,065,808)              0
 -- from other..........................         0            0            0             0               0               0

Cash generated from operations(10)......    77,254    5,612,247    5,157,259     6,550,334       5,622,209       6,571,710

Cash generated from sales...............         0            0            0             0         500,000(1)            0

Cash generated from refinancing.........         0            0            0             0               0               0

Cash generated from operations, sales
 and refinancing........................    77,254    5,612,247    5,157,259     6,550,334       6,122,209       6,571,710

Less: Cash distribution to investors:
 -- from operating cash flow(11)........         0    5,150,600    5,324,013     5,481,771       5,535,961       5,587,744
 -- from sales and refinancing..........         0            0            0             0               0               0

Cash generated (deficiency) after cash
 distributions..........................    77,254      461,647     (166,754)    1,068,563         586,248         983,966

Less: special items.....................

Cash generated (deficiency) after cash
 distributions and special items........    77,254      461,647     (166,754)    1,068,563         586,248         983,966

Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:

 Ordinary income (loss).................  $   1.38   $    69.43   $    36.09   $      4.61     $    (16.87)    $      6.74
 Capital gain (loss)....................         0            0            0             0          (17.69)              0
 Other..................................         0            0            0             0               0               0

Cash Distributions to Investors:
 Source (on GAAP basis):

 -- Investment income...................         0        85.54        74.31         44.41           48.12           75.43
 -- Return of capital...................         0            0        14.11         46.63           43.82           17.37
 Source (on cash basis):
 -- Sales...............................         0            0            0             0               0               0
 -- Refinancing.........................         0            0            0             0               0               0
 -- Operations..........................         0        85.54        88.42         91.04           91.94           92.80

Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................       N/A          N/A          N/A           N/A             N/A           98.51%

                                                                          CPA(R):5
                                          -------------------------------------------------------------------------
                                             1989           1990           1991            1992            1993
                                          -----------    -----------    -----------     -----------     -----------
Gross Revenues..........................  $15,324,326    $14,912,517    $15,167,339     $18,195,423(8)  $18,260,614
Other...................................          N/A            N/A       (103,595)(5)   1,872,534         214,978(12)
Profit (loss) on sale or disposition of
 properties.............................       47,319(2)         N/A        (35,987)(6)    (488,795)(9)         N/A
Extraordinary charge on extinguishment
 of debt................................          N/A        (32,714)(3)         N/A            N/A             N/A
Write-down of property..................          N/A            N/A       (300,000)(7)         N/A        (323,611)(13)
Less:
 Operating expenses.....................    1,305,074      1,503,721      3,354,854       6,111,874       6,417,993
 Interest expenses......................    7,052,901      6,512,534      6,042,335       5,293,044       4,941,889
 Depreciation...........................    2,632,299      2,620,793      2,622,033       2,317,013       2,295,887
 Minority Interest......................       17,714        114,721       (174,657)            N/A             N/A
Net Income-GAAP Basis...................    4,363,657      4,128,034      2,883,192       5,857,231       4,496,212
Taxable Income (Loss):
 -- from operations.....................      799,445        857,331      1,077,650       1,530,150       2,039,288
 -- from gain (loss) on sale or
  disposition...........................       87,421(2)     488,066         (2,674)(6)     871,676               0
 -- from other..........................            0              0       (154,918)(5)   2,617,784(8)            0
Cash generated from operations(10)......    6,911,989      5,895,617      5,278,070       6,202,200       6,241,041
Cash generated from sales...............      239,362(2)           0        120,000(6)            0               0
Cash generated from refinancing.........            0              0              0               0               0
Cash generated from operations, sales
 and refinancing........................    7,151,351      5,895,617      5,398,070       6,202,200       6,241,041
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,635,916      5,684,084      5,732,256       5,780,425       5,828,596
 -- from sales and refinancing..........            0              0              0               0               0
Cash generated (deficiency) after cash
 distributions..........................    1,515,435        211,533       (334,186)        421,775         412,445
Less: special items.....................                                                                          0
Cash generated (deficiency) after cash
 distributions and special items........    1,515,435        211,533       (334,186)        421,775         412,445
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
 Ordinary income (loss).................  $     13.28    $     14.24    $     17.90     $     25.41     $     33.87
 Capital gain (loss)....................         1.45              0          (0.04)          14.48               0
 Other..................................            0              0              0           43.48               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        72.47          68.56          47.88           96.00           74.67
 -- Return of capital...................        21.13          25.84          47.32               0           22.13
 Source (on cash basis):
 -- Sales...............................            0              0              0               0               0
 -- Refinancing.........................            0              0              0               0               0
 -- Operations..........................        93.60          94.40          95.20           96.00           96.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        98.51%         97.60%         97.45%          94.12%          94.12%

                                                                     CPA(R):5
                                          --------------------------------------------------------------
                                             1994             1995             1996             1997
                                          -----------      -----------      -----------      -----------
Gross Revenues..........................  $18,125,156      $15,768,137      $13,204,966      $ 9,749,000
Other...................................          N/A              N/A              N/A              N/A
Profit (loss) on sale or disposition of
 properties.............................    1,242,614(14)      614,234(16)    5,284,165(18)      956,829(20)
Extraordinary charge on extinguishment
 of debt................................     (117,619)(15)         N/A              N/A              N/A
Write-down of property..................            0       (1,980,550)(17)  (1,300,000)(19)  (1,350,000)(21)
Less:
 Operating expenses.....................    7,111,014        6,927,470        6,006,397        4,176,004
 Interest expenses......................    4,518,529        3,495,872        2,075,230        1,363,680
 Depreciation...........................    2,181,432        2,065,781        1,331,028        1,131,397
 Minority Interest......................          N/A              N/A              N/A              N/A
Net Income-GAAP Basis...................    5,439,186        1,912,698        7,776,476        2,685,448
Taxable Income (Loss):
 -- from operations.....................      866,115        1,621,566        1,690,288        1,481,174
 -- from gain (loss) on sale or
  disposition...........................   10,019,470                0        8,338,765        2,927,201
 -- from other..........................            0                0                0                0
Cash generated from operations(10)......    6,292,833        4,688,070        7,901,310        4,393,646
Cash generated from sales...............            0        1,187,362(16)    8,583,803                0
Cash generated from refinancing.........            0                0                0                0
Cash generated from operations, sales
 and refinancing........................    6,292,833        5,875,432       16,485,113        4,393,646
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,862,314        8,054,982        4,456,949        5,175,122
 -- from sales and refinancing..........            0                0                0          792,400(18)
Cash generated (deficiency) after cash
 distributions..........................      430,519       (2,179,550)      12,028,164       (1,573,876)
Less: special items.....................            0                0                0                0
Cash generated (deficiency) after cash
 distributions and special items........      430,519       (2,179,550)      12,028,164       (1,573,876)
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
 Ordinary income (loss).................  $     14.87      $     26.93      $     28.07      $     24.60
 Capital gain (loss)....................       166.40                0           141.45            48.61
 Other..................................            0                0                0                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        90.33            31.77            74.02            44.60
 -- Return of capital...................         7.03           102.01                0            54.51
 Source (on cash basis):
 -- Sales...............................            0                0                0                0
 -- Refinancing.........................            0                0                0                0
 -- Operations..........................        97.36           133.78            74.02            99.11
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        92.97%           81.82%           63.06%           46.45%

                              TABLE III (6 OF 10)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                               CPA(R):6
                                          -----------------------------------------------------------------------------------
                                             1985          1986          1987          1988           1989           1990
                                          ----------    ----------    ----------    -----------    -----------    -----------
Gross Revenues..........................  $4,200,601    $6,432,252    $9,898,043    $11,197,061    $10,904,247    $11,092,133
Gain on sale............................           0             0             0              0              0              0
Other...................................           0             0             0              0              0              0
Extraordinary (charge) gain.............           0             0             0              0              0              0
Less:
 Operating expenses.....................     215,852       333,030       573,786        558,887        575,222        802,183
 Interest expense.......................     792,434     2,111,626     4,736,879      5,416,130      5,388,140      5,269,354
 Depreciation...........................       5,709       278,305     1,095,292      1,405,857      1,418,340      1,418,339
Net Income-GAAP Basis...................   3,186,606     3,709,291     3,492,083      3,816,187      3,522,545      3,602,257
Taxable Income:
 -- from operations.....................   2,650,283     2,577,849       982,403      1,219,990      1,218,257      1,338,235
 -- from gain on sale...................           0             0             0              0              0              0
 -- from extraordinary charge...........           0             0             0              0              0              0
 -- from other..........................           0             0             0              0              0              0
Cash generated from operations(4).......   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Cash generated from sales...............           0             0             0              0              0              0
Cash generated from refinancing.........           0             0             0              0              0              0
Cash generated from other...............           0             0             0              0              0              0
Cash generated from operations, sales,
 refinancing and other..................   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Less: Cash distribution to investors:
 -- from operating cash flow(5).........   2,422,433     4,274,550     4,154,307      4,198,176      4,247,146      4,316,026
 -- from sales and refinancing..........           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions..........................     772,456       234,939     1,084,978        785,403        785,402        885,926

 Less: Special items....................           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........     772,456       234,939     1,084,978        785,403        785,402        885,926
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $    51.96    $    50.54    $    19.26    $     23.92    $     23.88    $     26.23
 Other..................................           0             0             0              0              0              0
 Capital gain...........................           0             0             0              0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       47.49         72.72         68.46          74.81          69.06          70.62
  -- Return of capital..................           0          7.85         12.98           7.49          14.20          13.99
 Source (on cash basis):
  -- Sales..............................           0             0             0              0              0              0
  -- Refinancing........................           0             0             0              0              0              0
  -- Operations.........................       47.49         80.57         81.44          82.30          83.26          84.61
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         N/A           N/A           N/A            100%           100%           100%

                                                                             CPA(R):6
                                          -------------------------------------------------------------------------------
                                             1991               1992               1993           1994           1995
                                          -----------        -----------        -----------    -----------    -----------
Gross Revenues..........................  $11,406,582        $14,177,113        $15,387,180    $15,693,853    $16,737,899
Gain on sale............................            0                  0                  0              0              0
Other...................................      (55,783)(1)        (75,211)(3)            N/A            N/A            N/A
Extraordinary (charge) gain.............      (13,559)(2)              0                N/A            N/A      2,088,268(6)
Less:
 Operating expenses.....................    1,078,174          2,858,645          4,706,491      5,933,070      4,942,528
 Interest expense.......................    5,222,844          5,319,971          5,122,703      5,040,589      4,499,692
 Depreciation...........................    1,418,968          1,668,951          1,637,678      1,621,029      1,525,011
Net Income-GAAP Basis...................    3,617,254          4,254,335          3,920,308      3,099,165      7,858,936
Taxable Income:
 -- from operations.....................    1,831,848          2,227,427          2,091,787      1,156,303      7,871,636
 -- from gain on sale...................            0                  0                  0              0              0
 -- from extraordinary charge...........      (13,559)(2)              0                  0              0              0
 -- from other..........................     (250,032)(1)         27,303(3)               0              0              0
Cash generated from operations(4).......    5,719,005          6,066,705          5,531,994      5,094,336     11,133,036
Cash generated from sales...............            0                  0                  0              0              0
Cash generated from refinancing.........      870,913          2,414,076                  0              0              0
Cash generated from other...............            0             17,008(3)               0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,589,918          8,497,789          5,531,994      5,094,336     11,133,036
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,421,586          4,633,297          4,676,223      4,704,691      4,736,359
 -- from sales and refinancing..........            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,168,332          3,864,492            855,771        389,645      6,396,677
 Less: Special items....................            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,168,332          3,864,492            855,771        389,645      6,396,677
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     35.65        $     43.67        $     41.01    $     22.67    $    154.38
 Other..................................            0               0.54                  0              0              0
 Capital gain...........................            0                  0                  0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        70.91              83.40              76.85          60.76          92.89
  -- Return of capital..................        15.77               7.43              14.82          31.47              0
 Source (on cash basis):
  -- Sales..............................            0                  0                  0              0              0
  -- Refinancing........................            0                  0                  0              0              0
  -- Operations.........................        86.68              90.83              91.67          92.23          92.89
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................          100%               100%               100%           100%           100%

                                                     CPA(R):6
                                          ------------------------------
                                             1996               1997
                                          -----------        -----------
Gross Revenues..........................  $16,537,296        $17,384,088
Gain on sale............................       70,878(7)             N/A
Other...................................          N/A                N/A
Extraordinary (charge) gain.............          N/A                N/A
Less:
 Operating expenses.....................    4,914,538          5,048,701
 Interest expense.......................    4,003,726          3,715,143
 Depreciation...........................    1,664,514          1,780,317
Net Income-GAAP Basis...................    6,025,396          6,839,927
Taxable Income:
 -- from operations.....................    3,450,345          4,530,411
 -- from gain on sale...................      242,713                  0
 -- from extraordinary charge...........            0                  0
 -- from other..........................            0                  0
Cash generated from operations(4).......    7,615,526          8,075,717
Cash generated from sales...............            0                  0
Cash generated from refinancing.........            0                  0
Cash generated from other...............            0                  0
Cash generated from operations, sales,
 refinancing and other..................    7,615,526          8,075,717
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,880,911          7,002,505
 -- from sales and refinancing..........
Cash generated (deficiency) after cash
 distributions..........................    2,734,615          1,073,212
 Less: Special items....................            0                  0
Cash generated (deficiency) after cash
 distributions and special items........    2,734,615          1,073,212
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     67.67        $     88.85
 Other..................................            0                  0
 Capital gain...........................            0                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        95.72             134.14
  -- Return of capital..................            0               3.19
 Source (on cash basis):
  -- Sales..............................            0                  0
  -- Refinancing........................            0                  0
  -- Operations.........................        95.72             137.33
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        99.79%             99.79%

                              TABLE III (7 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                          CPA(R):7
                                                              ----------------------------------------------------------------
                                                                1986        1987         1988          1989           1990
                                                              --------   ----------   ----------    -----------    -----------
Gross Revenues..............................................  $ 90,399   $4,119,934   $9,066,142    $14,071,843    $13,725,684
Profit (loss) on sale of properties.........................       N/A          N/A          N/A            N/A         58,172(1)
Gain on sale of securities..................................       N/A          N/A    1,766,185(3)      48,158(3)      69,544(3)
Extraordinary gain charge...................................
Write-down of property......................................       N/A          N/A          N/A            N/A       (500,000)(2)
Other.......................................................       N/A          N/A          N/A            N/A            N/A
Less:
 Operating expenses.........................................    46,413      326,846    1,848,463      5,576,552      6,194,008
 Interest expense...........................................    22,911    1,389,385    3,479,631      4,657,478      4,718,573
 Depreciation...............................................         0      131,567    1,009,247      1,422,116      1,567,896
Net Income-GAAP Basis.......................................    21,075    2,272,136    4,494,986      2,463,855        872,923
Taxable Income (Loss):
 -- from operations.........................................   (51,877)   1,203,013    1,585,180      1,195,514          3,689
 -- from gain (loss) on sales...............................         0            0    1,766,185(3)      48,158(3)     127,716(1)(3)
 -- other...................................................         0            0            0              0              0
Cash generated from operations..............................  1,550,648   1,115,274    4,136,538      3,745,289      3,153,131
Cash generated from sales...................................         0            0    1,766,185(3)      48,158(3)     245,324
Cash generated from refinancing.............................         0            0            0              0              0
Cash generated from other...................................         0            0            0              0              0
Cash generated from operations, sales, refinancing and
 other......................................................  1,550,648   1,115,274    5,902,723      3,793,447      3,398,455
Less: Cash distribution to investors:
 -- from operating cash flow(6).............................         0    1,363,271    3,902,233      3,940,765      3,992,781
 -- from sales and refinancing..............................         0            0            0              0              0
Cash generated (deficiency) after cash distributions........  1,550,648    (247,997)   2,000,490       (147,318)      (594,326)
Less: Special items.........................................         0            0            0              0              0
Cash generated (deficiency) after cash distributions and
 special items..............................................  1,550,648    (247,997)   2,000,490       (147,318)      (594,326)
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................  $  (4.29)  $    24.98   $    32.91    $     24.82    $       .08
 Other......................................................         0            0            0              0              0
 Capital gain...............................................         0            0        36.67           1.00              0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................         0        60.60        81.02          51.16          18.12
 -- Return of capital.......................................         0            0            0          30.66          64.78
 Source (on cash basis):
 -- Sales...................................................         0            0            0              0              0
 -- Refinancing.............................................         0            0            0              0              0
 -- Operations..............................................         0        60.60        81.02          81.82          82.90
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the
   Table (original total acquisition cost of properties
   retained divided by original total acquisition cost of
   all properties in program)...............................       N/A          N/A          N/A            100%         99.86%

                                                                                        CPA(R):7
                                                              -------------------------------------------------------------
                                                                 1991            1992            1993              1994
                                                              -----------     -----------     -----------       -----------
Gross Revenues..............................................  $13,648,275     $14,502,032     $12,243,029       $13,840,052
Profit (loss) on sale of properties.........................       54,197(4)          N/A        (552,383)(8)     7,814,474(10)
Gain on sale of securities..................................          N/A             N/A             N/A               N/A
Extraordinary gain charge...................................                                      879,433(12)      (511,503)
Write-down of property......................................          N/A             N/A      (3,303,228)(9)      (641,731)(11)
Other.......................................................          N/A        (141,723)(5)     435,106(3)        986,155
Less:
 Operating expenses.........................................    6,170,575       6,404,695       4,485,628         4,336,235
 Interest expense...........................................    4,471,097       4,155,956       3,324,398         3,537,640
 Depreciation...............................................    1,607,889       1,616,335       1,647,397         1,619,726
Net Income-GAAP Basis.......................................    1,452,911       2,183,323         244,534        11,993,846
Taxable Income (Loss):
 -- from operations.........................................      746,150       1,534,247      11,218,042         2,452,425
 -- from gain (loss) on sales...............................       54,197(4)            0       2,093,467        10,460,324
 -- other...................................................            0          51,875(5)      283,740           682,500
Cash generated from operations..............................    3,303,198       4,489,865       4,135,048         5,347,231
Cash generated from sales...................................      183,430(4)            0         283,740        14,662,004
Cash generated from refinancing.............................      978,087               0       1,047,890           700,000
Cash generated from other...................................            0          32,313(5)        3,578            38,281
Cash generated from operations, sales, refinancing and
 other......................................................    4,464,715       4,522,178       5,470,256        20,747,516
Less: Cash distribution to investors:
 -- from operating cash flow(6).............................    3,303,198       3,388,324(7)    2,948,590         3,246,729
 -- from sales and refinancing..............................      503,673               0               0                 0
Cash generated (deficiency) after cash distributions........      657,844       1,133,854       2,521,666        17,500,787
Less: Special items.........................................            0               0               0                 0
Cash generated (deficiency) after cash distributions and
 special items..............................................      657,844       1,133,854       2,521,666        17,500,787
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................  $     15.49     $     31.85     $    232.91       $     50.92
 Other......................................................            0            1.08            5.89             14.17
 Capital gain...............................................            0               0           43.47            217.18
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................        30.17           45.33            5.08             67.41
 -- Return of capital.......................................        53.03           20.86           56.14                 0
 Source (on cash basis):
 -- Sales...................................................            0               0               0                 0
 -- Refinancing.............................................        10.46               0               0                 0
 -- Operations..............................................        72.74           66.19           61.22             67.41
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the
   Table (original total acquisition cost of properties
   retained divided by original total acquisition cost of
   all properties in program)...............................        99.70%          99.70%          97.86%            83.50%

                                                                                 CPA(R):7
                                                              -----------------------------------------------
                                                                 1995              1996              1997
                                                              -----------       -----------       -----------
Gross Revenues..............................................  $12,196,252       $12,731,328       $12,706,396
Profit (loss) on sale of properties.........................    1,019,362(13)        74,729(17)           N/A
Gain on sale of securities..................................    1,323,858(13)           N/A               N/A
Extraordinary gain charge...................................                             --               N/A
Write-down of property......................................     (319,685)(14)           --          (139,999)(18)
Other.......................................................      111,226(15)      (128,879)(15)     (128,649)(19)
Less:
 Operating expenses.........................................    4,986,585         5,181,249         5,921,214
 Interest expense...........................................    2,456,129         1,942,737         1,868,189
 Depreciation...............................................    1,361,952         1,154,088         1,213,286
Net Income-GAAP Basis.......................................    5,526,347         4,399,104         3,435,066
Taxable Income (Loss):
 -- from operations.........................................    3,451,813         3,856,378         3,268,674
 -- from gain (loss) on sales...............................            0          (188,980)         (144,260)
 -- other...................................................            0                 0                 0
Cash generated from operations..............................    5,089,776         5,499,073         4,682,499
Cash generated from sales...................................    1,546,019(13)       617,867(17)       200,000
Cash generated from refinancing.............................                             --                --
Cash generated from other...................................       31,457(16)        27,761(16)        30,787
Cash generated from operations, sales, refinancing and
 other......................................................    6,667,252         6,144,701         4,913,286
Less: Cash distribution to investors:
 -- from operating cash flow(6).............................   10,434,626         3,483,017         3,751,664
 -- from sales and refinancing..............................            0                 0                 0
Cash generated (deficiency) after cash distributions........   (3,767,490)        2,661,684         1,161,622
Less: Special items.........................................                              0                 0
Cash generated (deficiency) after cash distributions and
 special items..............................................   (3,767,490)        2,661,684         1,161,622
Tax and Distribution Data Per $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).....................................  $     71.77       $     80.18       $     67.95
 Other......................................................            0                 0             (3.00)
 Capital gain...............................................            0             (4.14)                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................       114.82             91.47             71.42
 -- Return of capital.......................................       101.98                 0              6.58
 Source (on cash basis):
 -- Sales...................................................                              0                 0
 -- Refinancing.............................................                              0                 0
 -- Operations..............................................       216.80             72.42             78.00
  Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the
   Table (original total acquisition cost of properties
   retained divided by original total acquisition cost of
   all properties in program)...............................        73.82%            73.16%            73.16%

                              TABLE III (8 OF 10)

                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):8
                                     ------------------------------------------------------------------------------------
                                        1988         1989          1990          1991            1992            1993
                                     ----------   -----------   -----------   -----------     -----------     -----------
Gross Revenues.....................  $2,877,969   $11,744,379   $14,120,755   $14,396,115     $15,176,928     $18,060,581
Profit on sale of properties.......         N/A           N/A           N/A         1,736(1)          N/A             N/A
Other..............................         N/A           N/A           N/A           N/A         (51,219)(2)      21,111
Extraordinary charge...............         N/A           N/A           N/A           N/A             N/A             N/A
Less:
 Operating expenses................     322,625       934,022       912,831     1,214,634       2,227,334       4,151,151
 Interest expense..................     939,460     4,871,609     6,917,234     7,095,848       6,943,303       6,737,293
 Depreciation......................     214,618       877,918     1,204,389     1,490,532       1,642,518       1,935,624
 Minority Interest.................         N/A           N/A           N/A           N/A             N/A             N/A
Net Income-GAAP Basis..............   1,401,266     5,060,830     5,086,301     4,596,837       4,312,554       5,257,624
Taxable Income (Loss):
 -- from operations................   1,043,085     3,268,042     2,910,667     2,819,692       3,009,471       5,060,536
 -- from gain on sale..............
 -- from other.....................           0             0             0         1,736(1)      (17,110)(2)           0
 -- from extraordinary charge......           0             0             0             0               0               0
Cash generated from operations.....   1,697,043     5,752,461     6,303,966     6,285,116       6,321,159       8,376,844
Cash generated from sales..........           0             0             0         7,991(1)            0               0
Cash generated from refinancing....           0             0             0             0               0               0
Cash generated from other..........           0             0             0             0          16,408(2)      253,858
Cash generated from operations,
 sales, refinancing and other......   1,697,043     5,752,461     6,303,966     6,293,107       6,337,567       8,630,702
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....     728,786     5,575,793     6,165,188     6,225,409       6,285,600       6,327,785
 -- from sales and refinancing.....           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions................     968,257       176,668       138,778        67,698          51,697       2,302,917
Less: Special items................           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     968,257       176,668       138,778        67,698          51,697       2,302,917
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $    16.97   $     43.41   $     38.67   $     37.46     $     39.98     $     67.23
   Other...........................           0             0             0          0.02(1)        (0.23)(2)           0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............       20.91         67.23         67.57         61.07           57.29           69.84
   -- Return of capital............           0          6.84         14.33         21.63           26.21           14.22
 Source (on cash basis):
   -- Sales........................           0             0             0             0               0               0
   -- Refinancing..................           0             0             0             0               0               0
   -- Operations...................       20.91         74.07         81.90         82.70           83.50           84.06
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A           N/A           100%        99.99%          99.99%          99.99%

                                                              CPA(R):8
                                     -----------------------------------------------------------
                                        1994            1995            1996            1997
                                     -----------     -----------     -----------     -----------
Gross Revenues.....................  $18,804,769     $19,886,284     $16,207,400(5)  $14,927,898
Profit on sale of properties.......          N/A             N/A          21,697(6)          N/A
Other..............................       83,736         (62,359)(4)   1,239,400(4)      738,979(7)
Extraordinary charge...............     (120,000)(3)         N/A             N/A             N/A
Less:
 Operating expenses................    4,445,083       3,774,470       1,242,655       4,543,266
 Interest expense..................    6,266,275       5,799,127       5,232,928       1,325,929
 Depreciation......................    1,997,946       1,912,503       1,539,737       1,213,286
 Minority Interest.................          N/A             N/A             N/A             N/A
Net Income-GAAP Basis..............    5,892,029       8,337,825       9,453,177       7,878,911
Taxable Income (Loss):
 -- from operations................    4,565,116       7,475,178       7,792,097       6,578,096
 -- from gain on sale..............                                       50,641               0
 -- from other.....................            0               0               0               0
 -- from extraordinary charge......            0               0               0               0
Cash generated from operations.....    8,627,436      10,271,234      10,947,671       9,261,145
Cash generated from sales..........            0                         154,499               0
Cash generated from refinancing....            0               0               0               0
Cash generated from other..........      289,805         282,992(4)      161,795(4)      366,663
Cash generated from operations,
 sales, refinancing and other......    8,917,241      10,554,226      11,263,965       9,627,808
Less: Cash distribution to
 investors:
 -- from operating cash flow(4)....    6,357,899       6,413,927       6,549,558       7,357,886
 -- from sales and refinancing.....            0               0               0               0
Cash generated (deficiency) after
 cash distributions................    2,559,342       4,140,299       4,714,407       2,269,922
Less: Special items................            0               0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,559,342       4,140,299       4,714,407       2,269,922
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $     60.64     $     99.55     $    103.77     $     87.60
   Other...........................            0               0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............        78.27           85.34           87.22           97.99
   -- Return of capital............         6.19               0               0               0
 Source (on cash basis):
   -- Sales........................            0               0               0               0
   -- Refinancing..................            0               0               0               0
   -- Operations...................        84.46           85.34           87.22           97.99
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........        97.69%          97.69%          97.25%          97.25%

                              TABLE III (9 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS
    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                          CPA(R):9
                             ------------------------------------------------------------------
                                1989         1990          1991          1992          1993
                             ----------   -----------   -----------   -----------   -----------
Gross Revenues.............. $2,543,943   $10,284,029   $12,514,907   $12,280,669   $12,216,612
Profit on sale of
 properties.................        N/A           N/A         1,731(1)         N/A          N/A
Other.......................        N/A           N/A           N/A           N/A       658,052
Write-down of property......
Extraordinary charge........        N/A           N/A           N/A           N/A           N/A
Less:
 Operating expenses.........    432,917       808,315       887,820     1,308,664       963,533
 Interest expense...........  1,122,585     5,063,322     6,631,202     6,425,597     6,347,577
 Depreciation...............     29,901     1,141,461     1,697,599     1,697,599     1,697,599
 Minority Interest..........        N/A           N/A           N/A           N/A           N/A
Net Income-GAAP Basis.......    958,540     3,270,931     3,300,017     2,848,809     3,865,955
Taxable Income (Loss):
 -- from operations.........    710,320     2,624,917     2,816,278     2,612,003     3,316,011
 -- from gain on sale.......
 -- from other..............          0             0         1,731(1)           0            0
 -- from extraordinary
  charge....................          0             0             0             0             0
Cash generated from
 operations.................  1,784,343     3,895,420     5,662,385     5,211,896     5,906,190
Cash generated from sales...          0             0         1,897             0       522,878
Cash generated from
 refinancing................          0             0             0             0             0
Cash generated from other...          0             0             0             0             0
Cash generated from
 operations, sales,
 refinancing and other......  1,784,343     3,895,420     5,664,282     5,211,896     6,429,068
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4)...................    551,330     4,802,863     5,476,956     5,526,795     5,562,850
 -- from sales and
  refinancing...............          0             0             0             0             0
Cash generated (deficiency)
 after cash distributions...  1,233,013      (907,443)      187,326      (314,899)      866,218
Less: Special items.........          0             0             0             0             0
Cash generated (deficiency)
 after cash distributions
 and special items..........  1,233,013      (907,443)      187,326      (314,899)      866,218
Tax and Distribution Data
 Per $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss).... $    12.64   $     39.38   $     42.30   $     39.24   $     49.81
  Capital gain..............
  Other.....................          0             0          0.03(1)           0            0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income......      20.12         49.07         49.57         42.79         58.07
  -- Return of capital......          0         22.98         32.65         40.23         25.49
 Source (on cash basis):
  -- Sales..................          0             0             0             0             0
  -- Refinancing............          0             0             0             0             0
  -- Operations.............      20.12         72.05         82.22         83.02         83.56
Amount (in percentage terms)
 remaining invested in
 program properties at the
 end of the last year
 reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).....        N/A           N/A         99.99%        99.99%        99.99%

                                                     CPA(R):9                                          CPA(R):10
                              -------------------------------------------------------   ---------------------------------------
                                 1994          1995          1996            1997          1990         1991           1992
                              -----------   -----------   -----------     -----------   ----------   -----------    -----------
Gross Revenues..............  $11,612,360   $11,946,610   $12,074,578     $11,986,186   $1,783,676   $11,169,869    $15,889,968
Profit on sale of
 properties.................          N/A           N/A        45,066(11)         N/A          N/A           N/A            N/A
Other.......................      669,020      (535,337)(6)     658,416(9)   687,423(9)        N/A           N/A            N/A
Write-down of property......                                                      N/A
Extraordinary charge........     (480,000)(4)         N/A         N/A             N/A          N/A       (40,818)(2)         N/A
Less:
 Operating expenses.........      949,925       998,762       564,905       1,415,642      393,287     1,358,840      2,241,255
 Interest expense...........    5,726,296     5,525,604     5,360,760       5,121,709      711,223     5,149,717      7,460,861
 Depreciation...............    1,697,599     1,697,599     1,677,253       1,450,319      230,176     1,242,512      1,756,126
 Minority Interest..........          N/A           N/A           N/A               0       72,594       492,191        570,880
Net Income-GAAP Basis.......    3,427,560     3,189,308     5,175,142       4,685,939      376,396     2,885,791      3,860,846
Taxable Income (Loss):
 -- from operations.........    3,030,197     3,805,214     4,431,434       4,410,918      452,075     2,958,235      3,059,213
 -- from gain on sale.......                                  106,024      (1,037,083)
 -- from other..............            0             0             0               0            0             0              0
 -- from extraordinary
  charge....................            0             0             0               0            0       (40,818)(2)           0
Cash generated from
 operations.................    5,807,477     5,921,560     6,162,302       6,568,323      496,208     4,881,135      6,071,495
Cash generated from sales...            0             0       324,126(11)           0            0             0              0
Cash generated from
 refinancing................            0             0             0               0            0             0              0
Cash generated from other...      484,044       463,274(7)     388,329(7)     350,364            0             0              0
Cash generated from
 operations, sales,
 refinancing and other......    6,291,521     6,384,834     6,874,757       6,918,687      496,208     4,881,135      6,071,495
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4)...................    5,589,709     5,616,322     5,643,736       6,779,152            0     4,266,821      5,860,479
 -- from sales and
  refinancing...............            0             0             0               0            0             0              0
Cash generated (deficiency)
 after cash distributions...      701,812       768,512     1,231,021         139,535      496,208       614,314        211,016
Less: Special items.........            0             0             0               0            0             0              0
Cash generated (deficiency)
 after cash distributions
 and special items..........      701,812       768,512     1,231,021         139,535      496,208       614,314        211,016
Tax and Distribution Data
 Per $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss)....  $     45.51   $     57.16   $     66.56     $     66.25   $     9.38   $     40.42    $     42.39
  Capital gain..............                                        0          (15.58)
  Other.....................            0             0             0               0            0          0.00              0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income......        51.48         47.90         77.73           70.38            0         45.13          53.49
  -- Return of capital......        32.48         36.45          7.04           31.44            0         21.60          27.71
 Source (on cash basis):
  -- Sales..................            0             0             0               0            0             0              0
  -- Refinancing............            0             0             0               0            0             0              0
  -- Operations.............        83.96         84.36         84.77          101.82            0        101.82          81.20
Amount (in percentage terms)
 remaining invested in
 program properties at the
 end of the last year
 reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).....        99.99%        99.99%        92.90%          92.90%         N/A           N/A            N/A

                                                            CPA(R):10
                              ----------------------------------------------------------------------
                                 1993          1994          1995           1996            1997
                              -----------   -----------   -----------    -----------     -----------
Gross Revenues..............  $16,128,694   $16,386,307   $16,131,750    $15,505,748     $14,665,622
Profit on sale of
 properties.................          N/A     1,177,284(5)         N/A     1,051,823(13)    (362,038)(14)(16)
Other.......................    1,478,086     1,529,736     1,595,406(9)   1,718,797(9)    1,806,760(9)
Write-down of property......                               (7,519,431)(8)  (1,753,139)(12)         N/A
Extraordinary charge........          N/A      (253,902)
Less:
 Operating expenses.........    2,511,268     2,894,710     2,887,021      3,030,780       3,850,490(15)
 Interest expense...........    8,082,223     8,151,222     8,310,440      7,911,209       3,277,006
 Depreciation...............    1,944,589     1,945,769     1,967,631      2,007,557       6,467,266
 Minority Interest..........      587,472       599,839    (1,881,218)       583,283       2,023,890
Net Income-GAAP Basis.......    4,481,228     5,247,885    (1,076,149)     2,990,400         607,472
Taxable Income (Loss):
 -- from operations.........    2,697,330     2,618,952     3,778,032      3,529,835       7,585,200
 -- from gain on sale.......                                                 129,811       6,100,391
 -- from other..............            0       823,905             0                              0
 -- from extraordinary
  charge....................            0             0             0              0               0
Cash generated from
 operations.................    6,284,822     6,311,466     6,263,624      6,656,840       6,481,196
Cash generated from sales...            0             0     5,122,501(10)   7,781,582(13)   1,480,259(14)
Cash generated from
 refinancing................            0             0             0              0               0
Cash generated from other...            0             0             0              0               0
Cash generated from
 operations, sales,
 refinancing and other......    6,284,822     6,311,466    11,386,125     14,438,422       7,961,455
Less: Cash distribution to
 investors:
 -- from operating cash
  flow(4)...................    5,916,386     5,950,669     5,975,481      5,981,514       5,294,000
 -- from sales and
  refinancing...............            0             0             0              0               0
Cash generated (deficiency)
 after cash distributions...      368,436       360,797     5,410,644      8,456,908       2,667,455
Less: Special items.........            0             0             0              0               0
Cash generated (deficiency)
 after cash distributions
 and special items..........      368,436       360,797     5,410,644      8,456,908       2,667,455
Tax and Distribution Data
 Per $1000 Invested
 Federal Income Tax Results:
  Ordinary income (loss)....  $     37.37   $     36.29   $     52.35    $     48.98     $     84.65
  Capital gain..............                                                    1.80               0
  Other.....................            0         11.42             0              0               0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income......        62.09         72.71        (14.93)         41.50           73.46
  -- Return of capital......        19.88          9.74         97.81          41.50               0
 Source (on cash basis):
  -- Sales..................            0             0             0              0               0
  -- Refinancing............            0             0             0              0               0
  -- Operations.............        81.98         82.45         82.88          83.00           73.46
Amount (in percentage terms)
 remaining invested in
 program properties at the
 end of the last year
 reported in the Table
 (original total acquisition
 cost of properties retained
 divided by original total
 acquisition cost of all
 properties in program).....          100%        93.93%        93.93%         82.27%          81.45%

                              TABLE III (10 OF 10)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                           CIP(R)
                                                              ----------------------------------------------------------------
                                                                1991         1992         1993          1994          1995
                                                                ----         ----         ----          ----          ----
Gross Revenues..............................................  $  92,097   $5,306,275   $17,637,235   $25,958,329   $29,238,322
Profit (loss) on sale of properties.........................                                    NA     1,535,763(2)           0
Other.......................................................                             1,478,086     1,613,451     2,800,337(4)
Extraordinary charge........................................                                    NA            NA      (401,269)(3)
Write-down of property......................................
Less:
 Operating expenses.........................................    207,640    1,638,870     3,456,274     4,490,683     5,654,751
 Interest expense...........................................     22,790    1,338,083     6,652,011    11,027,689    13,512,254
 Depreciation...............................................      9,799      312,609     1,018,886     1,514,114     2,493,366
 Minority Interest..........................................                                     0       459,583       748,841
Net Income (Loss) -- GAAP Basis.............................   (148,132)   2,016,713     7,990,823    11,615,474     9,228,178
Taxable Income (Loss):
 -- from gain on sale.......................................
 -- from operations.........................................   (148,132)   1,880,687     6,450,406     7,806,855     9,638,818
 -- from other..............................................                                     0             0             0
 -- from extraordinary charge...............................                                     0             0             0
Cash generated from operations..............................     73,399    2,913,159             0    12,086,809    13,008,549
Cash generated from sales...................................                                     0    12,008,853     5,927,217(5)
Cash generated from refinancing.............................                                     0       160,000
Cash generated from other...................................                                     0             0     2,003,099(4)
Cash generated from operations, sales, refinancing and
 other......................................................     73,399            0    10,717,806    24,255,662    20,938,865
Less: Cash distribution to investors:
 -- from operating cash flow(1).............................               2,915,819     8,122,156    11,358,858    11,452,669
 -- from sales and refinancing..............................                                     0             0             0
Cash generated (deficiency) after cash distributions........     73,399       (2,660)    2,595,650    12,896,804     9,486,196
Less: Special items.........................................                                     0             0             0
Cash generated (deficiency) after cash distributions and
 special items..............................................     73,399       (2,660)    2,595,650    12,896,804     9,486,196
Tax and Distribution Data Per $1000 Invested
  Federal Income Tax Results:
 Ordinary income (loss).....................................  $  (84.90)  $    29.24   $     52.14   $     55.10   $     68.09
 Capital Gain...............................................
 Other......................................................                                     0             0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................                   31.35         64.59         80.17         65.19
 -- Return of capital.......................................                   13.98          1.06             0         15.71
 Source (on cash basis):
 -- Sales...................................................                                     0             0             0
 -- Refinancing.............................................                                     0             0             0
 -- Operations..............................................                   45.33         65.65         80.17         80.90
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................        N/A          N/A           N/A           N/A           N/A

                                                                         CIP(R)
                                                              -----------------------------
                                                                 1996              1997
                                                                 ----              ----
Gross Revenues..............................................  $32,546,638       $34,247,395
Profit (loss) on sale of properties.........................       (7,630)(6)      (343,963)(8)(10)
Other.......................................................    3,633,869(4)(7)   3,109,120(4)
Extraordinary charge........................................     (275,000)(3)       427,448(9)
Write-down of property......................................   (1,753,455)
Less:
 Operating expenses.........................................    6,022,323         7,942,880
 Interest expense...........................................   14,241,203        14,202,295
 Depreciation...............................................    2,968,173         3,435,128
 Minority Interest..........................................      766,582           773,317
Net Income (Loss) -- GAAP Basis.............................   10,146,141        11,086,326
Taxable Income (Loss):
 -- from gain on sale.......................................                         81,144
 -- from operations.........................................   10,048,321        11,157,568
 -- from other..............................................      656,796                 0
 -- from extraordinary charge...............................            0                 0
Cash generated from operations..............................   15,346,178        14,953,605
Cash generated from sales...................................    2,044,260(6)      1,194,272(8)
Cash generated from refinancing.............................           --                --
Cash generated from other...................................      835,243(7)             --
Cash generated from operations, sales, refinancing and
 other......................................................   18,225,681        16,147,877
Less: Cash distribution to investors:
 -- from operating cash flow(1).............................   12,488,221        13,681,539
 -- from sales and refinancing..............................            0                 0
Cash generated (deficiency) after cash distributions........    5,737,460         2,466,338
Less: Special items.........................................            0                 0
Cash generated (deficiency) after cash distributions and
 special items..............................................    5,737,460         2,466,338
Tax and Distribution Data Per $1000 Invested
  Federal Income Tax Results:
 Ordinary income (loss).....................................  $     63.43       $     64.87
 Capital Gain...............................................         4.15               .47
 Other......................................................            0                 0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................        64.05             64.46
 -- Return of capital.......................................        14.79             15.09
 Source (on cash basis):
 -- Sales...................................................            0                 0
 -- Refinancing.............................................            0                 0
 -- Operations..............................................        78.84             79.55
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................          N/A               N/A

                                                                                        CPA(R):12
                                                              --------------------------------------------------------------
                                                               1993       1994        1995          1996            1997
                                                               ----       ----        ----          ----            ----
Gross Revenues..............................................  $ 2,558   $465,327   $3,993,647    $11,433,627    $ 25,313,419
Profit (loss) on sale of properties.........................                                              --
Other.......................................................             554,571    1,322,990(11)   2,042,400(11)    2,086,993(11)
Extraordinary charge........................................                                              --
Write-down of property......................................                               --
Less:
 Operating expenses.........................................    5,211    900,393    1,551,098      2,792,846       5,074,248
 Interest expense...........................................             147,256    1,260,189      3,525,774       6,499,865
 Depreciation...............................................                          390,307        947,206       3,022,683
 Minority Interest..........................................
Net Income (Loss) -- GAAP Basis.............................   (2,653)   (27,751)   2,115,043      6,210,201      12,803,616
Taxable Income (Loss):
 -- from gain on sale.......................................                                              --           6,900
 -- from operations.........................................   (2,653)   390,164    2,375,613      5,670,787      15,389,092
 -- from other..............................................
 -- from extraordinary charge...............................                                              --
Cash generated from operations..............................    2,807    591,308    3,661,087      7,747,104      19,955,591
Cash generated from sales...................................                        1,375,000(11)          --    138,960,203
Cash generated from refinancing.............................
Cash generated from other...................................
Cash generated from operations, sales, refinancing and
 other......................................................    2,807    591,308    5,036,087      7,747,104     158,915,794
Less: Cash distribution to investors:
 -- from operating cash flow(1).............................                        2,350,687      6,779,669      15,081,819
 -- from sales and refinancing..............................                                              --              --
Cash generated (deficiency) after cash distributions........    2,807    591,308    2,685,400        967,435     143,833,975
Less: Special items.........................................                                              --
Cash generated (deficiency) after cash distributions and
 special items..............................................    2,807    591,308    2,685,400        967,435     143,833,975
Tax and Distribution Data Per $1000 Invested
  Federal Income Tax Results:
 Ordinary income (loss).....................................  $  (.13)  $  14.36   $    59.14    $     54.71    $      54.44
 Capital Gain...............................................                                                             .02
 Other......................................................
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.......................................                       $    52.66    $     59.91    $      45.30
 -- Return of capital.......................................                             5.87           5.49            8.06
 Source (on cash basis):
 -- Sales...................................................
 -- Refinancing.............................................
 -- Operations..............................................                            58.53          65.40           53.36
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................      N/A        N/A          N/A            N/A             N/A

                             FOOTNOTES TO CPA(R):1

(1) Results from the sale of a one acre portion of the land which was a part of the property net leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.

(2) Results from the sale of 11.37 acres of land which was a part of the property net leased to the Gap Stores, Inc.

(3) Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.

(4) Represents write-down of the 2400 Industrial Lane Property.

(5) Results from the sale of properties net leased to Kobacker Stores, Inc.

(6) Result of refinancing mortgage loan on property leased to the Gap Inc.

(7) Results from the sale of the property net leased to Winn-Dixie Stores, Inc.

(8) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(9) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

                               NOTES TO CPA(R):1

(1) CPA(R):1 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $27.66 and April, 1998 -- $18.00.

                             FOOTNOTES TO CPA(R):2

(1) Results from the sale of 3,441 square feet of land net leased to G.D. Searle & Co. and sale of the property net leased to General Refractories Company.

(2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.

(3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(5) Results from the sale of properties leased to Heekin Can, Inc.

(6) In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.

(7) Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.

(8) Represents write-down of the Moorestown, N.J. property.

(9) Represents write-down of the Reno, Nevada property.

                                 NOTES TO CPA(R):2

(1) CPA(R):2 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $27.38 and April, 1998 -- $12.94.

                               FOOTNOTES TO CPA(R):3

 (1) Results from the sale of properties net leased to Commodities Corporation and Knudsen Corporation.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net leased to The Leslie Fay Company.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.

 (6) Represents write-down of the Moorestown, N.J. property.

 (7) Represents write-down of the Reno, Nevada property.

 (8) Represents write-down of the Leslie Fay property to net sales proceeds.

 (9) Results of settlement with Leslie Fay.

(10) Represents sales proceeds of property in Wilkes Barre, Pennsylvania.

                               NOTES TO CPA(R):3

 (1) CPA(R):3 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $26.38 and April
     1998 -- $25.00.

                             FOOTNOTES TO CPA(R):4

 (1) Results from the sale of properties net leased to Knudsen Corporation.

 (2) Represents writedown of Beaumont, Texas property, formerly net leased to Gulf Consolidated Services, Inc.

 (3) Represents gain on restructuring of debt on Beaumont, Texas property formerly net leased to Gulf Consolidated Services, Inc.

 (4) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Simplicity Manufacturing, Inc.

 (5) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Brodart Co.

 (6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (7) Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.

 (8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (9) Represents extinguishment of debt on the property located in Beaumont, Texas.

(10) Results from sale of property net leased to Genesco, Inc.

(11) Includes equity income and net hotel operating results for 1996.

(12) Results from the exchange of a hotel property in Kenney, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

(13) Represents writedown of the property net leased to Simplicity Manufacturing, Inc.

(14) Represents equity income for 1997.

                               NOTES TO CPA(R):4

 (1) CPA(R):4 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $52.68; April, 1998 -- $24.64 and a liquidating distribution of $120.38.

                             FOOTNOTES TO CPA(R):5

 (1) Represents sale of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (2) Represents exchange of property net leased to Industrial General
     Corporation.

 (3) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Pace Membership Warehouse, Inc.

 (4) Represents write-down of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (5) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (6) Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net leased to Industrial General Corporation.

 (7) Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.

 (8) Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.

 (9) Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.

(10) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(11) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(12) Results from the settlement and lease termination agreement for the hotel properties in Michigan.

(13) Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.

(14) Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.

(15) Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.

(16) Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.

(17) Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.

(18) Represents sale of property in Hodgkins, Illinois leased to GATX Logistics, Inc., property in Helena, Montana and a hotel property in Rapid City, South Dakota.

(19) Represents write-down of hotel property in Rapid City, South Dakota. A special distribution of $792,400 was declared and paid in January 1997.

(20) Results from foreclosure on the properties net leased to Arley Merchandise Corporation.

(21) Represents writedown of properties net leased to Arley Merchandise Corporation.

                               NOTES TO CPA(R):5

 (1) CPA(R):5 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $20.22 and April -- $16.68 and a liquidating distribution of $46.48.

                                FOOTNOTES TO CPA(R):6

(1) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

(2) Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.

(3) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(4) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(5) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(6) Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.

(7) Result from the sale of two properties leased to Autozone, Inc.

                               NOTES TO CPA(R):6

(1) CPA(R):6 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $43.09 and April, 1998 -- $24.40.

                               FOOTNOTES TO CPA(R):7

 (1) Results from the sale of approximately 10 acres of land which was a portion of the property net leased to Emb-Tex Corporation.

 (2) Represents write-down of 10 properties formerly net leased to Yellow Front Stores, Inc.

 (3) Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.

 (4) Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.

 (5) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (6)To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (7) Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.

 (8) Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.

 (9) Represents write-down of the Jupiter and Plant City, Florida properties.

(10) Results from sale of properties leased to Mid-Continent, Bottlers, Inc.

(11) Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.

(12) Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.

(13) Result of sale of the Jupiter, Florida Property.

(14) Represents writedown of Monte Vista, Colorado property.

(15) Represents earnings from discontinued operations and loss from equity investments.

(16) Represents cash distributed from equity investments.

(17) Result of sale of property in Denham Springs, Louisiana leased to AutoZone, Inc. and a property in Monte Vista, Colorado formerly leased to Yellow Front Stores, Inc.

(18) Represents writedown on properties net leased to Swiss M-Tex, L.P.

(19) Represents equity income for 1997.

                               NOTES TO CPA(R):7

(1) CPA(R):7 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $5.07 and April, 1998 -- $18.34, and a liquidity distribution of $50.63.

                             FOOTNOTES TO CPA(R):8

(1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

(2) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

(3) Results from the refinancing of property leased to Detroit Diesel
    Corporation.

(4) Includes of equity income for 1993, 1994, 1995 and 1996 income (loss) and hotel operating results for 1996.

(5) Results from the exchange of a hotel property in Kennes, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

(6) Results from the sale of two properties leased to Furon Company.

(7) Represents equity income for 1997.

                               NOTES TO CPA(R):8

(1) CPA(R):8 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $10.96 and April, 1998 -- $22.06, and a liquidating distribution of $56.63.

                       FOOTNOTES TO CPA(R):9 & CPA(R):10

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to K mart Corporation.

 (3) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (4) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (5) Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.

 (6) Represents write-off of investment in Limited Partnership and income from Equity investments.

 (7) Represents cash distributions from Equity investments in excess of income.

 (8) Represents write-down of the Stamford, Connecticut property.

 (9) Results of Equity investments for 1993, 1994, 1995 and 1996.

(10) Results of sale of Data Documents property.

(11) Results from the sale of two properties leased to Furon Company.

(12) Represents write-down of the Harvest Foods, Inc. properties.

(13) Results from the sale of properties leased to Safeway Stores Incorporated, Empire of America Realty Credit Corp. and Best Buy Co., Inc.

(14) Results from the sale of Enviro Works, Inc. securities, and the sale of properties formerly leased to Harvest Foods, Inc.

(15) Results from the transfer of CPA:10's general partnership interest in Hope Street Connecticut to CPA:9 and the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(16) Results include subordinated disposition fees.

                         NOTES TO CPA(R):9 & CPA(R):10

(1) CPA(R):9 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: December, 1997 -- $18.74 and April, 1998 -- $21.28.

(2) CPA(R):10 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1998 -- $17.61 and April, 1998 -- $17.63.

                        FOOTNOTES TO CIP(R) & CPA(R):12

 (1) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (2) Results from sale of property leased to Data Documents, Inc.

 (3) Result of refinancing mortgage loans on property leased to TBWA Chait/Day.

 (4) Results of Equity Investments for 1993, 1994, 1995 and 1996 income (loss) and cash distributed.

 (5) Results of Sale of Data Documents property.

 (6) Loss on sale of properties based to Safeway Stores, Incorporated.

 (7) Gain on sale of 22,500 Garden Ridge Corporation common stock warrants.

 (8) Results of sale of properties formerly leased to Harvest Foods, Inc.

 (9) Gain on the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(10) Results include subordinated disposition fees.

(11) Results of equity investments income (loss) and cash distributed.

                          NOTES TO CIP(R) & CPA(R):12

(1) CIP(R) made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1998 -- $20.60; and April, 1998 -- $20.62.

(2) CPA(R):12 made quarterly distributions in the following amounts per $1,000 invested on the dates specified: January, 1998 -- $20.23 and April, 1998 -- $20.25.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                CPA(R):1      CPA(R):2      CPA(R):3      CPA(R):4        CPA(R):5        CPA(R):6      CPA(R):7
                               -----------   -----------   -----------   -----------     -----------     -----------   -----------
Dollar Amount Raised.........  $20,000,000   $27,500,000   $33,000,000   $42,784,000     $56,600,000     $47,930,000   $45,274,000
Number of Properties
  Purchased..................           24            19            17            12              36              54            53
Date of Closing of
  Offering...................      9/30/79       9/23/80       5/13/82       6/16/83         3/31/84         2/13/85       9/17/87
Date of First Sale of
  Property...................       6/6/89       7/15/86      10/22/86      10/22/86        12/31/87         4/28/95       12/3/93
Date of Final Sale of
  Property(1)................       1/1/98        1/1/98        1/1/98        1/1/98          1/1/98          1/1/98        1/1/98
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)...  $    547.51   $  1,044.25   $  1,844.85   $    678.36     $    300.55     $    649.69   $    629.58
      -- from operations.....         0.00          0.00          0.00         (0.33)           0.00            0.00          0.00
    Capital Gain (loss)......  $     11.34   $    858.72   $    105.88   $    109.97     $    354.66     $      0.00   $    291.18
      -- Other...............  $      0.00   $      0.00   $      0.00   $      0.00     $     43.48     $      0.54   $     21.14
Cash Distributions to
  Investors
  Source (on Gaap basis)
    -- Investment Income.....       765.68      2,069.50      2,115.01      1,405.10          928.11        1,017.83        636.60
    -- Return of Capital.....     1,517.49      1,524.35      1,832.07      1,591.09        1,136.70        1,509.79      1,441.83
  Source (on Cash basis)
    -- Sales.................     1,051.80      1,818.20      1,677.00      1,358.60          734.80        1,380.60      1,107.80
    -- Refinancing...........         0.00          0.00          0.00          0.00            0.00            0.00         10.46
    -- Operations............     1,231.37      1,775.65        100.00      1,542.63        1,330.01        1,147.02        941.13
    -- Other.................         0.00          0.00      1,935.48          0.00            0.00            0.00          0.00

                                CPA(R):8        CPA(R):9
                               -----------     -----------
Dollar Amount Raised.........  $67,749,000     $59,990,000
Number of Properties
  Purchased..................           47              33
Date of Closing of
  Offering...................      6/30/89         4/30/91
Date of First Sale of
  Property...................      4/15/94          9/5/96
Date of Final Sale of
  Property(1)................       1/1/98          1/1/98
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)...  $    595.28     $    418.85
      -- from operations.....         0.00            0.00
    Capital Gain (loss)......  $      0.00     $    (15.58)
      -- Other...............  $     (0.21)    $      0.03
Cash Distributions to
  Investors
  Source (on Gaap basis)
    -- Investment Income.....       692.73          467.11
    -- Return of Capital.....     1,480.42        1,281.36
  Source (on Cash basis)
    -- Sales.................     1,391.00        1,052.60
    -- Refinancing...........         0.00            0.00
    -- Operations............       782.15          695.89
    -- Other.................         0.00            0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

(2) Assumes $20 value for the shares of Carey Diversified LLC distributed in connection with the consolidation of the CPA(R) Partnerships.

                                    TABLE V
          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 1997

     Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 1994. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS.

                                                                             SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                                              -----------------------------------------------------
                                                                                                            PURCHASE
                                                                                 CASH                        MONEY      ADJUSTMENTS
                                                                               RECEIVED       MORTGAGE      MORTGAGE     RESULTING
                                                                                NET OF         BALANCE       TAKEN         FROM
                                                       DATE       DATE OF       CLOSING        AT TIME      BACK BY     APPLICATION
                     PROPERTY                        ACQUIRED      SALE          COSTS         OF SALE      PROGRAM       OF GAAP
                     --------                        --------     -------      --------       --------      --------    -----------
G.D. Searle and Co.(1).............................   5/15/80       1/4/94    $   124,615    $         0       0           None
Plant City, Florida(2).............................   3/31/89      4/15/94      1,200,000              0       0           None
Jefferson, Georgia(3)..............................   3/31/89       8/5/94        844,778              0       0           None
Mid Continental Bottlers, Inc.(4)..................  12/31/86     10/14/94     13,904,680      3,895,320       0           None
Pace Membership Warehouse, Inc.(5).................   8/12/86     11/10/94      3,639,563      3,290,437       0           None
Pace Membership Warehouse, Inc.(6).................  12/23/92     11/10/94      3,466,100      3,500,000       0           None
Data Documents, Inc.(7)............................   3/18/93     11/28/94      7,710,740      7,721,000       0           None
Industrial General Corporation(8)..................   8/30/85     12/30/94          4,062        645,938       0           None
Industrial General Corporation(12).................   8/30/85      9/14/95        466,961      2,920,401       0           None
Liberty Fabrics of New York(13)....................    1/3/84      12/3/95      5,509,000      3,850,000       0           None
Genesco, Inc.(14)..................................    6/2/83      6/30/95      9,477,492      5,722,508       0           None
Jupiter, Florida(15)...............................  12/11/86     12/20/95      1,546,020      2,602,883       0           None
Leslie Fay Company(16).............................   4/30/82      1/10/96     14,053,816              0       0           None
Helena, Montana(17)................................    5/1/85      1/19/96      1,741,261      2,866,324       0           None
Autozone, Inc.(18).................................    5/2/86      1/26/96              0        627,106       0           None
Safeway Stores, Inc.(19)...........................  12/19/91      1/26/96      4,649,270              0       0           None
                                                                 & 2/15/96
Autozone, Inc.(20).................................   8/24/87      2/12/96        431,779              0       0           None
Monte Vista, Colorado(21)..........................   1/29/88      2/14/96        186,090              0       0           None
Empire of America Credit Corp.(22).................   6/28/91      3/15/96      3,583,013      4,442,872       0           None
GATX Logistics, Inc.(23)...........................    6/7/86       4/9/96      9,428,270      3,208,526       0           None
Best Buy Co. Inc.(24)..............................  10/16/92      5/16/96      1,593,559      1,509,371       0           None
Furon Company(25)..................................   1/29/90       9/9/96        478,626        892,180       0           None
Rapid City, South Dakota(26).......................   4/24/85      10/1/96       (290,728)     4,505,000       0           None
Kobacker Stores, Inc.(27)..........................   1/17/79     10/17/96        216,451        139,507       0           None
Winn-Dixie Stores, Inc.(28)........................  12/28/79      8/11/97      1,042,200              0       0           None
Harvest Foods, Inc.(29)............................   2/21/92       9/3/97      2,388,544              0       0           None
                                                                 & 9/30/97
Arley Merchandise Corporation(30)..................   7/13/84     11/17/97              0      4,754,940       0           None
Swiss M-Tex, L.P.(31)..............................   8/26/87     11/26/97        200,000              0       0           None
                                                                              -----------    -----------
                                                                              $87,596,162    $57,094,313       0             --
                                                                              ===========    ===========


                                                                           COST OF PROPERTIES INCLUDING
                                                                            CLOSING AND SOFT COSTS(11)

                                                       SELLING
                                                      PRICE NET
                                                      OF CLOSING
                                                      COSTS AND
                                                         GAAP
                                                      ADJUSTMENTS
                                                     ------------                                    TOTAL
                                                                                                  ACQUISITION          EXCESS
                                                                                                     COST,          (DEFICIENCY)
                                                        TOTAL                                       CAPITAL         OF OPERATING
                                                      PROCEEDS       ORIGINAL       ORIGINAL      IMPROVEMENT,     RECEIPTS OVER
                                                      RECEIVED        EQUITY        MORTGAGE      CLOSING AND           CASH
                     PROPERTY                         FROM SALE     INVESTMENT      FINANCING      SOFT COSTS     EXPENDITURES(9)
                     --------                         ---------     ----------      ---------     ------------    ---------------
G.D. Searle and Co.(1).............................  $   124,615    $   218,038    $         0    $    218,038      $   249,998
Plant City, Florida(2).............................    1,200,000        934,075      1,370,064       2,304,139          964,989
Jefferson, Georgia(3)..............................      844,778        893,466      1,310,496       2,203,962          855,611
Mid Continental Bottlers, Inc.(4)..................   17,800,000      4,945,126      5,040,000       9,985,126       10,004,008
Pace Membership Warehouse, Inc.(5).................    6,930,000      2,433,500      3,400,000       5,833,500        2,485,104
Pace Membership Warehouse, Inc.(6).................    6,966,100      3,149,314      3,500,000       6,649,314          439,632
Data Documents, Inc.(7)............................   15,431,740      5,455,634      8,000,000      13,455,634          941,446
Industrial General Corporation(8)..................      650,000        759,902        777,352       1,537,254        1,143,549
Industrial General Corporation(12).................    3,387,362      3,055,324      3,124,940       6,180,264        4,596,363
Liberty Fabrics of New York(13)....................    9,359,000      2,500,000      4,500,000       7,000,000        6,139,226
Genesco, Inc.(14)..................................   15,200,000      5,102,128      6,600,000      11,702,128       12,865,450
Jupiter, Florida(15)...............................    4,148,903      2,766,322      4,000,000       7,855,572        1,207,991
Leslie Fay Company(16).............................   14,053,816      4,000,000      5,400,000       9,400,000       17,810,804
Helena, Montana(17)................................    4,607,585      4,012,908      2,937,500       6,950,408        4,923,483
Autozone, Inc.(18).................................      627,106        242,508        280,136         522,644          254,234
Safeway Stores, Inc.(19)...........................    4,649,270      5,541,790              0       5,541,790        1,852,277
Autozone, Inc.(20).................................      431,779        357,050              0         357,050          303,583
Monte Vista, Colorado(21)..........................      186,090        259,422        358,869         618,291           96,429
Empire of America Credit Corp.(22).................    8,025,885      2,830,000      4,500,000       7,463,792        1,571,108
GATX Logistics, Inc.(23)...........................   12,636,796      8,780,378      3,500,000      12,280,378       16,661,862
Best Buy Co. Inc.(24)..............................    3,102,930        835,000      1,600,000       2,538,839          520,071
Furon Company(25)..................................    1,370,806        618,777        932,240       1,551,017          416,119
Rapid City, South Dakota(26).......................    4,214,272      3,100,000      6,800,000      10,515,701        3,470,494
Kobacker Stores, Inc.(27)..........................      355,958        166,882        211,949         378,831          209,139
Winn-Dixie Stores, Inc.(28)........................    1,042,200      1,101,904              0       1,101,904        1,708,409
Harvest Foods, Inc.(29)............................    2,388,544      1,026,210      1,593,224       2,619,434          509,403
Arley Merchandise Corporation(30)..................    4,754,940      2,808,555      5,000,000       7,808,555        3,241,515
Swiss M-Tex, L.P.(31)..............................      200,000        215,852        277,524         493,510               --(10)
                                                     -----------    -----------    -----------    ------------      -----------
                                                     $144,690,475   $68,110,065    $75,014,294    $145,067,075      $95,442,297
                                                     ===========    ===========    ===========    ============      ===========

                                   FOOTNOTES

 (1) On May 15, 1980, CPA(R):2 purchased an improved property and net leased it to G.D. Searle and Co. On January 4, 1994 the property was sold for $124,615, net of closing costs representing a loss of $93,423 over the $218,038 cost basis of the property.

 (2) On March 31, 1989 CPA(R):7 and CPA(R):8 purchased six improved properties and net leased them to NV Ryan L.P. with 37.037% and 62.963%, respectively. On April 15, 1994 the Plant City, Florida property was sold for $1,200,000 representing a loss of $1,104,139 over the $2,304,139 cost basis of the property.

 (3) On August 5, 1994 the Jefferson, Georgia property which was formerly leased to NV Ryan L.P. by CPA(R):7 and CPA(R):8 was sold for $844,778, net of closing costs representing a loss of $1,359,184 over the $2,203,962 cost basis of the property.

 (4) On December 31, 1986, CPA(R):7 purchased eight improved properties and net leased them to Mid-Continent Bottlers, Inc. and subsequently transferred the interest in one property to another tenant. On October 14, 1994, the remaining seven properties were sold for $17,800,000 representing a gain of $7,814,874 over the $9,985,126 cost basis of the property.

 (5) On August 12, 1986, CPA(R):5 purchased an improved property which was subsequently leased to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,930,000 net of closing costs representing a gain of $1,096,500 over the $5,833,500 cost basis of the property.

 (6) On December 23, 1992, CPA(R)10 purchased an improved property and net leased it to Pace Membership Warehouse, Inc. On November 10, 1994, the property was sold for $6,966,100 net of closing costs, representing a gain of $316,786 over the $6,649,314 cost basis of the property.

 (7) On March 18, 1993 CPA(R):10 and CIP(R) purchased five improved properties and net leased them to Data Documents, Inc. with 22.22% and 77.78% interests, respectively. On November 28, 1994, the properties were sold for $15,431,740 net of closing costs representing a gain of $1,976,706 over the $13,455,034 cost basis of the property.

 (8) On August 30, 1985, CPA(R):5 purchased seven improved properties and net leased them to Industrial General Corporation. On December 30, 1994, the Forrest City, Arkansas property was sold for $650,000 net of closing costs, representing a loss of $887,254 over the $1,537,254 cost basis of the property.

 (9) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned by the applicable Partnership. No amounts are presented for partial land sales since such amounts are negligible.

 (10) The property sold represented only a portion of the property owned by the partnership and no receipts or expenses have been separately allocated.

 (11) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs.

 (12) On August 30, 1985, CPA(R):5 purchased seven properties and net leased them to Industrial General Corporation. On September 14, 1995, the Bald Knob, Belville and Newbury port properties were sold for $3,387,362 net of closing cost, representing a loss of $2,792,902 over the $6,180,264 cost basis of the property.

 (13) On January 3, 1984, CPA(R):5 purchased properties in Gardensville, Virginia and in North Bergen, New Jersey and leased them to Liberty Fabrics. On December 31, 1995, CPA recognized a gain on sale of $2,359,000 in connection with the sale.

 (14) On June 2, 1983 CPA(R):4 purchased a property in Allentown, Pennsylvania and leased it to Genesco, Inc. On June 30, 1995 the property was sold for $15,200,000 net of closing costs representing a gain of $3,497,872 over the $11,702,128 costs basis of the property.

 (15) On December 11, 1986 CPA(R):7 purchased a food service facility. On December 20, 1995 the facility and operations were sold for $4,148,903 representing a loss of $3,706,669 over the $7,855,572 cost basis of the property.

 (16) On April 30, 1993, CPA(R):3 purchased a warehouse property in Wilkes-Barre, Pennsylvania and leased it to the Leslie Fay Company. On January 10, 1996 CPA(R):3 sold the property recognizing a gain of $4,653,816 over the cost basis of the property. Cash received net of closing cost of $14,303,816, included two lump sum payments of $7,200,000 and $5,000,000 from Leslie Fay in connection with settlement agreement regarding a purchase option which did not ultimately result in the sale of the property to Leslie Fay. A third purchased the property for $1,853,816, net of selling costs.

 (17) On May 1, 1985, CPA(R):5 purchased an office building in Helena, Montana and was assigned an existing net lease with IBM Corporation which subsequently reduced its occupancy from 100% to 40% leasable space. CPA(R):5 subsequently leased the remaining space to various other tenants. On January 19, 1996 CPA(R):5 recognized a loss of $2,342,023 over cost basis of the property.

 (18) On May 2, 1986 CPA(R):6 purchased property in Dalton, Georgia and Birmingham, Alabama and leased them to Autozone, Inc. On January 26, 1996 and April 26, 1996 the properties were sold for $627,106 net of selling cost. CPA(R):6 recognized gains on sales over the cost basis of the properties of $104,462 in connection with sales.

 (19) On December 19, 1991, CPA(R):10 and CIP(R) purchased three supermarkets subject to existing net leases with Safeway Stores, Inc. as tenants-in-common, each with 50% ownership interests. On January 26, 1996 and February 15, 1996 CPA(R):10 and CIP(R) sold the Glendale, Arizona and Escondido, California properties, respectively. CPA(R):10 and CIP(R) recognized a net loss on both sales of $892,250 over the cost basis of the properties.

 (20) On August 28, 1987, CPA(R):7 purchased seven improved properties and net leased them to Autozone, Inc. On February 12, 1996 the Denham Spring, Louisiana property and was sold for $431,779 representing a gain of $74,729 over the $357,050 cost basis of the property.

 (21) On January 29, 1988 CPA(R):7 purchased 10 improved properties and net leased them to Yellow Front Stores, Inc. The Yellow Front lease was ultimately terminated and the property was released. On February 14, 1996 the Monte Vista, Colorado property was sold for $186,090, net of closings costs representing a loss of $432,201 over the $618,291 cost basis of the property.

 (22) On June 28, 1991, CPA(R):10 purchased an office building occupied by Empire of America Realty Credit Corp. ("Empire") for $7,330,000 of which $4,500,000 was financed by a mortgage loan. On March 15, 1996, CPA(R):10 accepted Empire's purchase offer of $8,500,000 and recognized a net gain on sale of $562,093 over the original cost of the property.

 (23) On June 7, 1985, CPA(R):5 purchased a warehouse property in Hodgkins, Illinois which was net leased to General Motors Corporation. In November 1993, the General Motors Corporation lease terminated and CPA(R):5 entered into a new lease with GATX Logistics, Inc. On April 4, 1996, CPA(R):5 recognized a gain on sale of $356,418 over the cost basis of the property.

 (24) On October 16, 1992, CPA(R):10 purchased land and a retail store for $2,435,000 subject to an existing net lease with Sports Town, Inc. Best Buy Co., Inc. subsequently assumed the lease. CPA(R):10 obtained a $1,600,000 mortgage loan for this property in September 1993. On May 16, 1996, CPA(R):10 sold the retail store for $3,250,000 and recognized a gain of $564,091 over the original cost basis of the property.

 (25) On January 29, 1990 CPA(R):8 and CPA(R):9 purchased nine properties as tenants-in-common and leased them to the Furon Company. On September 9, 1996, two properties were sold in Liverpool, Pennsylvania and the other in Twinsburg, Ohio, CPA(R):8 and 9 recognized a loss of $189,211 over the cost basis of the two properties.

 (26) On April 24, 1985, CPA(R):5 purchased a hotel in Rapid City, South Dakota which it operated as a Holiday Inn. On October 1, 1996, the hotel property and its operations were sold for $4,105,000. CPA(R):5 recognized a loss of $6,301,429 over the cost basis of the property. The mortgage balance at the time of sale of $6,800,000 is presented net of sinking fund reserves of $2,295,000 which were applied as principal payments at the time of sale. The net cash received on sale was $290,728 less than the amount necessary to pay the remaining mortgage principal balance.

 (27) On January 17, 1979, CPA(R):1 purchased fifteen properties located in California, Ohio and Indiana and net leased these properties to Kobacker Stores, Inc. On October 17, 1996, Kobacker exercised options under the terms of its leases for properties in Eastlake and Cleveland, Ohio to purchase such properties for stated purchase prices of $165,000 and $200,000, respectively, resulting in a loss of $22,873 over the cost basis of the properties.

 (28) On December 28, 1979, CPA(R):1 purchased a supermarket in Louisville, Kentucky and net leased it to Winn-Dixie Stores, Inc. On August 11, 1997, CPA:1 sold the property and recognized a gain of $607,861.

 (29) On February 21, 1992, CPA:(R)10 and CIP(R) purchased as tenants-in-common, each with undivided 50% ownership interests, 13 supermarkets and two office buildings and entered into a master lease with Harvest Foods, Inc. In September 1997, CPA(R):10 and CIP(R) sold three properties and recognized a gain of $105,131 each.

 (30) On July 13, 1984, CPA(R):5 purchased two properties in Sumter and Columbia, South Carolina and net leased them to Arley Merchandise Corporation ("Arley"). In July 1997, the Arley lease was terminated by the Bankruptcy Court in connection with Arley's voluntary petition of bankruptcy. In May 1997, the lender on the limited recourse mortgage loan collateralized by the Arley properties made a demand for payment for the entire outstanding principal balance of the loan of $4,754,940. The lender initiated a lawsuit for the purpose of foreclosing on the Arley properties, which CPA(R):5 did not contest. On November 17, 1997, the ownership of the Arley properties was transferred to the lender and the loan obligation was canceled. In connection with the foreclosure, CPA(R):5 recognized a gain of $956,829 on the difference between liabilities forgiven and assets surrendered.

 (31) On August 26, 1987, CPA(R):7 purchased properties in Travelers Rest and Liberty, South Carolina and net leased them to Swiss M-Tex, L.P. On November 26, 1997, CPA(R):7 sold the Liberty property for $200,000. In connection with the sale, CPA(R):7 wrote down the Liberty property to an estimated net realizable value of $200,000 and incurred a charge of $139,999 on the writedown.

                                                                       EXHIBIT B

                                   [CPA LOGO]

                        CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED

                                   ORDER FORM

                                [SPECIMEN LOGO]

                          INSTRUCTIONS FOR COMPLETION
                            OF CPA(R):14 ORDER FORM

INSTRUCTIONS TO INVESTORS

    YOU MUST COMPLETE ALL ITEMS AND SIGN THE ORDER FORM IN ITEM 7. INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

     Item 1 Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.

     Item 2 Indicate the number of shares you are purchasing (250 Shares is the minimum for investors other than IRAs and KEOGHS; 200 Shares is the minimum for investors who are IRAs or KEOGHS (250 shares if you are resident of Iowa)) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with that of another investor for the purpose of obtaining a volume discount available to "single purchasers."

     Item 3 Please print name(s) in which Shares are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     Item 4 Provide mailing address of beneficiary of a Trust, IRA or KEOGH if so desired so that duplicate copies of shareholder reports can be sent to such beneficiary.

     Item 5  Provide dividend payment preference.

     Item 6 Print the two-letter abbreviation of your state of residence (if an IRA or KEOGH, state of residence of beneficiary).

     Item 7 You MUST sign the form in Item 7. Signature(s) must be witnessed and the date of signing must be inserted on the line provided.

     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE BROKER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO "THE U.S. TRUST COMPANY OF NEW YORK AS ESCROW AGENT" (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporation resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.

INSTRUCTIONS TO BROKERS

     Please be sure to verify all investor information on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED. Please verify that investors have signed Item 7.

     Please send check(s) payable to "The U.S. Trust Company of New York, as Escrow Agent" and completed Order Form(s) to The U.S. Trust Company of New York, 770 Broadway, 13th Floor, New York, New York 10003, Attention: Barbara Schoemig. For wiring instructions, contact The U.S. Trust Company of New York at 212-852-1665 prior to wiring funds.

                                [Specimen Logo]

                        CORPORATE PROPERTY ASSOCIATES 14
                                  INCORPORATED

                                   ORDER FORM

    The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 3 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and
(ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE:
CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 3 BELOW HAS BEEN CHECKED].

1.  FORM OF OWNERSHIP Mark only one box.

                                                              [ ]  IRA
[ ]  SINGLE PERSON
                                                              [ ]  KEOGH
[ ]  HUSBAND AND WIFE AS COMMUNITY PROPERTY
     (In Item 7, both signatures must appear)                 [ ]  PENSION OR PROFIT SHARING PLAN
[ ]  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP                 [ ]  TRUST (Trust Agreement MUST be enclosed)
     (In Item 7, both signatures must appear)                      ALL SECTIONS MUST BE FILLED IN
                                                                   Trustee name(s)
                                                                                   ------------------------
[ ]  TENANTS IN COMMON
                                                                 Trust date
                                                                            ----------------------
[ ]  A MARRIED PERSON SEPARATE PROPERTY (In Item 7,                        Month  Day  Year
     only one signature must appear)
                                                              [ ]  For the benefit of
[ ]  CUSTODIAN                                                                         --------------------
     Custodian for
                   ------------------------------             [ ]  OTHER
   Under Uniform Gift to Minors Act of the State
   of                                                         [ ]  ESTATE
       ---------------
[ ]  CORPORATION OR PARTNERSHIP                               [ ]  CHARITABLE REMAINDER TRUST
   (Corporate Resolution or Partnership Agreement MUST be
   enclosed)                                                  [ ]  NON-PROFIT ORGANIZATION

2.  PURCHASE INFORMATION

                 No. of Shares--minimum 250 (or                                  Dollar Amount
                    200 for an IRA or KEOGH)                                     of      $
                                                       ------------------------           ---------------------
                                                                                 Investment
                                                                                 ($10 per Share)

THIS IS AN (CHECK ONE): [ ] INITIAL INVESTMENT [ ] ADDITIONAL INVESTMENT IN THIS OFFERING
[ ] Check box if the Shares ordered are to be combined with an order of another investor for the purpose of obtaining volume discounts to "single purchasers." Name of other investor(s)
--------------------------------------------------------------------------------

3. INVESTOR INFORMATION Name(s) and address will be recorded exactly as printed below.

Name
     ---------------------------------------------------------------------------

Name
of Joint
Investor
         -----------------------------------------------------------------------

Address
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

City                        State                Zip Code
     ----------------------       --------------          ----------------------

Investor Business Phone Number
                                --------- --------- ------------
                                  [ ] Check box if you are a non-resident alien
                                  [ ] Check box if you are a U.S. citizen
                                      residing outside the U.S.
                                  [ ] Check box if you are subject to
                                      backup withholding
Investor Home Phone Number
                            --------- --------- ------------


---------------------------------          ---------------------------------          ---------------------------------
  Investor's Social Security No.                    Joint Investor's                               Taxpayer
                                                  Social Security No.                              ID. No.

Investor's Account Number with Broker Dealer
                                               ---------------------------------
(if any)

4. INVESTOR MAILING ADDRESS If you are investing through a Trust, IRA or KEOGH and want duplicate copies of shareholder reports sent to you, please complete.

Address
          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

City                          State                Zip Code
     ------------------------       -------------           --------------------

Account number (if any)                          Account name
                        ------------------------              ------------------

                        (REVERSE SIDE MUST BE SIGNED BY
                            BROKER AND BY INVESTOR)

                            DETACH ALONG PERFORATION

5. DIVIDEND PAYMENT OPTIONS: (NON-QUALIFIED PLANS) INVESTORS MAY CHOOSE EITHER OPTION A OR B.

A. Please indicate the address(es) to which dividends should be mailed. Dividends may be split on a percentage basis, between a maximum of two (2) payees.

                Destination 1:
 Company
         --------------------------------------
 Address
         --------------------------------------
         --------------------------------------
 City
       ----------------------------------------
 State                  Zip Code
      -----------------         ---------------
 Account number (if any)
                         ----------------------
 Account name
              ---------------------------------




                 Destination 2:
Company
       ----------------------------------------
Address
       ----------------------------------------
       ----------------------------------------
City
       ----------------------------------------
State                 Zip Code
       --------------    ----------------------
Account number (if any)
                       ------------------------
Account name
            -----------------------------------

* Percentage amount listed above must equal 100%.

B. AUTOMATIC DEPOSITS--Please include a voided check or savings deposit slip.
I authorize Imperial Bank to initiate variable entries to my checking or savings account. This authority will remain in effect until I notify the CPA(R):14 Investor Relations Department or Resource/Phoenix, the transfer agent for CPA(R):14, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation.

Financial Institution Name and Address
                                      -----------------------------------------

Account Type (circle one):         Checking         Savings        Other

Account Number                          Bank ABA Routing Number
              ------------------------                         ----------------

6.  STATE OF RESIDENCE
                      ------

7.  SIGNATURE OF INVESTOR(S)
   Signature of investor is required.

------------------------------
      SIGNATURE OF WITNESS

------------------------------
     SIGNATURE OF INVESTOR

------------------------------
DATE



------------------------------
      SIGNATURE OF WITNESS

SPECIMEN.EPS
------------------------------
     SIGNATURE OF INVESTOR

------------------------------
DATE



8.  BROKER/DEALER INFORMATION    THE BROKER MUST SIGN BELOW TO COMPLETE ORDER.
                                 BROKER HEREBY WARRANTS THAT IT IS A DULY
                                 LICENSED BROKER AND MAY LAWFULLY SELL SHARES IN
                                 THE STATE DESIGNATED AS THE INVESTOR'S
                                 RESIDENCE.

Licensed Firm Name
                  --------------------------------------------------------------

Broker Name
           ---------------------------------------------------------------------

Broker Mailing Address
                      ----------------------------------------------------------

City                             State               Zip Code
    ----------------------------       -------------         -------------------


Broker Number                                 Telephone Number
             --------------------------------                 ------------------

The undersigned confirms by his signature that he (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor;
(iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.


                                 ------------------------------  ---------------
                                 Broker Signature                Date

        ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR
                       REGISTRATION CANNOT BE PROCESSED.

--------------------------------------------------------------------------------
FOR COMPANY USE ONLY:

                                [Specimen Logo]

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

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

------------------------------------------------------------
------------------------------------------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Prospectus Summary.........................     4
Risk Factors...............................    11
Terms of the Offering......................    20
Estimated Use of Proceeds..................    22
Management Compensation....................    24
Conflicts of Interest......................    33
Prior Offerings by Affiliates..............    37
Management.................................    41
Investment Objectives and Policies.........    52
Holders of Shares of the Company...........    64
Management Discussion and Analysis of
  Financial Condition......................    65
Description of Properties..................    67
Income Tax Aspects.........................    75
ERISA Considerations.......................    85
Description of Shares......................    88
Dividends..................................    90
The Offering...............................    94
Reports to Shareholders....................    97
Legal Opinions.............................    97
Experts....................................    97
Sales Literature...........................    98
Further Information........................    98
Glossary...................................    98
Financial Statements.......................   F-1
Prior Performance Tables...................   A-1
Specimen CPA(R):14 Order
  Form -- Exhibit B........................   B-1

------------------------------------------------------------
------------------------------------------------------------

------------------------------------------------------------
------------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                                                 [WPCAREY LOGO]

[CPA LOGO]
CORPORATE PROPERTY
ASSOCIATES 14
Incorporated
A Maximum of 30,000,000 Shares of Common Stock

                                   PROSPECTUS

                          CAREY FINANCIAL CORPORATION
------------------------------------------------------------
------------------------------------------------------------